As filed with the Securities and Exchange Commission on May 26, 2022
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIVID SEATS INC.
(Exact name of registrant as specified in its charter)

Delaware	7990	86-3355184
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
111 N. Canal Street
Suite 800
Chicago, Illinois 60606
(312)
291-9966
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Bradley C. Faris Owen J.D. Alexander Scott W. Westhoff Latham & Watkins LLP 330 N. Wabash Avenue, Suite 2800 Chicago, Illinois 60611 Tel: (312) 876-7700	Christian O. Nagler Wayne E. Williams Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule
13e-4(i)
(Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule
14d-1(d)
(Cross Border Third-Party Tender Offer)  ☐

The information in this document may change. The registrant may not complete the offer and issue these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY — SUBJECT TO COMPLETION, DATED MAY 26, 2022
PROSPECTUS/OFFER TO EXCHANGE

VIVID SEATS INC.
Offer to Exchange Warrants to Acquire Shares of Class A Common Stock
of
Vivid Seats Inc.
for
Shares of Class A Common Stock
of
Vivid Seats Inc.
and
Consent Solicitation

THE OFFER PERIOD (AS DEFINED HEREIN) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN DAYLIGHT TIME, ON JUNE 29, 2022, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND THE OFFER.
Terms of the Offer and Consent Solicitation
Until the Expiration Date (as defined herein), we are offering to the holders of our outstanding public warrants each to purchase shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Vivid Seats Inc. (the “Company”), the opportunity to receive 0.240 shares of Class A Common Stock in exchange for each of our outstanding public warrants tendered by the holder and exchanged pursuant to the offer (the “Offer”).
The Offer is being made to all holders of our public warrants. The public warrants are governed by the warrant agreement, dated as of October 14, 2021 (the “Amended and Restated Warrant Agreement”), by and between Horizon Acquisition Corporation, our predecessor (“Horizon”), and Continental Stock Transfer & Trust Company, as warrant agent. Our Class A Common Stock and public warrants are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbols “SEAT” and “SEATW,” respectively. As of May 23, 2022, a total of 18,132,766 public warrants were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 4,351,864 shares of our Class A Common Stock in exchange for the public warrants.
Each warrant holder whose public warrants are exchanged pursuant to the Offer will receive 0.240 shares of our Class A Common Stock for each public warrant tendered by such holder and exchanged. No fractional shares of Class A Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of public warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on Nasdaq on the last trading day of the Offer Period (as defined herein). Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered public warrants.
Concurrently with the Offer, we are also soliciting consents (the “Consent Solicitation”) from holders of the public warrants to amend the Amended and Restated Warrant Agreement, which governs all of the public warrants, to permit the Company to require that each public warrant that is outstanding upon the closing of the

Offer be converted into 0.213 shares of Class A Common Stock, which is a ratio 12.7% less than the exchange ratio applicable to the Offer. Pursuant to the terms of the Amended and Restated Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of holders of at least 65% of the outstanding public warrants.
Eldridge Industries, LLC (“Eldridge”), which holds approximately 28.5% of our outstanding public warrants, has agreed to tender its public warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to a tender and support agreement (the “Tender and Support Agreement”). Accordingly, if holders of an additional approximately 36.5% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted. For additional detail regarding the Tender and Support Agreement, see “Market Information, Dividends and Related Stockholder Matters—Transactions and Agreements Concerning Our Securities—Tender and Support Agreement.”
You may not consent to the Warrant Amendment without tendering your public warrants in the Offer, and you may not tender public warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the letter of transmittal and consent relating to the public warrants, and therefore by tendering your public warrants for exchange you will be delivering to us your consent. You may revoke your consent at any time prior to the Expiration Date by withdrawing the public warrants you have tendered in the Offer.
The Offer and Consent Solicitation is made solely upon the terms and conditions in this Prospectus/Offer to Exchange and in the related letter of transmittal and consent (as it may be supplemented and amended from time to time, the “Letter of Transmittal and Consent”). The Offer and Consent Solicitation will be open until 11:59 p.m., Eastern Daylight Time, on June 29, 2022, or such later time and date to which we may extend (the period during which the Offer and Consent Solicitation is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”). The Offer and Consent Solicitation is not made to those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful.
We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered warrants to the holders (and the related consent to the Warrant Amendment will be revoked).
You may tender some or all of your public warrants in response to the Offer. If you elect to tender warrants in response to the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent. If you tender warrants, you may withdraw your tendered warrants at any time before the Expiration Date and retain them on their current terms, or amended terms if the Warrant Amendment is approved, by following the instructions in this Prospectus/Offer to Exchange. In addition, tendered warrants that are not accepted by us for exchange by July 28, 2022 may thereafter be withdrawn by you until such time as the warrants are accepted by us for exchange. If you withdraw the tender of your public warrants, your consent to the Warrant Amendment will be withdrawn as a result.
Public warrants not exchanged for shares of our Class A Common Stock pursuant to the Offer will remain outstanding subject to their current terms, or amended terms if the Warrant Amendment is approved. If the Warrant Amendment is approved, we intend to require the conversion of all outstanding public warrants to shares of Class A Common Stock as provided in the Warrant Amendment. Our public warrants are currently listed on Nasdaq under the symbol “SEATW”; however, our public warrants may be delisted if, following the completion of the Offer and Consent Solicitation, the extent of public distribution or the aggregate market value of outstanding warrants has become so reduced as to make further listing inadvisable or unavailable.
The Offer and Consent Solicitation is conditioned upon the effectiveness of a registration statement on
Form S-4
that we filed with the U.S. Securities and Exchange Commission (the “SEC”) regarding the shares of Class A Common Stock issuable upon exchange of the public warrants pursuant to the Offer. This Prospectus/Offer to Exchange forms a part of the registration statement.

Our board of directors (the “Board of Directors”) has approved the Offer and Consent Solicitation. However, neither we nor any of our management, our Board of Directors or the information agent, the exchange agent or the dealer manager for the Offer and Consent Solicitation is making any recommendation as to whether holders of public warrants should tender warrants for exchange in the Offer and, as applicable, consent to the Warrant Amendment in the Consent Solicitation. Each holder of a public warrant must make its own decision as to whether to exchange some or all of its public warrants and, as applicable, consent to the Warrant Amendment.
All questions concerning the terms of the Offer and Consent Solicitation should be directed to the dealer manager:
Evercore Group L.L.C.
55 East 52
nd
Street, 35
th
Floor
New York, New York 10055
Toll-Free: (888)
474-0200
All questions concerning exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery should be directed to the information agent:
D.F. King & Co., Inc.
48 Wall Street, 22
nd
Floor
New York, New York 10005
Banks and Brokers call: (212)
269-5550
Call Toll Free: (800) 549-6864
Email: vivid@dfking.com
We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent or given to warrant holders.
The securities offered by this Prospectus/Offer to Exchange involve risks. Before participating in the Offer and consenting to the Warrant Amendment, you are urged to read carefully the section titled “Risk Factors” beginning on page 9 of this Prospectus/Offer to Exchange.
Neither the SEC nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this Prospectus/Offer to Exchange is truthful or complete. Any representation to the contrary is a criminal offense.
Through the Offer, we are soliciting your consent to the Warrant Amendment. By tendering your public warrants, you will be delivering your consent to the proposed Warrant Amendment, which consent will be effective upon our acceptance of public warrants for exchange.
The dealer manager for the Offer and Consent Solicitation is:
Evercore ISI
This Prospectus/Offer to Exchange is dated May 26, 2022.

ABOUT THIS PROSPECTUS/OFFER TO EXCHANGE
This Prospectus/Offer to Exchange is a part of the registration statement that we filed on Form
S-4
with the U.S. Securities and Exchange Commission. You should read this Prospectus/Offer to Exchange, including the detailed information regarding the Company, our Class A Common Stock and public warrants and the financial statements and the notes included herein and any applicable prospectus supplement.
We have not authorized anyone to provide you with information different from that contained in this Prospectus/Offer to Exchange. If anyone makes any recommendation or representation to you, or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us. We and the dealer manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this Prospectus/Offer to Exchange or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
We are making this Offer to all public warrant holders except those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful (or would require further action in order to comply with applicable securities laws).

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This Prospectus/Offer to Exchange includes forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions which are predictions of, or indicate future events and trends or which do not related to historical matters, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•
the
COVID-19
pandemic, its duration, its impact on our business, results of operations, financial condition, liquidity, use of our borrowings, business practices, operations, suppliers, third-party service providers, customers, employees, industry, ability to meet future performance obligations and ability to efficiently implement advisable safety precautions;

•	our ability to raise financing in the future;

•	our future financial performance;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our ability to pay dividends on our Class A Common Stock on the terms currently contemplated or at all; and

•	other factors relating to our business, operations and financial performance, including, but not limited to:

•	our ability to compete in the ticketing industry;

•	our ability to maintain relationships with buyers, sellers and distribution partners;

•	our ability to continue to improve our platform and maintain and enhance our brand;

•	the impact of extraordinary events or adverse economic conditions on discretionary consumer and corporate spending or on the supply and demand of live events;

•	our ability to comply with domestic regulatory regimes;

•	our ability to successfully defend against litigation;

•	our ability to maintain the integrity of our information systems and infrastructure, and to mitigate possible cyber security risks;

•	our ability to generate sufficient cash flows or raise additional capital necessary to fund our operations; and

•	other factors detailed in the section entitled “Risk Factors.”
These forward-looking statements are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements are predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus/Offer to Exchange, or in the case of statements incorporated by reference, on the date of the document incorporated by reference.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in this Prospectus/Offer to Exchange under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” in our press releases and in our other financial filings with the SEC. The forward-looking statements in this Prospectus/Offer to Exchange are based upon information available to us as of the date of this Prospectus/Offer to Exchange, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. These forward-looking statements speak only as of the date of this Prospectus/Offer to Exchange or, in the case of statements incorporated by reference, on the date of the document incorporated by reference. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this Prospectus/Offer to Exchange, whether as a result of new information, future events, or risks. New information, future events, or risks may cause the forward-looking events we discuss in this report not to occur.

CERTAIN DEFINED TERMS
Unless the context otherwise requires, references in this Prospectus/Offer to Exchange to:
“
Amended and Restated Warrant Agreement
” are to that certain Warrant Agreement, dated as of October 14, 2021, between Continental Stock Transfer & Trust Company and Horizon, which amended and restated the Prior Warrant Agreement;
“
B2B
” are to
business-to-business;
“
B2C
” are to
business-to-consumer;
“
Blocker Corporations
” are to the Blocker Corporations as defined in the Tax Receivable Agreement;
“
Business Combination
” are to the transactions contemplated by the Transaction Agreement;
“
bylaws
” are to our amended and restated bylaws currently in effect, filed as an exhibit to the registration statement of which this Prospectus/Offer to Exchange forms a part;
“
charter
” are to our amended and restated certificate of incorporation currently in effect, filed as an exhibit to the registration statement of which this Prospectus/Offer to Exchange forms a part;
“
Closing
” are to the consummation of the Business Combination on October 18, 2021;
“
Consent Solicitation
” are to the solicitation of consent from the holders of the public warrants to approve the Warrant Amendment;
“
Eldridge
” are to Eldridge Industries, LLC;
“
Exchange Agreement
” are to that certain Exchange Agreement, dated as of April 21, 2021, by and between Sponsor and Horizon;
“
Expiration Date
” are to 11:59 p.m., Eastern Daylight Time, on June 29, 2022;
“
Form of New Warrant Agreement
” are to that certain form of warrant agreement entered into by and between Horizon and Continental Stock Transfer & Trust Company pursuant to which the Vivid Seats $10.00 Exercise Warrants and Vivid Seats $15.00 Exercise Warrants were issued;
“
GAAP
” are to generally accepted accounting principles in the United States;
“
Horizon IPO Public Warrants
” are to the warrants sold by Horizon as part of the units in Horizon’s initial public offering of units, the base offering of which closed on August 25, 2020;
“
Horizon Equityholders
” are to Sponsor and any investment vehicles or funds managed or controlled, directly or indirectly, by any of Sponsor’s affiliates;
“
Horizon $10.00 Exercise Warrants
” are to warrants for Horizon Class A ordinary shares, par value $0.0001 per share, with an exercise price of $10.00, issued in connection with the Sponsor Exchange;
“
Horizon $15.00 Exercise Warrants
” are to warrants for Horizon Class A ordinary shares, par value $0.0001 per share, with an exercise price of $15.00, issued in connection with the Sponsor Exchange;

“
Hoya Intermediate
” are to Hoya Intermediate, LLC, a Delaware limited liability company;
“
Hoya Intermediate Warrants
” are warrants issued by Hoya Intermediate to the Company and Hoya Topco;
“
Hoya Topco
” are to Hoya Topco, LLC, a Delaware limited liability company;
“
Intermediate Common Units
” are to common units of Hoya Intermediate;
“
Letter of Transmittal and Consent
” are to the letter of transmittal and consent (as it may be supplemented and amended from time to time) related to the Offer and Consent Solicitation;
“
Marketplace GOV
” are to the total transactional amount of Marketplace segment orders placed on the Vivid Seats platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period;
“
Offer
” are to the opportunity to receive 0.240 shares of Class A Common Stock in exchange for each of our outstanding public warrants;
“
Offer Period
” are to the period during which the Offer and Consent Solicitation is open, giving effect to any extension;
“
PIPE Investors
” are to the qualified institutional buyers and accredited investors, including Sponsor or its affiliates, that purchased shares of our Class A Common Stock in the PIPE Subscription;
“
PIPE Subscription
” are to the issuance and sale of shares of our Class A Common Stock to the PIPE Investors in a private placement that closed concurrently with the Closing;
“
Prior Warrant Agreement
” are to that certain Warrant Agreement, dated as of August 20, 2020, between Horizon and Continental Stock Transfer & Trust Company;
“
Private Equity Owner
” are to, collectively, GTCR Fund XI/B LP, GTCR Fund XI/C LP, GTCR
Co-Invest
XI LP, GTCR Golder Rauner, L.L.C., GTCR Golder Rauner II, L.L.C., GTCR Management XI LLC and GTCR LLC;
“
public warrants
” are to the public warrants to purchase the Company’s Class A Common Stock issued and outstanding pursuant to the Amended and Restated Warrant Agreement, as amended;
“
Registration Rights Agreement
” are to that certain Amended and Restated Registration Rights Agreement, dated as of October 18, 2021, by and among us, Sponsor, Hoya Topco and the other holders party thereto;
“
Reorganization Transaction
” are to a Reorganization Transaction as defined in the Tax Receivable Agreement;
“
Second A&R LLCA
” are to the Second Amended and Restated Limited Liability Company Agreement of Hoya Intermediate;
“
Sponsor
” are to Horizon Sponsor, LLC, a Delaware limited liability company;
“
Sponsor Agreement
” are to that certain Sponsor Agreement, dated as of April 21, 2021, by and among Eldridge, Sponsor, Horizon and Hoya Topco;

v

“
Sponsor
Exchange
” are to the irrevocable tender by Sponsor to Horizon of all of its Horizon Class B ordinary shares, par value $0.0001 per share, for cancellation in exchange for (i) the Horizon $10.00 Exercise Warrants, (ii) the Horizon $15.00 Exercise Warrants and (iii) 50,000 shares of Horizon Class A ordinary shares, par value $0.0001 per share, pursuant to the Exchange Agreement;
“
Stockholders’ Agreement
” are to that certain Stockholders’ Agreement, dated as of October 18, 2021, by and among the Company, Sponsor and Hoya Topco;
“
Tax Receivable Agreement
” are to that certain Tax Receivable Agreement, dated October 18, 2021, by and among the Company, Hoya Topco, Hoya Intermediate, the TRA Holder Representative and other TRA Holders;
“
Tender and Support Agreement
” are to that certain Tender and Support Agreement, dated May 26, 2022, by and between Eldridge and the Company;
“
Topco Equityholders
” are to (a) Hoya Topco or (b) after the distribution (in the aggregate pursuant to one or more distributions) by Hoya Topco of more than 50% of the voting shares of the Company held by Hoya Topco on October 18, 2021, (i) GTCR Fund XI/B LP, GTCR Fund XI/C LP, GTCR
Co-Invest
XI LP, GTCR Golder Rauner, L.L.C., GTCR Golder Rauner II, L.L.C., GTCR Management XI LLC and/or GTCR LLC and (ii) any investment vehicles or funds managed or controlled, directly or indirectly, by or otherwise affiliated with the foregoing entities;
“
Total Marketplace orders
” are to the volume of Marketplace segment orders placed on the Vivid Seats platform during a period, net of event cancellations occurring during the period;
“
Total Resale orders
” are to the volume of Resale segment orders sold by the Vivid Seats’ resale team in a period, net of event cancellations that occurred during that period;
“
TRA Holder Representative
” are to GTCR Management XI, LLC;
“
TRA Holders
” are to the TRA Holders as defined in the Tax Receivable Agreement;
“
Transaction Agreement
” are to that certain Transaction Agreement, dated as of April 21, 2021, by and among Horizon, Sponsor, Hoya Topco, Hoya Intermediate and the Company;
“
Vivid Seats $10.00 Exercise Warrants
” are to warrants to purchase our Class A Common Stock with an exercise price of $10.00, issued in exchange for the Horizon $10.00 Exercise Warrants, with terms consistent with the Form of New Warrant Agreement;
“
Vivid Seats $15.00 Exercise Warrants
” are to warrants to purchase our Class A Common Stock with an exercise price of $10.00, issued in exchange for the Horizon $15.00 Exercise Warrants, with terms consistent with the Form of New Warrant Agreement;
“
Vivid Seats Class
 B Warrants
” are to warrants to purchase our Class B Common Stock exercisable upon the exercise of Hoya Intermediate Warrants held by Hoya Topco;
“
Vivid Seats Private Placement Warrants
” are to the private placement warrants to purchase the Company’s Class A Common Stock issued and outstanding pursuant to the Amended and Restated Warrant Agreement, as amended; and
“
Warrant Amendment
” are to the amendment to the Amended and Restated Warrant Agreement permitting us to require that each outstanding public warrant be converted into 0.213 shares of Class A Common Stock, which is a ratio 12.7% less than the exchange ratio applicable to the Offer.
Additionally, unless the context otherwise requires, references in this Prospectus/Offer to Exchange to the “Company,” “we,” “us” or “our” and similar references refer to Vivid Seats Inc. and its subsidiaries.

SUMMARY
The Offer and Consent Solicitation
This summary provides a brief overview of the key aspects of the Offer and Consent Solicitation. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this Prospectus/Offer to Exchange or in the documents included as exhibits to the registration statement that contains this Prospectus/Offer to Exchange. Accordingly, you are urged to carefully review this Prospectus/Offer to Exchange in its entirety (including all documents filed as exhibits to the registration statement that contains this Prospectus/Offer to Exchange, which exhibits may be obtained by following the procedures set forth herein in the section titled “Where You Can Find Additional Information”).
Summary of the Offer and Consent Solicitation

The Company	We are an online ticket marketplace that utilizes our technology platform to connect fans of live events seamlessly with ticket sellers. Our mission is to empower and enable fans to
Experience It Live
. We believe in the power of shared experiences to connect people, with live events delivering some of life’s most exciting moments. We are relentless about finding ways to make event discovery and ticket purchasing easy, fun, exciting and stress-free. Our platform provides ticket buyers and sellers with an easy-to-use,
trusted marketplace experience, ensuring fans can attend live events and create new memories. We operate a technology platform and marketplace that enables ticket buyers to easily discover and purchase tickets from ticket sellers while enabling ticket sellers to seamlessly manage their operations. To generate ticket sales, drive traffic to our website and mobile applications, and build brand recognition, we have mutually beneficial partnerships with a number of content rights holders, media partners, product and service partners and distribution partners.

Corporate Contact Information	We are headquartered in Chicago, Illinois. Our principal executive offices are located at 111 N. Canal Street, Suite 800, Chicago, Illinois 60606, and our telephone number is (312)
291-9966.
We maintain a website at
www.vividseats.com
where general information about us is available. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Prospectus/Offer to Exchange or the registration statement of which it forms a part.

Warrants that qualify for the Offer	As of May 23, 2022, we had outstanding an aggregate of 18,132,766 public warrants. Pursuant to the Offer, we are offering up to an aggregate of 4,351,864 shares of our Class A Common Stock in exchange for all of our outstanding public warrants.

Under the Amended and Restated Warrant Agreement, we may call the public warrants for redemption at our option:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the closing price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, provided that there is an effective registration statement covering the shares of Class A Common Stock issuable upon exercise of the public warrants, and a current prospectus relating thereto, available throughout the
30-day
redemption period.

Market Price of Our Common Stock	Our Class A Common Stock and public warrants are listed on Nasdaq under the symbols “SEAT” and “SEATW,” respectively. See “Market Information, Dividends and Related Stockholder Matters.”

The Offer	Each warrant holder who tenders public warrants for exchange pursuant to the Offer will receive 0.240 shares of our Class A Common Stock for each public warrant so exchanged. No fractional shares of Class A Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of public warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on Nasdaq on the last trading day of the Offer Period. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered warrants.

Holders of the public warrants tendered for exchange will not have to pay any of the exercise price for the tendered public warrants in order to receive shares of Class A Common Stock in the exchange.

The shares of Class A Common Stock issued in exchange for the tendered public warrants will be unrestricted and freely transferable, as long as the holder is not an affiliate of ours and was not an affiliate of ours within the three months prior to the proposed transfer of such shares.

The Offer is being made to all public warrant holders except those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful (or would require further action in order to comply with applicable securities laws).

The Consent Solicitation	In order to tender public warrants in the Offer and Consent Solicitation, holders are required to consent (by executing the Letters of Transmittal and Consent or requesting that their broker or nominee consent on their behalf) to an amendment to the Amended and Restated Warrant Agreement governing the public warrants as set forth in the Warrant Amendment attached as Annex A. If approved, the Warrant Amendment would permit the Company to require that all public warrants that are outstanding upon the closing of the Offer be converted into shares of Class A Common Stock at a ratio of 0.213 shares of Class A Common Stock per public warrant (a ratio which is 12.7% less than the exchange ratio applicable to the Offer). Upon such conversion, no public warrants will remain outstanding.

Purpose of the Offer and Consent Solicitation	The purpose of the Offer and Consent Solicitation is to attempt to simplify our capital structure and reduce the potential dilutive impact of the public warrants, thereby providing us with more flexibility for financing our operations in the future. See “The Offer and Consent Solicitation—Background and Purpose of the Offer and Consent Solicitation.”

Offer Period	The Offer and Consent Solicitation will expire on the Expiration Date, which is 11:59 p.m., Eastern Daylight Time, on June 29, 2022, or such later time and date to which we may extend. All public warrants tendered for exchange pursuant to the Offer and Consent Solicitation, and all required related paperwork, must be received by the exchange agent by the Expiration Date, as described in this Prospectus/Offer to Exchange.

If the Offer Period is extended, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Daylight Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.

We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered warrants (and the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law. See “The Offer and Consent Solicitation—General Terms—Offer Period.”

Amendments to the Offer and Consent Solicitation
We reserve the right at any time or from time to time to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of Class A Common Stock issued for every public warrant exchanged or by changing the terms of the Warrant Amendment. If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules
13e-4(d)(2)
and
13e-4(e)(3)
under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “The Offer and Consent Solicitation—General Terms—Amendments to the Offer and Consent Solicitation.”

Conditions to the Offer and Consent Solicitation	The Offer is subject to customary conditions, including the effectiveness of the registration statement of which this Prospectus/Offer to Exchange forms a part and the absence of any action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer. The Offer is not conditioned upon the receipt of a minimum number of tendered public warrants. However, the Consent Solicitation is conditioned upon receiving the consent of holders of at least 65% of the outstanding public warrants (which is the minimum number required to amend the Amended and Restated Warrant Agreement). We may waive some of the conditions to the Offer. See “The Offer and Consent Solicitation—General Terms—Conditions to the Offer and Consent Solicitation.”

We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may, in our discretion, extend, suspend or cancel the Offer and Consent Solicitation, and will inform public warrant holders of such event.

Withdrawal Rights	If you tender your public warrants for exchange and change your mind, you may withdraw your tendered public warrants (and thereby automatically revoke the related consent to the Warrant Amendment) at any time prior to the Expiration Date, as described in greater detail in the section titled “The Offer and Consent Solicitation—Withdrawal Rights.” If the Offer Period is extended, you may withdraw your tendered public warrants (and thereby automatically revoke the related consent to the Warrant Amendment) at any time until the extended Expiration Date. In addition, tendered public warrants that are not accepted by us for exchange by July 28, 2022 may thereafter be withdrawn by you until such time as the public warrants are accepted by us for exchange.

Federal and State Regulatory Approvals	Other than compliance with the applicable federal and state securities laws, no federal or state regulatory requirements must be complied with and no federal or state regulatory approvals must be obtained in connection with the Offer and Consent Solicitation.

Absence of Appraisal or Dissenters’ Rights	Holders of our public warrants do not have any appraisal or dissenters’ rights under applicable law in connection with the Offer and Consent Solicitation.

U.S. Federal Income Tax Consequences of the Offer	For those holders of our public warrants participating in the Offer and for any holders of our public warrants subsequently exchanged for Class A Common Stock pursuant to the terms of the Warrant Amendment, we intend, and each holder agrees pursuant to the Letter of Transmittal and Warrant Amendment, as applicable, to treat the exchange of public warrants for our Class A Common Stock as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”). Under such treatment, (i) you should not recognize any gain or loss on the exchange of public warrants for shares of Class A Common Stock (except to the extent of any cash payment received in lieu of a fractional share in connection with the Offer or such subsequent exchange), (ii) your aggregate tax basis in our Class A Common Stock received in the exchange should equal your aggregate tax basis in your public warrants surrendered in the exchange (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received in connection with the Offer or such subsequent exchange), and (iii) your holding period for our Class A Common Stock received in the exchange should include your holding period for the surrendered public warrants. However, because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the exchange of our public warrants for our Class A Common Stock, there can be no assurance in this regard and alternative characterizations are possible by the U.S. Internal Revenue Service (“IRS”) or a court, including ones that would require U.S. Holders (as defined under “Market Information, Dividends and Related Stockholder Matters—Material U.S. Federal Income Tax Consequences—U.S. Holders”) to recognize taxable income.

If the Warrant Amendment is approved, we intend, and each applicable holder agrees pursuant to the Warrant Amendment, to treat all public warrants not exchanged for Class A Common Stock in the Offer as having been exchanged for “new” public warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Under such treatment, (i) you should not recognize any gain or loss on the deemed exchange of public warrants for “new” public warrants, (ii) your aggregate tax basis in the “new” public warrants deemed to be received in the exchange should equal your aggregate tax basis in your existing public warrants deemed surrendered in the exchange, and (iii) your holding period for the “new” public warrants deemed to be received in the exchange should include your holding period for the public warrants deemed surrendered. Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of a deemed exchange of public warrants for “new” public warrants pursuant to the Warrant Amendment, there can be no assurance in this regard and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income. See “Market Information,

Dividends and Related Stockholder Matters—Material U.S. Federal Income Tax Consequences.”

No Recommendation	Neither we nor any of our Board of Directors, our management, the dealer manager, the exchange agent, the information agent or any other person makes any recommendation on whether you should tender or refrain from tendering all or any portion of your public warrants or consent to the Warrant Amendment, and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the Offer and Consent Solicitation, please read the section titled “Risk Factors” beginning on page 9 of this Prospectus/Offer to Exchange.

Exchange Agent	The depositary and exchange agent for the Offer and Consent Solicitation is:

Continental Stock Transfer & Trust Company
1 State Street, 30
th
Floor
New York, New York 10004

Dealer Manager	The dealer manager for the Offer and Consent Solicitation is:

Evercore Group L.L.C.
55 East 52 nd Street, 35 th Floor
New York, New York 10055
Toll-Free: (888) 474-0200

We have other business relationships with the dealer manager, as described in “The Offer and Consent Solicitation—Dealer Manager.”

Additional Information	We recommend that our public warrant holders review the registration statement on Form
S-4,
of which this Prospectus/Offer to Exchange forms a part, including the exhibits that we have filed with the SEC in connection with the Offer and Consent Solicitation and our other materials that we have filed with the SEC, before making a decision on whether to tender for exchange in the Offer and consent to the Warrant Amendment. All reports and other documents we have filed with the SEC can be accessed electronically on the SEC’s website at
www.sec.gov
.
You should direct (1) questions about the terms of the Offer and Consent Solicitation to the dealer manager at its addresses and telephone number listed above and (2) questions about the exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or Notice of Guaranteed Delivery to the information agent at the below address and phone number:
D.F. King & Co., Inc.
48 Wall Street, 22
nd
Floor
New York, New York 10005
Banks and Brokers call: (212)
269-5550
Call Toll Free: (800) 549-6864
Email: vivid@dfking.com

Summary Risk Factors
The following is a summary list of the principal risk factors that could materially adversely affect our business, financial condition, liquidity and results of operations. These are not the only risks and uncertainties we face, and you should carefully review and consider the full discussion of our risk factors in the section titled “Risk Factors,” together with the other information in this Prospectus/Offer to Exchange.
Risks related to the
COVID-19
pandemic

•	The COVID-19 pandemic has had, and may continue to have, a material negative impact on our business and operating results.
Risks related to our business and the live events and ticketing industries

•
Our business is dependent on the continued occurrence of large-scale sporting events, concerts and theater shows and on relationships with buyers, sellers and distribution partners and any change in such occurrence or relationships could adversely affect our business.

•	Changes in Internet search engine algorithms or changes in marketplace rules could have a negative impact on traffic for our sites and ultimately, our business and results of operations.

•	We face intense competition in the ticketing industry.

•	If we do not continue to maintain and improve our platform or develop successful new solutions and enhancements, or improve existing ones, our business will suffer.

•	We may be adversely affected by the occurrence of extraordinary events.

•	We may be unsuccessful in potential future acquisitions.

•	Due to our business’ seasonality, our financial performance in particular financial periods may not be indicative of, or comparable to, our financial performance in subsequent financial periods.
Risks related to government regulation and litigation

•
The processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or applications of privacy regulations.

•	Unfavorable legislative outcomes, or outcomes in legal proceedings in which we may be involved may adversely affect our business and operating results.

•	Risks related to information technology, cybersecurity and intellectual property.

•	System interruption and the lack of integration and redundancy in our systems and infrastructure may have an adverse impact on our business, financial condition and results of operations.

•	Cyber security risks, data loss or other breaches of our network security could materially harm our business and results of operations.

•	Our payments system depends on third-party providers.
Risks related to our indebtedness

•	The agreements governing our indebtedness impose restrictions on us that limit the discretion of management in operating our business.

•
We depend on the cash flows of our subsidiaries in order to satisfy our obligations, and we may face liquidity constraints if we are unable to generate sufficient cash flows and we may be unable to raise the additional capital when necessary or desirable.

Risks related to our organizational structure

•	Our Private Equity Owner controls us, and its interest may conflict with ours in the future.

•	We are a “controlled company” within the meaning of the Nasdaq listing standards.

•	Our Tax Receivable Agreement requires us to make cash payments to Hoya Topco.

•	Our only material asset is our direct and indirect interests in Hoya Intermediate.
Risks related to being a public company

•	We have identified a material weakness in our internal control over financial reporting.

•	We are an emerging growth company.

•
A significant portion of our total outstanding shares of our Class A Common Stock are restricted from resale but may be sold into the market in the future, which could cause the market price of our Class A Common Stock to drop significantly.

•	Warrants will become exercisable for our Class A Common Stock, which may increase the number of shares eligible for resale in the market and result in dilution to our stockholders.
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth
companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds
$700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt
securities during the prior three-year period.

RISK FACTORS
An investment in our securities involves a high degree of risk. In addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors below, as well as the other information contained in this Prospectus/Offer to Exchange, before making an investment decision. Any of the risk factors could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects and the trading price of our securities, and you could lose all or part of your investment.
Risks Related to the
COVID-19
Pandemic
The global
COVID-19
pandemic has had, and may continue to have, a material negative impact on our business and operating results. The ultimate magnitude of this impact will depend on a variety of factors, including the duration of the pandemic, the acceptance and efficacy of vaccines and other mitigation efforts, restrictions or new operational requirements, the state of the U.S. and global economies as a result of the pandemic, and the public’s willingness to attend events with large numbers of people, all of which are uncertain at this time.
The global spread and impact of the
COVID-19
pandemic is complex, unpredictable, and continuously evolving. It has resulted in significant disruption and additional risks to our business, the entertainment industry, and the global economy. The
COVID-19
pandemic has led governments and other authorities around the world to impose measures intended to control its spread, including restrictions on large gatherings of people, travel bans, border closings and restrictions, business closures, quarantines, shelter-in-place
orders, social distancing measures and vaccine requirements. In mid-March
2020, as the unprecedented impact of the global
COVID-19
pandemic became clearer, concert promoters, venue operators, sports leagues and theaters around the world shut down.
Different jurisdictions have lifted social distancing guidelines and restrictions on gatherings of people at different times and may continue to have different rules in place in the future. While vaccination programs around the world began in late 2020, with widespread distribution and availability in the United States by mid-2021,
the ultimate impact of such programs on the pandemic and its duration, including the efficacy and acceptance of the vaccine, still remains unclear.
At this time, it is difficult to know or predict when events will be held at a pre-pandemic
scope and scale on a consistent basis and what restrictions will be placed on future events due to the unknown evolution of the
COVID-19
pandemic.
As of March 31, 2022, most jurisdictions permit full capacity and many events were taking place as planned, but some events continue to be canceled, rescheduled or postponed due to the
COVID-19
pandemic and the emergence of variants such as Delta and Omicron. All sports leagues have recommenced, but some have done so with restrictions related to vaccination and/or testing status and, in some cases at reduced capacity or other social distancing measures, which impacts the need for ticketing. There has been increasing concert and theater activity, but the number of concert and theater events is still below that of pre-COVID
levels.
Our business depends on concert, sporting and theater events in order to generate most of our revenue from ticket sales in the secondary ticket market. Due to fewer sporting, concert and theater events as well as lower fan attendance since the onset of the pandemic, our revenue has been negatively impacted and it is possible these circumstances continue for a longer period of time than currently anticipated.
We face ancillary risks and uncertainties arising from the global
COVID-19
pandemic in addition to the possible shutdown or limitation of concert, sporting and theater events.
COVID-19,
and its variants including Omicron, may also precipitate or aggravate other risk factors, which have had, and may continue to have, a material negative impact on our business and operating results. Many of these risks and uncertainties may extend beyond the duration of current pandemic conditions due to the uncertainty around how concert, sporting and theater industries may change going forward as a result of the pandemic. Such additional or attendant risks and uncertainties include, among other things:

•
the impact of any lingering economic downturn or recession including, without limitation, any reduction in discretionary spending or confidence for both buyers and sellers, that would result in a decline in ticket sales and attendance;

•
a reduction in the profitability of our operations due to governmental restrictions or safety precautions and protocols voluntarily undertaken, such as venues running under capacity due to spacing and social distancing limitations, which could limit the number of tickets sold;

•
decreased willingness or ability for artists to tour due to varying restrictions across jurisdictions, including the possibility that national or sub-national
borders are closed to travel, which could reduce the demand for our services;

•	changes to consumer preferences for consumption of live music, sporting or theater events due to fear of, or restrictions on, large gatherings;

•	loss of ticketing sales due to the economic impact whereby certain venue operators are no longer in operation, reducing the number of events our marketplace can serve;

•	the inability to pursue expansion opportunities or acquisitions due to capital constraints;

•	the future availability or increased cost of insurance coverage; and

•	the incurrence of additional expenses related to compliance, precautions and management.
The likelihood of the realization or intensification of these risks and uncertainties and the ultimate magnitude of their impact on us are not knowable or quantifiable at this time. The global
COVID-19
pandemic and its impacts may continue to endure for an unknown period of time. New
COVID-19
variants have and may continue to emerge, which could lead to new or additional restrictions being put into place for a greater duration of time. The longer the duration of the global
COVID-19
pandemic, the greater the ancillary and lingering effects, and the greater the negative impact on us and our results of operations.
Risks Related to Our Business and the Live Events and Ticketing Industries
Our business is dependent on the continued occurrence of large-scale sporting events, concerts and theater shows and any decrease in the number of such events will result in decreased demand for our services.
Ticket sales are sensitive to fluctuations in the number of entertainment, sporting and theater events and activities offered by promoters, teams and facilities, and adverse trends in the entertainment, sporting and leisure event industries could adversely affect our business, financial condition and results of operations. We rely on these entertainers to create and perform at live music, sporting and theater events, and any unwillingness to tour, lack of availability of popular artists or decrease in the number of games or performances held could limit our ability to generate revenue. Accordingly, our success depends upon the ability of these promoters, teams and facilities to correctly anticipate public demand for particular events, as well as the availability of popular artists, entertainers and teams, and any decrease in availability or failure to anticipate public demand could result in reduced demand for our services, which would adversely affect our business, financial condition and results of operations.
Our business depends on relationships with buyers, sellers and distribution partners, and any adverse changes in these relationships will adversely affect our business, financial condition and results of operations.
Our business is dependent on maintaining our deep and longstanding relationships with the parties that use our platform to buy and sell tickets, including ticket buyers, ticket sellers, and distribution partners that sell tickets to consumers using our ticket inventory, payment platform and customer service. We cannot provide assurance that we will be able to maintain existing relationships, or enter into new relationships, on acceptable terms, if at all, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.
Changes in Internet search engine algorithms and dynamics, or search engine disintermediation, or changes in marketplace rules could have a negative impact on traffic for our sites and ultimately, our business and results of operations.
We rely heavily on Internet search engines, such as Google, to generate traffic to our website, through a combination of organic and paid searches. Search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to our website can be negatively affected. In addition, a search engine could, for competitive or other purposes, alter its search algorithms or results causing our website to be placed lower in organic search query results. If a major search engine changes its algorithms in a manner that negatively affects the search engine ranking of our website or those of our partners, our business, results of operations and financial condition would be harmed. Furthermore, our failure to successfully manage our search engine optimization could result in a substantial decrease in traffic to our website, as well as increased costs if we were to replace free traffic with paid traffic, which may harm our business, results of operations and financial condition.
We also rely on application marketplaces, such as Apple’s App Store and Google’s Play, to enable downloads of our applications. Such marketplaces have in the past made, and may in the future make, changes that make access to our products more difficult or limit the features we are able to offer. For example, our applications may receive unfavorable treatment compared to the promotion and placement of competing applications, such as the order in which they appear within marketplaces. Further, iOS and Android apps are an important distribution channel for sales of our tickets. If Apple or Google chooses to charge commissions or fees on our revenue from app-based
purchases, and we fail to negotiate favorable terms, it may harm our business, results of operations and financial condition. Similarly, if problems arise in our relationships with providers of application marketplaces, our user growth could be harmed.
We face intense competition in the ticketing industry, and we may not be able to maintain or increase our ticket listings and sales, which could adversely affect our business, financial condition and results of operations.
Our business faces significant competition from other national, regional and local primary and secondary ticketing service providers to secure new and retain existing sellers, buyers and distribution partners on a continuous basis. We also face competition in the resale of tickets from other professional ticket resellers. The intense competition that we face in the ticketing industry could cause the volume of our ticketing business to decline, which could adversely affect our business, financial condition and results of operations.
Other competitive variables that could lead to a decrease in event attendance, ticket prices, fees and/or profit margins that could adversely affect our financial performance include:

•	competitors’ offerings that may include more favorable terms or pricing;

•	technological changes and innovations that we are unable to adopt or are late in adopting that offer more attractive alternatives;

•	other entertainment options or ticket inventory selection and variety that we do not offer; and

•	increased pricing in the primary ticket marketplace, which could result in reduced profits for secondary ticket sellers.
In addition, competition within the gaming and fantasy sports industry is significant, and our existing and potential users may elect to use competing daily fantasy sports products.

If we do not continue to maintain and improve our platform or develop successful new solutions and enhancements, our business will suffer.
Our ability to attract and retain sellers, buyers and distribution partners depends in large part on our ability to provide a user-friendly and effective platform, develop and improve our platform and introduce compelling new solutions and enhancements. Our industry is characterized by rapidly changing technology, service and product introductions and changing demands of sellers, buyers and distribution partners. We spend substantial time and resources understanding such parties’ needs and responding to them. Building new solutions is costly and complex, and the timetable for commercial release is difficult to predict and may vary from our historical experience. In addition, after development, sellers, buyers and distribution partners may not be satisfied with our enhancements or perceive that the enhancements do not adequately meet their needs. The success of a new solution or enhancement to our platform can depend on several factors, including timely completion and delivery, competitive pricing, adequate quality testing, integration with our platform, user awareness and overall market acceptance and adoption. If we do not continue to maintain and improve our platform or develop successful new solutions and enhancements or improve existing ones, our business, results of operations and financial condition could be harmed.
The reputation and brand of our marketplace is important to our success, and if we are not able to maintain and enhance our brand, our business, financial condition and results of operation may be adversely affected.
Maintaining and enhancing our reputation and brand as a differentiated ticketing marketplace serving buyers, sellers and distribution partners is critical in retaining our relationships with our existing buyers, sellers and distribution partners and to our ability to attract new buyers, sellers and distribution partners. The successful promotion of our brand attributes will depend on a number of factors that we control and some factors outside of our control.
The promotion of our brand requires us to make substantial expenditures and management investment, which will increase as our market becomes more competitive and as we seek to expand our marketplace. To the extent these activities yield increased revenue, this revenue may not offset the increased expenses we incur. If we do not successfully maintain and enhance our brand and successfully differentiate our marketplace from competitive products and services, our business may not grow, we may not be able to compete effectively and we could lose buyers, sellers or distribution partners or fail to attract potential new buyers, sellers and distribution partners, all of which would adversely affect our business, results of operations and financial condition.
There are also factors outside of our control, which could undermine our reputation and harm our brand. Negative perception of our marketplace may harm our business, including as a result of complaints or negative publicity about us; the promotion on our platform of events that are deemed to be
COVID-19
“superspreader” events by the media; our inability to timely comply with local laws, regulations and/or consumer protection related guidance; the use of our platform to sell fraudulent tickets; responsiveness to issues or complaints and timing of refunds and/or reversal of payments on our platform; actual or perceived disruptions or defects in our platform; security incidents; or lack of awareness of our policies or changes to our policies that sellers, buyers or others perceive as overly restrictive, unclear or inconsistent with our values.
If we are unable to maintain a reputable platform that provides valuable solutions and desirable events, then our ability to attract and retain sellers, buyers and distribution partners could be impaired and our reputation, brand and business could be harmed.
Our success depends on the supply and demand of concert, sporting and theater events and if either declines, it could have a material adverse effect on our business, financial condition and results of operations.
A reduction in the number of live concert, sporting and theater events will have an adverse effect on our revenue and operating income. Many of the factors affecting the number and availability of live concert, sporting and theater events are beyond our control. For instance, certain sports leagues have experienced labor disputes leading to threatened or actual player lockouts. Any such lockouts that result in shortened or canceled seasons will adversely impact our business both due to the loss of games and ticketing opportunities as well as the possibility of decreased attendance following such a lockout due to adverse fan reaction.
A decline in attendance at live concert, sporting and theater events may also have an adverse effect on our revenue and operating income. Our business depends on discretionary consumer and corporate spending. Many factors related to corporate spending and discretionary consumer spending, including economic conditions affecting disposable consumer income such as unemployment levels, fuel prices, interest rates, changes in tax rates and tax laws that impact companies or individuals, and rising inflation can significantly impact our operating results. Business conditions, as well as various industry conditions, can also significantly impact our operating results as these factors can affect premium seat sales. Negative factors such as challenging economic conditions and public concerns over terrorism and security incidents, particularly when combined, can also impact corporate and consumer spending. During periods of economic slowdown and recession, many consumers have historically reduced their discretionary spending. The risks associated with our business will become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in attendance at live concert, sporting and theater events.
The impact of economic slowdowns, including the current economic environment due to
COVID-19,
on our business resulted in reductions in ticket sales and our ability to generate revenue. The reduction in discretionary spending and confidence for consumers resulted in a decline in ticket sales and attendance, which impacted our operating results and growth. There can be no assurance that consumer and corporate spending will not continue to be adversely impacted by current economic conditions, or by any future deterioration in economic conditions, which could have a material adverse effect on our business, financial condition and results of operations.
We may be adversely affected by the occurrence of extraordinary events, such as terrorist attacks, disease epidemics or pandemics, severe weather events and natural disasters.
The occurrence and threat of extraordinary events, such as terrorist attacks, intentional or unintentional mass-casualty incidents, public health concerns such as contagious disease epidemics or pandemics, public safety incidents such as Astroworld, and natural disasters or similar severe weather events, may deter artists from touring, teams from holding games and/or substantially decrease the use of and demand for our services, which may decrease our revenue or expose us to substantial liability.
Terrorism and security incidents in the past, military actions and wars, periodic elevated terrorism alerts and fears related to contagious disease epidemics and pandemics have raised numerous challenging operating factors, including public concerns regarding air travel, military actions and additional national or local catastrophic incidents, causing a nationwide disruption of commercial and leisure activities.
The occurrence of these events may deter buyers from attending and purchasing tickets to live concerts, sporting or theater events, which will negatively impact our business and financial performance. Moreover, performers, venues, teams or promoters may decide to cancel concert, sporting and theater events due to social distancing requirements, such as those imposed in response to the
COVID-19
pandemic, or due to severe weather events or natural disasters.
Attendance at events may decline or events may be cancelled due to these extraordinary, perilous events, which could adversely impact our operating results. Cancellations of such events could adversely affect our financial performance, as we are obligated to issue refunds or credits for tickets purchased for those events that are not rescheduled.

We may enter into agreements to acquire certain businesses and take actions in connection with such acquisitions that could affect our business and results of operations; if we are unsuccessful in our future acquisitions, our business could be adversely impacted.
Our future growth rate may depend in part on our selective acquisition of additional businesses. A portion of our growth has been attributable to acquisitions, such as the acquisition of Fanxchange Limited in 2019 and Betcha Sports, Inc. (“Betcha”) in 2021. We may be unable to identify other suitable targets for acquisition or make acquisitions at favorable prices. If we identify a suitable acquisition candidate, our ability to successfully complete the acquisition depends on a variety of factors and may include our ability to obtain financing on acceptable terms and requisite government approvals. In addition, our credit facility restricts our ability to make certain acquisitions. In connection with future acquisitions, we could take certain actions that could adversely affect our business, including:

•	using a significant portion of our available cash;

•	issuing equity securities, which would dilute current stockholders’ percentage ownership;

•	incurring substantial debt;

•	incurring or assuming contingent liabilities, known or unknown; and

•	incurring large accounting write-offs, impairments or amortization expenses.
In addition, acquisitions involve inherent risks which, if realized, could adversely affect our business and results of operations, including those associated with:

•	integrating the operations, financial reporting, technologies and personnel of acquired companies;

•	scaling of operations, system and infrastructure and achieving synergies to meet the needs of the combined or acquired company;

•	managing geographically dispersed operations;

•	the diversion of management’s attention from other business concerns;

•	the inherent risks in entering markets or lines of business in which we have either limited or no direct experience;

•	the potential loss of key employees, customers and strategic partners of acquired companies; and

•
the impact of laws and regulations at the state, federal and international levels when entering new markets or business, which could significantly affect our ability to complete acquisitions and expand our business.

For example, we acquired Betcha, a real money daily fantasy sports app with social and gamification features that enhance fans’ connection with their favorite live sports, in December 2021. This acquisition involves inherent risks, including those associated with integrating a new line of business and adhering to a new regulatory regime. The success of this acquisition is based, in part, on our ability to overcome these risks.
Our financial performance in certain quarters and years may not be indicative of, or comparable to, our financial performance in subsequent financial quarters or years due to seasonality and other operational factors.
Our financial results and cash needs will vary greatly from quarter to quarter and year to year depending on, among other things, sports teams performance, the timing of tours, tour cancellations, event ticket sales, weather, seasonal and other fluctuations in our operating results, the timing of guaranteed payments, financing activities, competitive dynamics, acquisitions and investments and receivables management. Because our results may vary significantly from quarter to quarter and year to year, our financial results for one quarter or year cannot necessarily be compared to another quarter or year and may not be indicative of our future financial performance in subsequent quarters or years. Typically, we experience our lowest financial performance in the first and second quarters of the calendar year due to the timing of large-scale events and concerts on sales and we experience increased activity in the fourth quarter when all major sports leagues are in season and there is an increase in order volume for theater and concert events during the holiday season. In addition, the timing of tours of top grossing acts can impact comparability of quarterly results year over year and potentially annual results. Similarly, the number of games in playoff series and the teams involved can vary year over year and impact our results. The seasonality of our business could create cash flow management risks if we do not adequately anticipate and plan for periods of decreased activity, which could negatively impact our ability to execute on our strategy, which in turn could harm our results of operations. Due to the unprecedented stoppage of concert, sporting and theater events globally in mid-March
of 2020, and the gradual reopening of live events, we did not experience our typical seasonality trends in 2020 or 2021.
We rely on the experience and expertise of our senior management team, key technical employees and other highly skilled personnel and the failure to retain, motivate or integrate any of these individuals could have an adverse effect on our business, financial condition or results of operations.
Our success depends upon the continued service of our senior management team and key technical employees, as well as our ability to continue to attract and retain additional highly qualified personnel. Our future success depends on our continuing ability to identify, hire, develop, motivate, retain and integrate highly skilled personnel for all areas of our organization. Each of our executive officers, key technical personnel and other employees could terminate his or her relationship with us at any time. The loss of any member of our senior management team or key personnel might significantly delay or prevent the achievement of our business objectives and could harm our business and our relationships. Competition in our industry for qualified employees is intense. In addition, our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating our existing employees.
We face significant competition for personnel, particularly in Chicago, Illinois, Dallas, Texas and Toronto, Ontario. To attract top talent, we have had to offer, and we will need to continue to offer, competitive compensation and benefits packages. We may also need to increase our employee compensation levels in response to competition and rising inflation. In 2020, as a result of the
COVID-19
pandemic, we reduced our workforce by approximately 50%. In 2021, as the economy recovered from the
COVID-19
pandemic, we have made extraordinary efforts to attract and secure top talent, which has resulted in our workforce reaching approximately 85% of our pre-COVID
number. However, the market for talent continues to be competitive and it has been challenging to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate new hires, our efficiency, ability to meet forecasts and our employee morale, productivity and retention could suffer, which may harm our business.
Impairment of our goodwill could negatively impact our financial results and financial condition.
In accordance with GAAP, we test goodwill and indefinite-lived intangible assets for impairment annually, or more frequently if events or changes in circumstances indicate that the assets might be impaired. If the carrying amount of our goodwill exceeds its implied fair value, an impairment loss equal to the excess is recorded. During the year ended December 31, 2020, we recognized a total non-cash
impairment charge of $573.8 million, including an impairment of goodwill of $377.1 million. As of March 31, 2022, we had goodwill of approximately $718.2 million, which constituted approximately 56.4% of our total assets at that date. Due to stock market volatility, economic uncertainty and the continued impact of the
COVID-19
pandemic on our business, we cannot provide assurance that remaining goodwill will not be further impaired in future periods. Impairment may result from, among other things, a significant decline in our expected cash flows, an adverse change in the business climate and slower growth rates in our industry. If we are required to record an impairment charge for goodwill in the future, this would adversely impact our financial results.

Risks Related to Government Regulation and Litigation
The processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing applications of privacy regulations.
We receive, transmit and store a large volume of personal data and other user data. Numerous federal, state and international laws address privacy, data protection and the collection, storage, sharing, usage, disclosure and protection of personal data and other user data. In the United States, numerous states already have, and a number of states are looking to adopt or expand, data protection legislation requiring companies like ours to consider solutions to meet differing rights, needs and expectations of buyers and sellers. For example, California enacted the California Consumer Privacy Act (“CCPA”), which took effect on January 1, 2020. The CCPA established a new privacy framework for covered businesses such as ours and may require us to further modify our data processing practices and policies and incur additional compliance-related costs and expenses. The CCPA requires companies that process information on California residents to disclose to consumers their data collection, use and sharing practices and grants consumers certain rights, including to opt out of certain data sharing with third parties. The CCPA provides for statutory penalties, and a private right of action for data breaches resulting from a failure to implement reasonable security procedures and practices. In addition, in November 2020, California voters approved the California Privacy Rights Act (“CPRA”) ballot initiative which introduced significant amendments to the CCPA and established and funded a dedicated California privacy regulator, the California Privacy Protection Agency (“CPPA”). The amendments introduced by the CPRA go into effect on January 1, 2023, and new implementing regulations are expected to be introduced by the CPPA, which may require further modifications to our data processing practices and policies and to incur additional compliance-related costs and expenses. Further, in March 2021, Virginia enacted the Virginia Consumer Data Protection Act, and in July 2021, Colorado enacted the Colorado Privacy Act. Both are comprehensive privacy statutes that share similarities with the CCPA and CPRA, including the effective date. Similar laws have been proposed in other states and at the federal level, reflecting a trend toward more stringent privacy legislation in the United States, which could increase our potential liability. The enactment of such laws could have potentially conflicting requirements that would make compliance challenging and necessitate further modification of our data processing practices and policies. In addition to new regulation, courts around the country continue to evolve their interpretation of applicable data privacy and protection laws, including the CCPA.
Outside the United States, personal data and other user data is increasingly subject to legislation and regulations in numerous jurisdictions around the world in which we operate, the intent of which is to protect the privacy of information that is collected, processed and transmitted in or from the governing jurisdiction. Foreign data protection, privacy, information security, user protection and other laws and regulations are often more restrictive and complex than those in the United States. For example, the Canadian Personal Information Protection and Electronic Documents Act (“PIPEDA”) is a comprehensive privacy and security law for organizations collecting, using, or disclosing information about identified individuals for commercial purposes, and may impose obligations upon organizations subject to that law that are greater than what is commonplace in the United States. Certain Canadian provinces have their own data protection regulations as well. Similarly, the United Kingdom (the “UK”), the European Union (the “EU”) and countries in the European Economic Area (the “EEA”) traditionally have taken broader views as to types of data that are subject to privacy and data protection laws and regulations, and have imposed different legal obligations on companies in this regard. For example, the European Union General Data Protection Regulation (“GDPR”) became effective May 25, 2018. The GDPR applies to any company established in the EEA as well as to those outside the EEA if they collect and use personal data in connection with the offering of goods or services to individuals in the EEA or the monitoring of their behavior. Although we do not currently trigger the application of the GDPR, if we materially alter our operations such that we become established in the EU/UK (e.g., by employing individuals in those locations), begin monitoring individuals in the EU/UK or demonstrate an intention to offer goods and services to individuals in the EU/UK, we may be required to comply with data protection laws in the EEA or the UK, such as the GDPR and the UK GDPR. If we are required to comply with PIPEDA or EEA or UK data privacy laws, this may significantly increase our operational costs and our overall risk exposure. In addition, the Canadian Parliament has debated a new privacy and security law, proposed to replace PIPEDA, which may impose new or additional obligations upon companies subject to it. The proposed new privacy and security has not yet been introduced in the current, 44th Parliament. If PIPEDA is replaced with a new privacy and security law in the future, it may require us to further modify our data processing practices and policies and incur additional compliance-related costs and expenses.
The interpretation and application of many privacy and data protection laws are, and will likely remain, uncertain, and it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or product features. If so, in addition to the possibility of fines, lawsuits and other claims and penalties, we could be required to fundamentally change our business activities and practices or modify our products, which could harm our business. In addition to government regulation, privacy advocacy and industry groups may propose new and different self-regulatory standards that legally or contractually apply to us. Any inability to adequately address privacy, data protection and data security concerns or comply with applicable privacy, data protection or data security laws, regulations, policies and other obligations could result in additional cost and liability to us, damage our reputation, inhibit sales and harm our business.
Our failure, and/or the failure by our various service providers and partners, to comply with applicable privacy policies or federal, state or similar international laws and regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in the unauthorized access, acquisition or release of personal data or other user data, or the perception that any such failure or compromise has occurred, could negatively harm our brand and reputation, result in a loss of sellers, buyers or distribution partners, discourage potential sellers or buyers from trying our platform and/or result in fines and/or proceedings by governmental agencies and/or users, any of which could have a material adverse effect on our business, practices, results of operations and financial condition.
In addition, U.S. and international law may in certain circumstances require businesses to notify affected individuals, governmental entities, and/or credit reporting agencies of certain security incidents affecting personal information. Such laws are inconsistent, and compliance in the event of a widespread security incident is complex and costly and may be difficult to implement. Our existing general liability and cyber liability insurance policies may not cover, or may cover only a portion of, any response costs, remediation, and potential claims related to security breaches to which we are exposed or may not be adequate to indemnify us for all or any portion of liabilities that may be imposed. We also cannot be certain that our existing insurance coverage will continue to be available on acceptable terms or in amounts sufficient to cover the potentially significant losses that may result from a security incident or breach or that the insurer will not deny coverage of any future claim.
Unfavorable outcomes in legal proceedings in which we may be involved may adversely affect our business and operating results.
We may be called on to defend ourselves against lawsuits relating to our business operations. Some of these claims may seek significant damage amounts due to the nature of our business. Due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of any such proceedings.
Our results may be affected by the outcome of future litigation. Unfavorable rulings in our legal proceedings may have a negative impact on us that may be greater or smaller depending on the nature of the rulings. In addition, we are currently, and from time to time in the future may be, subject to various other claims, investigations, legal and administrative cases and proceedings (whether civil or criminal) or lawsuits by governmental agencies or private parties. If the results of these investigations, proceedings or suits are unfavorable to us or if we are unable to successfully defend against third-party lawsuits, we may be required to pay monetary damages or may be subject to fines, penalties, injunctions or other censure that could have a material adverse effect on our business, financial condition and results of operations. Even if we adequately address the issues raised by an investigation or proceeding or successfully defend a third-party lawsuit or counterclaim, we may have to devote significant financial and management resources to address these issues, which could harm our business, financial condition and results of operations.

Unfavorable legislative outcomes may adversely affect our industry, our business and our operating results.
The collection, transfer, use, disclosure, security and retention of personal or sensitive information and other user data are governed by existing and evolving federal, state and international laws, as described above. We have expended significant capital and other resources to keep abreast of the evolving privacy landscape. However, due to the changes in the data privacy regulatory environment, we may incur additional costs and challenges to our business that restrict or limit our ability to collect, transfer, use, disclose, secure, or retain personal or sensitive information. These changes in data privacy laws may require us to modify our current or future products, services, programs, practices or policies, which may in turn impact the products and services available to our customers.
Approximately 40 states regulate the secondary ticket market, such as by requiring certain disclosures, refunding practices or other consumer affairs obligations. It is possible that further regulation or unfavorable legislative outcomes imposing additional restrictions on ticket resales, such as maximum resale price caps and transferability, may adversely affect our industry, our business and our operating results.
Various jurisdictions have enacted, and others may enact, rules and regulations, including tax and license requirements for daily fantasy sports operators that may make the entry process cumbersome, expensive, and lengthy. Our growth potential depends on the legal status of real-money daily fantasy sports in various jurisdictions and our ability to obtain licenses to operate in jurisdictions where licenses are required. We currently offer our fantasy sports contests in 24 states that either do not require a license or where we have obtained the required license. Currently, 20 states require fantasy contest operators to obtain a license prior to operating within those jurisdictions, and 2 of those states are not currently accepting applications from new operators. Any change in existing daily fantasy sports rules and regulations or their interpretation related to our daily fantasy sports product, or the regulatory climate applicable to daily fantasy sports, could adversely impact our ability to operate our business as currently conducted or as we seek to operate in the future.
Our business may be subject to sales tax and other indirect taxes in various jurisdictions.
The application of indirect taxes, such as sales and use, amusement, value-added, goods and services, business and gross receipts, to businesses like ours, and to buyers and sellers in our marketplace, is a complex and evolving issue. Significant judgment is required to evaluate applicable tax obligations and as a result, amounts recorded are subject to adjustment. In many cases, the ultimate tax determination is uncertain because it is unclear how new and existing statutes might apply to our business. One or more states, localities, the federal government or other countries may seek to impose additional reporting, record-keeping or indirect tax collection obligations on businesses like ours that facilitate online marketplaces. Imposition of an information reporting or tax collection requirement could decrease seller activity on our platform, which would harm our business. New legislation could require us, or sellers on our marketplace, to incur substantial costs in order to comply, including costs associated with tax calculation, collection and remittance and audit requirements, which could adversely affect our business and results of operations.
It is possible that we could face sales and use tax and value-added tax audits in the future and that state or international tax authorities could assert that we are obligated to collect additional amounts as taxes on behalf of sellers and remit those taxes to those authorities. We could also be subject to audits and assessments with respect to states and international jurisdictions for which we have not accrued tax liabilities. A successful assertion that we should be collecting additional sales or other taxes in jurisdictions where we have not historically done so, and do not accrue for sales or other taxes, could result in substantial tax liabilities for past sales and otherwise harm our business and results of operations.
Our business is dependent on the ability for sellers to sell tickets on the secondary market unencumbered.
Our business is dependent upon sellers having the ability to list tickets for sale on the secondary ticket market for events put on by artists, teams and promoters. Any actions taken by federal, state or local governments, rights holders or companies that issue tickets (i.e., the primary ticketing companies), such as enacting restrictions regarding resale policies, using technology to limit where and how tickets are sold on the secondary market, charging incremental fees for the ability to sell tickets on the secondary market or partnering with other resale marketplaces on an exclusive basis, could result in reduced demand for our services, which would adversely affect our business, financial condition and results of operations.
Risks Related to Information Technology, Cybersecurity and Intellectual Property
The success of our operations depends, in part, on the integrity of our systems and infrastructure, as well as affiliate and third-party computer systems, computer networks and other communication systems. System interruption and the lack of integration and redundancy in these systems and infrastructure may have an adverse impact on our business, financial condition and results of operations.
System interruption and the lack of integration and redundancy in the information systems and infrastructure, both of our own ticketing systems and other computer systems and of affiliate and third-party software, computer networks and other communications systems service providers on which we rely, may adversely affect our ability to operate websites, process and fulfill transactions, respond to customer inquiries and generally maintain cost-efficient operations. Similarly, due to our reliance on a network of technology systems, many of which are outside of our control, changes to interfaces upon which we rely or a reluctance of our counterparties to continue supporting our systems could lead to technology interruptions. Such interruptions could occur by virtue of natural disaster, malicious actions such as cyber attacks or intrusions, or acts of terrorism or war, or human error. In addition, the loss of some or all of certain key personnel could require us to expend additional resources to continue to maintain our software and systems and could subject us to systems interruptions. The large infrastructure footprint that is required to operate our systems requires an ongoing investment of time, money and effort to maintain or refresh hardware and software and to ensure it remains at a level capable of servicing the demand and volume of business that we receive. Failure to do so may result in system instability, degradation in performance, or unfixable security vulnerabilities that could adversely impact both the business and the consumers utilizing our services.
While we have backup systems for certain aspects of our operations, disaster recovery planning by its nature may not be sufficient for all eventualities. In addition, we may not have adequate insurance coverage to compensate for losses from an extended interruption. If any of these adverse events were to occur, it could adversely affect our business, financial condition and results of operations.
Cyber security risks, data loss or other breaches of our network security could materially harm our business and results of operations, and the processing, storage, use and disclosure of personal or sensitive information could give rise to liabilities and additional costs as a result of governmental regulation, litigation and conflicting legal requirements, including legal obligations relating to personal privacy rights.
Due to the nature of our business, we process, store, use, transfer and disclose certain personal or sensitive information about our customers and employees. Penetration of our network or other misappropriation or misuse of personal or sensitive information and data, including credit card information and other personally identifiable information, could cause interruptions in our operations and subject us to increased costs, litigation, inquiries and actions from governmental authorities, and financial or other liabilities. In addition, security breaches, incidents or the inability to protect information could lead to increased incidents of ticketing fraud and counterfeit tickets. Security breaches and incidents could also significantly damage our reputation with sellers, buyers, distribution partners and other third parties, and could result in significant costs related to remediation efforts, such as credit or identity theft monitoring. Such incidents may occur in the future, resulting in unauthorized, unlawful, or inappropriate access to, inability to access, disclosure of, or loss of the sensitive, proprietary and confidential information that we handle.
Although we have developed systems and processes that are designed to protect customer and employee information and to prevent security breaches or incidents (which could result in data loss or other harm or loss), such measures cannot provide absolute security or certainty. It is possible that advances in computer and threat actor capabilities, new variants of malware, the development of new penetration methods and tools, inadvertent violations of company policies or procedures or other developments could result in a compromise of customer or employee information or a breach of the technology and security processes that are used to protect customer and employee information. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems may change frequently and as a result, may be difficult for our business to detect for long periods of time. We have expended significant capital and other resources to protect against and remedy such potential security breaches, incidents and their consequences and will continue to do so in the future. However, despite our efforts, we may be unaware of or unable to anticipate these techniques or implement adequate preventative measures.
We also face risks associated with security breaches and incidents affecting third parties with which we are affiliated or with which we otherwise conduct business. In particular, hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture and/or may pose a security risk that could unexpectedly compromise information security. Sellers, buyers and distribution partners are generally concerned with the security and privacy of the internet, and any publicized security problems affecting our businesses and/or third parties may discourage sellers, buyers or distribution partners from doing business with us, which could have an adverse effect on our business, financial condition and results of operations.
Canadian law and laws in all states and U.S. territories require businesses to notify affected individuals, governmental entities, and/or credit reporting agencies of certain security incidents affecting personal information. Such laws are inconsistent, and compliance in the event of a widespread security incident is complex and costly and may be difficult to implement. Our existing general liability and cyber liability insurance policies may not cover, or may cover only a portion of, any potential claims related to security breaches to which we are exposed or may not be adequate to indemnify us for all or any portion of liabilities that may be imposed. We also cannot be certain that our existing insurance coverage will continue to be available on acceptable terms or in amounts sufficient to cover the potentially significant losses that may result from a security incident or breach or that the insurer will not deny coverage of any future claim.
If we fail to adequately protect or enforce our intellectual property rights, our competitive position and our business could be materially adversely affected.
Our proprietary technologies and information, including our software, informational databases, and other components that make our products and services are critical to our success, and we seek to protect our technologies, products and services through a combination of intellectual property rights, including trademarks, domain names, copyrights and trade secrets, as well as through contractual restrictions with employees, customers, suppliers, affiliates and others. Despite our efforts, it may be possible for a third party to copy or otherwise obtain and use our intellectual property without authorization which, if discovered, might require legal action to correct. In addition, third parties may independently and lawfully develop products or services substantially similar to ours. While we do not currently hold patents over our technology, we do have a few pending patent applications and we may file additional patent applications in the future. We seek to protect our trade secrets and proprietary know-how
and technology methods through confidentiality agreements and other access control measures. Failure of such strategies to protect our technology or our inability to protect patents in the future to the extent we obtain them could have a materially adverse impact on our business, financial condition and results of operations.
We have been granted trademark registrations with the United States Patent and Trademark Office and/or various foreign authorities for certain of our brands. Our existing or future trademarks may be adjudicated invalid by a court or may not afford us adequate protection against competitors.
We cannot be certain that the measures we implement will prevent infringement, misappropriation or other violations of our intellectual property rights, particularly in foreign countries where the laws may not protect our proprietary rights as fully as they do in the United States. Our failure to protect our intellectual property rights in a meaningful manner or challenges to our related contractual rights could result in erosion of our brand names or other intellectual property and could adversely affect our business, financial condition and results of operations.
Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business, financial condition and results of operations.
We may face potential liability and expense for legal claims alleging that the operation of our business infringes intellectual property rights of third parties, who may assert claims against us for unauthorized use of such rights.
We cannot be certain that the operation of our business does not, or will not, infringe or otherwise violate the intellectual property rights of third parties. From time to time, we have been and may in the future be, subject to legal proceedings and claims alleging that we infringe or otherwise violate the intellectual property rights of third parties. These claims, whether or not successful, could divert management time and attention away from our business and harm our reputation and financial condition. In addition, the outcome of litigation is uncertain, and third parties asserting claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief against us, which could require us to rebrand, redesign, or reengineer our platform, products or services, and/or effectively block our ability to distribute, market or sell our products and services.
Our payments system depends on third-party providers and is subject to risks that may harm our business.
We rely on third-party providers to support our payment system, as our buyers primarily use credit cards to purchase tickets on our marketplace. Nearly all our revenue is associated with payments processed through a single provider, which relies on banks and payment card networks to process transactions. If this provider or any of its vendors do not operate well with our platform, our payments systems and our business could be adversely affected. If this provider does not perform adequately, determines certain types of transactions are prohibited, if this provider’s technology does not interoperate well with our platform, or if our relationships with this provider, the bank or the payment card networks on which it relies were to terminate unexpectedly, buyers may find our platform more difficult to use. Such an outcome could harm the ability of sellers to use our platform, which could cause them to use our platform less.
Our payment processing partner requires us to comply with payment card network operating rules, which are set and interpreted by the payment card networks. The payment card networks could adopt new operating rules or interpret or re-interpret
existing rules in ways that might prohibit us from providing certain services to some buyers or sellers, be costly to implement or difficult to follow. We are required to reimburse our payment processor for fines assessed by payment card networks if we, or buyers or sellers using our platform, violate these rules, such as our processing of various types of transactions that may be interpreted as a violation of certain payment card network operating rules. Changes to these rules and requirements, or any change in our designation by payment card networks, could require a change in our business operations and could result in limitations on or loss of our ability to accept payment cards, any of which could negatively impact our business.
We are also subject to the Payment Card Industry (“PCI”) Data Security Standard, which is a standard designed to protect credit card account data as mandated by payment card industry entities. We rely on vendors to handle PCI matters and to ensure PCI compliance. Despite our compliance efforts, we may become subject to claims that we have violated the PCI Data Security Standard based on past, present, and future business practices. Our actual or perceived failure to comply with the PCI Data Security Standard can subject us to fines, termination of banking relationships, and increased transaction fees.
Additionally, while we deploy sophisticated technology to detect fraudulent purchase activity, we may incur losses if we fail to prevent the use of fraudulent credit card information on transactions in the future. Fraud schemes are becoming increasingly sophisticated and common, and our ability to detect and combat fraudulent schemes may be negatively impacted by the adoption of new payment methods and new technology platforms. If we or this provider fail to identify fraudulent activity or are unable to effectively combat the use of fraudulent credit cards on our platform or if we otherwise experience increased levels of disputed credit card payments, our results of operations and financial positions could be materially adversely affected.
Finally, payment card networks and our payment processing partner could increase the fees they charge us for their services, which would increase our operating costs and reduce our margins. Any such increase in fees could harm our business, results of operations and financial condition.
Risks Related to Our Indebtedness
We are a party to debt agreements that could restrict our operations and impair our financial condition. The agreements governing our indebtedness will impose restrictions on us that limit the discretion of management in operating our business and that, in turn, could impair our ability to meet our obligations under our debt.
The agreement governing our credit facility includes restrictive covenants that, among other things, restrict our ability to:

•	incur additional debt;

•	pay dividends and make distributions;

•	make certain investments;

•	prepay certain indebtedness;

•	create liens;

•	enter into transactions with affiliates;

•	modify the nature of our business;

•	transfer and sell assets, including material intellectual property;

•	amend our organizational documents; and

•	merge or consolidate.
Our failure to comply with the terms and covenants of our indebtedness could lead to a default under the terms of the governing documents, which would entitle the lenders to accelerate the indebtedness and declare all amounts owed due and payable.
As of March 31, 2022, our total indebtedness, excluding unamortized debt discounts and debt issuance costs, was $275.0 million.
Our sizeable indebtedness and any future increases in our indebtedness could have adverse consequences, including:

•	making it more difficult for us to satisfy our obligations;

•	increasing our vulnerability to adverse economic, regulatory and industry conditions;

•	limiting our ability to obtain additional financing for future working capital, capital expenditures, acquisitions and other purposes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to fund payments on our debt, thereby reducing funds available for operations and other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	making us more vulnerable to increases in interest rates; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt.
We depend on the cash flows of our subsidiaries in order to satisfy our obligations.
We rely on distributions and/or loans from our subsidiaries to meet our payment requirements under our obligations. If our subsidiaries are unable to pay dividends or otherwise make payments to us, we may not be able to make debt service payments on our obligations. Subject to certain exceptions, each of our subsidiaries guarantees our indebtedness under our credit facility. We conduct substantially all of our operations through our subsidiaries. Our operating cash flows and consequently our ability to service our debt is therefore principally dependent upon our subsidiaries’ earnings and their distributions of those earnings to us and may also be dependent upon loans or other payments of funds to us by those subsidiaries. In addition, the ability of our subsidiaries to provide funds to us may be subject to restrictions under our credit facility and may be subject to the terms of such subsidiaries’ future indebtedness, as well as the availability of sufficient surplus funds under applicable law.
We may face liquidity constraints if we are unable to generate sufficient cash flows and we may be unable to raise additional capital when necessary or desirable.
As of March 31, 2022, we had cash and cash equivalents of $314.1 million, which is available to us to fund our operating, investing and financing activities. Uncertainty remains around the ongoing impact of the
COVID-19
pandemic, which could have a significant impact to our future cash flows. Thus, we could exhaust our available financial resources sooner than we expect.
We may need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. Our ability to obtain financing will depend on a number of factors, including:

•	general economic and capital market conditions, including as a result of the COVID-19 pandemic and rising inflation;

•	the availability of credit from banks or other lenders;

•	investor confidence in us; and

•	our results of operations.
We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to obtain financing, in an amount sufficient to fund our operations or other liquidity needs. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock.
If we need additional capital and cannot raise it on acceptable terms, if at all, we may not be able to, among other things:

•	develop and enhance our platform and solutions;

•	continue to invest in our technology and marketing efforts;

•	hire, train and retain employees;

•	respond to competitive pressures or unanticipated working capital requirements; or

•	pursue acquisition opportunities.
Our inability to do any of the foregoing could reduce our ability to compete successfully and could have an adverse effect on our business.

Risks Related to Our Organizational Structure
Our Private Equity Owner controls us, and its interests may conflict with ours or yours in the future.
Hoya Topco, which is controlled by our Private Equity Owner and its affiliates, controls approximately 60% of the voting power of our outstanding common stock, which means that, based on its percentage voting power controlled, our Private Equity Owner controls the vote of all matters submitted to a vote of our shareholders. Thus, our Private Equity Owner controls the election of the members of our Board of Directors subject to the terms of the Stockholders’ Agreement and all other corporate decisions. Even when our Private Equity Owner ceases to control a majority of the total voting power, for so long as our Private Equity Owner continues to own a significant percentage of our common stock, our Private Equity Owner will be able to significantly influence the composition of our Board of Directors and the approval of actions requiring shareholder approval. Accordingly, for such period of time, our Private Equity Owner has significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers, decisions on whether to raise future capital and amending our charter and bylaws, which govern the rights attached to our common stock. In particular, for so long as our Private Equity Owner continues to own a significant percentage of our common stock, our Private Equity Owner will be able to cause or prevent our change of control or a change in the composition of our Board of Directors and could preclude any unsolicited acquisition of us. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of our Class A Common Stock as part of a potential sale and ultimately might affect the market price of our Class A Common Stock.
Our Stockholders’ Agreement provides our Private Equity Owner the right to nominate to our Board of Directors (i) five directors, so long as our Private Equity Owner, in the aggregate, beneficially owns at least 24% of the aggregate number of shares of our common stock, of which at least one will qualify as an “independent director” under applicable stock exchange regulations, (ii) four directors, so long as our Private Equity Owner, in the aggregate, beneficially owns at least 18% but less than 24% of our common stock, (iii) three directors, so long as our Private Equity Owner, in the aggregate, beneficially owns at least 12% but less than 18% of our common stock, (iv) two directors, so long as our Private Equity Owner, in the aggregate, beneficially owns at least 6% but less than 12% of our common stock and (v) until the date our Private Equity Owner, in the aggregate, beneficially owns a number of voting shares representing less than 5% of the aggregate number of shares of our common stock held, directly or indirectly, by our Private Equity Owner, one director. Pursuant to the foregoing provisions of the Stockholder’s Agreement, our Private Equity Owner will be able to designate the majority of the members of our Board of Directors and generally have control over our business and affairs.
Our Private Equity Owner and its affiliates engage in a broad spectrum of activities, including investments in our industry generally. In the ordinary course of their business activities, our Private Equity Owner and its affiliates may engage in activities where their interests conflict with our interests or those of our other shareholders, such as investing in or advising businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. Our charter provides that our Private Equity Owner, any of its affiliates or any director who is not employed by us (including any non-employee
director who serves as one of our officers in both his or her director and officer capacities) will not have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. Our Private Equity Owner also may pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, our Private Equity Owner may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you or may not prove beneficial.

We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.
We qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our Board of Directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to our Board of Directors by independent directors.
We rely on certain of these exemptions. As a result, we do not have a compensation committee consisting entirely of independent directors and our directors are not nominated or selected solely by independent directors. We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of our common stock will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.
Our Tax Receivable Agreement will require us to make cash payments to Hoya Topco (or other parties that become entitled to rights to payment under our Tax Receivable Agreement) in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under our Tax Receivable Agreement may (i) exceed any actual tax benefits or (ii) be accelerated.
Pursuant to our Tax Receivable Agreement, we will generally be required to pay Hoya Topco and the other TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, our net income or profits and any interest related thereto that our consolidated subsidiaries realizes, or is deemed to realize, as a result of certain tax attributes (the “Tax Attributes”), which include:

•	existing tax basis in certain assets of Hoya Intermediate and certain of its subsidiaries, including assets that will be subject to depreciation or amortization, once placed in service;

•
tax basis adjustments resulting from taxable exchanges of Intermediate Common Units (including any such adjustments resulting from certain payments made by us under the Tax Receivable Agreement) for Class A Common Stock acquired by us from a TRA Holder pursuant to the terms of the Second A&R LLCA;

•	certain tax attributes of Blocker Corporations holding Intermediate Common Units that are acquired by us pursuant to a Reorganization Transaction;

•
certain tax benefits realized by us as a result of certain U.S. federal income tax allocations of taxable income or gain away from us and to other members of Hoya Intermediate and deductions or losses to us and away from other members of Hoya Intermediate, in each case, as a result of the Business Combination; and

•	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement.
Payments under our Tax Receivable Agreement generally will be based on the tax reporting positions that we determine (in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge a position we take, and a court may sustain such a challenge. If any Tax Attributes we initially claimed or utilized are disallowed, the TRA Holders will not be required to reimburse us for any excess payments that we may have previously made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will reduce any future cash payments we are required to make under the Tax Receivable Agreement, after the determination of such excess. However, a challenge to any

Tax Attributes we initially claimed or utilized may not arise for a number of years after such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that we may be required to make under the terms of the Tax Receivable Agreement. As a result, there might not be future cash payments against which such excess can be applied and we could be required to make payments under the Tax Receivable Agreement in excess of our actual savings in respect of the Tax Attributes.
Moreover, the Tax Receivable Agreement provides that, in certain early termination events, we are required to make a lump-sum
cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have been made under the Tax Receivable Agreement, which would be based on certain assumptions. The lump-sum
payment could be material and could materially exceed any actual tax benefits that we realize subsequent to such payment.
The amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the timing of exchanges, the market price of our Class A Common Stock at the time of an exchange of Intermediate Common Units by a TRA Holder pursuant to the Second A&R LLCA and the amount and timing of the recognition of our income for applicable tax purposes. While many of these factors are outside of our control, the aggregate payments we will be required to make under the Tax Receivable Agreement could be substantial. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement in a manner that does not adversely affect our working capital and growth requirements.
Any payments we make under the Tax Receivable Agreement will generally reduce our overall cash flow. If we are unable to make timely payments for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach and therefore accelerate payments. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the Tax Attributes that may be deemed realized under the Tax Receivable Agreement.
Our only material asset is our direct and indirect interests in Hoya Intermediate, and we are accordingly dependent upon distributions from Hoya Intermediate to pay dividends, taxes and other expenses, including payments we are required to make under the Tax Receivable Agreement.
We are a holding company with no material assets other than our direct and indirect ownership of equity interests in Hoya Intermediate. As such, we do not have any independent means of generating revenue. We intend to cause Hoya Intermediate to make distributions to its members, including us, in an amount at least sufficient to allow us to pay all applicable taxes, to make payments under the Tax Receivable Agreement, and to pay our corporate and other overhead expenses. To the extent that we need funds, and Hoya Intermediate is restricted from making such distributions under applicable laws or regulations, or is otherwise unable to provide such funds, it could materially and adversely affect our liquidity and financial condition.
In certain circumstances, Hoya Intermediate will be required to make distributions to us and Hoya Topco, and the distributions that Hoya Intermediate will be required to make may be substantial.
Hoya Intermediate is treated, and will continue to be treated, as a partnership for U.S. federal income tax purposes and, as such, generally is not subject to U.S. federal income tax. Instead, its taxable income is generally allocated to its members, including us. Hoya Intermediate will make cash or tax distributions, to the members, including us, calculated using an assumed tax rate, to provide liquidity to members to pay taxes on such member’s allocable share of the taxable income, reduced by taxable losses. Under applicable tax rules, Hoya Intermediate will be required to allocate net taxable income disproportionately to its members in certain circumstances. Because tax distributions may be made on a pro rata basis to all members and such tax distributions may be determined based on the member who is allocated the largest amount of taxable income on a per Intermediate Common Unit basis and an assumed tax rate that is the highest tax rate applicable to any member, Hoya Intermediate may be required to make tax distributions that, in the aggregate, exceed the amount of taxes that Hoya Intermediate would have paid if it were taxed on its net income at the assumed rate.
As a result of (i) potential differences in the amount of net taxable income allocable to us and to Hoya Topco, (ii) the lower maximum tax rate applicable to corporations than individuals and (iii) the use of an assumed tax rate in calculating Hoya Intermediate’s distribution obligations, we may receive distributions significantly in excess of our actual tax liabilities and our obligations to make payments under the Tax Receivable Agreement. If we do not distribute such cash balances as dividends on our Class A Common Stock and instead, for example, hold such cash balances or lend them to Hoya Intermediate, Hoya Topco would benefit from any value attributable to such accumulated cash balances as a result of its right to acquire shares of our Class A Common Stock or, at our election, an amount of cash equal to the fair market value thereof, in exchange for its Intermediate Common Units. We will have no obligation to distribute such cash balances to our shareholders, and no adjustments will be made to the consideration provided to an exchanging holder in connection with a direct exchange or redemption of Hoya Intermediate limited liability company interests under the Second A&R LLCA as a result of any retention of cash by us.
Risks Related to Being a Public Company
The market price and trading volume of our securities may be volatile.
Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our Class A Common Stock and public warrants in spite of our operating performance. We cannot assure you that the market price of our Class A Common Stock and public warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of these risk factors;

•	difficult global market and economic conditions;

•	loss of investor confidence in the global financial markets and investing in general;

•
adverse market reaction to indebtedness we may incur, securities we may grant under our 2021 Incentive Award Plan (the “2021 Plan”) or otherwise, or any other securities we may issue in the future, including shares of our Class A Common Stock;

•	unanticipated variations in our quarterly and annual operating results or dividends;

•	failure to meet securities analysts’ earnings estimates;

•
publication of negative or inaccurate research reports about us or the live events or ticketing industry or the failure of securities analysts to provide adequate coverage of our Class A Common Stock in the future;

•	changes in market valuations of similar companies;

•	speculation in the press or investment community about our business;

•
additional or unexpected changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters; and

•	increases in compliance or enforcement inquiries and investigations by regulatory authorities.
We may be subject to securities class action litigation, which may harm our business, financial condition and results of operations.
Companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial legal fees, settlement or judgment costs and a diversion of management’s attention and resources that are needed to successfully run our business, which could seriously harm our business, financial condition and results of operations.
We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.
We are required to comply with the SEC rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting.
Effective internal control over financial reporting is necessary for us to provide reliable and timely financial reports and, together with adequate disclosure controls and procedures, are designed to reasonably detect and prevent fraud. We are also required to report any material weaknesses in such internal control. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.
In connection with the audit of our financial statements for the fiscal year ended December 31, 2021, we identified deficiencies in our internal control over financial reporting, which in the aggregate, constitute a material weakness. We determined that we had deficiencies related to implementation of segregation of duties as part of our control activities, establishment of clearly defined roles within our finance and accounting functions and the number of personnel in our finance and accounting functions with an appropriate level of technical accounting and SEC reporting experience, which in the aggregate, constitute a material weakness. To address this material weakness, we have begun to hire additional qualified personnel and establish more robust processes to support our internal control over financial reporting, including clearly defined roles and responsibilities and appropriate segregation of duties.
While we have begun implementing a plan to remediate this material weakness, we cannot predict the success of such plan or the outcome of our assessment of this plan at this time. If our steps are insufficient to successfully remediate the material weakness and otherwise establish and maintain an effective system of internal control over financial reporting, the reliability of our financial reporting, investor confidence in us, and the value of our common stock could be materially and adversely affected. We can give no assurance that this implementation will remediate this deficiency in internal control or that additional material weaknesses in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements or cause us to fail to meet our periodic reporting obligations.
For as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404. We could be an “emerging growth company” until December 31, 2026.
Once we no longer qualify as an “emerging growth company,” we will be required to have our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting. An independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation. An adverse report may be issued if our independent registered public accounting firm is not satisfied with the level at which our controls are documented, designed or operating.

The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from our business operations.
As a public company, we are subject to the reporting requirements of the Exchange Act and SOX. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. SOX requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, we will incur significant legal, accounting and other expenses that we did not incur as a private company. Our management team and many of our other employees will need to devote substantial time to compliance and may not effectively or efficiently manage our transition into a public company.
These rules and regulations will result in us incurring substantial legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified people to serve on our Board of Directors, our Board of Director committees or as executive officers.
We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to “emerging growth companies” could make our Class A Common Stock less attractive to investors.
We are an “emerging growth company,” and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

•	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of SOX;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation or golden parachute payments not previously approved.

•	Our status as an “emerging growth company” will end as soon as any of the following occurs:

•	the last day of the fiscal year in which we have more than $1.07 billion in annual revenue;

•	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

•	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•	December 31, 2026.
We cannot predict if investors will find our securities less attractive if we choose to rely on any of the exemptions afforded to “emerging growth companies.” If some investors find our securities less attractive because we rely on any of these exemptions, there may be a less active trading market for our securities and the market price of those securities may be more volatile.
Further, the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an “emerging growth company,” can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an “emerging growth company” nor a company that has opted out of using the extended transition period, difficult because of the potential differences in accounting standards used.
A significant portion of our total outstanding shares of our Class A Common Stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.
Subject to certain exceptions, pursuant to our Stockholders’ Agreement, Hoya Topco and Sponsor are contractually restricted until October 18, 2022 from transferring any lock-up
shares; provided that Hoya Topco and Sponsor may transfer fifty percent of its lock-up
shares on April 18, 2022 (six months after October 18, 2021) and the remaining lock-up
shares on any date after April 18, 2022 on which (i) the price per lock-up
share exceeds $15.00 per share for 20 trading days within a 30 day trading period and (ii) the average daily trading volume exceeds one million shares of our Class A Common Stock during such
30-trading
day period.
After October 18, 2022, Hoya Topco and Sponsor will not be restricted from selling shares of our Class A Common Stock other than being subject to applicable securities laws. As such, sales of a substantial number of shares of our Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock. As of the date of this Prospectus/Offer to Exchange, Sponsor and its affiliates, and our PIPE Investors, collectively own approximately 80% of our Class A Common Stock and Hoya Topco owns 100% of our Class B common stock, par value $0.0001 per share (“Class B Common Stock”), translating to approximately 60% voting interest.
As restrictions on resale end and registration statements for the sale of shares of our Class A Common Stock, our Class B Common Stock and warrants by the parties to the Registration Rights Agreement dated October 18, 2021 are available for use, the sale or possibility of sale of these shares of our Class A Common Stock, our Class B Common Stock (after conversion to our Class A Common Stock) and warrants could have the effect of increasing the volatility in the market price of our Class A Common Stock or public warrants, or decreasing the market price itself.
An active trading market for our securities may not develop or be maintained.
We can provide no assurance that an active trading market for our Class A Common Stock and public warrants will develop, or, if such a market develops, that we will be able to maintain an active trading market for those securities on Nasdaq or any other exchange in the future. If an active market for our securities does not develop or is not maintained, or if we fail to satisfy the continued listing standards of Nasdaq for any reason and our securities are delisted, it may be difficult for our security holders to sell their securities without depressing the market price for the securities or at all. An inactive trading market may also impair our ability to both raise capital by selling shares of capital stock and acquire other complementary products, technologies or businesses by using our shares of capital stock as consideration.
Warrants will become exercisable for our Class A Common Stock and Intermediate Common Units, which may increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
The following warrants to purchase our Class A Common Stock are outstanding and exercisable:

•	private warrants to purchase 6,519,791 shares at an exercise price of $11.50 per share;

•	warrants to purchase 17,000,000 shares at an exercise price of $10.00 per share; and

•	warrants to purchase 17,000,000 shares at an exercise price of $15.00 per share.
There are also public warrants to purchase 18,132,766 shares of our Class A Common Stock at an exercise price of $11.50 per share, which became exercisable on November 17, 2021.
To the extent such warrants are exercised, additional shares of our Class A Common Stock will be issued. This will result in dilution to the holders of our Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Class A Common Stock.
There are 3,000,000 Hoya Intermediate Warrants outstanding with an exercise price of $10.00 per unit and 3,000,000 Hoya Intermediate Warrants outstanding with an exercise price of $15.00 per unit, which are exercisable. Upon exercise of a Hoya Intermediate Warrant, one share of our Class B Common Stock will also be issued. Holders of Intermediate Common Units (other than us and our subsidiaries) may exchange them for shares of our Class A Common Stock. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Class A Common Stock.
Our management also holds options to purchase shares of our Class A Common Stock. To the extent such options are exercised, additional shares of our Class A Common Stock will be issued. This will result in dilution to the holders of our Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such options may be exercised could adversely affect the market price of our Class A Common Stock.
Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.
The trading market for our securities is influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts, and the analysts who publish information about us may have relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. If any of the analysts who cover us provide inaccurate research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
Provisions in our organizational documents and certain rules imposed by regulatory authorities may delay or prevent our acquisition by a third-party.
Our charter and bylaws contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our Board of Directors. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that stockholders may consider favorable, include the following:

•	the sole ability of directors to fill a vacancy on the Board of Directors;

•	advance notice requirements for stockholder proposals and director nominations;

•
after we no longer qualify as a “controlled company” under applicable Nasdaq listing rules, provisions limiting stockholders’ ability to (i) call special meetings of stockholders, (ii) require extraordinary general meetings of stockholders and (iii) take action by written consent;

•
the ability of the Board of Directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our governing body;

•	the division of the Board of Directors into three classes, with each class serving staggered three-year terms; and

•	the lack of cumulative voting for the election of directors.
These provisions of our charter and bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our Class A Common Stock in the future, which could reduce the market price of our Class A Common Stock.
The provisions of our charter requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against its directors and officers.
Our charter provides that, to the fullest extent permitted by law, and unless we provide consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporate Laws (“DGCL”), our charter or our bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, provided that this provision, including for any “derivative action,” does not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our charter further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. By becoming our stockholder, you will be deemed to have notice of and consented to the exclusive forum provisions of our charter. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
These provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our charter to be inapplicable or unenforceable in such action.
Risks Related to Our Warrants and the Offer to Exchange and Consent Solicitation
The Warrant Amendment, if approved, will allow us to require that all outstanding public warrants be exchanged for Class A Common Stock at a ratio 12.7% lower than the exchange ratio applicable to the Offer.
If we complete the Offer and Consent Solicitation and obtain the requisite approval of the Warrant Amendment by holders of the public warrants, the Company will have the right to require holders of all public warrants that remain outstanding upon the closing of the Offer to exchange each of their public warrants for 0.213 shares of Class A Common Stock. This represents a ratio of shares of Class A Common Stock per public warrant that is 12.7% less than the exchange ratio applicable to the Offer. Although we intend to require an exchange of all remaining outstanding public warrants as a result of the approval of the Warrant Amendment, we would not be required to effect such an exchange and may defer doing so, if ever, until most economically advantageous to us.

Pursuant to the terms of the Amended and Restated Warrant Agreement, the consent of holders of at least 65% of the outstanding public warrants is required to approve the Warrant Amendment. Therefore, one of the conditions to the adoption of the Warrant Amendment is the receipt of the consent of holders of at least 65% of the outstanding public warrants. Eldridge, which holds approximately 28.5% of the outstanding public warrants, has agreed to tender its public warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation, pursuant to the Tender and Support Agreement. Accordingly, if holders of an additional approximately 36.5% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted.
If adopted, we currently intend to require the conversion of all outstanding public warrants to Class A Common Stock as provided in the Warrant Amendment, which would result in the holders of any remaining outstanding public warrants receiving approximately 12.7% fewer shares than if they had tendered their public warrants in the Offer.
The exchange of public warrants for Class A Common Stock will increase the number of shares eligible for future resale and result in dilution to our stockholders.
Our public warrants may be exchanged for shares of Class A Common Stock pursuant to the Offer, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders, although there can be no assurance that such warrant exchange will be completed or that all of the holders of the public warrants will elect to participate in the Offer. Any public warrants remaining outstanding after the exchange likely will be exercised only if the $11.50 per share exercise price is below the market price of our Class A Common Stock. We also intend to require an exchange of all remaining outstanding public warrants assuming the approval of the Warrant Amendment. To the extent such public warrants are exchanged following the approval of the Warrant Amendment or exercised, additional shares of Class A Common Stock will be issued. These issuances of Class A Common Stock will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market.
We have not obtained a third-party determination that the Offer or the Consent Solicitation is fair to public warrant holders.
None of us, our affiliates, the dealer manager, the exchange agent or the information agent makes any recommendation as to whether you should exchange some or all of your public warrants or consent to the Warrant Amendment. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the public warrant holders for purposes of negotiating the Offer or Consent Solicitation or preparing a report concerning the fairness of the Offer or the Consent Solicitation. You must make your own independent decision regarding your participation in the Offer and the Consent Solicitation.
There is no guarantee that tendering your public warrants in the Offer will put you in a better future economic position.
We can give no assurance as to the market price of our Class A Common Stock in the future. If you choose to tender some or all of your public warrants in the Offer, future events may cause an increase in the market price of our Class A Common Stock and public warrants, which may result in a lower value realized by participating in the Offer than you might have realized if you did not exchange your public warrants. Similarly, if you do not tender your public warrants in the Offer, there can be no assurance that you can sell your public warrants (or exercise them for shares of Class A Common Stock) in the future at a higher value than would have been obtained by participating in the Offer. In addition, if the Warrant Amendment is adopted, you may receive fewer shares than if you had tendered your public warrants in the Offer. You should consult your own individual tax and/or financial advisor for assistance on how this may affect your individual situation.

The number of shares of Class A Common Stock offered in the Offer is fixed. The market price of our Class A Common Stock may fluctuate, and the market price of our Class A Common Stock when we deliver our Class A Common Stock in exchange for your public warrants could be less than the market price at the time you tender your public warrants.
The number of shares of Class A Common Stock for each public warrant accepted for exchange is fixed at the number of shares specified on the cover of this Prospectus/Offer to Exchange and will fluctuate in value if there is any increase or decrease in the market price of our Class A Common Stock or the public warrants after the date of this Prospectus/Offer to Exchange. Therefore, the market price of our Class A Common Stock when we deliver Class A Common Stock in exchange for your public warrants could be less than the market price of the public warrants at the time you tender your public warrants. The market price of our Class A Common Stock could continue to fluctuate and be subject to volatility during the period of time between when we accept public warrants for exchange in the Offer and when we deliver Class A Common Stock in exchange for public warrants, or during any extension of the Offer Period.
We may amend the terms of the public warrants in a manner that may be adverse to holders of the public warrants with the approval by the holders of at least 65% of the then outstanding public warrants. As a result, the exercise price of your public warrants could be increased, the exercise period could be shortened and the number of shares of Class A Common Stock purchasable upon exercise of a public warrant could be decreased, all without a public warrant holder’s approval.
The public warrants are issued in registered form under the Amended and Restated Warrant Agreement. The Amended and Restated Warrant Agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the public warrants, convert the public warrants into cash or Class A Common Stock, shorten the exercise period or decrease the number of shares of Class A Common Stock purchasable upon exercise of a public warrants.
Registration of the shares of our Class A Common Stock issuable upon exercise of the public warrants under the Securities Act may not be in place when an investor desires to exercise public warrants.
Under the terms of the Amended and Restated Warrant Agreement, we are obligated to file and maintain an effective registration statement under the Securities Act covering the issuance of shares of our Class A Common Stock issuable upon exercise of the public warrants and thereafter will use our commercially reasonable efforts to maintain a current prospectus relating to the Class A Common Stock issuable upon exercise of the public warrants, until the expiration of the public warrants in accordance with the provisions of the Amended and Restated Warrant Agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the public warrants are not registered under the Securities Act, we are required to permit holders to exercise their public warrants on a cashless basis. However, no public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.

We may redeem your unexpired public warrants that are not exchanged prior to their exercise at a time that is disadvantageous to you, thereby making your public warrants worth less.
We will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at $0.01 per public warrant, provided that the last reported sales price (or the closing bid price of our Class A Common Stock in the event the shares of our Class A Common Stock are not traded on any specific trading day) of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day
period ending on the third trading day prior to the date we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time it redeems the public warrants, we have an effective registration statement under the Securities Act covering the shares of our common stock issuable upon exercise of the public warrants and current prospectus relating to them is available. If and when the public warrants that are not exchanged become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding public warrants could force a public warrant holder: (i) to exercise your public warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your public warrants at the then-current market price when you might otherwise wish to hold your public warrants or (iii) to accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, will be substantially less than the market value of your public warrants.
The liquidity of the public warrants that are not exchanged may be reduced.
If the Warrant Amendment is approved, it is unlikely that any public warrants will remain outstanding following the completion of the Offer and Consent Solicitation. See “—The Warrant Amendment, if approved, will allow us to require that all outstanding public warrants be exchanged for Class A Common Stock at a ratio 12.7% lower than the exchange ratio applicable to the Offer.” However, if any unexchanged public warrants remain outstanding, then the ability to sell such public warrants may become more limited due to the reduction in the number of public warrants outstanding upon completion of the Offer and Consent Solicitation. A more limited trading market might adversely affect the liquidity, market price and price volatility of unexchanged public warrants. If there continues to be a market for our unexchanged public warrants, these securities may trade at a discount to the price at which the securities would trade if the number outstanding were not reduced, depending on the market for similar securities and other factors.

THE OFFER AND CONSENT SOLICITATION
Participation in the Offer and Consent Solicitation involves a number of risks, including, but not limited to, the risks identified in the section titled “Risk Factors.” Public warrant holders should carefully consider these risks and are urged to speak with their personal legal, financial, investment and/or tax advisor as necessary before deciding whether or not to participate in the Offer and Consent Solicitation. In addition, we strongly encourage you to read this Prospectus/Offer to Exchange in its entirety, the information and documents that have been included herein and the publicly filed information about us before making a decision regarding the Offer and Consent Solicitation.
General Terms
Until the Expiration Date, we are offering to holders of our public warrants the opportunity to receive 0.240 of Class A Common Stock in exchange for each public warrant they hold. Holders of the public warrants tendered for exchange will not have to pay the exercise price for the tendered public warrants in order to receive shares of Class A Common Stock pursuant to the Offer. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered public warrants.
No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of public warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on Nasdaq on the last trading day of the Offer Period.
As part of the Offer, we are also soliciting from the holders of the public warrants their consent to the Warrant Amendment, which, if approved, will permit the Company to require that all public warrants outstanding upon completion of the Offer be converted into shares of Class A Common Stock at a ratio of 0.213 shares of Class A Common Stock per public warrant, which is a ratio 12.7% less than the exchange ratio applicable to the Offer. The Warrant Amendment will permit us to eliminate all of the public warrants that remain outstanding after the Offer is consummated. A copy of the Warrant Amendment is attached hereto as
Annex
 A
. We urge that you carefully read the Warrant Amendment in its entirety. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding public warrants is required to approve the Warrant Amendment.
Holders who tender public warrants for exchange in the Offer will automatically be deemed, without any further action, to have given their consent to approval of the Warrant Amendment (effective upon our acceptance of the tendered public warrants). The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the public warrants.
You cannot tender any public warrants for exchange in the Offer without giving your consent to the Warrant Amendment. Thus, before deciding whether to tender any public warrants, you should be aware that a tender of public warrants may result in the approval of the Warrant Amendment.
The Offer and Consent Solicitation is subject to the terms and conditions contained in this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent.
You may tender some or all of your public warrants in response to the Offer.
If you elect to tender public warrants in the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent.
If you tender public warrants, you may withdraw your tendered public warrants at any time before the Expiration Date and retain them on their current terms or amended terms if the Warrant Amendment is approved, by following the instructions herein. In addition, public warrants that are not accepted by us for exchange by July 28, 2022 may thereafter be withdrawn by you until such time as the public warrants are accepted by us for exchange.
Corporate Information
We are headquartered in Chicago, Illinois. Our business was founded in 2001. In March 2021, we incorporated an entity in Delaware for the purpose of completing the Business Combination. In October 2021, as contemplated by the Transaction Agreement, Horizon merged with us, upon which the separate corporate existence of Horizon ended and we remained as the surviving entity. At the same time, we became a publicly traded company listed on Nasdaq.
Our principal executive offices are located at 111 N. Canal Street, Suite 800, Chicago, Illinois 60606, and our telephone number is (312)
291-9966.
We maintain a website at
www.vividseats.com
where general information about us is available. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Prospectus/Offer to Exchange or the registration statement of which it forms a part.
Our Class A Common Stock and public warrants are listed on Nasdaq under the symbols “SEAT” and “SEATW,” respectively.
Warrants Subject to the Offer
The public warrants subject to the Offer were issued in connection with the Business Combination. Each public warrant entitles the holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment. The public warrants are quoted on Nasdaq under the symbol “SEATW.” As of May 23, 2022, a total of 18,132,766 public warrants were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 4,351,864 shares of our Class A Common Stock in exchange for the public warrants.
Offer Period
The Offer and Consent Solicitation will expire on the Expiration Date, which is 11:59 p.m., Eastern Daylight Time, on June 29, 2022, or such later time and date to which we may extend. We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the Offer and Consent Solicitation is open. There can be no assurance that we will exercise our right to extend the Offer Period. During any extension, all public warrant holders who previously tendered public warrants will have a right to withdraw such previously tendered public warrants until the Expiration Date, as extended. If we extend the Offer Period, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Daylight Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.
We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Upon any such withdrawal, we are required by
Rule 13e-4(f)(5)
under the Exchange Act to promptly return the tendered public warrants. We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.
At the expiration of the Offer Period, the current terms of the public warrants will continue to apply to any unexchanged public warrants, or the amended terms if the Warrant Amendment is approved, until the public warrants expire on October 18, 2026, subject to certain terms and conditions.
Amendments to the Offer and Consent Solicitation
We reserve the right at any time or from time to time, to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of Class A Common Stock issued for every public warrant exchanged or by changing the terms of the Warrant Amendment.

If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules
13e-4(d)(2)
and
13e-4(e)(3)
under the Exchange Act. These rules require that the minimum period during which an offer must remain open after material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the changed terms or information.
If we increase or decrease the exchange ratio of our Class A Common Stock issuable in exchange for a public warrant, the amount of public warrants sought for tender or the dealer manager’s soliciting fee, and the Offer and Consent Solicitation is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send or give notice of such an increase or decrease, then we will extend the Offer and Consent Solicitation until the expiration of that ten business day period.
Other material amendments to the Offer and Consent Solicitation may require us to extend the Offer and Consent Solicitation for a minimum of five business days.
Partial Exchange Permitted
Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered public warrants. If you choose to participate in the Offer, you may tender less than all of your public warrants pursuant to the terms of the Offer. No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of public warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on Nasdaq on the last trading day of the Offer Period.
Conditions to the Offer and Consent Solicitation
The Offer and Consent Solicitation are conditioned upon the following:

•
the registration statement, of which this Prospectus/Offer to Exchange forms a part, shall have become effective under the Securities Act, and shall not be the subject of any stop order or proceeding seeking a stop order;

•
no action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, shall have been threatened, instituted or pending before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the tender of some or all of the public warrants pursuant to the Offer or otherwise relates in any manner to the Offer;

•
there shall not have been any action threatened, instituted, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or Consent Solicitation or us, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might, directly or indirectly, (i) make the acceptance for exchange of, or exchange for, some or all of the public warrants illegal or otherwise restrict or prohibit completion of the Offer or Consent Solicitation, or (ii) delay or restrict our ability, or render us unable, to accept for exchange or exchange some or all of the public warrants; and

•
there shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities in U.S. securities or financial markets; (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States; (iii) any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, domestic or foreign, or other event that, in our reasonable judgment, would or would be reasonably likely to affect the extension of credit by banks or other lending institutions; or (iv) a natural disaster, a significant worsening of the ongoing
COVID-19
pandemic, an outbreak of a pandemic or contagious disease other than
COVID-19,
or a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or its citizens, which, in our reasonable judgment, is or may be materially adverse to us or otherwise makes it inadvisable for us to proceed with the Offer and Consent Solicitation.

The Consent Solicitation is conditioned on our receiving the consent of holders of at least 65% of the outstanding public warrants to approve the Warrant Amendment (which is the minimum number required to amend the Amended and Restated Warrant Agreement).
We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may, in our discretion, extend, suspend or cancel the Offer and Consent Solicitation, and will inform public warrant holders of such event. If we extend the Offer Period, we will make a public announcement of such extension and the new Expiration Date by no later than 9:00 a.m., Eastern Daylight Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.
In addition, as to any public warrant holder, the Offer and Consent Solicitation is conditioned upon such public warrant holder desiring to tender public warrants in the Offer delivering to the exchange agent in a timely manner the holder’s public warrants to be tendered and any other required paperwork, all in accordance with the applicable procedures described in this Prospectus/Offer to Exchange and set forth in the Letter of Transmittal and Consent.
The foregoing conditions are solely for our benefit, and we may assert one or more of the conditions regardless of the circumstances giving rise to any such conditions. We may also, in our sole and absolute discretion, waive these conditions in whole or in part, subject to the potential requirement to disseminate additional information and extend the Offer Period. The determination by us as to whether any condition has been satisfied shall be conclusive and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed a continuing right which may be asserted at any time and from time to time prior to the Expiration Date.
We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered public warrants (and the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.
No Recommendation; Warrant Holder’s Own Decision
Neither we nor any of our affiliates, directors, officers or employees, or the information agent, the exchange agent or the dealer manager for the Offer and Consent Solicitation is making any recommendations to any public warrant holder as to whether to exchange their public warrants and deliver their consent to the Warrant Amendment. Each public warrant holder must make its own decision as to whether to tender public warrants for exchange pursuant to the Offer and consent to the amendment of the Amended and Restated Warrant Agreement pursuant to the Consent Solicitation.
Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment
Issuance of Class A Common Stock upon exchange of public warrants pursuant to the Offer and acceptance by us of public warrants for exchange pursuant to the Offer and providing your consent to the Warrant

Amendment will be made only if public warrants are properly tendered pursuant to the procedures described below and set forth in the Letter of Transmittal and Consent. A tender of public warrants pursuant to such procedures, if and when accepted by us, will constitute a binding agreement between the tendering holder of public warrants and us upon the terms and subject to the conditions of the Offer and Consent Solicitation. The proper tender of your public warrants will constitute a consent to the Warrant Amendment with respect to each warrant tendered.
A tender of public warrants made pursuant to any method of delivery set forth herein will also constitute an agreement and acknowledgement by the tendering public warrant holder that, among other things: (i) the public warrant holder agrees to exchange the tendered public warrants on the terms and conditions set forth in this Prospectus/Offer to Exchange and Letter of Transmittal and Consent, in each case as may be amended or supplemented prior to the Expiration Date; (ii) the public warrant holder consents to the Warrant Agreement; (iii) the Offer is discretionary and may be extended, modified, suspended or terminated by us as provided herein; (iv) such public warrant holder is voluntarily participating in the Offer; (v) the future value of our public warrants is unknown and cannot be predicted with certainty; and (vi) such public warrant holder has read this Prospectus/Offer to Exchange, Letter of Transmittal and Consent and Warrant Amendment.
Registered Holders of Warrants; Beneficial Owners of Warrants
For purposes of the tender procedures set forth below, the term “registered holder” means any person in whose name public warrants are registered on our books or who is listed as a participant in a clearing agency’s security position listing with respect to the public warrants.
Persons whose public warrants are held through a direct or indirect participant of The Depository Trust Company (“DTC”), such as a broker, dealer, commercial bank, trust company or other financial intermediary, are not considered registered holders of those public warrants but are “beneficial owners.” Beneficial owners cannot directly tender public warrants for exchange pursuant to the Offer. Instead, a beneficial owner must instruct its broker, dealer, commercial bank, trust company or other financial intermediary to tender public warrants for exchange on behalf of the beneficial owner. See “—Required Communications by Beneficial Owners.”
Tendering Warrants Using Letter of Transmittal and Consent
A registered holder of public warrants may tender their public warrants for exchange using a Letter of Transmittal and Consent in the form provided by us with this Prospectus/Offer to Exchange. A Letter of Transmittal and Consent is to be used only if delivery of public warrants is to be made by book-entry transfer to the exchange agent’s account at DTC pursuant to the procedures set forth in “—Tendering Warrants Using Book-Entry Transfer”; provided, however, that it is not necessary to execute and deliver a Letter of Transmittal and Consent if instructions with respect to the tender of such public warrants are transmitted through DTC’s Automated Tender Offer Program (“ATOP”). If you are a registered holder of public warrants, unless you intend to tender those public warrants through ATOP, you should complete, execute and deliver a Letter of Transmittal and Consent to indicate the action you desire to take with respect to the Offer and Consent Solicitation.
In order for public warrants to be properly tendered for exchange pursuant to the Offer using a Letter of Transmittal and Consent, the registered holder of the public warrants being tendered must ensure that the exchange agent receives the following: (i) a properly completed and duly executed Letter of Transmittal and Consent, in accordance with the instructions of the Letter of Transmittal and Consent (including any required signature guarantees); (ii) delivery of the public warrants by book-entry transfer to the exchange agent’s account at DTC; and (iii) any other documents required by the Letter of Transmittal and Consent.
In the Letter of Transmittal and Consent, the tendering registered public warrant holder must set forth: (i) its name and address; (ii) the number of public warrants being tendered by the holder for exchange; and (iii) certain other information specified in the form of Letter of Transmittal and Consent.

In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an “Eligible Institution.” See “—Signature Guarantees.”
If the Letter of Transmittal and Consent is signed by someone other than the registered holder of the tendered public warrants (for example, if the registered holder has assigned the public warrants to a third-party), or if our shares of Class A Common Stock to be issued upon exchange of the tendered public warrants are to be issued in a name other than that of the registered holder of the tendered public warrants, the tendered public warrants must be properly accompanied by appropriate assignment documents, in either case signed exactly as the name(s) of the registered holder(s) appear on the public warrants, with the signature(s) on the public warrants or assignment documents guaranteed by an Eligible Institution (as defined herein).
Any public warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of Class A Common Stock in exchange for such public warrants as part of the completion of the Offer.
Signature Guarantees
In certain cases, signatures on the Letter of Transmittal and Consent must be guaranteed by an “Eligible Institution.” An “Eligible Institution” is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in
Rule 17Ad-15
under the Exchange Act.
Signatures on the Letter of Transmittal and Consent need not be guaranteed by an Eligible Institution if (i) the Letter of Transmittal and Consent is signed by the registered holder of the public warrants tendered therewith exactly as the name of the registered holder appears on such public warrants and such holder has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in the Letter of Transmittal and Consent; or (ii) such public warrants are tendered for the account of an Eligible Institution. In all other cases, an Eligible Institution must guarantee all signatures on the Letter of Transmittal and Consent by completing and signing the table in the Letter of Transmittal and Consent entitled “Guarantee of Signature(s).”
Required Communications by Beneficial Owners
Persons whose public warrants are held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company or other financial intermediary, are not considered registered holders of those public warrants, but are “beneficial owners,” and must instruct the broker, dealer, commercial bank, trust company or other financial intermediary to tender public warrants on their behalf. Your broker, dealer, commercial bank, trust company or other financial intermediary should have provided you with an “Instructions Form” with this Prospectus/Offer to Exchange. The Instructions Form is also filed as an exhibit to the registration statement of which this Prospectus/Offer to Exchange forms a part. The Instructions Form may be used by you to instruct your broker or other custodian to tender and deliver public warrants on your behalf.
Tendering Warrants Using Book-Entry Transfer
The exchange agent has established an account for the public warrants at DTC for purposes of the Offer and Consent Solicitation. Any financial institution that is a participant in DTC’s system may make book-entry delivery of public warrants by causing DTC to transfer such public warrants into the exchange agent’s account in accordance with ATOP. However, even though delivery of public warrants may be effected through book-entry transfer into the exchange agent’s account at DTC, a properly completed and duly executed Letter of Transmittal and Consent (with any required signature guarantees), or an “Agent’s Message” as described in the next paragraph, and any other required documentation, must in any case also be transmitted to and received by the exchange agent at its address set forth in this Prospectus/Offer to Exchange prior to the Expiration Date, or the guaranteed delivery procedures described under “—Guaranteed Delivery Procedures” must be followed.
DTC participants desiring to tender public warrants for exchange pursuant to the Offer may do so through ATOP, and in that case the participant need not complete, execute and deliver a Letter of Transmittal and Consent. DTC will verify the acceptance and execute a book-entry delivery of the tendered public warrants to the exchange agent’s account at DTC. DTC will then send an “Agent’s Message” to the exchange agent for acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer and Consent Solicitation as to execution and delivery of a Letter of Transmittal and Consent by the DTC participant identified in the Agent’s Message. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the public warrants for exchange that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and Consent and that we may enforce such agreement against the participant. Any DTC participant tendering by book-entry transfer must expressly acknowledge that it has received and agrees to be bound by the Letter of Transmittal and Consent and that the Letter of Transmittal and Consent may be enforced against it.
Any public warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of Class A Common Stock in exchange for such public warrants as part of the completion of the Offer.
Delivery of a Letter of Transmittal and Consent or any other required documentation to DTC does not constitute delivery to the Exchange Agent. See “—Timing and Manner of Deliveries.”
Guaranteed Delivery Procedures
If a registered holder of public warrants desires to tender its public warrants for exchange pursuant to the Offer, but (i) the procedure for book-entry transfer cannot be completed on a timely basis, or (ii) time will not permit all required documents to reach the exchange agent prior to the Expiration Date, the holder can still tender its public warrants if all the following conditions are met:

•	the tender is made by or through an Eligible Institution;

•
the exchange agent receives by hand, mail, overnight courier, facsimile or electronic mail transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided with this Prospectus/Offer to Exchange, with signatures guaranteed by an Eligible Institution; and

•
a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all public warrants delivered electronically, together with a properly completed and duly executed Letter of Transmittal and Consent with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in accordance with ATOP), and any other documents required by the Letter of Transmittal and Consent, must be received by the exchange agent within two days that Nasdaq is open for trading after the date the exchange agent receives such Notice of Guaranteed Delivery.

In any case where the guaranteed delivery procedure is utilized for the tender of public warrants pursuant to the Offer, the issuance of Class A Common Stock for those public warrants tendered for exchange pursuant to the Offer and accepted pursuant to the Offer will be made only if the exchange agent has timely received the applicable foregoing items.
Timing and Manner of Deliveries
UNLESS THE GUARANTEED DELIVERY PROCEDURES DESCRIBED ABOVE ARE FOLLOWED, WARRANTS WILL BE PROPERLY TENDERED ONLY IF, BY THE EXPIRATION DATE, THE

EXCHANGE AGENT RECEIVES SUCH WARRANTS BY BOOK-ENTRY TRANSFER, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND CONSENT OR AN AGENT’S MESSAGE.
ALL DELIVERIES IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION, INCLUDING ANY LETTER OF TRANSMITTAL AND CONSENT AND THE TENDERED WARRANTS, MUST BE MADE TO THE EXCHANGE AGENT. NO DELIVERIES SHOULD BE MADE TO US. ANY DOCUMENTS DELIVERED TO US WILL NOT BE FORWARDED TO THE EXCHANGE AGENT AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED. THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDERS. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED (PROPERLY INSURED). IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
Determination of Validity
All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any tender of public warrants will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders of public warrants that we determine are not in proper form or reject tenders of public warrants that may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in any tender of any particular public warrant, whether or not similar defects or irregularities are waived in the case of other tendered public warrants. Neither we nor any other person will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of us or them incur any liability for failure to give any such notice.
Fees and Commissions
Tendering public warrant holders who tender public warrants directly to the exchange agent will not be obligated to pay any charges or expenses of the exchange agent, the dealer manager or any brokerage commissions. Beneficial owners who hold public warrants through a broker or bank should consult that institution as to whether or not such institution will charge the owner any service fees in connection with tendering public warrants on behalf of the owner pursuant to the Offer and Consent Solicitation.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the transfer of public warrants to us in the Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include (i) if our Class A Common Stock is to be registered or issued in the name of any person other than the person signing the Letter of Transmittal and Consent, or (ii) if tendered public warrants are registered in the name of any person other than the person signing the Letter of Transmittal and Consent. If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the Letter of Transmittal and Consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the public warrants tendered by such holder.
Withdrawal Rights
By tendering public warrants for exchange, a holder will be deemed to have validly delivered its consent to the Warrant Amendment. Tenders of public warrants made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Consents to the Warrant Amendment in connection with the Consent Solicitation may be revoked at any time before the Expiration Date by withdrawing the tender of your public warrants. A valid withdrawal of tendered public warrants before the Expiration Date will be deemed to be a concurrent revocation of the related consent to the Warrant Amendment. Tenders of public warrants and consent to the Warrant Amendment may not be withdrawn after the Expiration Date. If the Offer Period is extended, you may withdraw your tendered public warrants at any time until the expiration of such extended Offer Period. After the Offer Period expires, such tenders are irrevocable, provided, however, that public warrants that are not accepted by us for exchange by July 28, 2022 may thereafter be withdrawn by you until such time as the public warrants are accepted by us for exchange.
To be effective, a written notice of withdrawal must be timely received by the exchange agent at its address identified in this Prospectus/Offer to Exchange. Any notice of withdrawal must specify the name of the person who tendered the public warrants for which tenders are to be withdrawn and the number of public warrants to be withdrawn. If the public warrants to be withdrawn have been delivered to the exchange agent, a signed notice of withdrawal must be submitted prior to release of such public warrants. In addition, such notice must specify the name of the registered holder (if different from that of the tendering public warrant holder). A withdrawal may not be cancelled, and public warrants for which tenders are withdrawn will thereafter be deemed not validly tendered for purposes of the Offer and Consent Solicitation. However, public warrants for which tenders are withdrawn may be tendered again by following one of the procedures described above in the section titled “—Procedure for Tendering Warrants for Exchange” at any time prior to the Expiration Date.
A beneficial owner of public warrants desiring to withdraw tendered public warrants previously delivered through DTC should contact the DTC participant through which such owner holds its public warrants. In order to withdraw public warrants previously tendered, a DTC participant may, prior to the Expiration Date, withdraw its instruction by (i) withdrawing its acceptance through DTC’s Participant Tender Offer Program (“PTOP”) function, or (ii) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant’s name appears on its transmission through the PTOP function to which such withdrawal relates. If the tender being withdrawn was made through ATOP, it may only be withdrawn through PTOP, and not by hard copy delivery of withdrawal instructions. A DTC participant may withdraw a tendered public warrant only if such withdrawal complies with the provisions described in this paragraph.
A holder who tendered its public warrants other than through DTC should send written notice of withdrawal to the exchange agent specifying the name of the public warrant holder who tendered the public warrants being withdrawn. All signatures on a notice of withdrawal must be guaranteed by an Eligible Institution, as described above in the section titled “—Procedure for Tendering Warrants for Exchange—Signature Guarantees”; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the public warrants being withdrawn are held for the account of an Eligible Institution. Withdrawal of a prior public warrant tender will be effective upon receipt of the notice of withdrawal by the exchange agent. Selection of the method of notification is at the risk of the public warrant holder, and notice of withdrawal must be timely received by the exchange agent.
All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by us, in our sole discretion, which determination shall be final and binding. Neither we nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.
Acceptance for Issuance of Shares
Upon the terms and subject to the conditions of the Offer and Consent Solicitation, we will accept for exchange public warrants validly tendered until the Expiration Date, which is 11:59 p.m., Eastern Daylight Time, on June 29, 2022, or such later time and date to which we may extend. Our Class A Common Stock to be issued upon exchange of public warrants pursuant to the Offer, along with written notice from Exchange Agent confirming the balance of any public warrants not exchanged, will be delivered promptly following the

Expiration Date. In all cases, public warrants will only be accepted for exchange pursuant to the Offer after timely receipt by the exchange agent of (i) book-entry delivery of the tendered public warrants, (ii) a properly completed and duly executed Letter of Transmittal and Consent, or compliance with ATOP where applicable, (iii) any other documentation required by the Letter of Transmittal and Consent, and (iv) any required signature guarantees.
For purposes of the Offer and Consent Solicitation, we will be deemed to have accepted for exchange public warrants that are validly tendered and for which tenders are not withdrawn, unless we give written notice to the public warrant holder of our non-acceptance.
Announcement of Results of the Offer and Consent Solicitation
We will announce the final results of the Offer and Consent Solicitation, including whether all of the conditions to the Offer and Consent Solicitation have been satisfied or waived and whether we will accept the tendered public warrants for exchange, as promptly as practicable following the end of the Offer Period. The announcement will be made by a press release and by amendment to the Schedule TO we will file with the SEC in connection with the Offer and Consent Solicitation.
Background and Purpose of the Offer and Consent Solicitation
Our Board of Directors approved the Offer and Consent Solicitation on May 25, 2022. The purpose of the Offer and Consent Solicitation is to attempt to simplify our capital structure and reduce the potential dilutive impact of the public warrants, thereby providing us with more flexibility for financing our operations in the future. The public warrants that are tendered for exchange pursuant to the Offer will be retired and cancelled automatically upon the issuance of Class A Common Stock in exchange for such public warrants pursuant to the Offer.
Agreements, Regulatory Requirements and Legal Proceedings
Except for the Tender and Support Agreement, there are no present or proposed agreements, arrangements, understandings or relationships between us, and any of our directors, executive officers, affiliates or any other person relating, directly or indirectly, to the Offer and Consent Solicitation or to our securities that are the subject of the Offer and Consent Solicitation.
Pursuant to the Tender and Support Agreement, Eldridge, which holds in the aggregate approximately 28.5% of the outstanding public warrants, has agreed to tender its public warrants in the Offer and consent to the Warrant Amendment in the Consent Solicitation. Therefore, if holders of an additional approximately 36.5% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted.
Except for the requirements of applicable federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or federal or state regulatory approvals to be obtained by us in connection with the Offer and Consent Solicitation. There are no antitrust laws applicable to the Offer and Consent Solicitation. The margin requirements under Section 7 of the Exchange Act, and the related regulations thereunder, are inapplicable to the Offer and Consent Solicitation.
There are no pending legal proceedings relating to the Offer and Consent Solicitation.
Interests of Directors, Executive Officers and Others
Except for Eldridge and Mr. Boehly, Eldridge’s Chairman and Chief Executive Officer, neither we nor any of our directors, executive officers or affiliates beneficially own any of the public warrants.

BUSINESS
Overview
We are an online ticket marketplace that utilizes our technology platform to connect fans of live events seamlessly with ticket sellers. Our mission is to empower and enable fans to
Experience It Live
.
We believe in the power of shared experiences to connect people, with live events delivering some of life’s most exciting moments. We are relentless about finding ways to make event discovery and ticket purchasing easy, fun, exciting and stress-free. Our platform provides ticket buyers and sellers with an easy-to-use,
trusted marketplace experience, ensuring fans can attend live events and create new memories.
We operate a technology platform and marketplace that enables ticket buyers to easily discover and purchase tickets from ticket sellers while enabling ticket sellers to seamlessly manage their operations. To generate ticket sales, drive traffic to our website and mobile applications and build brand recognition, we have mutually beneficial partnerships with a number of content rights holders, media partners, product and service partners and distribution partners.
Our platform is built on years of customer transactional and engagement data that provides us with deep insights into how to best connect ticket buyers with the experiences they seek. We understand the feeling of anticipation as the start of an event approaches and work diligently to enable fans to experience as many of these moments as possible. We seek to provide enriching customer engagement opportunities with personalized recommendations, engaging discovery options, a streamlined shopping experience and our Vivid Seats Rewards program, which allows ticket buyers to earn Reward Credits to spend on future orders and experience even more of their favorite events.
In December 2021, we acquired Betcha, a real money daily fantasy sports app with social and gamification features. Betcha provides an adjacent opportunity for us to extend our marketplace technology into the daily fantasy sports gaming sector, in which we believe many of our buyers will increasingly engage. Betcha’s intuitive and simple-to-use
interface allows both casual and super fans multiple ways to enjoy the action of their favorite sports. Betcha also brings unique social elements that allow fans and friends to play and win together.
Our Business Model
We operate our business in two segments, Marketplace and Resale.
Marketplace
Through our Marketplace segment, we act as an intermediary between event ticket buyers and ticket sellers. We earn revenue from processing ticket sales on our website and mobile applications and sales initiated through our numerous distribution partners. Using our online platform, we process customer payments, coordinate ticket deliveries, and provide customer service to both our ticket buyers and sellers.
A key component of our platform is Skybox, a proprietary enterprise resource planning (“ERP”) tool used by many of our ticket sellers. Skybox is a free-to-use
system that helps ticket sellers manage ticket inventories, adjust pricing, and fulfill orders across multiple ticket resale marketplaces.
We primarily earn revenue from service and delivery fees charged to ticket buyers. We also earn referral fee revenue by offering event ticket insurance to ticket buyers, using a third-party insurance provider. We do not hold ticket inventory in the Marketplace segment. We incur costs for developing and maintaining our platform, providing back-office and customer support to ticket buyers and sellers, processing payments, and shipping tickets. We also incur substantial marketing costs, primarily related to online advertising, which we expect to increase over time as we grow and scale the business.

The tickets we sell through our Marketplace segment are diversified across sports, concerts and theater. A diversified mix across these three major categories broadens our opportunities, limits exposure to any particular category, and reduces seasonal variation in volumes.
Within each of these categories, there are a broad range of productions that provide further diversification:

•
Sports.
The sports category includes four major professional leagues (MLB, NFL, NBA and NHL) and college sports as well as a wide variety of other sporting activities including golf, car racing, rodeo, boxing, and mixed martial arts.

•	Concerts. The concert category includes musical acts across a broad range of genres touring across major venues, small venues, and music festivals.

•	Theater. The theater category includes Broadway and off-Broadway plays and musicals, family entertainment events, comedy acts, and speaker series.
Resale
In our Resale segment, we acquire tickets to resell on secondary ticket marketplaces, including our own. Our Resale segment also provides internal research and development support for Skybox and our ongoing efforts to deliver best in class seller software and tools.
Our Growth Strategies
Increase Our Brand Awareness and Affinity
We want Vivid Seats to be the destination ticketing marketplace buyers and sellers consider when searching for, purchasing and selling event tickets. We seek to offer the best value to ticket buyers and sellers in the secondary ticketing market and want to amplify our message to maximize awareness of what differentiates our offerings. We believe we differentiate from competitors by offering extensive breadth and depth of ticket listings at a competitive value. Our Vivid Seats Rewards program allows ticket buyers to earn Reward Credits to spend on future orders.
We provide a reliable and secure experience for ticket buyers through our award-winning customer service and our 100% Buyer Guarantee designed to give our ticket buyers peace of mind. Our customer service provides full-service customer care, safe and secure transactions, and valid tickets delivered before the event while our Buyer Guarantee provides compensation for cancelled events. Live event tickets are often a significant purchase and the more customers understand our value proposition, appreciate that we are a trusted marketplace, develop an affinity for our brand, and interact with our technology, the more transactions we expect to complete.
Increase Customer Engagement
We want to connect with our customers and we want our customers to connect with us. We aim to close the awareness gap to ensure that fans know when their favorite artists or sports teams are performing or playing near them. Accordingly, we strive to improve the discovery process to help fans attend more of their favorite events.
We provide customized content to our customers to enhance their experience while driving continued engagement. We provide a broad selection of competitively priced tickets and we provide access to live stream performances, blog content, and industry news. We also provide personalized recommendations to our ticket buyers. In December 2021, we acquired Betcha, a real money daily fantasy sports app, with social and gamification features. We completed this acquisition to enhance our connection with our customers by providing adjacent features and unique experiences alongside our ticketing marketplace that will enable more frequent engagement.

Increase Customer Retention
Once customers transact with Vivid Seats, many return and complete additional transactions. We seek to increase both the number and frequency of these repeat customer visits and transactions by having ticket buyers view us as their ticketing platform of choice. We believe the combination of our Vivid Seats Rewards program, increasing brand awareness and ongoing product improvements will drive a more personalized and engaging experience and will result in greater affinity towards our marketplace. As ticket buyers gain a full appreciation of our value proposition relative to other ticketing marketplaces, we anticipate they will increasingly visit our website and mobile applications to complete more transactions with us.
Develop Additional Seller Tools and Services
We enable our ticket sellers to thrive by offering products and services that support their business needs. Our proprietary Skybox platform helps ticket sellers manage their inventory, set pricing, fulfill orders, and track sales. We have a proud history of innovating to support our ticket sellers and continue to develop additional tools and service offerings that address existing problems or add efficiency to the sales and fulfillment process. As we increase the quality and depth of our seller tools, we will attract additional sellers and listings to our platform, reinforce our existing seller relationships and reduce friction. We anticipate this will result in more transactions in our marketplace.
Expand our Partnerships
Partnerships are an important and additive part of our ecosystem. They help generate ticket sales, drive traffic to our website and mobile applications and build brand recognition. Our partner ecosystem includes:

•
Content Rights Holders (“CRH”)
. Teams, leagues and venues engage with us in partnerships in which we receive certain marketing or advertising rights in exchange for a monetary commitment. We may also receive ticket allotments, or the right to purchase tickets, from CRH partners.

•
Media Partners
. We have partnered with well-known media companies to integrate our branding, promotions and links to allow their users to access and purchase tickets from us. We broaden our reach by working with media partners and we enhance their users’ experiences by providing a wide variety of tickets at competitive prices. Our partnership with ESPN, for example, exposes our tickets sellers’ inventory to new audiences who are interested in attending a variety of live sporting events.

•
Product and Service Partners
. We partner with providers of related products and services when they are additive to our customers’ experiences. For example, we offer ticket buyers the option to purchase ticket insurance and are exploring several relevant adjacencies that we anticipate will be additive to the customer experience.

•	Distribution Partners . We allow our distribution partners to offer event tickets to their existing customers by leveraging our technology, fulfillment and customer service capabilities.
We will continue to seek out mutually beneficial partnerships in our existing ecosystem and other categories that improve the experience for our customers while leveraging our existing brand, traffic and reputation.
Our Platform
Modern Technology that Delivers a Seamless Experience
Our “built in the cloud” technology platform supports all elements of the fan experience. Customers can search for an event, buy or sell a ticket, engage with curated content, and contact customer support. Our technology mission is to continually innovate and deliver market-leading products and services that support the evolving needs of our ticket buyers and sellers. Our scalable, reliable and performant systems power a consumer and partner-facing platform that supports ticket buyers while our tools power inventory management and ticket fulfillment for ticket sellers.

Buyers Technology and Products
Our consumer systems are designed to respond to the dynamic, fast-paced landscape of the live events industry. Our marketplace, supported by proprietary digital marketing technology, is adept at capitalizing on demand opportunities by bringing ticket buyers to our platform for their desired event and seamlessly supporting their shopping and checkout experience. We continually invest in optimizing our consumer-facing technology across our website and mobile applications. We see opportunities to create engaging and delightful experiences through enticing listings, relevant content, curated recommendations and a seamless checkout process. We power that experience through a host of technology systems that consider historical transactional and engagement behavior, proximity and ticket buyer preferences. We leverage the latest technologies in search, customer relationship management and data analytics and incorporate these capabilities into our advanced and flexible infrastructure.
Seller Technology and Products
Our premier enterprise resource planning tool, Skybox, enables ticket sellers to manage, price and fulfill their inventory. Utilizing a cloud-based technology infrastructure and a web-based
application interface, Skybox serves as an asset to the entire ticket seller ecosystem. We invest in building capabilities that serve the needs of small, medium and large ticket sellers alike, including offering free integrations to other inventory distribution channels and third-party tools. Skybox allows ticket sellers to more effectively move their inventory, which in turn could help increase the number of orders transacted in our marketplace.
Partner Technology and Products
Our platform allows distribution partners to bring additional ticket buyer demand into our ecosystem. Distribution partners can integrate our event feeds and ticket listings into their online properties through application programming interfaces (“APIs”) or fully managed web sites. We also provide turn-key
checkout, customer service and fulfillment. This offering increases the number of ticket buyers and sellers accessing our platform, allowing us to leverage our scale to drive operational and marketplace efficiencies while enabling our partners to offer additional products to their customers.
Technology Infrastructure
Our platform is extensible and flexible. We can integrate with new partners, target new customer channels, access new supply bases, and connect with complementary technologies.
We have scalable and reliable systems. We continue to build and modernize our technology infrastructure to support the growth of our marketplace. We can handle increases from unpredictable surges in site traffic across our ticket buyer, seller and partner platform. We utilize a host of technology availability, monitoring and scaling solutions to respond to rapid changes for a business that operates around the clock.
Our technology architecture is service-oriented, cloud-based, and modular. Each individual component of our architecture is independent. We can innovate quickly, increase development velocity and leverage new development technologies available in the market. We can also scale our platform to meet changing levels of ticket buyer demand and evolving ticket seller needs.
Third-Party Developers
Our APIs allow a broad ecosystem of third-party tools and systems to integrate with our platform. Third-party tools integrate with our marketplace ticket broker API and ticket broker portal to streamline and automate the sales and fulfillment process. Our Skybox ERP integrates with numerous third-party automation and workflow management solutions. Thus, ticket sellers can leverage other applications and functions to support the specific needs of their business.

Our Values
Our passion and excitement for live events drives us to provide memorable experiences and services to our customers and partners.
Our values ground us in all that we do:

•
We Create Exceptional Experiences.
Whether we are engaging with a ticket buyer, seller, partner or teammate, we do not compromise when it comes to their experience. We hold ourselves accountable and lean into every connection to make the moment count.

•	We Raise the Bar. We shape our industry. We are ambitious and disciplined teammates who make smart plays and get better every day.

•	We Commit as a Team. We are one team that trusts and supports each other, and we are ready to tackle the most difficult challenges.

•	We Embrace Change. The only constant is change; we are ready for it. As a team, we are energized by working with speed and agility to anticipate both the known and unknown.

•	We Enhance Communities. We invest in our communities. We are united in raising awareness around causes close to our hearts and are passionate about giving back.

•
We are proud to partner with Chicago’s Lurie Children’s Hospital, one of the country’s top-ranked
pediatric institutions, by bringing joy to patients and their families. Our employees have recorded bedtime stories, donated wish list gifts and hosted patients and their families at live events.

•
Starting in 2020, the live entertainment industry was severely impacted by the global
COVID-19
pandemic. This resulted in thousands of people having an uncertain future. We, and our customers, have donated millions of dollars to the Recording Academy’s charity, MusiCares, to support those in the music community and their families.

Employees and Human Capital
We aim to hire talented, dedicated and diverse team members. The main objectives of our human capital resources are identifying, recruiting, developing, incentivizing and retaining our existing and new employees. Our talent management team identifies key positions based on current and future business strategies and creates robust programs for talent development. Our succession planning includes identifying key roles, evaluating bench strength, building redundancy, and identifying potential successors. As of March 31, 2022, we had 531 full-time employees.
Competition
Our business faces significant competition from other primary and secondary ticketing service providers to acquire new and retain existing ticket buyers and sellers. The main competitive factors are:

•	availability and variety of ticket offerings;

•	pricing, including pricing in the primary ticket market;

•	brand recognition; and

•	technology, including functionality and ease of use to search for offerings and complete a purchase.
We believe we have several competitive advantages that enable us to maintain and grow our position as a leading secondary ticket provider:

•	wide selection of listings and ticketing options;

•	competitive pricing;

•	Vivid Seats Rewards, the most comprehensive loyalty program among our key competitors;

•	full-service marketplace with excellent customer service; and

•	free-to-use Skybox ERP tool for our ticket sellers.
Our key competitors are StubHub, Ticketmaster, SeatGeek and TicketNetwork.
With our real money daily fantasy sports gaming offering on our Betcha app, we face a highly competitive gaming market, including other free-to-play
and real money online gaming and daily fantasy sports providers. We believe we provide a differentiated product and experience to users with an easy-to-use
app with simple player props. The app is enhanced by social and gamification features and the opportunity to play and win real money.
We also face competition from other avenues for entertainment. Consumers have a wide array of entertainment options including restaurants, movies and television and we compete for the discretionary spend of our ticket buyers and users.
Properties
As of March 31, 2022, we leased approximately 37,000 square feet of space in Chicago, Illinois for our headquarters under a lease agreement that will terminate November 2022. In December 2021, we entered into a lease agreement for our new corporate headquarters in Chicago, Illinois. The lease commenced in the first quarter of 2022, when we obtained control of the premises, and runs through December 31, 2033 with a
5-year
renewal option. The aggregate lease payments for the initial term are approximately $16.2 million with no rent due until March 2024. We also lease facilities in Coppell, Texas and Toronto, Ontario.
Legal Proceedings
We are currently involved in, as we are from time to time, legal proceedings that arise in the ordinary course of business. The results of any current or future litigation cannot be predicted with certainty; however, we believe there are no currently pending lawsuits or claims against us that, individually or in the aggregate, could have a material adverse effect on our business, results of operations or financial condition.
Government Regulation
Government regulation impacts key aspects of our business. These laws and regulations involve:

•	privacy,

•	data protection,

•	intellectual property,

•	competition,

•	consumer protection,

•	ticketing,

•	payments,

•	export taxation, and

•	sports gaming.

For example, we are required to comply with federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data, an area that is increasingly subject to legislation and regulations in numerous jurisdictions, including the California Consumer Protection Act.
From time to time, federal, state, local and international authorities and/or consumers commence investigations, inquiries or litigation with respect to our compliance with applicable consumer protection, advertising, unfair business practice, antitrust (and similar or related laws) and other laws, particularly as related to ticket resale services. Some jurisdictions prohibit the resale of event tickets at prices above the face value of the tickets or at all, or highly regulate the resale of tickets. New laws and regulations or changes to existing laws and regulations imposing these or other restrictions could limit or inhibit our ability to operate, or our ticket buyers’ and sellers’ ability to continue to use, our ticket marketplace.
In addition, state ticketing laws vary from state to state, and it is unclear how such laws will be applied to our business as a result of the
COVID-19
pandemic. As a result of the
COVID-19
pandemic, we experienced a high volume of event reschedules, postponements, and cancellations and made certain changes to our refund practices. Although we have restored our refund policies to be consistent with our policies pre-pandemic,
such changes to our refund practices have drawn the attention of, and inquiry from, various attorneys general and other regulators.
We are subject to laws and regulations that affect companies conducting business on the Internet in many jurisdictions where we operate. With the continued state adoption of Internet sales tax laws and marketplace facilitator laws, more buyers across the United States will encounter sales tax for the first time on our platform in the future. Tax collection responsibility and the additional costs associated with complex sales and use tax collection, remittance and audit requirements could create additional burdens for ticket buyers and sellers on our website and mobile applications.
Many of the laws and regulations to which we are subject are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the rapidly evolving industry in which we operate. Compliance with these laws, regulations, and similar requirements may be onerous and expensive, and variances and inconsistencies from jurisdiction to jurisdiction may further increase the cost of compliance and doing business.
Intellectual Property
Our business relies substantially on the creation, use and protection of intellectual property related to our platform and services. We protect our intellectual property through a combination of trademarks, domain names, copyrights and trade secrets, and we are currently pursuing patent protection in connection with certain technology developments. We further protect our intellectual property through contractual provisions with employees, customers, suppliers, partners, affiliates and others, including, but not limited to, employee confidentiality and intellectual property assignment agreements, and commercial contracts that protect our intellectual property and other confidential information.
Seasonality
Our financial results can be impacted by seasonality, with increased activity in the fourth quarter when all major sports leagues are in season and we experience an increase in order volume for theater and concert events during the holiday season.
About the Company
Vivid Seats was founded in 2001, and in 2004, we launched our website
www.vividseats.com
. We initially focused on developing and refining our proprietary systems to enable us to best serve our customers who are both ticket buyers and ticket sellers. We launched Skybox in 2014, a free-to-use
cloud-based enterprise resource planning tool for sellers to manage their business, and first deployed our mobile application in 2015 to capture the increasing volume of tickets purchased through mobile channels. We have continued to innovate with ongoing updates and upgrades of our systems and products.
In March 2021, we incorporated an entity in Delaware for the purpose of completing the Business Combination. In October 2021, as contemplated by the Transaction Agreement, we consummated our merger with Horizon, upon which the separate corporate existence of Horizon ended and we remained as the surviving entity. At the same time, we became a publicly traded company listed on Nasdaq with our Class A Common Stock trading under the symbol “SEAT” and public warrants trading under the symbol “SEATW.”
Our internet address is
www.vividseats.com
. At our Investor Relations website,
investors.vividseats.com
, we make available free of charge a variety of information for investors, including our annual report on Form
10-K,
quarterly reports on Form
10-Q,
current reports on Form
8-K
and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Prospectus/Offer to Exchange or the registration statement of which it forms a part.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed consolidated financial information is provided to assist you in your analysis of our financial information, after giving effect to the Business Combination and PIPE Subscription (collectively, the “Transactions”), in addition to the refinancing of our existing term loan (the “February 2022 Refinancing”) and the proposed exchange of public warrants for Class A Common Stock (“proposed warrant exchange”) as if they occurred on January 1, 2021. The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of
Regulation S-X
and should be read in conjunction with the accompanying notes. The adjustments presented in the unaudited pro forma condensed consolidated financial information have been identified and presented to provide relevant information necessary for an understanding of the Company after consummation of the Transactions, the February 2022 Refinancing, and the proposed warrant exchange.
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 and the three months ended March 31, 2022 reflect the historical consolidated statements of operations of Vivid Seats Inc. and give effect to the Transactions and the February 2022 Refinancing, including the resulting debt repayments related to both the Transactions, and the proposed warrant exchange, as if they had occurred on January 1, 2021. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 does not include the historical statement of operations of Horizon for the period of time prior to the Business Combination, as those amounts are not indicative of the ongoing operations of Vivid Seats Inc.
The unaudited pro forma condensed consolidated financial information does not include a balance sheet because the Transactions under the February 2022 Refinancing are reflected in the historical consolidated balance sheet of the Company as of March 31, 2022 presented elsewhere in this Prospectus/Offer to Exchange. In addition, the accounting treatment for the exchange of public warrants for Class A Common Stock, should it be approved, would be primarily recorded as a reclassification within additional paid-in capital, with an adjustment to Class A Common Stock for any shares issued in the exchange and a reduction to cash and cash equivalents for any fractional shares included in the exchange. We do not expect the adjustments recorded to Class A Common Stock or cash and cash equivalents to be material. The unaudited pro forma condensed consolidated statements of operations reflect pro forma earnings per share assuming two scenarios, consisting of i) the exchange of no outstanding public warrants and ii) the exchange of all outstanding public warrants for Class A Common Stock.
The unaudited pro forma condensed consolidated financial information was derived from, and should be read in conjunction with, the historical consolidated financial statements of Vivid Seats Inc. as of and for the year ended December 31, 2021 and the three months ended March 31, 2022, which have been prepared in accordance with GAAP.
The unaudited transaction accounting adjustments reflected in the unaudited pro forma condensed consolidated financial information represent management’s estimates based on information available as of the date of preparation and are subject to change as additional information becomes available and further analyses are performed. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not necessarily reflect what the financial condition or results of operations would have been for Vivid Seats Inc. had the Transactions, the February 2022 Refinancing, or the proposed warrant exchange occurred on the dates indicated. Further, the unaudited pro forma condensed consolidated financial information may not be useful in predicting the future financial condition and results of operations of Vivid Seats Inc. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed consolidated financial information should be read together with the historical consolidated financial statements of Vivid Seats Inc., “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Prospectus/Offer to Exchange.

Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated financial information has been adjusted to give effect to accounting adjustments related to the Transactions, the February 2022 Refinancing, and the proposed warrant exchange linking their effects to the historical financial information. The adjustments in the unaudited pro forma condensed consolidated consolidated financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Company after consummation of the Transactions, the February 2022 Refinancing, and the proposed warrant exchange.
The unaudited pro forma condensed consolidated financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the Transactions and the February 2022 Refinancing occurred on the dates indicated or the future results that we will experience.
The unaudited pro forma condensed consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.

Vivid Seats Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2021
(in thousands, except share and per share data)

	Vivid Seats Inc. (Historical)	Transaction Accounting Adjustments			Pro Forma Statement of Operations
Revenues	$443,038	$—			$443,038
Cost of revenues (exclusive of depreciation and amortization shown separately below)	90,617	—			90,617
Marketing and selling	181,358	—			181,358
General and administrative	92,170	2,500	(c	)	94,670
Depreciation and amortization	2,322	—			2,322

Income from operations	76,571	(2,500)			74,071
Interest expense - net	58,179	(47,093)	(b	)	11,086
Loss on extinguishment of debt	35,828	19,903	(b	)	55,731
Other expenses (income)	1,389	(5,794)	(a	)	(4,405)

Net (loss) income before income taxes	(18,825)	30,484			11,659

Income taxes	304	—	(d	)	304

Net (loss) income	(19,129)	30,484			11,355
Net loss attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization	(12,836)	12,836	(e	)	—
Net (loss) income attributable to redeemable noncontrolling interests	(3,010)	10,656	(e	)	7,646

Net (loss) income attributable to Class A Common Stockholders	$(3,283)	$6,992	(e	)	$3,709

Net (loss) income per Class A Common Stock					Assuming No Public Warrant Exchanges
Basic	$(0.04)				$0.05	(f	)
Diluted	$(0.04)				$0.05	(f	)

					Assuming Exchange of All Public Warrants
Basic					$0.03	(f	)
Diluted					$0.03	(f	)

Vivid Seats Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2022
(in thousands, except share and per share data)

	Vivid Seats Inc. (Historical)	Transaction Accounting Adjustments			Pro Forma Statement of Operations
Revenues	$130,772	$—			$130,772
Cost of revenues (exclusive of depreciation and amortization shown separately below)	32,164	—			32,164
Marketing and selling	54,228	—			54,228
General and administrative	29,275	—			29,275
Depreciation and amortization	1,385	—			1,385

Income from operations	13,720	—			13,720
Interest expense - net	3,942	(1,229)	(b	)	2,713
Loss on extinguishment of debt	4,285	(4,285)	(b	)	—
Other expenses	2,279	—			2,279

Net income before income taxes	3,214	5,514			8,728

Income taxes	76	—	(d	)	76

Net income	3,138	5,514			8,652
Net income attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization	—	—	(e	)	—
Net income attributable to redeemable noncontrolling interests	1,879	3,407	(e	)	5,286

Net income attributable to Class A Common Stockholders	$1,259	$2,107	(e	)	$3,366

Net income per Class A Common Stock					Assuming No Public Warrant Exchanges
Basic	$0.02				$0.04	(f	)
Diluted	$0.02				$0.04	(f	)

					Assuming Exchange of All Public Warrants
Basic					$0.04	(f	)
Diluted					$0.04	(f	)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
1.    Basis of Presentation
The unaudited pro forma condensed consolidated financial information represents management’s estimates based on information available as of the date of this filing. Management considers this basis of presentation to be reasonable under the circumstances.
The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021 and the three months ended March 31, 2022 reflect the historical consolidated statements of operations of Vivid Seats Inc. and give effect to the Transactions, the February 2022 Refinancing, including the resulting debt repayments, and the proposed warrant exchange as if they had occurred on January 1, 2021. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 does not include the historical statement of operations of Horizon for the period during 2021 prior to the Business Combination, as those amounts are not indicative of the ongoing operations of Vivid Seats Inc.
The unaudited pro forma condensed consolidated financial information presented here does not include a balance sheet because the Transactions and the February 2022 Refinancing are reflected in the historical consolidated balance sheet of the Company as of March 31, 2022 presented elsewhere in this Prospectus/Offer to Exchange. The unaudited pro forma condensed consolidated statements of operations reflect pro forma earnings per share assuming two scenarios, consisting of i) the exchange of no outstanding public warrants and ii) the exchange of all outstanding public warrants for Class A Common Stock.
In connection with the Transactions, Vivid Seats Inc. incurred $31.7 million in offering costs, of which $20.2 million were recorded as a reduction of the gross proceeds from the Business Combination and the PIPE Subscription. The remaining offering costs of $11.5 million are reflected within general and administrative expenses in the historical statement of operations for the year ended December 31, 2021.

2.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2021 and the Three Months Ended March 31, 2022
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 and the three months ended March 31, 2022 reflect the following adjustments:
(a)    Hoya Intermediate Warrants were issued to Hoya Topco, which are classified as liabilities due to the redemption feature of the Intermediate Common Units. The decrease in fair value associated with the Hoya Intermediate Warrants is $5.8 million for the year ended December 31, 2021, assuming an original issuance date of January 1, 2021. The decrease in fair value is reflected as income in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021.
As the Hoya Intermediate Warrants were outstanding for the entire period, no pro forma adjustment is required in the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2022
(b)    Reflects a decrease to interest expense resulting from payments towards the debt of Vivid Seats Inc. in connection with the Transactions and the February 2022 Refinancing as if they occurred on January 1, 2021 based on the interest rate in effect under the February 2022 First Lien Loan (as defined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”). In connection with the Transactions and the February 2022 Refinancing, Vivid Seats Inc. completely repaid the May 2020 First Lien Loan (as defined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and reduced the outstanding principal balance on the Amended June 2017 First Lien Loan to $275.0 million. The reduced debt balance results in a reduction to interest expense of $47.1 million during the year ended December 31, 2021 and $1.2 million during the three months ended March 31, 2022.

Assuming the debt repayments related to the Transactions and the February 2022 Refinancing occurred on January 1, 2021, the loss on extinguishment of debt would increase to $55.7 million during the year ended December 31, 2021. The increase of $19.9 million results primarily from a $12.4 million increase in prepayment penalties associated with an earlier repayment of the May 2020 First Lien Loan and debt extinguishment and offering costs of $3.8 million related to the February 2022 Refinancing, which is not reflected in the historical financial information of Vivid Seats Inc.
As the February 2022 Refinancing is reflected as if it occurred on January 1, 2021, no loss on extinguishment of debt is reflected during the three months ended March 31, 2022
(c)    Represents estimated transaction costs incurred in relation to the proposed warrant exchange, which are reflected entirely in 2021.
(d)    The pro forma condensed consolidated statement of operations does not reflect incremental income tax expense related to the pro forma adjustments, because management expects any income tax expense incurred to be offset by utilization of the Company’s deferred tax assets, which are fully reserved.
(e)    Represents the pro forma adjustment to adjust the net (loss) income attributable to redeemable noncontrolling interests. Profits and losses are allocated to redeemable noncontrolling interests in proportion to their relative ownership interests. Net loss attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization is reduced to zero, as the unaudited pro forma condensed consolidated financial information gives effect to the Transactions as if they occurred on January 1, 2021. Assuming all public warrants are exchanged for shares of Class A Common Stock, the effect on net (loss) income attributable to redeemable noncontrolling interests would be immaterial.
(f)    Reflects pro forma basic and diluted earnings per share assuming i) the exchange of no outstanding public warrants, and ii) the exchange of all outstanding public warrants for Class A Common Stock.
Pro forma basic earnings per share is calculated using the weighted average shares of Class A Common Stock outstanding, assuming that shares issued in connection with the Transactions were outstanding since January 1, 2021. Shares of Class B Common Stock are not participating securities and therefore are excluded from the calculation of pro forma basic earnings per share. When assuming the exchange of all public warrants, pro forma basic earnings per share gives further effect to the issuance of Class A Common Stock and the reduction in net income attributable to Class A Common Stockholders related to the excess in fair value of the Class A Common Stock exchanged for public warrants, which is treated as a dividend. This scenario assumes the public warrant exchange occurred on January 1, 2021.
Pro forma diluted earnings per share is computed by adjusting pro forma net income attributable to Vivid Seats Inc. and the weighted average shares of Class A Common Stock outstanding to give effect to potentially dilutive securities using the treasury stock method or if-converted
method, as applicable.

Intermediate Common Units, together with an equal number of shares of Class B Common Stock, may be exchanged, for shares of Class A Common Stock or for cash. After evaluating the potential dilutive effect under the if-converted
method, the outstanding Intermediate Common Units for the assumed exchange of non-controlling
interests were determined to be antidilutive on a pro forma basis and thus were excluded in the computation of diluted earnings per share. The diluted weighted average share calculation assumes that certain equity instruments were issued and outstanding at the beginning of the period. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted earnings per share.

	Historical		Assuming No Public Warrant Exchanges		Assuming Exchange of All Public Warrants
(in thousands, except share and per share data)	Year Ended December 31, 2021	Three Months Ended March 31, 2022	Year Ended December 31, 2021	Three Months Ended March 31, 2022	Year Ended December 31, 2021	Three Months Ended March 31, 2022
Numerator:
Net income attributable to Class A Common Stockholders	$(3,283)	$1,259	$3,709	$3,366	$3,880	$3,537
Excess fair value provided to warrant holders in public warrant exchange	—	—	—	—	(1,580)	—

Net income attributable to Class A Common Stockholders—basic	(3,283)	1,259	3,709	3,366	2,300	3,537
Net income effect of dilutive securities	(123)	1,729	(10)	26	(138)	25

Net income attributable to Class A Common Stockholders—diluted	$(3,406)	$2,988	$3,699	$3,392	$2,162	$3,562

Denominator:
Weighted average Class A Common Stock outstanding—basic	77,498,775	79,151,929	77,060,009	79,151,929	81,411,876	83,503,795
Incremental Class A Common Stock attributable to dilutive securities	—	119,262,218	3,186,743	1,062,218	—	1,062,218

Weighted average Class A Common Stock outstanding—diluted	77,498,775	198,414,147	80,246,752	80,214,147	81,411,876	84,566,013

Net income per Class A Common Stock—basic	$(0.04)	$0.02	$0.05	$0.04	$0.03	$0.04

Net income per Class A Common Stock—diluted	$(0.04)	$0.02	$0.05	$0.04	$0.03	$0.04

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The following discussion and analysis of financial condition and results of operations should be read together with the financial statements and related notes included elsewhere in this Prospectus/Offer to Exchange. Such discussion and analysis reflect the historical results of operations and financial position of Vivid Seats Inc. and its subsidiaries. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” and elsewhere in this Prospectus/Offer to Exchange.
Certain monetary amounts, percentages and other figures included below have been subject to rounding adjustments. Percentage amounts included in this Prospectus/Offer to Exchange have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this Prospectus/Offer to Exchange may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements included elsewhere in this Prospectus/Offer to Exchange. Certain other amounts that appear in this Prospectus/Offer to Exchange may not sum due to rounding.
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the business of Vivid Seats (collectively, “Vivid Seats”) prior to the Closing.
Overview
We are an online ticket marketplace that utilizes our technology platform to connect fans of live events seamlessly with ticket sellers. Our mission is to empower and enable fans to
Experience It Live
. We believe live events deliver some of life’s most exciting moments. Our platform provides ticket buyers and sellers with an easy-to-use
and trusted marketplace experience that enables fans to purchase tickets to live events and create new memories. We believe we differentiate from competitors by offering extensive breadth and depth of ticket listings at a competitive value.
During the three months ended March 31, 2022 and 2021, our revenues were $130.8 million and $24.1 million, respectively, and our Marketplace GOV was $742.1 million and $116.5 million, respectively. Our net income was $3.1 million and net loss was $20.3 million for the three months ended March 31, 2022 and 2021, respectively. During the years ended December 31, 2021, 2020 and 2019, our revenues were $443.0 million. $35.1 million and $468.9 million, respectively, and our Marketplace GOV was $2,399.1 million, $347.3 million and $2,279.8 million, respectively. Our net loss was $19.1 million, $774.2 million and $53.8 million, respectively.
Our Business Model
We operate our business in two segments, Marketplace and Resale.
Marketplace
Through our Marketplace segment, we act as an intermediary between ticket buyers and ticket sellers. We earn revenue processing ticket sales from our Owned Properties, consisting of the Vivid Seats website and mobile applications, and from our Private Label offering, which comprises numerous distribution partners. Using our online platform, we process customer payments, coordinate ticket deliveries, and provide customer service to ticket buyers.

A key component of our platform is Skybox, a proprietary enterprise resource planning tool used by many of our ticket sellers. Skybox is a free-to-use
system that helps ticket sellers manage ticket inventories, adjust pricing and fulfill orders across multiple secondary ticket marketplaces.
We primarily earn revenue from service and delivery fees charged to ticket buyers. We also earn referral fee revenue by offering event ticket insurance to ticket buyers, using a third-party insurance provider. We do not hold ticket inventory in the Marketplace segment. We incur costs for developing and maintaining our platform, providing back-office and customer support to ticket buyers and ticket sellers, processing payments, and shipping tickets. We also incur substantial marketing costs, primarily related to online advertising.
Resale
In our Resale segment, we acquire tickets to resell on secondary ticketing marketplaces, including our own. Our Resale segment also provides internal research and development support for Skybox and our ongoing efforts to deliver best-in-class
seller software and tools.
Key Business Metrics and
Non-GAAP
Financial Measures
We use the following metrics to evaluate our performance, identify trends, formulate financial projections, and make strategic decisions. We believe these metrics provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team.
The following table summarizes our key business metrics and
non-GAAP
financial measures for the periods indicated (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2022	2021	2021	2020	2019
Marketplace GOV (1)	$742,138	$116,473	$2,399,092	$347,259	$2,279,773
Total Marketplace orders (2)	2,019	293	6,637	1,066	7,185
Total Resale orders (3)	68	13	199	49	303
Adjusted EBITDA (4)	$21,012	$4,187	$109,869	$(80,204)	$119,172

(1)
Marketplace GOV represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period. During the year ended December 31, 2021, Marketplace GOV was negatively impacted by event cancellations in the amount of $108.0 million, compared to $216.0 million and $22.2 million during the years ended December 31, 2020 and 2019. Marketplace GOV was negatively impacted by event cancellations in the amount of $34.8 million during the three months ended March 31, 2022 and $18.5 million during the three months ended March 31, 2021, though as a percentage of total Marketplace GOV the impact of event cancellations decreased significantly in the three months ended March 31, 2022 compared to the three months ended March 31, 2021.

(2)
Total Marketplace orders represents the volume of Marketplace segment orders placed on our platform during a period, net of event cancellations that occurred during that period. During the year ended December 31, 2021, our Marketplace segment experienced 257,109 event cancellations, compared to 549,085 and 54,961 event cancellations during the years ended December 31, 2020 and 2019. During the three months ended March 31, 2022, our Marketplace segment experienced 91,400 event cancellations, compared to 51,775 event cancellations during the three months ended March 31, 2021, though as a percentage of Total Marketplace orders the impact of event cancellations decreased significantly in the three months ended March 31, 2022 compared to the three months ended March 31, 2021.

(3)
Total Resale orders represents the volume of Resale segment orders sold by our Resale team in a period, net of event cancellations that occurred during that period. During the year ended December 31, 2021, our Resale segment experienced 6,165 event cancellations, compared to 20,644 and 1,517 event cancellations during the years ended December 31, 2020 and 2019. During the three months ended March 31, 2022, our Resale segment experienced 2,559 event cancellations, compared to 1,141 event cancellations during the three months ended March 31, 2021, though as a percentage of Total Resale orders the impact of event cancellations decreased significantly in the three months ended March 31, 2022 compared to the three months ended March 31, 2021.

(4)
Adjusted EBITDA is not a measure defined under GAAP. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period
comparisons of our business performance. Refer to “Adjusted EBITDA” below for a reconciliation to its most directly comparable GAAP measure.

Marketplace GOV
Marketplace GOV is a key driver of our Marketplace segment’s revenue. Marketplace GOV represents the total transactional amount of Marketplace orders in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period. Marketplace GOV reflects our ability to attract and retain customers, as well as the overall health of the industry.
Our Marketplace GOV is impacted by seasonality, and typically sees increased activity in the fourth quarter when all major sports leagues are in season and we experience increases in order volume for theater and concert events during the holiday season. Quarterly fluctuations in our Marketplace GOV result from the number of cancellations, the popularity and demand of performers, tours, teams, and events, and the length and team composition of sports playoff series and championship games.
Our Marketplace GOV increased during the three months ended March 31, 2022 as a result of higher orders processed. Our Marketplace GOV increased during the year ended December 31, 2021 as a result of higher sales volume and fewer event cancellations following an overall reduction in mitigation measures enacted in response to the
COVID-19
pandemic.
Total Marketplace Orders
Total Marketplace orders represents the volume of Marketplace segment orders placed on our platform in a period, net of event cancellations. An order can include one or more tickets and/or parking passes. Total Marketplace orders allow us to monitor order volume and better identify trends within our Marketplace segment. Total Marketplace orders increased during the three months ended March 31, 2022 as a result of higher orders processed. Total Marketplace orders increased during the year ended December 31, 2021 as a result of higher sales volume and fewer event cancellations following an overall reduction in mitigation measures enacted in response to the
COVID-19
pandemic.
Total Resale Orders
Total Resale orders represents the volume of Resale segment orders sold in a period, net of event cancellations. An order can include one or more tickets or parking passes. Total Resale orders allow us to monitor order volume and better identify trends within our Resale segment.
Adjusted EBITDA
We present Adjusted EBITDA, which is a
non-GAAP
measure, because it is a measure frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe this measure is helpful in highlighting trends in our operating results, because it excludes the impact of items that are outside the control of management or not reflective of ongoing performance related directly to the operation of our business segments.
Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Moreover, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period
comparisons of our business performance and highlighting trends in our operating results.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss), for the periods indicated (in thousands).

	Three Months Ended March 31,		Year Ended December 31,
	2022	2021	2021	2020	2019
Net loss	$3,138	$(20,251)	$(19,129)	$(774,185)	$(53,848)
Income tax expense	76	—	304	—	—
Interest expense	3,942	16,319	58,179	57,482	41,497
Depreciation and amortization	1,385	295	2,322	48,247	93,078
Sales tax liability (1)	922	2,261	8,956	6,772	10,045
Transaction costs (2)	1,402	3,546	12,852	359	8,857
Equity-based compensation (3)	3,597	1,091	6,047	4,287	5,174
Senior management transition costs (4)	—	—	—	—	2,706
Loss on extinguishment of debt (5)	4,285	—	35,828	685	2,414
Litigation, settlements and related costs (6)	(14)	641	2,835	1,347	2,256
Change to annual bonus program (7)	—	—	—	—	2,810
Customer loyalty program stand-up costs (8)	—	—	—	—	3,223
Impairment charges (9)	—	—	—	573,838	—
Loss on asset disposals (10)	—	—	—	169	960
Severance related to COVID-19 (11)	—	285	286	795	—
Change in value of warrants (12)	2,279	—	1,389	—	—

Adjusted EBITDA	$21,012	$4,187	$109,869	$(80,204)	$119,172

(1)
We have historically incurred sales tax expense in jurisdictions where we expected to remit sales tax payments but were not yet collecting from customers. During the second half of 2021, we began collecting sales tax from customers in all required states. The sales tax liability presented herein represents the exposure for sales tax prior to the date we began collecting sales tax from customers reduced by abatements received, inclusive of any penalties and interest assessed by the jurisdictions. Discussions with jurisdictions regarding our liability for uncollected sales taxes continued into 2022.

(2)
Transaction costs consist of legal; accounting; tax and other professional fees; as well as personnel-related costs, which consist of severance and retention bonuses; and integration costs. Transaction costs recognized in 2022 were related to the merger transaction with Horizon Acquisition Corporation, the acquisition of Betcha Sports, Inc. (“Betcha”), and refinancing of the remaining June 2017 First Lien Loan (as defined herein) with a new February 2022 First Lien Loan (as defined herein). Transaction costs recognized in 2021 were related to the Business Combination, to the extent they were not eligible for capitalization, and the acquisition of Betcha. Transaction costs recognized in 2020 were related to the acquisition of Fanxchange Ltd. in 2019. In 2019, we completed the acquisition of Fanxchange Ltd. and attempted to pursue an acquisition that was ultimately abandoned. These acquisition-related costs are not representative of normal, recurring, cash operating expenses.

(3)
We incur equity-based compensation expenses for profit interests issued prior to the Business Combination and equity granted according to the 2021 Plan, which we do not consider to be indicative of our core operating performance. The 2021 Plan was approved and adopted in order to facilitate the grant of equity incentive awards to our employees and directors. The 2021 Plan became effective on October 18, 2021.

(4)
In 2019, we incurred costs associated with the transition to our current senior management team, including our Chief Executive Officer. These costs include recruiting costs and costs to compensate our Chief Executive Officer for benefits forfeited at his previous employer.

(5)
Losses incurred resulted from the extinguishment of the June 2017 First Lien Loan in February 2022, the retirement of the May 2020 First Lien Loan (as defined herein) and fees paid related to the early payment of a portion of the principal of the June 2017 First Lien Loan in October 2021, the retirement of the revolving credit facility in May 2020, and the repayment of the $40.0 million second lien term loan in 2019.

(6)	These expenses relate to external legal costs and settlement costs, which were unrelated to our core business operations.

(7)	We restructured our employee incentive compensation plan during 2019.

(8)
During August 2019, we initiated the Vivid Seats Rewards customer loyalty program. We incurred $3.2 million of initial stand-up
costs related to the commencement of the program. These
stand-up
costs consist primarily of customer incentives and marketing costs, which are not expected to reoccur.

(9)
We incurred impairment charges triggered by the effects of the
COVID-19
pandemic during the year ended December 31, 2020. The impairment charges resulted in a reduction in the carrying values of our goodwill, indefinite-lived trademark, definite-lived intangible assets, and other long-lived assets. See our audited financial statements included elsewhere in this Prospectus/Offer to Exchange for additional information.

(10)	We incurred losses on asset disposals, which are not considered indicative of our core operating performance.

(11)	These charges relate to severance costs resulting from significant reductions in employee headcount due to the effects of the COVID-19 pandemic.

(12)
These expenses relate to the modification of the terms of the Vivid Seats Public IPO Warrants in connection with the Business Combination and revaluation of Hoya Intermediate Warrants following the Business Combination.

Key Factors Affecting Our Performance
Our operational and financial results have been, and will continue to be, affected by a number of factors that present significant opportunities as well as risks and challenges, including those discussed below and elsewhere in this Prospectus/Offer to Exchange, particularly in “Risk Factors.” The key factors discussed below impacted our 2021 results or are anticipated to impact our 2022 results.
Growth and retention of customers and sellers
Our revenue growth primarily depends on acquiring and retaining customers. We seek to have ticket buyers and sellers view us as their destination ticketing marketplace when searching for, purchasing and selling event tickets. We believe we differentiate from competitors by offering extensive breadth and depth of ticket listings at a competitive value, and by providing a reliable and secure experience for ticket buyers. We acquire new ticket buyers through marketing, partnerships, brand advertisement and word-of-mouth.
Performance marketing channels are highly competitive, and we must continue to be effective in these acquisition channels. We seek to retain customers by offering an optimal customer experience, providing additional avenues for engagement and outreach such as customized emails, and providing value to our customers such as with our Vivid Seats Rewards program. Likewise, we must preserve our longstanding relationships with ticket sellers to maintain extensive ticket listing options at competitive prices. We recognize the importance of seller and other distribution relationships in the ticketing ecosystem and offer products and services designed to support the needs of our sellers and distribution partners.
During 2021, we experienced a dramatic increase in new orders processed starting in the second quarter alongside the roll-out
of
COVID-19
vaccination programs across the United States and supported by our investments in revamped branding and product enhancements to attract new and reattract prior customers. We also experienced a significant reduction in event cancellations in 2021 as compared to 2020. Our expenses increased on a similar trajectory over the course of the year as we increased our marketing spend and efforts, hired additional personnel, and had additional outsourced customer service provider costs to capitalize on the increase in live event attendance and handle the increased order demand.
Supply of Concert, Sporting, and Theatre Events
A reduction in the number of live concert, sporting and theater events will have an adverse effect on our revenue and operating income. Many of the factors affecting the number and availability of live concert, sporting and theater events are beyond our control. During the year ended December 31, 2021, our Marketplace segment experienced 257,109 event cancellations and our Resale segment experienced 6,165 event cancellations.
Attracting and retaining talent
We rely on the ability to attract and retain employees. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. As a company, we share the dedication to our mission to Experience It Live. We believe offering employees an engaging and positive work environment contributes to both their success and our success. We are committed to fostering an environment that is inclusive and welcome to diversity in backgrounds, experiences and thoughts as a means toward achieving employee engagement, empowerment, innovation and good decision-making. As of March 31, 2022, we had 535 full-time employees.
COVID-19
pandemic
Since March 2020, the
COVID-19
pandemic has had, and it may continue to have, a significant negative impact on our business, operational and financial results. While we have seen recovery in the demand for live events with an increase in ticket orders, as well as an increasing number of live events held in 2021 as compared to 2020, we could be adversely affected if new variants emerge and if
COVID-19
case counts increase. Beginning in the second quarter of 2021, and continuing into the first quarter of 2022, we have seen a recovery in ticket orders as mitigation measures ease. As of March 31, 2022, most jurisdictions permit full capacity and many events are taking place as planned. Some events, however, continue to be cancelled, rescheduled, or postponed due to the
COVID-19
pandemic. The
COVID-19
pandemic is evolving, and the ultimate pace and timing of recovery is uncertain. If economic conditions caused by the pandemic do not continue to recover, including as a result of potential developments with variants of the virus or other market-disrupting events, our financial condition, cash flow and results of operations may be further impacted.
Ticketing Industry Competition
Our business faces significant competition from other national, regional and local primary and secondary ticketing service providers. We also face competition in the resale of tickets from other professional ticket resellers. We must continue to innovate and offer our buyers, sellers and partners an attractive value proposition.

Seasonality
Our operational and financial results can be impacted by seasonality, with increased activity in the fourth quarter when all major sports leagues are in season and we experience an increase in order volume for theater and concert events during the holiday season. In addition to typical seasonality impacts to our business, our quarterly results and quarterly year-over-year growth rates can be impacted by:

•	sports teams performance, the number of playoff games in a series and teams involved;

•	the timing of tours of top grossing acts;

•	tour and game cancellations due to weather, illness or other factors; and

•	popularity and demand for certain performers and events.
In 2021, the impacts of
COVID-19
resulted in unique impacts to our business beyond normal course seasonality. In particular, we experienced a dramatic increase in new orders processed starting in the second quarter alongside the roll-out
of
COVID-19
vaccination programs across the United States. We expect the continued return of live events as
COVID-19
restrictions are lifted, subject to potential developments with variants of the virus or other market-disrupting events, to continue to be most impactful in the near term.
Results of Operations
Discussions of the year ended December 31, 2019 and comparison between the year ended December 31, 2020 and the year ended December 31, 2019 can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Vivid Seats” in our registration statement on Form
S-4/A,
filed with the SEC on September 23, 2021.
Comparison of the Three Months Ended March 31, 2022 and 2021
The following table sets forth our results of operations (in thousands, except percentages):

	Three Months Ended March 31,
	2022	2021	Change	% Change
Revenues	$130,772	$24,114	$106,658	442%
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	32,164	3,925	28,239	719%
Marketing and selling	54,228	7,955	46,273	582%
General and administrative	29,275	15,871	13,404	84%
Depreciation and amortization	1,385	295	1,090	369%

Income (loss) from operations	13,720	(3,932)	17,652	449%
Other expenses:
Interest expense – net	3,942	16,319	(12,377)	(76)%
Loss on extinguishment of debt	4,285	—	4,285	100%
Other expenses	2,279	—	2,279	100%

Income (loss) before income taxes	3,214	(20,251)	23,465	116%
Income tax expense	76	—	76	100%

Net income (loss)	3,138	(20,251)	23,389	115%
Net loss attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization	—	(20,251)	20,251	100%
Net income attributable to redeemable noncontrolling interests	1,879	—	1,879	100%

Net income (loss) attributable to Class A Common Stockholders	$1,259	$—	$1,259	100%

Revenues
The following table presents revenues by segment (in thousands, except percentages):

	Three Months Ended March 31,
	2022	2021	Change	% Change
Revenues:
Marketplace	$110,516	$21,993	$88,523	403%
Resale	20,256	2,121	18,135	855%

Total revenues	$130,772	$24,114	$106,658	442%

Total revenues increased $106.7 million, or 442% for the three months ended March 31, 2022 compared to the three months ended March 31, 2021. The increase, which occurred in both our Marketplace and Resale segments, resulted from an increase in new orders processed resulting from the resumption of live events. The pandemic and resulting mitigation measures had a significant adverse effect on order volume and event cancellations during the three months ended March 31, 2021. In the second quarter of 2021, most local governments began to lift large scale restrictions on live events such that there was a significant increase in live events held in the first quarter of 2022 as compared to the first quarter of 2021.
Marketplace
The following table presents revenues in our Marketplace segment by event category (in thousands, except percentages):

	Three Months Ended March 31,
	2022	2021	Change	% Change
Revenues:
Concerts	$58,673	$7,014	$51,659	737%
Sports	38,915	14,138	24,777	175%
Theater	12,615	783	11,832	1,511%
Other	313	58	255	440%

Total Marketplace revenues	$110,516	$21,993	$88,523	403%

Marketplace revenues increased $88.5 million, or 403% during the three months ended March 31, 2022 compared to the three months ended March 31, 2021. The increase in Marketplace revenues resulted primarily from an overall increase in new orders processed on our Marketplace platform.
Total Marketplace orders increased 1.7 million, or 589%, during the three months ended March 31, 2022 compared to the three months ended March 31, 2021. The increase in orders resulted from the increase in events held after restrictions on fan attendance due to the
COVID-19
pandemic were reduced or lifted. These increases occurred across all event categories.
Cancellation charges, which are recognized as a reduction to revenues, were $16.0 million for the three months ended March 31, 2022, compared to $1.4 million for the three months ended March 31, 2021. Cancellation charges for the three months ended March 31, 2022 were higher than the three months ended March 31, 2021 due to an overall increase in volume, MLB cancellations due to the now settled labor dispute, and other large concert tour cancellations.

Marketplace revenues by business model consisted of the following (in thousands, except percentages):

	Three Months Ended March 31,
	2022	2021	Change	% Change
Revenues:
Owned Properties	$83,666	$18,196	$65,470	360%
Private Label	26,850	3,797	23,053	607%

Total Marketplace revenues	$110,516	$21,993	$88,523	403%

The increases in revenue from both Owned Properties and Private Label during the three months ended March 31, 2022 compared to the three months ended March 31, 2021 resulted primarily from the increase in order volume as
COVID-19
restrictions were lifted and more events occurred with larger audiences.
Resale
Revenue for our Resale segment increased $18.1 million during the three months ended March 31, 2022 compared to the three months ended March 31, 2021. The increase resulted primarily from higher order volume. Total Resale orders increased 0.1 million, or 423%, during the three months ended March 31, 2022 compared to the three months ended March 31, 2021. Cancellation charges, classified as a reduction of revenue, negatively impacted Resale revenue by $0.2 million and $1.1 million for the three months ended March 31, 2022 and 2021.
Cost of Revenues (exclusive of Depreciation and Amortization)
The following table presents cost of revenues by segment (in thousands, except percentages):

	Three Months Ended March 31,
	2022	2021	Change	% Change
Cost of revenues:
Marketplace	$16,409	$2,700	$13,709	508%
Resale	15,755	1,225	14,530	1,186%

Total cost of revenues	$32,164	$3,925	$28,239	719%

Total cost of revenues increased $28.2 million, or 719%, for the three months ended March 31, 2022 compared to the three months ended March 31, 2021. The increase to total cost of revenues resulted from higher order volume in both our Marketplace and Resale segments.
Marketplace
Marketplace cost of revenues increased $13.7 million, or 508%, for the three months ended March 31, 2022 compared to the three months ended March 31, 2021. The increase in cost of revenues is consistent with the increase in total Marketplace orders, which increased by 1.7 million orders, or 589%, for the three months ended March 31, 2022 compared to the three months ended March 31, 2021.
Resale
Resale cost of revenues increased $14.5 million for the three months ended March 31, 2022 compared to the three months ended March 31, 2021. The increase resulted from an increase in total Resale orders of 0.1 million orders, or 423%, during the three months ended March 31, 2022 compared to the three months ended March 31, 2021. The increase in Resale cost of revenues is not consistent with the increase in Resale revenues due to lower margins and cancellations in 2022 compared to 2021. Cancellation charges, classified as a reduction of cost of revenues, were not material for the three months ended March 31, 2022 and 2021.
Marketing and Selling
The following table presents marketing and selling expenses (in thousands, except percentages):

	Three Months Ended March 31,
	2022	2021	Change	% Change
Marketing and selling:
Online	$49,850	$7,789	$42,061	540%
Offline	4,378	166	4,212	2,537%

Total marketing and selling	$54,228	$7,955	$46,273	582%

Marketing and selling expenses, which are entirely attributable to our Marketplace segment, increased $46.3 million, or 582%, during the three months ended March 31, 2022 compared to the three months ended March 31, 2021. The increase in expenses primarily resulted from greater spending on online advertising during the three months ended March 31, 2022. Our spending on online advertising increased by $42.1 million during the three months ended March 31, 2022 compared to the three months ended March 31, 2021. As restrictions on the attendance of live events were reduced or lifted, we increased our spending on marketing to capitalize on the increase in live event attendance. In addition, in the first quarter of 2022, we continued our increased marketing efforts which started in the fourth quarter of 2021 with offline channels, including broadcast TV and radio, as part of our brand awareness efforts.
General and Administrative
The following table presents general and administrative expenses (in thousands, except percentages):

	Three Months Ended March 31,
	2022	2021	Change	% Change
General and administrative:
Personnel expenses	$19,737	$6,671	$13,066	196%
Non-income tax expenses	1,239	2,362	(1,123)	(48)%
Other	8,299	6,838	1,461	21%

Total general and administrative	$29,275	$15,871	$13,404	84%

Total general and administrative expenses increased $13.4 million, or 84%, for the three months ended March 31, 2022 compared to the three months ended March 31, 2021 primarily due to an increase in personnel expenses of $13.1 million. The increase was due to a higher employee headcount and an increase in costs for our outsourced customer service provider.
Depreciation and Amortization
Depreciation and amortization expenses increased $1.1 million, or 369%, during the three months ended March 31, 2022 compared to the three months ended March 31, 2021 primarily due to the intangibles acquired as part of the Betcha acquisition during the fourth quarter of 2021.

Other Expenses
Interest expense – net
Interest expense decreased $12.4 million, or 76%, for the three months ended March 31, 2022 compared to the three months ended March 31, 2021. We paid off the May 2020 First Lien Loan and made a partial payment of the outstanding principal on the June 2017 First Lien Loan in the fourth quarter of 2021. In addition, we further reduced our outstanding debt balance and effective interest rate on February 3, 2022 when we refinanced the June 2017 First Lien Loan with the February 2022 First Lien Loan.
Loss on extinguishment of debt
Loss on extinguishment of debt was $4.3 million during the three months ended March 31, 2022 due to the refinancing of the June 2017 First Lien Loan with the February 2022 First Lien Loan.
Other expenses
Other expenses were $2.3 million during the three months ended March 31, 2022 primarily due to the fair value remeasurement of the Hoya Intermediate Warrants.
Comparison of the Years Ended December 31, 2021 and 2020
The following table sets forth our results of operations (in thousands, except percentages):

	2021	2020	Change	% Change
Revenues	$443,038	$35,077	$407,961	1163%
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	90,617	24,690	65,927	267%
Marketing and selling	181,358	38,121	143,237	376%
General and administrative	92,170	66,199	25,971	39%
Depreciation and amortization	2,322	48,247	(45,925)	(95)%
Impairment charges	—	573,838	(573,838)	(100)%

Income (loss) from operations	76,571	(716,018)	792,589	111%
Other expenses:
Interest expense – net	58,179	57,482	697	1%
Loss on extinguishment of debt	35,828	685	35,143	5,130%
Other expenses	1,389	—	1,389	100%

Loss before income taxes	(18,825)	(774,185)	755,360	98%
Income tax expense	304	—	304	100%

Net loss	(19,129)	(774,185)	755,056	98%
Net loss attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization	(12,836)	(774,185)	761,349	98%
Net loss attributable to redeemable noncontrolling interests	(3,010)	—	(3,010)	100%

Net loss attributable to Class A Common Stockholders	$(3,283)	$—	$(3,283)	100%

Revenues
The following table presents revenues by segment (in thousands, except percentages):

	2021	2020	Change	% Change
Revenues:
Marketplace	$389,668	$23,281	$366,387	1,574%
Resale	53,370	11,796	41,574	352%

Total revenues	$443,038	$35,077	$407,961	1,163%

Total revenues increased $408.0 million for the year ended December 31, 2021 compared to the year ended December 31, 2020. The increase, which occurred in both our Marketplace and Resale segments, resulted from an increase in new orders processed resulting from the resumption of live events and a reduction in event cancellations due to the
COVID-19
pandemic. The pandemic and resulting mitigation measures had a significant adverse effect on order volume and event cancellations during 2020. By the third quarter of 2021, most local governments had lifted large scale restrictions on live events. For the second half of 2021, our annualized order volume exceeded 2019 levels.
Marketplace
The following table presents revenues in our Marketplace segment by event category (in thousands, except percentages):

	2021	2020	Change	% Change
Revenues:
Concerts	$171,149	$15,775	$155,374	985%
Sports	175,471	3,484	171,987	4,936%
Theater	41,745	3,759	37,986	1,011%
Other	1,303	263	1,040	395%

Total Marketplace revenues	$389,668	$23,281	$366,387	1,574%

Marketplace revenues increased $366.4 million during the year ended December 31, 2021 compared to the year ended December 31, 2020. The increase in Marketplace revenue resulted primarily from an overall increase in new orders processed on our Marketplace platform combined with fewer event cancellation charges.
Total Marketplace orders increased $5.6 million, or 523%, during the year ended December 31, 2021 compared to the year ended December 31, 2020. The increase in orders resulted from the increase in events held after restrictions on fan attendance due to the
COVID-19
pandemic were reduced or lifted. These increases occurred across all event categories with the greatest increase in sports.
Cancellation charges, which are recognized as a reduction to revenues, were $34.5 million for the year ended December 31, 2021, compared to $76.7 million for the year ended December 31, 2020. Due to the mass cancellations of live events during the initial phases of the pandemic in 2020, cancellation charges were higher in 2020 compared to 2021. For the year ended December 31, 2021 and 2020, we recognized an increase in revenue of $5.1 million and a decrease of $15.3 million, respectively, due to the impact of cancellation charges for cancelled events where the performance obligations were satisfied in prior periods.

Marketplace revenues by business model consisted of the following (in thousands, except percentages):

	2021	2020	Change	% Change
Revenues:
Owned Properties	$308,226	$24,188	$284,038	1,174%
Private Label	81,442	(907)	82,349	9,079%

Total Marketplace revenues	$389,668	$23,281	$366,387	1,574%

The increases in revenue from both Owned Properties and Private Label during the year ended December 31, 2021 resulted primarily from the increase in order volume resulting from the loosening of restrictions on live events and fewer event cancellations than the year ended December 31, 2021.
Resale
Revenue for our Resale segment increased $41.6 million, or 352%, during the year ended December 31, 2021 compared to the year ended December 31, 2020. The increase resulted primarily from higher order volume. Total Resale orders increased 0.1 million, or 305%, during the year ended December 31, 2021 compared to the year ended December 31, 2020. Cancellation charges, classified as a reduction of revenue, negatively impacted Resale revenue by $2.8 million and $6.7 million for the years ended December 31, 2020 and 2021, respectively.
Cost of Revenues (exclusive of Depreciation and Amortization)
The following table presents cost of revenues by segment (in thousands, except percentages):

	2021	2020	Change	% Change
Cost of revenues:
Marketplace	$51,702	$13,741	$37,961	276%
Resale	38,915	10,949	27,966	255%

Total cost of revenues	$90,617	$24,690	$65,927	267%

Total cost of revenues increased $65.9 million, or 267%, for the year ended December 31, 2021 compared to the year ended December 31, 2020. The increase to total cost of revenues resulted from higher order volume in both our Marketplace and Resale segments.
Marketplace
Marketplace cost of revenues increased $38.0 million, or 276%, for the year ended December 31, 2021 compared to the year ended December 31, 2020. The increase in cost of revenues is consistent with the increase in total Marketplace orders, which increased by 5.6 million orders, or 523%, for the year ended December 31, 2021 compared to December 31, 2020.
Resale
Resale cost of revenues increased $28.0 million, or 255%, for the year ended December 31, 2021 compared to the year ended December 31, 2020. The increase resulted from an increase in total Resale orders of 0.1 million orders, or 305%, during the year ended December 31, 2021 compared to the year ended December 31, 2020. The increase in Resale cost of revenue is not consistent with the increase in Resale revenue due the higher ticket prices and margins in 2021 compared to 2020. Cancellation charges resulted in a reduction to Resale cost of revenues of $1.4 million and $4.3 million for the years ended December 31, 2020 and 2021, respectively.

Marketing and Selling
The following table presents marketing and selling expenses (in thousands, except percentages):

	2021	2020	Change	% Change
Marketing and selling:
Online	$160,420	$34,213	$126,207	369%
Offline	20,938	3,908	17,030	436%

Total marketing and selling	$181,358	$38,121	$143,237	376%

Marketing and selling expenses, which are entirely attributable to our Marketplace segment, increased $143.2 million, or 376%, during the year ended December 31, 2021 compared to the year ended December 31, 2020.
The increase in expenses primarily resulted from greater spending on online advertising during the second half of 2021. Our spending on online advertising increased by $126.2 million, or 369%, during the year ended December 31, 2021 compared to 2020. As restrictions on the attendance of live events were reduced or lifted, we increased our spending on marketing to capitalize on the increase in live event attendance. In addition, starting in the fourth quarter of 2021, we increased our marketing efforts in additional offline channels including broadcast TV and radio as part of our brand awareness efforts.
General and Administrative
The following table presents general and administrative expenses (in thousands, except percentages):

	2021	2020	Change	% Change
General and administrative:
Personnel expenses	$47,546	$37,696	$9,850	26%
Non-income tax expenses	10,016	7,060	2,956	42%
Other	34,608	21,443	13,165	61%

Total general and administrative	$92,170	$66,199	$25,971	39%

Total general and administrative expenses increased $26.0 million, or 39%, for the year ended December 31, 2021 compared to the year ended December 31, 2020. Other general and administrative expenses increased $13.2 million, or 61%, for the year ended December 31, 2021 compared to the year ended December 31, 2020. The increase was primarily due to a $9.5 million increase in consulting and professional service fees related to the Business Combination, a $3.8 million increase in legal fees, and a $0.5 million increase in legal settlement expenses. Additionally, there was a $3.5 million increase in other general and administrative expenses, primarily related to an increase in licensed software costs and rent expenses. This was offset by a $4.1 million decrease in other expenses, primarily related to a decrease in charitable contributions as a result of the reduction in event cancellations in 2021 compared to 2020.
Non-income
tax expenses increased $3.0 million, or 42%, of which $2.2 million was related to sales tax expense, and the remainder related to nonincome based taxes. This increase primarily resulted from higher order volume.
Depreciation and Amortization
Depreciation and amortization expenses decreased $45.9 million, or 95%, during the year ended December 31, 2021 compared to the year ended December 31, 2020 primarily due to the impairment of our definite-lived intangible assets and other long-lived assets and equipment during the year ended December 31, 2020.

Impairment Charges
During the second quarter of 2020, we incurred impairment charges of $573.8 million. These impairment charges were triggered by the effects of the
COVID-19
pandemic. Due to the effects of the pandemic, we experienced a substantial reduction of revenue during the first half of 2020, which continued through the remainder of the year and into the first half of 2021. We have not incurred any impairment charges during the year ended December 31, 2021.
Other Expenses
The following table presents other expenses (in thousands, except percentages):

	2021	2020	Change	% Change
Other expenses
Interest expense - net	$58,179	$57,482	$697	1%
Loss on extinguishment of debt	35,828	685	35,143	5,130%
Other expenses	1,389	—	1,389	100%

Total other expenses	$95,396	$58,167	$37,229	64%

Interest expense – net
Interest expense increased $0.7 million, or 1%, for the year ended December 31, 2021 compared to the year ended December 31, 2020. Although we paid off the May 2020 First Lien Loan and made a partial payment of the outstanding principal on the June 2017 First Lien Loan on October 18, 2021, interest expense was similar to the prior year due to the timing of when we entered into the May 2020 First Lien Loan and made the debt repayments in 2021. In addition, the interest rate cap and interest rate swaps matured during the years ended December 31, 2021 and 2020, respectively.
Loss on extinguishment of debt
Loss on extinguishment of debt increased $35.1 million during the year ended December 31, 2021 compared to the year ended December 31, 2020. The increase was due to our full repayment of the May 2020 First Lien Loan and a partial repayment of the outstanding principal on the June 2017 First Lien Loan. The loss includes $28.0 million for a prepayment penalty and $6.1 million for the amortization of the remaining balance of the original issuance discount and issuance costs related to the repayment of the May 2020 First Lien Loan in full, as well as $1.7 million for the amortization of the balance of the original issuance discount and issuance costs related to the partial repayment of the outstanding principal on the June 2017 First Lien Loan.
Other expenses
Other expenses were $1.4 million during the year ended December 31, 2021 primarily due to our modification of the terms of Vivid Seats Public IPO Warrants in connection with the Business Combination. There were no other expenses for the year ended December 31, 2020.
Liquidity and Capital Resources
We have historically financed our operations primarily through cash generated from our operating activities. Our primary short-term requirements for liquidity and capital are to fund general working capital, capital expenditures, and debt service requirements. Our primary long-term liquidity needs are related to debt repayment and potential acquisitions.

Our primary sources of funds are cash generated from operations and proceeds from borrowings, including our term loans. In response to the
COVID-19
pandemic, we borrowed $50.0 million under our revolving credit facility in March 2020 and subsequently entered into the May 2020 First Lien Loan. We received $251.5 million in net cash proceeds from the May 2020 First Lien Loan, which we used to repay the $50.0 million in outstanding borrowings under the revolving credit facility in May 2020 and to fund our operations. As noted in the “Liquidity and Capital Resources—Loan Agreements” section below, we repaid the May 2020 First Lien Loan in connection with, and using the proceeds from, the Business Combination and the PIPE Subscription. Our existing cash and cash equivalents are sufficient to fund our liquidity needs for the next 12 months.
As of March 31, 2022, we had $314.1 million of cash and cash equivalents. Cash and cash equivalents consist of interest-bearing deposit accounts, money market accounts managed by financial institutions, and highly liquid investments with maturities of three months or less. For the three months ended March 31, 2022, we generated positive cash flows from our operating activities.
Loan Agreements
In response to the
COVID-19
pandemic, we borrowed $50.0 million under the Revolving Facility (as defined herein) in March 2020. In May 2020, Hoya Midco, LLC (“Hoya Midco”), as borrower, Hoya Intermediate, as a guarantor, and certain subsidiaries of Hoya Midco, as guarantors, entered into a Credit Agreement with Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders from time to time party thereto (the “May 2020 First Lien Credit Agreement”), which provided for a $260 million term loan (the “May 2020 First Lien Loan”), which resulted in $251.5 million in net cash proceeds. We used the net cash proceeds from the May 2020 First Lien Loan to immediately repay the $50.0 million in outstanding borrowings under the Revolving Facility and to fund our operations. The Revolving Facility was terminated in full simultaneously with the repayment in May 2020.
The May 2020 First Lien Loan, which is pari passu with the June 2017 First Lien Loan, carries a variable interest rate of LIBOR plus an applicable margin of 9.50%, or a base rate plus an applicable margin of 8.50%. The May 2020 First Lien Loan matures in May 2026, subject to an earlier springing maturity date of June 30, 2024 if the June 2017 First Lien Loan, or a refinancing thereof with scheduled payments of principal prior to June 30, 2024, remains outstanding as of that date. The effective interest rate on the May 2020 First Lien Loan, which fluctuates based on certain paid-in-kind
elections, was 11.50% per annum as of December 31, 2020. We made no payments during 2020 on the May 2020 First Lien Loan. Interest incurred under the May 2020 First Lien Loan was capitalized into the principal quarterly in August and November 2020, resulting in an outstanding principal of $275.7 million as of December 31, 2020. Additional interest was capitalized into the principal in the first nine months of 2021, resulting in an outstanding principal of $304.1 million as of September 30, 2021. On October 18, 2021, we repaid this loan in full in connection with, and using the proceeds from, the Business Combination and the PIPE Subscription and incurred a $28.0 million prepayment penalty.
In June 2017, Hoya Midco, as borrower, Hoya Intermediate, as a guarantor, and certain subsidiaries of Hoya Midco, as guarantors entered into (x) a First Lien Credit Agreement with Barclays Bank PLC, as administrative agent and collateral agent, and the lenders from time to time party thereto (the “June 2017 First Lien Credit Agreement”) and (y) a Second Lien Credit Agreement with U.S. Bank, National Association, as administrative agent and collateral agent, and the lenders from time to time party thereto (the “June 2017 Second Lien Credit Agreement”). The original facilities under the June 2017 First Lien Credit Agreement consisted of a $525 million term loan (the “Initial Term Loan”) and a $50 million revolving credit facility (the “Revolving Facility”). An additional $115 million of incremental term loans were funded under the June 2017 First Lien Credit Agreement on July 2, 2018 (the “Incremental Term Loan” and, together with the Initial Term Loan, the “June 2017 First Lien Loan”).
We had an outstanding loan balance of $465.7 million under the June 2017 First Lien Loan as of December 31, 2021. In the three months ended March 31, 2022, we repaid $190.7 million of the outstanding June

2017 First Lien Loan. On February 3, 2022, Hoya Midco, as borrower, Hoya Intermediate, as a guarantor, entered into an amendment which refinances the remaining June 2017 First Lien Loan with a new $275.0 million term loan (the “February 2022 First Lien Loan”) with a maturity date of February 3, 2029, adds a new revolving credit facility in an aggregate principal amount of $100.0 million with a maturity date of February 3, 2027, replaces the LIBOR based floating interest rate with a term SOFR based floating interest rate and revises the springing financial covenant to require compliance with a first lien net leverage ratio when revolver borrowings exceed certain levels. The February 2022 First Lien Loan requires quarterly amortization payments of $0.7 million. The Revolving Facility does not require periodic payments. All obligations under the February 2022 First Lien Loan are secured, subject to permitted liens and other exceptions, by first-priority perfected security interests in substantially all of our assets. The February 2022 First Lien Loan will carry an interest rate of SOFR plus 3.25%. The SOFR rate for the February 2022 First Lien Loan is subject to a 0.5% floor.
As of March 31, 2022, we are only party to one credit facility, the February 2022 First Lien Loan.
Tax Receivable Agreement
In connection with the Business Combination, as described in Note 1 to our consolidated financial statements included elsewhere in this Prospectus/Offer to Exchange, we entered into the Tax Receivable Agreement with the existing Hoya Intermediate shareholders that will provide for payment to Hoya Intermediate shareholders of 85% of the amount of the tax savings, if any, that we realize (or, under certain circumstances, is deemed to realize) as a result of, or attributable to, (i) increases in the tax basis of assets owned directly or indirectly by Hoya Intermediate or its subsidiaries from, among other things, any redemptions or exchanges of Intermediate Common Units (ii) existing tax basis (including depreciation and amortization deductions arising from such tax basis) in long-lived assets owned directly or indirectly by Hoya Intermediate and its subsidiaries, and (iii) certain other tax benefits (including deductions in respect of imputed interest) related to Hoya Intermediate making payments under the Tax Receivable Agreement.
Cash Flows
The following table summarizes our cash flows for the periods indicated (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2022	2021	2021	2020	2019
Net cash provided by (used in) operating activities	$23,534	$30,761	$219,931	$(33,892)	$76,478
Net cash used in investing activities	(3,441)	(1,726)	(9,345)	(7,605)	(40,155)
Net cash (used in) provided by financing activities	(195,568)	(1,603)	(6,113)	245,545	(55,462)

Net increase (decrease) in cash and cash equivalents	$(175,475)	$27,432	$204,473	$204,048	$(19,139)

Cash Provided by (Used in) Operating Activities
Net cash provided by operating activities was $23.5 million for the three months ended March 31, 2022 due to $3.1 million in net income, non-cash
charges of $12.4 million, and net cash inflows from a $8.0 million change in net operating assets. The net cash inflows from the change in our net operating assets were primarily due to the increase in operations as
COVID-19
mitigation measures continue to ease.
Net cash provided by operating activities was $30.8 million for the three months ended March 31, 2021 due to $20.3 million in net loss, non-cash
charges of $13.3 million, and net cash inflows from a $37.7 million change in net operating assets. The net cash inflows from the change in net operating assets were primarily due to a $37.9 million increase in accounts payable. The increase in accounts payable resulted primarily from an increase in amounts payable to ticket sellers as sales increased in the first quarter of 2021.

Net cash provided by operating activities was $219.9 million for the year ended December 31, 2021 due to $19.1 million in net loss, non-cash
charges of $75.2 million, and net cash inflows from a $163.8 million change in net operating assets. The net cash inflows from the change in our net operating assets were primarily due to a $128.2 million increase in accounts payable, $19.2 million increase in deferred revenue and a $14.2 million increase in accrued expenses and other current liabilities, partially offset by a $7.6 million decrease in prepaid expenses and other current assets and a $4.3 million increase in inventory. Each of these resulted from higher order volume and lower event cancellations in 2021.
Net cash used in operating activities was $33.9 million for the year ended December 31, 2020 due to $774.2 million in net loss, non-cash
charges of $646.8 million and net cash outflows from a $93.5 million change in net operating assets. The net cash outflows from the change in net operating assets were primarily due to an increase of $195.4 million increase in accrued expenses and other current liabilities, partially offset by a $67.6 million increase in prepaid expenses and other current assets and a $28.7 million decrease in accounts payable. These changes primarily resulted from lower order volume and higher cancellation rates in 2020.
Net cash provided by operating activities was $76.5 million for the year ended December 31, 2019 due to $53.8 million in net loss, non-cash
charges of $104.5 million, and net cash outflows from a $25.8 million change in net operating assets. The net cash outflows from the change in net operating assets were primarily due to a $23.3 million increase in accrued expenses and other current liabilities resulting from an increase in accrued taxes and other expenses.
Cash Used in Investing Activities
Net cash used in investing activities for the three months ended March 31, 2022 was $3.4 million and was primarily related to capital spending on development activities related to our platform.
Net cash used in investing activities for the three months ended March 31, 2021 was $1.7 million related to capital spending on development activities related to our platform.
Net cash used in investing activities was $9.3 million for the year ended December 31, 2021 which primarily included $8.4 million in capital spending on development activities related to our platform.
Net cash used in investing activities was $7.6 million for the year ended December 31, 2020, which primarily included $7.3 million in capital spending on development activities related to our platform.
Net cash used in investing activities was $40.2 million for the year ended December 31, 2019, which primarily included $31.1 million in acquisition related costs and $7.9 million in capital spending on development activities related to our platform.
Cash (Used in) Provided by Financing Activities
Net cash used in financing activities for the three months ended March 31, 2022 was $195.6 million and was due to the repayment of the June 2017 First Lien Loan in connection with the refinancing.
Net cash used in financing activities for the three months ended March 31, 2021 was $1.6 million related to payments on our June 2017 First Lien Loan.
Net cash used in financing activities was $6.1 million for the year ended December, 2021. This was due to capital contributions of $752.9 million, offset by $485.1 million in debt payments and debt extinguishment costs, $236.0 million of preferred equity redemption, $20.1 million in Business Combination costs and $17.7 million of dividends paid.

Net cash provided by financing activities was $245.5 million for the year ended December 31, 2020, which resulted primarily from $260.0 million in proceeds from our May 2020 First Lien Loan. This was partially offset by $6.5 million arranger fee on the May 2020 First Lien Loan, $5.9 million in principal payments on our June 2017 First Lien Loan and $2.1 million in other debt-related costs. We also borrowed $50.0 million under our Revolving Facility, which we subsequently repaid in 2020.
Net cash used in financing activities was $55.5 million for the year ended December 31, 2019. We paid $40.0 million to extinguish our June 2017 Second Lien Loan. We made $8.1 million in tax distributions to noncontrolling interest holders and $7.0 million in payments related to our June 2017 First Lien Loan.
Off-Balance
Sheet Arrangements
As of March 31, 2022, we did not have any
off-balance
sheet arrangements, as defined in Item 303(a)(4)(ii) of SEC Regulation
S-K
promulgated under the Exchange Act, that have or are reasonably likely to have a current or future effect on our financial condition, results of operations, or cash flows.
Critical Accounting Policies and Estimates
Our consolidated financial statements are prepared in accordance with GAAP. Preparation of our financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs, and expenses, and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Actual results may differ from these estimates under different assumptions or conditions. The assumptions and estimates associated with revenue recognition; equity-based compensation, warrants and earnouts; and impairment of our goodwill, indefinite-lived intangible assets, definite-lived intangible assets, and long-lived assets have the greatest potential impact on our consolidated financial statements. Accordingly, these are the policies that are most critical to aid in fully understanding and evaluating our consolidated balance sheets, results of operations, and cash flows.
Revenue Recognition
Revenue from our Marketplace segment primarily consists of service and delivery fees from ticketing operations, reduced by incentives provided to ticket buyers. We also recognize revenue for referral fees earned on the purchase of ticket insurance by ticket buyers from third-party insurers. We recognize revenue from our Marketplace segment when the ticket seller confirms an order with the ticket buyer, at which point the seller is obligated to deliver the tickets to the ticket buyer in accordance with the original marketplace listing. Revenue from Marketplace transactions is recognized on a net basis, because we act as an agent for these transactions.
We estimate and reserve for future cancellation charges based on historical trends, with the corresponding charge reducing revenue. This reserve, known as accrued future customer compensation, is classified within accrued expenses and other current liabilities, with a corresponding asset for expected recoveries from ticket sellers recorded within Prepaid expenses and other current assets on our consolidated balance sheets.
Specific judgments and assumptions considered when estimating future cancellation charges include historical cancellation charges as a percentage of sales, the average length of time to realize such charges, and the potential exposure based on the volume of recent sales activity. Following the onset of the
COVID-19
pandemic, estimates for future cancellation charges resulting from event cancellations have been determined based on historical event cancellation rates since the start of the pandemic and management’s estimates of future event cancellation trends in the
COVID-19
pandemic. Such estimates are inherently uncertain as we are unable to predict the rate at which actual cancellation charges will occur. To the extent that actual cancellation charges are materially different than previously estimated amounts, or changes in recent trends require updates to previously reserved amounts, revenue may be materially impacted. As a result of the
COVID-19
pandemic, cancellation charge reserves increased materially in 2020 due to the large volume of cancellations that occurred from the pandemic. Should actual cancellation charges exceed previous estimates by a significant amount in a given period, we may experience negative overall revenue.

When an event is cancelled, ticket buyers may receive either a cash refund or credit for future purchases in our marketplace. Credits issued to buyers for cancellations are recorded as accrued customer compensation within Accrued expenses and other current liabilities on our consolidated balance sheets. When a credit is redeemed, revenue is recognized for the newly placed order. Breakage income from customer credits that are not expected to be used is estimated and recognized as revenue in proportion to the pattern of redemption for the customer credits that are used. We estimate breakage based on historical usage trends for credit issued by us and available data on comparable programs. Our estimates of breakage are constrained by our limited history of customer credits.
We also offer our customers the opportunity to participate in our loyalty program, Vivid Seats Rewards, through our Marketplace segment, which allows customers to earn and redeem credits on Owned Properties transactions.
We defer revenue associated with these credits, which is recorded as deferred revenue on our consolidated balance sheets. The deferred amount is based on expected future usage and is recognized as revenue when the credits are redeemed. To the extent that actual usage differs from expected usage, or that recent trends require a material change in the estimated usage rate of unexpired credits, our revenue will be impacted by the change.
Revenue from our Resale business primarily consists of sales of tickets to customers through online secondary ticket marketplaces. We recognize Resale revenue on a gross basis because we act as a principal in these transactions. We recognize Resale revenue when an order is confirmed.
Equity-Based Compensation
We account for restricted stock units, stock options, and profits interest at fair value as of the grant date. The restricted stock units vest on a quarterly basis over a four-year period for non-directors
and on an annual basis over a five-year period for directors. The stock options vest on a quarterly basis over a four-year period and expire ten years from the date of the grant. Both are subject to the recipient’s continued employment through the applicable vesting date. The fair value of stock options granted to certain employees is estimated on the grant date using the Hull-White model, a lattice model which assumes holders will exercise when they achieve certain return thresholds. The model requires us to make assumptions and judgments about the variables used in the calculation, including the sub-optimal
exercise factor, the volatility of our common stock, risk-free interest rate, and expected dividends. We estimate the fair value of profits interest using the Black-Scholes option pricing model, which includes assumptions related to volatility, expected term, dividend yield and risk-free interest rate. Expense related to grants of equity-based awards is recognized as equity-based compensation in the consolidated statements of operations.
Impairment of Goodwill, Indefinite-Lived Intangible Assets, Definite-Lived Intangible Assets, and Other Long-Lived Assets
We assess goodwill and our indefinite-lived intangible asset (our trademark) for impairment annually, or more frequently if events or changes in circumstances indicate that an asset may be impaired. We assess definite-lived intangible assets and other long-lived assets (collectively, “long-lived assets”) for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable.
We identified the
COVID-19
pandemic as a potential triggering event for impairment of our goodwill, indefinite-lived trademark, and long-lived assets. For the year ended December 31, 2021, we evaluated the qualitative assessment by reviewing factors such as macroeconomic conditions, industry and market considerations, cost factors, entity-specific financial performance and other events, including changes in our management. Our annual assessment resulted in no impairment triggers after qualitative assessment for the year ended December 31, 2021. During the second quarter of 2020, we identified the
COVID-19
pandemic as a

triggering event for our long-lived assets, goodwill, indefinite-lived trademark, and definite-lived intangible assets and our quantitative assessment resulted in impairment charges of $573.8 million. Due to global social distancing efforts to mitigate the spread of the virus, in addition to compliance with restrictions enacted by various governmental entities, most live events during 2020 were either postponed or cancelled. Beginning in the second quarter of 2021, there was an increase in new orders processed resulting from the resumption of live events and a reduction in event cancellations due to the
COVID-19
pandemic. The pandemic and resulting mitigation measures had a significant adverse effect on order volume and event cancellations during 2020.
Goodwill and Indefinite-lived Intangible Asset (Trademark)
We account for acquired businesses using the acquisition method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair values. Our goodwill and our indefinite-lived trademark are held by our Marketplace segment, which contains one reporting unit.
Goodwill is not subject to amortization and is reviewed for impairment annually, or earlier whenever events or changes in business circumstances indicate an impairment may have occurred. We assess goodwill for impairment at the reporting unit level. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value, with an impairment charge recognized for the difference.
When reviewing goodwill for impairment, we begin by performing a qualitative assessment, which includes, but is not limited to, reviewing factors such as macroeconomic conditions, industry and market considerations, cost factors, entity-specific financial performance and other events, including changes in our management. If we determine that it is more likely than not that the fair value of a reporting unit is less than its carrying value, we then perform a quantitative assessment. Depending upon the results of that assessment, the recorded goodwill may be written down, and impairment expense is recorded in the consolidated statements of operations when the carrying amount of the reporting unit exceeds the fair value of the reporting unit.
Our goodwill balance is not currently at risk for additional impairment, as the fair value of our Marketplace reporting unit significantly exceeds its carrying value. For the year ended December 31, 2021, as part of our annual assessment, a qualitative goodwill assessment was performed and we determined it was not more likely than not that the fair value of our reporting unit was less than its carrying value.
In developing fair values for our reporting unit during the second quarter of 2020, we use a discounted cash flow valuation approach, supplemented with a market multiple valuation approach. Significant estimates used in the discounted cash flow models include (i) risk-adjusted discount rates, (ii) forecasted revenue and operating expenses, (iii) forecasted capital expenditures and working capital needs, and (iv) long-term growth rates. These estimates are uncertain as actual discount rates, revenue, operating expenses, capital expenditures, working capital needs, and long-term growth rates may be different than those we have forecasted. These estimates considered the recent deterioration in financial performance of our Marketplace reporting unit, as well as the anticipated rate of recovery, and implied risk premiums based on the market prices of our equity and debt as of the assessment date. We ultimately determined that the carrying value of our Marketplace reporting unit exceeded its estimated fair value, resulting in a goodwill impairment charge of $377.1 million during the year ended December 31, 2020.
Similar to goodwill, our indefinite-lived trademark is not amortized, but reviewed for impairment annually, or earlier whenever events or changes in business circumstances indicate that the carrying value may not be recoverable. For the year ended December 31, 2021, as part of our annual assessment, a qualitative assessment was performed resulting in no impairment. The qualitative assessment included the history and longevity of our brand, our reputation, market share, and importance of our brand in buying decisions. In conjunction with the goodwill impairment event triggered by the
COVID-19
pandemic, we also assessed our indefinite-lived trademark for impairment during the year ended December 31, 2020, resulting in an impairment charge of $78.7 million.

We estimated the fair value of our indefinite-lived trademark based on forecasted revenues and a reasonable royalty rate using the relief from royalty valuation method. We utilized a 2% royalty rate, consistent with the rate used in the initial valuation of the trademark. Each reporting period, we perform an evaluation of the remaining useful life of our indefinite-lived trademark to determine whether events and circumstances continue to support an indefinite life. We consider the life of our indefinite-lived trademark to be appropriate for the years ended December 31, 2021 and 2020.
Long-lived assets
We also periodically review the carrying amount of our long-lived assets to determine whether current events or business circumstances indicate that the carrying amounts of an asset or asset group may not be recoverable. We classify our long-lived assets as a single asset group, which consists primarily of definite-lived intangible assets, property and equipment, and personal seat licenses. Our definite-lived intangible assets consist of developed technology, customer and supplier relationships, and non-compete
agreements. For the year ended December 31, 2021, management did not identify any events or changes in circumstances which would indicate the carrying amount of an asset or asset group may not be recoverable. As such, there were no long-lived asset impairments for the year ended December 31, 2021.
Our long-lived assets were assessed for impairment during the year ended December 31, 2020, which resulted in an impairment charge of $118.0 million. Significant judgment and estimates were required in assessing impairment of our long-lived assets, including identifying whether events or changes in circumstances require an impairment assessment, and estimating future cash flows and determining appropriate discount rates. Our estimates of fair value are based on assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. The resulting impairment charge resulted in a complete write-off
of our definite-lived intangible assets, property and equipment, and personal seat licenses during the year ended December 31, 2020.
Recent Accounting Pronouncements
See Note 2 to our audited consolidated financial statements included elsewhere in this Prospectus/Offer to Exchange for a description of recently adopted accounting pronouncements and issued accounting pronouncements not yet adopted.
JOBS Act Accounting Election
Section 107 of the JOBS Act allows emerging growth companies to take advantage of the extended transition period for complying with new or revised accounting standards. Under Section 107, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Any decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. We have elected to use the extended transition period under the JOBS Act.
Quantitative and Qualitative Disclosures about Market Risk
Market risk is the potential loss from adverse changes in interest rates, foreign exchange rates, and market prices. Our primary market risk is interest rate risk associated with our long-term debt. We manage our exposure to this risk through established policies and procedures. Our objective is to mitigate potential income statement, cash flow, and market exposures from changes in interest rates.

Interest Rate Risk
Our market risk is affected by changes in interest rates. We maintain floating-rate debt that bears interest based on market rates plus an applicable spread. Because our interest rate is tied to market rates, we will be susceptible to fluctuations in interest rates if we do not hedge the interest rate exposure arising from our floating-rate borrowings. A hypothetical 1% increase or decrease in interest rates, assuming rates are above our interest rate floor, would not have a material impact on interest expense based on amounts outstanding under the June 2017 First Lien Loan and February 2022 First Lien Loan during the three months ended March 31, 2022.

MANAGEMENT
Executive Officers and Board of Directors
The following persons serve as our executive officers and directors as of the date of this Prospectus/Offer to Exchange:

Name	Age	Position
Stanley Chia	40	Chief Executive Officer and Director
Lawrence Fey	41	Chief Financial Officer
Jon Wagner	49	Chief Technology Officer
Riva Bakal	38	Chief Product and Strategy Officer
David Morris	47	General Counsel
Todd Boehly	48	Director
Jane DeFlorio	51	Director
Craig Dixon	46	Director
Julie Masino	51	Director
Martin Taylor	52	Director
Mark Anderson	46	Director
David Donnini	56	Director
Tom Ehrhart	35	Director
Executive Officers
Stanley Chia.
 Mr. Chia serves as our Chief Executive Officer and as a member of the Board of Directors. Mr. Chia joined Vivid Seats as Chief Executive Officer in November 2018. Prior to joining Vivid Seats, from April 2015 to November 2018, Mr. Chia served as Chief Operating Officer at Grubhub Inc. He also serves on the Board of Directors and Nominating Committee of 1871 and on the President’s Advisory Board of the Georgia Institute of Technology. Mr. Chia graduated from the Georgia Institute of Technology and Emory University Goizueta Business School. Mr. Chia also served in the Singapore Armed Forces as an Armored Infantry Platoon Commander. Mr. Chia is well qualified to serve on our Board of Directors due to his role as our Chief Executive Officer, his depth of knowledge of us and our operations, his acute business judgment and extensive familiarity with the business in which we compete.
Lawrence Fey.
 Mr. Fey serves as our Chief Financial Officer. Mr. Fey joined Vivid Seats as Chief Financial Officer in April 2020 and previously served as a member of our Board of Directors from July 2017 through February 2020. Mr. Fey has nearly 20 years of financial and investment experience, including most recently serving as a Managing Director of GTCR, a private equity firm, where he worked from 2005 until he joined Vivid Seats in 2020. While at GTCR, Mr. Fey was a member of the board of directors across many successful investments, including Six3 Systems, CAMP Systems, Zayo Group, Cision, Park Place Technologies, GreatCall, Simpli.fi and EaglePicher. Mr. Fey graduated from Dartmouth College.
Jon Wagner.
 Mr. Wagner serves as our Chief Technology Officer. Mr. Wagner joined Vivid Seats as Chief Technology Officer in December 2018 with over 25 years of experience in the technology sector, including most recently as a freelance Decision Engineering Consultant from January 2018 to December
 2018. From June 2017 to January 2018, Mr. Wagner served
as Co-Founder of
Aidan.ai,
a start-up specializing
in applied artificial intelligence. From February 2017 to May 2017, he served as Vice President of Systems and Decision Engineering at Grubhub, and from March 2015 to February 2017, he served as Chief Operating Officer of Zoomer, a B2B food delivery company. Mr. Wagner graduated from La Salle University.
Riva Bakal.
 Ms. Bakal serves as our Chief Product and Strategy Officer. She joined Vivid seats as our Vice President of Strategy and Corporate Development in February 2019. Prior to joining Vivid Seats, Ms. Bakal held a variety of senior positions across functions at Grubhub from August 2016 to December 2018, most recently serving as Vice President of Market Operations. Ms. Bakal has worked in the technology sector for over 15 years and has experience in investment banking as well as a depth of e-commerce marketplace
experience spanning industries including travel, online education and food delivery. Ms. Bakal graduated from the Massachusetts Institute of Technology and Harvard Business School.
David Morris.
 Mr. Morris serves as our General Counsel. Mr. Morris joined Vivid Seats in June 2021. Prior to Vivid Seats, he served most recently as Vice President and Associate General Counsel at TripAdvisor Inc., a global online travel research and marketplace business, where he worked from 2008 to 2021 on a wide variety of commercial and corporate legal matters. Prior to his tenure at TripAdvisor, he served at Invensys, PLC from 2003 to 2008, most recently as Senior Counsel. Mr. Morris began his legal career at the law firms of WilmerHale and Hinckley Allen. Mr. Morris serves on the Board of Directors of the Doug Flutie Jr. Foundation for Autism and the Brandeis University Alumni Association. Mr. Morris received his undergraduate degree from Brandeis University, and graduate degrees from Boston University, Suffolk University Sawyer Business School and Boston University School of Communications.
Non-Employee
Directors
Todd Boehly.
 Mr. Boehly serves as a member of the Board of Directors. Since June 2020, Mr. Boehly has served as the Chief Executive Officer and member of the Board of Directors of Horizon and since July 2020, he has served as Horizon’s Chief Financial Officer and Chairman. Mr. Boehly has also served as the Chief Executive Officer, Chief Financial Officer and Director of Horizon Acquisition Corporation II (NYSE: HZON) since August 2020 and of Horizon Acquisition Corporation III (NYSE: HZNA) since November 2020. In 2015,
Mr. Boehly co-founded Eldridge,
a holding company with a unique network of businesses across finance, technology, real estate and entertainment, and since then has served as the Chairman and Chief Executive Officer. From 2002 to 2015, Mr. Boehly worked at Guggenheim Partners, most recently as President. Mr. Boehly serves on the boards of directors of Kennedy-Wilson Holdings (NYSE: KW), the Los Angeles Lakers, Flexjet, PayActiv, CAIS and Cain International. Mr. Boehly graduated from the College of William & Mary. He also studied at the London School of Economics. Mr. Boehly is well qualified to serve on our Board of Directors because of his substantial experience building and managing businesses.
Martin Taylor.
 Mr. Taylor serves as a member of the Board of Directors. Mr. Taylor has been an Operating Managing Director at Vista Equity Partners since 2006. Prior to joining Vista, Mr. Taylor spent over 13 years at Microsoft Corporation, including in roles managing corporate strategy, sales, product marketing and segment focused teams in North America and Latin America. Mr. Taylor has served on the boards of directors of Jamf Holding Corp. (NASDAQ: JAMF) since 2017 and Ping Identity Holding Corp. (NYSE: PING) since November 2020. Mr. Taylor graduated from George Mason University. Mr. Taylor is well qualified to serve on our Board of Directors because of his extensive experience in the areas of corporate strategy, technology, finance, business transactions and software investments.
Jane DeFlorio.
 Ms. DeFlorio serves as a member of the Board of Directors. Ms. DeFlorio was Managing Director of Deutsche Bank AG Retail/Consumer Sector Investment Banking Coverage from 2007 to 2013. From 2002 to 2007, Ms. DeFlorio was an Executive Director in the Investment Banking Consumer and Retail Group at UBS Investment Bank. Ms. DeFlorio has served on the board of directors of SITE Centers Corp. (NYSE: SITC) since 2017, where she is Chair of the Audit Committee and a member of the Compensation and Pricing Committees. Ms. DeFlorio served as a director of Perry Ellis International from 2014 to 2018. Ms. DeFlorio is a member of the Board of Trustees and Chairman of the Audit and Risk Committee at The New School University in New York City. She also serves on the boards of directors for The Parsons School of Design, and the Museum at Fashion Institute of Technology. Ms. DeFlorio graduated from the University of Notre Dame and Harvard Business School. Ms. DeFlorio is well qualified to serve on our Board because of her over 15 years of experience in investment banking, as well as her recent public board service.

Craig Dixon.
 Mr. Dixon serves as a member of the Board of Directors. Mr. Dixon is the
Co-Founder
and
Co-Chief
Executive Officer of The St. James, a leading developer and operator of premium performance, wellness and lifestyle brands, technology experiences and destinations. From 2006 to 2013, Mr. Dixon was Senior Counsel and Assistant Corporate Secretary at Smithfield Foods, a global food business. Mr. Dixon began his legal career at McGuireWoods LLP and Cooley LLP, and as a Law Clerk to the Honorable James R. Spencer, United States District Court for the Eastern District of Virginia. He is a member of the Board of Trustees of Episcopal High School. Mr. Dixon graduated from the College of William & Mary and William & Mary School of Law. Mr. Dixon is well qualified to serve on our Board of Directors because of his extensive experience in corporate governance and business transactions, as well as his executive experience.
Julie Masino.
 Ms. Masino serves as a member of the Board. Since January 2020, Ms. Masino has served as the President of International of Taco Bell, a subsidiary of Yum! Brands (NYSE: YUM). From January 2018 to December 2019, Ms. Masino served as President of North America of Taco Bell. Ms. Masino held senior positions at Mattel (NASDAQ: MAT) from April 2017 to January 2018 and at Sprinkles Cupcakes from 2014 to 2017. Ms. Masino serves on the Board of Directors of PhysicianOne Urgent Care. Ms. Masino graduated from Miami University. Ms. Masino is well qualified to serve on our Board of Directors because of her extensive experience in the areas of marketing, organizational strategy, technology, and public company leadership.
Mark M. Anderson.
 Mr. Anderson serves as a member of the Board. Since 2000, Mr. Anderson has worked at GTCR, most recently as a Managing Director. He has served on the Board of Directors of Gogo Inc. (NASDAQ: GOGO) since March 2021 and also serves as on the boards of directors of CommerceHub and Jet Support Services Inc. Mr. Anderson graduated from the University of Virginia and Harvard Business School. Mr. Anderson is well qualified to serve on our Board of Directors because of his directorship experience and deep understanding of the technology and e-commerce industries.
David Donnini.
 Mr. Donnini serves as a member of the Board of Directors. Mr. Donnini joined GTCR in 1991 and is currently a Managing Director. Prior to joining GTCR, Mr. Donnini worked at Bain & Company. Mr. Donnini is currently a director of AssuredPartners, Consumer Cellular, Park Place Technologies and Sotera (NYSE: SHC), where he serves on the Nomination and Corporate Governance Committee. Mr. Donnini graduated from Yale University and Stanford Graduate School of Business. Mr. Donnini is well qualified to serve on our Board of Directors because of his directorship experience and deep understanding of the technology and e-commerce industries.
Tom Ehrhart.
 Mr. Ehrhart serves as a member of the Board of Directors. Mr. Ehrhart joined GTCR in 2012 and is currently a Principal. Prior to joining GTCR, Mr. Ehrhart worked as an Analyst in the Financial Institutions group at Credit Suisse. Mr. Ehrhart serves on the boards of directors of AssuredPartners, Consumer Cellular, Global Claims Services, Park Place Technologies and PPC Flexible Packaging. Mr. Ehrhart graduated from Georgetown University. Mr. Ehrhart is well qualified to serve on our Board of Directors because of his directorship experience and deep understanding of the technology and e-commerce industries.
Corporate Governance
Composition of the Board of Directors
Our business and affairs are managed under the direction of the Board of Directors. The Board of Directors is chaired by David Donnini, and includes Stanley Chia, Todd Boehly, Martin Taylor, Jane DeFlorio, Julie Masino, Craig Dixon, Mark Anderson and Tom Ehrhart, four of whom qualify as independent. Subject to the terms of the Stockholders’ Agreement, our charter and our bylaws, the number of directors will be fixed by the Board of Directors.
When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of its business and structure, the Board of Directors expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.
In connection with the Business Combination, we, Sponsor and Hoya Topco entered into the Stockholders’ Agreement pursuant to which, among other things, the Topco Equityholders were granted rights to designate five directors for election to the Board of Directors and the Horizon Equityholders have the right to designate three directors for election to the Board of Directors.
Under the terms of the Stockholders’ Agreement, the Topco Equityholders have the right to designate five directors for election to the Board of Directors and the Horizon Equityholders have the right to designate three directors for election to the Board of Directors. From the Closing, the Horizon Equityholders have the right to nominate (a) three directors to the Board, so long as the Horizon Equityholders, in the aggregate, beneficially own at least 12% of the aggregate number of shares of common stock that are issued and outstanding on the Closing (the “Closing Amount”), of which at least two will qualify as “independent directors” under applicable stock exchange regulations, (b) two directors to the Board of Directors, so long as the Horizon Equityholders, in the aggregate, beneficially own at least 6% but less than 12% of the Closing Amount, each of which shall qualify as “independent directors” under applicable stock exchange regulations, and (c) until the date the Horizon Equityholders, in the aggregate, beneficially own a number of voting stock representing less than 5% of the aggregate number of shares of common stock held, directly or indirectly, by the Horizon Equityholders on the Closing, one director to the Board of Directors, who shall qualify as an “independent director” under applicable stock exchange regulations. From the Closing, the Topco Equityholders have the right to nominate (i) five directors to the Board of Directors, so long as the Topco Equityholders, in the aggregate, beneficially own at least 24% of the Closing Amount, of which at least one will qualify as an “independent director” under applicable stock exchange regulations, (ii) four directors to the Board of Directors, so long as the Topco Equityholders, in the aggregate, beneficially own at least 18% but less than 24% of the Closing Amount, (iii) three directors to the Board of Directors, so long as the Topco Equityholders, in the aggregate, beneficially own at least 12% but less than 18% of the Closing Amount, (iv) two directors to the Board of Directors, so long as the Topco Equityholders, in the aggregate, beneficially own at least 6% but less than 12% of the Closing Amount and (v) until the date the Topco Equityholders, in the aggregate, beneficially own a number of voting shares representing less than 5% off the aggregate number of shares of common stock held, directly or indirectly, by the Topco Equityholders on the Closing, one director to the Board of Directors. No reduction in the number of directors that Topco Equityholders and Horizon Equityholders are entitled to designate pursuant to the foregoing two sentences shall shorten the term of any such designated director then-serving on the Board of Directors. Additionally, once the Topco Equityholders, in the aggregate, beneficially own less than 40% of the aggregate number of shares of common stock held, directly or indirectly, by the Topco Equityholders as of the Closing, none of the directors designated by the Topco Equityholders shall be required to qualify as “independent directors” under any stock exchange regulations. In the event the size of the Board is increased in accordance with applicable law and our organizational documents, the Topco Equityholders shall have the right to designate a number of directors of the Board which give the Topco Equityholders the same percentage of total directors on the Board as permitted to be designated pursuant to the foregoing, rounded up to the next whole number.
Any director designated by the Topco Equityholders or the Horizon Equityholders may resign at any time upon written notice to the Board of Directors. The Topco Equityholders have the exclusive right to remove a director designated by the Topco Equityholders or to fill any vacancy created by a director designated by the Topco Equityholders. The Horizon Equityholders have the exclusive right to remove a director designated by the Horizon Equityholders or to fill any vacancy created by a director designated by the Horizon Equityholders.
Director Independence
Under our Corporate Governance Guidelines and the Nasdaq rules (the “Nasdaq Rules”), a director is not independent unless the Board of Directors affirmatively determines that s/he does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq Rules.
Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that Martin Taylor, Jane DeFlorio, Craig Dixon and Julie Masino, four of our nine directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq Rules. In making these determinations, our Board of Directors considered the relationships that each non-employee
director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock.
Controlled Company Exemption
Private Equity Owner owns more than 50% of the combined voting power for the election of our directors to our Board of Directors, and, as a result, we are considered a “controlled company” for the purposes of the Nasdaq Rules. As such, we qualify for exemptions from certain corporate governance requirements, including that a majority of our Board of Directors consist of “independent directors,” as defined under the Nasdaq Rules. In addition, we are not required to have a nominating and corporate governance committee or compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities or to conduct annual performance evaluations of the nominating and corporate governance and compensation committees.
As permitted for a “controlled company,” a majority of our of Directors and our Compensation and Nominating and Corporate Governance Committees are not independent. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Rules.
If at any time we cease to be a “controlled company” under the Nasdaq Rules, our Board of Directors intends to take any action that may be necessary to comply with the Nasdaq Rules, subject to a permitted
“phase-in”
period. See “Risk Factors—Risks Related to Our Organizational Structure—We are a ‘controlled company’ within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.”
Classified Board of Directors
Pursuant to our charter, our directors are divided into three classes, with each class serving staggered three year terms. The Board of Directors will initially consist of three Class I directors, three Class II directors and three Class II directors. Our directors are divided among the three class as follows:

•	The Class I directors are Jane DeFlorio, David Donnini and Stanley Chia;

•	The Class II directors are Tom Ehrhart, Craig Dixon and Martin Taylor; and

•	The Class III directors are Julie Masino, Mark Anderson and Todd Boehly.
At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders held during the calendar years 2022, 2023 and 2024, respectively.

Committees of the Board of Directors
The Board of Directors directs the management of its business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and standing committees. The Board of Directors has a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operates under a written charter.
In addition, from time to time, special committees may be established under the direction of the Board of Directors when the Board of Directors deems it necessary or advisable to address specific issues. Current copies of our committee charters are posted on our website,
 www.vividseats.com
, as required by applicable SEC and Nasdaq rules. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Prospectus/Offer to Exchange or the registration statement of which it forms a part.
Audit Committee
Our audit committee is responsible for, among other things:

•	overseeing our accounting and financial reporting process;

•
appointing, compensating, retaining and overseeing the work of our registered independent public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;

•	discussing with our registered independent public accounting firm any audit problems or difficulties and management’s response;

•
pre-approving
all audit and
non-audit
services provided to us by our registered independent public accounting firm (other than those provided pursuant to appropriate preapproval policies established by the audit committee or exempt from such requirement under the rules of the SEC);

•	reviewing and discussing our annual and quarterly financial statements with management and our registered independent public accounting firm;

•	discussing our risk management policies;

•	reviewing and approving or ratifying any related person transactions;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report required by SEC rules.
Our audit committee currently consists of Jane DeFlorio, Craig Dixon and Julie Masino, with Jane DeFlorio serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board of Directors has affirmatively determined that each member of our audit committee qualifies as “independent” under Nasdaq’s additional standards applicable to audit committee members and Rule
10A-3
of the Exchange Act applicable audit committee members. In addition, our Board of Directors has determined that Jane DeFlorio qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation
S-K.
Compensation Committee
Our compensation committee is responsible for, among other things:

•
reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting our Chief Executive Officer’s compensation;

•	reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;

•	reviewing and making recommendations to our Board of Directors regarding director compensation;

•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements;

•	appointing and overseeing any compensation consultants;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

•	preparing the annual compensation committee report required by SEC rules, to the extent required.
Our compensation committee currently consists of David Donnini, Tom Ehrhart and Julie Masino, with David Donnini serving as chair. Our Board of Directors has determined that Julie Masino qualifies as “independent” under Nasdaq’s additional standards applicable to compensation committee members and each member of the compensation committee is a
“non-employee
director” as defined in
Section 16b-3
of the Exchange Act.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for, among other things:

•
identifying individuals qualified to become members of our Board of Directors and ensure the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;

•	recommending to our Board of Directors the persons to be nominated for election as directors and to each committee of the Board of Directors;

•
developing and recommending to our Board of Directors corporate governance guidelines, and reviewing and recommending to our Board of Directors proposed changes to our corporate governance guidelines from time to time; and

•	overseeing the annual evaluations of our Board of Directors, its committees and management.
Our nominating and corporate governance committee currently consists of Mark Anderson, Todd Boehly and David Donnini, with Mark Anderson serving as chair. Our Board of Directors has determined that our members of our nominating and corporate governance committee do not qualify as “independent” under Nasdaq Rules applicable to nominating and corporate governance committee members.
The Board of Directors may from time to time establish other committees.
Code of Ethics
We have a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website,
 www.vividseats.com
. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Prospectus/Offer to Exchange or the registration statement of which it forms a part. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.
Compensation Committee Interlocks and Insider Participation
During the 2021 fiscal year, the compensation committee consisted of David Donnini, Julie Masino and Tom Ehrhart, with David Donnini serving as the chair of the committee. None of these individuals has served as our officer or employee or for any of our subsidiaries. We are not aware of any compensation committee interlocks.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2021, our “named executive officers” and their positions were as follows:

•	Stanley Chia, Chief Executive Officer;

•	Lawrence Fey, Chief Financial Officer; and

•	Jon Wagner, Chief Technology Officer.
2021 Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by, or paid to our named executive officers for the fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Stanley Chia, Chief Executive Officer	2021	600,000	2,500,000	4,303,791	900,000	20,417	8,324,208
	2020	551,539	1,042,105	—	275,769	26,906	1,896,319
Lawrence Fey, Chief Financial Officer	2021	300,000	2,000,000	3,443,033	225,000	11,400	5,979,433
	2020	192,692	483,973	—	48,173	6,877	731,715
Jon Wagner, Chief Technology Officer	2021	360,231	1,000,000	1,721,516	270,173	11,400	3,363,320
	2020	350,000	303,354	—	87,500	9,205	750,059

(1)
The amounts shown in this column represent restricted stock units granted under our 2021 Incentive Award Plan. The amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Item 8 “Financial Statements and Supplementary Data–Note 20 to our Consolidated Financial Statements” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Critical Accounting Policies and Estimates–Equity-Based Compensation” in our Annual Report on Form
10-K
filed with the SEC on March 15, 2022.

(2)
The amounts shown in this column represent stock options granted under our 2021 Incentive Award Plan. The amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Item 8 “Financial Statements and Supplementary Data–Note 20 to our Consolidated Financial Statements” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Critical Accounting Policies and Estimates–Equity-Based Compensation” in our Annual Report on
Form 10-K
filed with the SEC on March 15, 2022.

(3)	The amounts shown in this column represent cash incentive awards earned for 2021 and paid in the first quarter of 2022 under our Annual Incentive Plan. See “2021 Annual Incentive Plan Awards” below.
(4)
The amount for Mr. Chia reflects (a) Young Presidents’ Organization international membership in the amount of $9,017, and (b) employer matching contribution under our 401(k) in the amount of $11,400. The amounts for Mr. Fey and Mr. Wagner reflect employer matching contributions under our 401(k).

2021 Salaries
The named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Other than a 4% merit increase to Mr. Wagner’s base salary in March 2021, there were no changes to the named executive officers’ base salaries in 2021.

2021 Annual Incentive Plan Awards
In 2021, each of the named executive officers was eligible to receive a cash incentive award under our 2021 Annual Incentive Plan (the “AIP”); the targeted award levels for officers for the AIP are specified in their respective employment agreements, expressed as a percentage of annual base salary, as described below in “Executive Compensation Arrangements.” Actual award payouts were determined by us on a discretionary basis based on our overall performance for the year, as well as each individual’s performance, subject to each named executive officer’s continued employment through the payment date.
The AIP was designed by our compensation committee in early 2021 to stimulate and support a high-performance environment by tying 2021 cash incentive awards to the attainment of short-term goals across two metrics aligned with our financial objectives that the committee believed are valued by our stockholders: revenue (50% weighting) and adjusted EBITDA (50% weighting). The compensation committee further determined that for each metric, the award payout would be determined by measuring our actual performance, based on our financial results for 2021, against our 2021 operating plan targets approved by our Board of Directors in early 2021, as set out in the following graph:

	Actual Revenue /Adjusted EBITDA Performance as % of Operating Plan Target	Payout
Threshold	85%	40%
	90%	60%
	95%	80%
Target	100%	100%
	105%	120%
	110%	135%
Maximum	115%	150%
No payout would be received for achievement of less than 85% of the operating plan target. The maximum award payout that could be earned was 150% of the target value. To the extent the level of achievement fell between any of the levels in the above graph, straight-line interpolation would be utilized to calculate the payout level for the metric. There was substantial uncertainty at the time the committee established the targets as to the likelihood of our attainment of the targeted levels of performance and the actual payout of the AIP. Each officer’s AIP award was subject to continued employment through the payment date.
Based on our 2021 achievement of actual revenue and adjusted EBITDA at levels 263% and 1,557%, respectively, above the operating plan targets, the compensation committee in early 2022 determined that the cash incentive awards earned for 2021 under the AIP would be 150% of the targeted award levels for each executive officer.
Equity Compensation
Equity-based awards for our named executive officers were granted in the form of restricted stock units and stock options under our 2021 Incentive Award Plan.
We adopted the 2021 Incentive Award Plan in order to facilitate the grant of cash and equity incentives to our directors, employees (including our named executive officers) and consultants and certain of our affiliates and to enable us and certain of our affiliates to obtain and retain services of these individuals, which is essential to our long-term success. The plan became effective on the date on which it was adopted by our Board of Directors, subject to approval of such plan by our stockholders. See “Outstanding Equity Awards at Fiscal
Year-End”
for additional information on the equity awards granted during 2021.

Other Elements of Compensation
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers will be eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax
basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred
retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life insurance.
We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
No Tax
Gross-Ups
We do not make
gross-up
payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.
Executive Compensation Arrangements
Stanley Chia, Chief Executive Officer
On October 3, 2018, we entered into an employment agreement with Mr. Chia, providing for his position as our Chief Executive Officer. Subsequently, on August 9, 2021, we and Vivid Seats, LLC entered into a new employment agreement with Mr. Chia that became effective upon the closing of the Business Combination, and superseded his existing employment agreement. For purposes of the following description of Mr. Chia’s employment terms, we refer to his existing employment agreement and his new employment agreement that became effective upon the Business Combination, collectively, as the “Chia Employment Agreement.” Mr. Chia’s employment with us is at-will
and either party may terminate the Chia Employment Agreement without notice.
With respect to 2021, the Chia Employment Agreement provided that Mr. Chia was entitled to a base salary of $600,000 per year, that Mr. Chia had the opportunity to earn an annual incentive bonus in an amount equal to up to 100% of his annual base salary, determined by reference to the attainment of our performance metrics and individual performance objectives, in each case, in the sole discretion of our Board of Directors, and that Mr. Chia was also entitled to participate in our health and welfare plans.

Under the Chia Employment Agreement, Mr. Chia is subject to perpetual confidentiality, a non-compete
provision during his employment and in the
one-year
period post termination, a
non-solicitation
of customers and employee provision during his employment and in the one-year
period post termination and a perpetual mutual
non-disparagement
provision.
The Chia Employment Agreement also provides for potential payments upon termination as described below under “Potential Payments Upon Termination.”
Lawrence Fey, Chief Financial Officer
On March 19, 2020, we entered into an employment agreement with Mr. Fey, providing for his position as our Chief Financial Officer. Subsequently, on August 9, 2021, we and Vivid Seats, LLC entered into a new employment agreement with Mr. Fey that became effective upon the closing of the Business Combination, and then superseded his existing employment agreement. For purposes of the following description of Mr. Fey’s employment terms, we refer to his existing employment agreement and his new employment agreement that became effective upon the closing of the Business Combination, collectively, as the “Fey Employment Agreement.” Mr. Fey’s employment with us is at-will
and either party may terminate the Fey Employment Agreement without notice.
With respect to 2021, the Fey Employment Agreement provided that Mr. Fey was entitled to a base salary of $300,000 per year and that Mr. Fey was entitled to participate in our health and welfare plans. Mr. Fey has the opportunity to earn an annual incentive bonus in an amount equal to up to 50% of his annual base salary, determined by reference to the attainment of our performance metrics and individual performance objectives, in each case, in the sole discretion of our Board of Directors.
Under the Fey Employment Agreement, Mr. Fey is subject to perpetual confidentiality, a non-compete
provision during his employment and in the
one-year
period post termination, a
non-solicitation
of customers and employee provision during his employment and in the one-year
period post termination and a perpetual mutual
non-disparagement
provision.
In addition, Mr. Fey is also party to a restrictive covenants agreement, pursuant to which he is subject to perpetual confidentiality, a non-compete
provision during his employment and in the
two-year
period post termination, a
non-solicitation
of customers and employee provision during his employment and in the two-year
period post termination and a perpetual
non-disparagement
provision in favor of us.
The Fey Employment Agreement also provides for potential payments upon termination as described below under “Potential Payments Upon Termination.”
Jon Wagner, Chief Technology Officer
On December 4, 2018, we entered into an employment agreement with Mr. Wagner, providing for his position as our Chief Technology Officer. Mr. Wagner’s employment with us is at-will
and either party may terminate the Wagner Employment Agreement without notice.
Subsequently, on August 9, 2021, we and Vivid Seats, LLC entered into a new employment agreement with Mr. Wagner that became effective upon the closing of the Business Combination, and then superseded his existing employment agreement. For purposes of the following description of Mr. Wagner’s employment terms, we refer to his existing employment agreement and his new employment agreement that became effective upon the closing of the Business Combination, collectively, as the “Wagner Employment Agreement.”
The Wagner Employment Agreement provides that Mr. Wagner is entitled to a base salary of $350,000 per year, which was increased based on merit to $364,000 in March 2021. Mr. Wagner has the opportunity to earn an annual incentive bonus in an amount equal to up to 50% of his annual base salary, determined in the sole discretion of our Board of Directors. Mr. Wagner is also entitled to participate in our health and welfare plans. Mr. Wagner has the opportunity to earn an annual incentive bonus in an amount equal to up to 50% of his annual base salary, determined by reference to the attainment of our performance metrics and individual performance objectives, in each case, in the sole discretion of our Board of Directors.
Under the Wagner Employment Agreement, Mr. Wagner is subject to perpetual confidentiality, a non-compete
provision during his employment and in the
one-year
period post termination, a
non-solicitation
of customers and employee provision during his employment and in the one-year
period post termination and a perpetual mutual
non-disparagement
provision.
In addition, Mr. Wagner is also party to an employment and restrictive covenants agreement, pursuant to which he is subject to perpetual confidentiality, a non-compete
provision during his employment and in the
two-year
period post termination, a
non-solicitation
of customers and employee provision during his employment and in the two-year
period post termination and a perpetual
non-disparagement
provision in favor of us.
The Wagner Employment Agreement also provides for potential payments upon termination as described below under “Potential Payments Upon Termination.”
Potential Payments Upon Termination
The Chia Employment Agreement, the Fey Employment Agreement and the Wagner Agreement provide that upon termination of their employment by us without Cause (as defined below) or if they resign for Good Reason (as defined below), they will be entitled to receive, subject to their execution and non-revocation
of a release of claims: (a) continued payment of their annual base salary for the periods set forth below, (b) a prorated annual cash incentive payment for the year in which termination occurs (determined at 50% achievement), (c) payment of any unpaid bonus or annual cash incentive payment for the prior fiscal year, and (d) reimbursement for COBRA health insurance premiums for the periods set forth below.

	Annual Base Salary	COBRA Health Insurance Premiums
Mr. Chia	12 months	12 months
Mr. Fey	12 months	12 months
Mr. Wagner	9 months	9 months
“Cause” is defined, with respect to each executive officer, as:
(a)    a material failure to perform his responsibilities or duties under the applicable employment agreement or those other responsibilities or duties as reasonably requested from time to time by our Board of Directors;
(b)    engagement in illegal conduct or gross misconduct that has materially harmed or is reasonably likely to materially harm our standing and reputation;
(c)    commission or conviction of, or plea of guilty or nolo contendere to, a felony, a crime involving moral turpitude or any other act or omission that has materially harmed or is reasonably likely to materially harm our standing and reputation;
(d)    a material breach of the duty of loyalty or our code of conduct and business ethics, in either case, that has materially harmed or is reasonably likely to materially harm our standing and reputation or material breach of his restrictive covenants agreement or any other material written agreement with us;
(e)    dishonesty that has materially harmed or is reasonably likely to materially harm us;

(f)    fraud, gross negligence or repetitive negligence committed without regard to corrective direction in the course of discharge of his duties as an employee; or
(g)    excessive and unreasonable absences from his duties for any reason (other than authorized leave as a result of his death or disability);
provided, however, as to clauses (a), (b), (d), (f) or (g), an event will only constitute Cause after written notice has been given by our Board of Directors and has not been cured for a period of thirty (30) days.
“Good Reason” is defined, with respect to each executive officer, as:
(a)    a material adverse change in title, position, duties or responsibilities including, but not limited, to (x) our failure to maintain the title, position, duties and responsibilities as set forth below, (y) any requirement to report directly to anyone other than as set forth below, or (z) with respect to Mr. Chia, while Mr. Chia is our Chief Executive Officer, Mr. Chia’s failure to be nominated to our Board of Directors or any governing body of us;
(b)    a reduction in then-current base salary or then-current targeted annual cash incentive award by more than ten percent (10%);
(c)    our material breach of any agreement with the executive officer; or
(d)    a relocation of the primary location of work more than thirty (30) miles from the location set forth below;
provided, however, that in each case above the executive officer must (i) first provide written notice to us of the existence of the Good Reason condition within 30 days of the initial existence of such event specifying the basis for his belief that he is entitled to terminate his employment for Good Reason, (b) give us an opportunity to cure any of the foregoing within 30 days following delivery to us of such written notice, and (c) actually resign from employment with us within 30 days following the expiration of our 30 day cure period.

	Position	Reporting Structure	Primary Location
Mr. Chia	sole CEO, most senior officer, and member of Board of Directors	Our Board of Directors	Headquarters in Chicago
Mr. Fey	CFO	CEO or Board of Directors	Austin-Round Rock-San Marcos metropolitan area or Chicago-Naperville-Elgin metropolitan area
Mr. Wagner	CTO	CEO	Philadelphia-Camden-Wilmington metropolitan area or Chicago-Naperville-Elgin metropolitan area

Outstanding Equity Awards at Fiscal
Year-End
The following table sets forth the information regarding each outstanding unexercised or unvested equity award held by our named executive officers as of December 31, 2021.

Name	Type of Equity	Grant Date	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Stanley Chia	Profit interests	11/5/2018	—						200,306	(1)	874,262	(8)
	Phantom equity	9/1/2020	—						360,000	(2)	2,674,172	(8)
	Profit interests	9/1/2020	—						360,000	(2)	14,760,865	(8)
	Stock Options	10/19/2021	—	938,812	(3)	12.86	(4)	10/19/2031
	Stock Options	10/19/2021	—	275,682	(3)	15.00		10/19/2031
	Restricted Stock Units	10/19/2021	—						250,000	(5)	2,720,000	(9)
Lawrence Fey	Phantom equity	9/1/2020	—						88,000	(6)	653,686	(8)
	Profit interests	9/1/2020	—						88,000	(6)	3,608,212	(8)
	Profit interests	9/1/2020	—						352,000	(6)	1,310,901	(8)
	Stock Options	10/19/2021	—	751,050	(3)	12.86	(4)	10/19/2031
	Stock Options	10/19/2021	—	220,546	(3)	15.00		10/19/2031
	Restricted Stock Units	10/19/2021	—						200,000	(5)	2,176,000	(9)
Jon Wagner	Profit interests	12/17/2018	—						36,000	(7)	0	(8)
	Phantom equity	9/1/2020	—						61,600	(6)	457,580	(8)
	Profit interests	9/1/2020	—						61,600	(6)	2,525,748	(8)
	Profit interests	9/1/2020	—						192,000	(6)	715,037	(8)
	Stock Options	10/19/2021	—	375,525	(3)	12.86	(4)	10/19/2031
	Stock Options	10/19/2021	—	110,273	(3)	15.00		10/19/2031
	Restricted Stock Units	10/19/2021	—						100,000	(5)	1,088,000	(9)

(1)
Vesting occurs in 20% equal installments on each anniversary of November 5, 2018, subject to Mr. Chia’s continued employment through each vesting date. Upon certain qualifying terminations, (a) an additional 10% of unvested profits interests will accelerate and vest in connection with Mr. Chia’s termination and (b) if a sale of Hoya Topco is consummated in the six-month
period following Mr. Chia’s termination, all of the unvested units will accelerate and vest.

(2)
Vesting occurs in 20% equal installments on each anniversary of June 30, 2020, subject to Mr. Chia’s continued employment through each vesting date. Upon certain qualifying terminations, (a) an additional 10% of unvested profits interests will accelerate and vest in connection with Mr. Chia’s termination and (b) if a sale of Hoya Topco is consummated in the six-month
period following Mr. Chia’s termination, all of the unvested units will accelerate and vest.

(3)	The stock options vest in 16 equal quarterly installments beginning on January 19, 2022.
(4)
The options were awarded with an original exercise price of $13.09 per share on the date of grant. On the grant date, we anticipated that we would pay an extraordinary dividend of $0.23 per share in the near term. When the dividend was paid on November 2, 2021, the exercise price of the options was reduced by $0.23 per share, which resulted in an exercise price of $12.86 per share.

(5)	The restricted stock units vest in 16 equal quarterly installments beginning on January 19, 2022.
(6)	Vesting occurs in 20% equal installments on each anniversary of June 30, 2020, subject to the named executive officer’s continued employment through each vesting date.
(7)	Vesting occurs in 20% equal installments on each anniversary of December 12, 2018, subject to the named executive officer’s continued employment through each vesting date.
(8)
There is no public market for the profits interests. For purposes of this disclosure, we have valued the profits interests primarily based on the Class A share price as of December 31, 2021. The amount reported above under the heading “Market Value of Shares or Units of Stock That Have Not Vested” reflects the intrinsic value of the profits interests as of December 31, 2021, based upon the terms of each individual’s profits interests.

(9)	Represents the fair market value per share of our common stock of $10.88, as of December 31, 2021.
Director Compensation
The following table sets forth information concerning the compensation of our Board of Directors for the year ended December 31, 2021. Please note that Mr. Chia receives no compensation for his role as director, and the entirety of his compensation is reported in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	All Other Compensation ($)	Total ($)
Mark Anderson	9,680.71	320,000	—	329,681
Todd Boehly	9,680.71	320,000	—	329,681
Jane DeFlorio	10,190.22	320,000	—	330,190
Craig Dixon	10,190.22	320,000	—	330,190
David Donnini	10,699.73	320,000	—	330,700
Tom Ehrhart	9,171.20	320,000	—	329,171
Julie Masino	11,209.24	320,000	—	331,209
Martin Taylor	—	—	—	—

(1)
The amounts shown in this column for 2021 represent awards granted under our 2021 Incentive Award Plan. The amounts listed are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Item 8 “Financial Statements and Supplementary Data–Note 20 to our Consolidated Financial Statements” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Critical Accounting Policies and Estimates–Equity-Based Compensation” in our Annual Report on Form
10-K
filed with the SEC on March 15, 2022.

(2)
The restricted stock units vest in five equal annual installments on the first five anniversaries of the date of grant, subject to the non-employee
director’s continued service through each vesting date.

We pay each
non-employee
director an annual base cash fee of $40,000 for service as our director. Members of the audit committee are paid an additional annual cash fee of $10,000 in recognition of the additional responsibilities the audit committee holds. Members of the compensation committee are paid an additional annual cash fee of $5,000 in recognition of the additional responsibilities the compensation committee holds. Members of the nominating and corporate governance committee are paid an additional annual cash fee of $7,500 in recognition of the additional responsibilities the nominating and corporate governance committee holds. All fees are earned on a quarterly basis. No additional fees are paid for attending meetings of our Board of Directors or any committee of our Board of Directors. We reimburse expenses incurred by directors in attending meetings of our Board of Directors and of our respective committees.
Our
non-employee
director compensation policy provides for the grant of equity to each non-employee
director as follows:

•
Restricted stock units having an aggregate grant date fair value of $320,000 on the date of his or her initial election or appointment to our Board of Directors, which will vest in five equal installments on the first five anniversaries of the date of grant, and

•
Restricted stock units having an aggregate grant date fair value of $160,000 on an annual basis on the date of our annual meeting of shareholders; provided, however, that the value of this award will be paid pro rata based on the number of days that have elapsed during the Board of Directors term. Each annual award will vest on the earlier of the day before the date of the first annual meeting of shareholders after the date of grant and the first anniversary of the date of grant.

Each equity grant requires continued service on our Board of Directors through the applicable vesting date. No portion of an equity award that is unvested at the time of a director’s termination of service on our Board of Directors will vest thereafter, subject, in the case of death or disability, to the award remaining outstanding for 30 days following such event and the discretion of our Board of Directors (or a designated committee thereof) to accelerate unvested awards during such period. All of a director’s equity award will vest in full immediately prior to a change in control, to the extent outstanding at such time.

MARKET INFORMATION, DIVIDENDS AND RELATED STOCKHOLDER MATTERS
Market Information of Class A Common Stock and Warrants
Our Class A Common Stock and public warrants are listed on Nasdaq under the symbols “SEAT” and “SEATW,” respectively. As of May 23, 2022, 79,241,032 shares of Class A Common Stock and 18,132,766 public warrants were outstanding.
As of May 23, 2022, there were approximately 74 holders of record of our Class A Common Stock, 2 holders of record of our public warrants and 2 holders of record of our private placement warrants.
Dividends
On November 2, 2021, we paid a special dividend of $0.23 per share of our Class A Common Stock. We are a holding company with no material assets other than our direct and indirect ownership of equity interests in Hoya Intermediate. As such, we do not have any independent means of generating revenue. However, our management expects to cause Hoya Intermediate to make distributions to its members, including us, in an amount at least sufficient to allow us to pay all applicable taxes, to make payments under the Tax Receivable Agreement, and to pay our corporate and other overhead expenses.
Although we may pay cash dividends in the future, the payment of cash dividends on shares of our Class A Common Stock will be within the discretion of our Board of Directors at such time, and will depend on numerous factors, including:

•	general economic and business conditions;

•	our strategic plans and prospects;

•	our business and investment opportunities;

•	our financial condition and operating results, including our cash position, net income and realizations on investments made by its investment funds;

•	working capital requirements and anticipated cash needs;

•	contractual restrictions and obligations, including payment obligations pursuant to the Tax Receivable Agreement and restrictions pursuant to any credit facility; and

•	legal, tax and regulatory restrictions.
Source and Amount of Funds
Because this transaction is an offer to holders to exchange their existing public warrants for our Class A Common Stock, there is no source of funds or other cash consideration being paid by us to, or to us from, those tendering public warrant holders pursuant to the Offer, other than the amount of cash paid in lieu of a fractional share in the Offer. We estimate that the total amount of cash required to complete the transactions contemplated by the Offer and Consent Solicitation, including the payment of any fees, expenses and other related amounts incurred in connection with the transactions and the payment of cash in lieu of fractional shares will be approximately $2.5 million. We expect to have sufficient funds to complete the transactions contemplated by the Offer and Consent Solicitation and to pay fees, expenses and other related amounts from our cash on hand.
Exchange Agent
Continental Stock Transfer & Trust Company has been appointed the exchange agent for the Offer and Consent Solicitation. The Letter of Transmittal and Consent and all correspondence in connection with the Offer should be sent or delivered by each holder of the public warrants, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket
expenses in connection therewith.
Information Agent
D.F. King & Co., Inc. has been appointed as the information agent for the Offer and Consent Solicitation, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this Prospectus/Offer to Exchange or the Letter of Transmittal and Consent should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange.
Dealer Manager
We have retained Evercore Group L.L.C. (“Evercore”) to act as dealer manager in connection with the Offer and Consent Solicitation and will pay the dealer manager a customary fee as compensation for its services. We will also reimburse the dealer manager for certain expenses. The obligations of the dealer manager to perform this function are subject to certain conditions. We have agreed to indemnify the dealer manager against certain liabilities, including liabilities under the federal securities laws. Questions about the terms of the Offer or Consent Solicitation may be directed to the dealer manager at its address and telephone number set forth on the back cover page of this Prospectus/Offer to Exchange.
The dealer manager and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial
activities and services. The dealer manager and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they have received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the dealer manager and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The dealer manager and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. In the ordinary course of its business, the dealer manager or its affiliates may at any time hold long or short positions, and may trade for their own accounts or the accounts of customers, in securities of the Company, including public warrants, and, to the extent that the dealer manager or its affiliates own public warrants during the Offer and Consent Solicitation, they may tender such public warrants under the terms of the Offer and Consent Solicitation.
Fees and Expenses
The expenses of soliciting tenders of the public warrants and the Consent Solicitation will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer manager and the information agent, as well as by our officers and other employees and affiliates.

You will not be required to pay any fees or commissions to us, the dealer manager, the exchange agent or the information agent in connection with the Offer and Consent Solicitation. If your public warrants are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your public warrants on your behalf, your broker or other nominee may charge you a commission or service fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.
Transactions and Agreements Concerning Our Securities
Other than as set forth below and (i) in the section of this Prospectus/Offer to Exchange titled “Description of Capital Stock” and (ii) as set forth in our charter, there are no agreements, arrangements or understandings between the Company, or any of our directors or executive officers, and any other person with respect to our securities that are the subject of the Offer and Consent Solicitation.
Neither we, nor any of our directors, executive officers or controlling persons, or any executive officers, directors, managers or partners of any of our controlling persons, has engaged in any transactions in our public warrants in the last 60 days.
Tender and Support Agreement
Eldridge, which holds in the aggregate approximately 28.5% of the outstanding public warrants, has agreed to tender its public warrants in the Offer and consent to the Warrant Amendment in the Consent Solicitation pursuant to the Tender and Support Agreement.
Therefore, if holders of an additional approximately 36.5% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted.
Registration Under the Exchange Act
The public warrants currently are registered under the Exchange Act. This registration may be terminated upon application by us to the SEC if there are fewer than 300 record holders of the public warrants. We currently do not intend to terminate the registration of the public warrants, if any, that remain outstanding after completion of the Offer and Consent Solicitation. Notwithstanding any termination of the registration of our public warrants, we will continue to be subject to the reporting requirements under the Exchange Act as a result of the continuing registration of our Common Stock.
Accounting Treatment
We will account for the exchange of public warrants for Class A Common Stock issuance as a dividend, with the dividend amount measured as the excess, if any, of the fair value of the Class A Common Stock issued over the fair value of the public warrants subject to exchange. The par value of each share of Class A Common Stock issued in the Offer will be reflected as an increase to Class A Common Stock. Any cash paid in lieu of fractional shares will be recorded as a reduction to Cash and cash equivalents and Additional paid-in capital. The Offer will not modify the current accounting treatment for the un-exchanged public warrants.
Absence of Appraisal or Dissenters’ Rights
Holders of the public warrants do not have any appraisal or dissenters’ rights under applicable law in connection with the Offer and Consent Solicitation.

Material U.S. Federal Income Tax Consequences
The following discussion is a summary of the material U.S. federal income tax consequences of the receipt of Class A Common Stock in exchange for our public warrants pursuant to the Offer or pursuant to the terms of the Warrant Amendment, the deemed exchange of public warrants not exchanged for Class A Common Stock in the Offer for “new” public warrants as a result of the Warrant Amendment, and the ownership and disposition of Class A Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or
non-U.S.
tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our public warrants or Class A Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of Class A Common Stock in exchange for our public warrants pursuant to the Offer or pursuant to the terms of the Warrant Amendment, the deemed exchange of public warrants not exchanged for Class A Common Stock in the Offer for “new” public warrants as a result of the Warrant Amendment or the ownership and disposition of our Class A Common Stock.
This discussion is limited to holders that hold our public warrants or will hold our Class A Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our public warrants or Class A Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our public warrants or Class A Common Stock under the constructive sale provisions of the Code;

•
persons who hold or receive our public warrants or Class A Common Stock pursuant to the exercise of any employee stock option, in connection with the performance of services, or otherwise as compensation; and

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the public warrants or Class A Common Stock being taken into account in an applicable financial statement.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our public warrants or Class A Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our public warrants or Class A Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OFFER AND CONSENT SOLICITATION AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR
NON-U.S.
TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our public warrants or Class A Common Stock received in exchange for public warrants pursuant to the Offer that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Exchange of Public Warrants for Class A Common Stock
For those U.S. Holders of our public warrants participating in the Offer and for any holders of our public warrants subsequently exchanged for Class A Common Stock pursuant to the terms of the Warrant Amendment, we intend, and each holder agrees pursuant to the Letter of Transmittal and the Warrant Amendment, as applicable, to treat the exchange of public warrants for our Class A Common Stock as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Under such treatment, (i) you should not recognize any gain or loss on the exchange of public warrants for shares of our Class A Common Stock (except to the extent of any cash payment is received in lieu of a fractional share in connection with the Offer or such subsequent exchange), (ii) your aggregate tax basis in the Class A Common Stock received in the exchange should equal your aggregate tax basis in your public warrants surrendered in the exchange (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received in connection with the Offer or such subsequent exchange), and (iii) your holding period for the Class A Common Stock received in the exchange should include your holding period for the surrendered warrants. Special tax basis and holding period rules apply to U.S. Holders that acquired different blocks of public warrants at different prices or at different times. You should consult your tax advisor as to the applicability of these special rules to your particular circumstances. Any cash you receive in lieu of a fractional share of our Class A Common Stock pursuant to the Offer or a subsequent exchange pursuant to the terms of the Warrant Amendment should generally result in gain or loss to you equal to the difference between the cash received and your tax basis in the fractional share as described below under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Common Stock.” Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the exchange of our public warrants for our Class A Common Stock, there can be no assurance in this regard, and alternative characterizations by the

IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income. If our treatment of the exchange of our public warrants for our Common Stock were successfully challenged by the IRS and such exchange was not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. Holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of our Common Stock described below under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Common Stock.”
Although we believe the exchange of our public warrants for our Class A Common Stock pursuant to the Offer or any subsequent exchange pursuant to the terms of the Warrant Amendment is a value-for-value
transaction, because of the uncertainty inherent in any valuation, there can be no assurance that the IRS or a court would agree. If the IRS or a court were to view the exchange pursuant to the Offer or any subsequent exchange pursuant to the terms of the Warrant Amendment as the issuance of Class A Common Stock to an exchanging holder having a value in excess of the public warrants surrendered by such holder, such excess value could be viewed as a constructive dividend or a fee received in consideration for consenting to the Warrant Amendment (which constructive dividend or fee may be taxable to you).
If you exchange our public warrants for our Class A Common Stock pursuant to the Offer or if your public warrants are subsequently exchanged for our Class A Common Stock pursuant to the terms of the Warrant Amendment, and if you hold 5% or more of our Class A Common Stock prior to the exchange, or if you hold public warrants and other securities of ours prior to the exchange with a tax basis of $1 million or more, you will be required to file with your U.S. federal income tax return for the year in which the exchange occurs a statement setting forth certain information relating to the exchange (including the fair market value, immediately prior to the exchange, of the public warrants transferred in the exchange and your tax basis, immediately prior to the exchange, in such public warrants), and to maintain permanent records containing such information.
Warrants not Exchanged for Class A Common Stock
If the Warrant Amendment is approved, we intend, and each applicable holder agrees pursuant to the Warrant Amendment, to treat all public warrants not exchanged for Class A Common Stock in the Offer as having been exchanged for “new” public warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Under such treatment, (i) you should not recognize any gain or loss on the deemed exchange of public warrants for “new” public warrants, (ii) your aggregate tax basis in the “new” public warrants deemed to be received in the exchange should equal your aggregate tax basis in your existing public warrants deemed surrendered in the exchange, and (iii) your holding period for the “new” public warrants deemed to be received in the exchange should include your holding period for the public warrants deemed surrendered. Special tax basis and holding period rules apply to holders that acquired different blocks of our public warrants at different prices or at different times. You should consult your tax advisor as to the applicability of these special rules to your particular circumstances.
Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of a deemed exchange of our public warrants for “new” public warrants pursuant to the Warrant Amendment, there can be no assurance in this regard, and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income. If our treatment of the deemed exchange of our public warrants for “new” public warrants pursuant to the Warrant Amendment were successfully challenged by the IRS and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. Holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of Class A Common Stock described below under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Common Stock.”

Taxation of Distributions on our Class A Common Stock
A U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on Class A Common Stock, to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of such Class A Common Stock and will be treated as described below under “—U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Common Stock.”
Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends elected to be treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a noncorporate U.S. Holder may be taxed as “qualified dividend income” at the preferential rate accorded to long-term capital gains.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Common Stock
Upon a sale or other taxable disposition of our Class A Common Stock, a U.S. Holder generally will recognize capital gain or loss. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for our Class A Common Stock (which is expected to include the U.S. Holder’s holding period in the warrants exchanged for such Class A Common Stock) so disposed of exceeds one year. Long-term capital gains recognized by non-corporate
U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. Holder in such disposition is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received and (ii) the U.S. Holder’s adjusted tax basis in its Class A Common Stock exchanged therefor.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments of dividends on, or proceeds from the sale or other taxable disposition of, our Class A Common Stock. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt
organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S.
Holders
As used herein, a
“Non-U.S.
Holder” is a beneficial owner (other than a partnership or entity classified as a partnership for U.S. federal income tax purposes) of our public warrants or Class A Common Stock that is not a U.S. Holder.
Exchange of Warrants for our Class A Common Stock
A
Non-U.S.
Holder’s exchange of our public warrants for our Class A Common Stock pursuant to the Offer or the terms of the Warrant Amendment, and the deemed exchange of warrants not exchanged for Class A Common Stock in the Offer for “new” public warrants pursuant to the Warrant Amendment, should generally have the same tax consequences as described above with respect to U.S. Holders, except that if a
Non-U.S.
Holder is not engaged in the conduct of a trade or business in the United States, such
Non-U.S.
Holder should not be required to make the U.S. federal income tax filings required of U.S. Holders described above. Any cash you receive in lieu of a fractional share of our Class A common stock pursuant to the Offer should generally be treated as gain from the sale or other taxable disposition of our Class A Common Stock, which will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Common Stock.”
Taxation of Distributions on our Class A Common Stock
In general, any distributions made to a Non-U.S. Holder with respect to our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States, such dividends will be subject to withholding tax on the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides to the applicable withholding agent proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in our Class A Common Stock and then any remaining amount will be treated as gain realized from the sale or other disposition of our Class A Common Stock, which will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Common Stock.”
Dividends paid to a
Non-U.S.
Holder that are effectively connected with such
Non-U.S.
Holder’s conduct of a trade or business within the United States (and if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base maintained by the
Non-U.S.
Holder) will generally not be subject to U.S. withholding tax, provided such
Non-U.S.
Holder complies with certain certification requirements (usually by providing an IRS Form
W-8ECI
to the applicable withholding agent). Instead, such dividends will generally be subject to U.S. federal income tax on a net basis at the same graduated individual or corporate rates applicable to U.S. Holders. A
Non-U.S.
Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends.
Non-U.S.
Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A Common Stock
Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, a
Non-U.S.
Holder generally will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of our Class A Common Stock unless:

•
the
Non-U.S.
Holder is an individual that was present in the U.S. for 183 days or more during the taxable year of such disposition and certain other requirements are met, in which case any gain realized will generally be subject to a flat 30% U.S. federal income tax;

•
the gain is effectively connected with a trade or business of such
Non-U.S.
Holder in the United States (and if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such
Non-U.S.
Holder), in which case such gain will be subject to U.S. federal income tax on a net basis at the same graduated individual or corporate rates applicable to U.S. Holders, and, if the
Non-U.S.
Holder is a corporation, an additional “branch profits tax” may also apply; or

•
we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding such disposition and such
Non-U.S.
Holder’s holding period.

If the third bullet above applies, subject to certain exceptions in the case of interests that are regularly traded on an established securities market, gain recognized by such
Non-U.S.
Holder on the sale, exchange or other disposition of shares of our Class A Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such Class A Common Stock from a
Non-U.S.
Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a USRPHC if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests and other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe that we have been, nor do we expect to be classified following the Offer as, a USRPHC. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether we will be a USRPHC at any future time.
Non-U.S.
Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Class A Common Stock to a Non-U.S. Holder will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A Common Stock paid to the
Non-U.S.
Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A Common Stock conducted through a
non-U.S.
office of a
non-U.S.
broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the
Non-U.S.
Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a
Non-U.S.
Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to

non-U.S.
financial institutions and certain other
non-U.S.
entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A Common Stock paid to a “foreign financial institution” or a
“non-financial
foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial
foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial
foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant
foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends in respect of our Class A Common Stock. While withholding under FATCA generally would also apply to payments of gross proceeds from the sale or other disposition of our Class A Common Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in our Class A Common Stock.
Exchange Agent
The depositary and exchange agent for the Offer and Consent Solicitation is:
Continental Stock Transfer & Trust Company
1 State Street, 30
th
Floor
New York, NY 10004
Additional Information; Amendments
We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Prospectus/Offer to Exchange is a part. We recommend that public warrant holders review the Schedule TO, including the exhibits, and our other materials that have been filed with the SEC before making a decision on whether to accept the Offer and Consent Solicitation.
We will assess whether we are permitted to make the Offer and Consent Solicitation in all jurisdictions. If we determine that we are not legally able to make the Offer and Consent Solicitation in a particular jurisdiction, we will inform public warrant holders of this decision. The Offer and Consent Solicitation is not made to those holders who reside in any jurisdiction where the offer or solicitation would be unlawful.
Our Board of Directors recognizes that the decision to accept or reject the Offer and Consent Solicitation is an individual one that should be based on a variety of factors and warrant holders should consult with personal advisors if they have questions about their financial or tax situation.
We are subject to the information requirements of the Exchange Act and in accordance therewith file and furnish reports and other information with the SEC. All reports and other documents we have filed or furnished with the SEC, including the registration statement on
Form S-4
relating to the Offer and Consent Solicitation, or will file or furnish with the SEC in the future, can be accessed electronically on the SEC’s website at

www.sec.gov
. If you have any questions regarding the Offer and Consent Solicitation or need assistance, you should contact the information agent for the Offer and Consent Solicitation. You may request additional copies of this document, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery from the information agent. All such questions or requests should be directed to:
D.F. King & Co., Inc.
48 Wall Street, 22
nd
Floor
New York, New York 10005
Banks and Brokers call: (212)
269-5550
Call Toll Free: (800) 549-6864
Email: vivid@dfking.com
We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent or given by us to warrant holders in connection with the Offer and Consent Solicitation.

DESCRIPTION OF CAPITAL STOCK
Authorized and Outstanding Capital Stock
Our charter authorizes the issuance of 800,000,000 shares, of which 500,000,000 shares are shares of Class A common stock, par value $0.0001 per share, 250,000,000 shares are shares of Class B common stock, par value $0.0001 per share and 50,000,000 shares are shares of preferred stock, par value $0.0001 per share.
Common Stock
Voting
Except as otherwise required by our charter, holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters on which stockholders are generally entitled to vote. Each holder of Class A Common Stock is entitled to one vote per share and each holder of Class B Common Stock is entitled to one vote per share. Pursuant to the charter, the holders of the outstanding shares of Class A Common Stock and Class B Common Stock shall be entitled to vote separately as a class upon any amendment to the charter (including by merger, consolidation, reorganization or similar event or otherwise) that would alter or change the powers, preferences, or special rights of a class of stock so as to affect them adversely.
Hoya Topco controls approximately 60% of the combined voting power of our common stock as a result of its ownership of all of the shares of Class B Common Stock. Accordingly, Private Equity Owner, through its control of Hoya Topco, controls our business policies and affairs and can control any action requiring the general approval of its stockholders.
Dividends
The holders of Class A Common Stock are entitled to receive dividends, as and if declared by the Board of Directors out of our assets that are by law available for such use. Dividends shall not be declared or paid on the Class B Common Stock.
Liquidation or Dissolution
Upon our liquidation, dissolution or winding up of our affairs, after payment or provision for payment of the debts and other liabilities of ours as required by law and of the preferential and other amounts, if any, to which the holders of preferred stock shall be entitled, the holders of all outstanding shares of Class A Common Stock will be entitled to receive our remaining assets available for distribution ratably in proportion to the number of shares held by each such stockholder. The holders of shares of Class B Common Stock shall not be entitled to receive any assets of ours in the event of any such liquidation, dissolution or winding up our affairs.
Redemption Rights
We will at all times reserve and keep available out of our authorized and unissued shares of Class A Common Stock, for the purposes of effecting any redemptions or exchanges pursuant to the applicable provisions of Article IX of the Second A&R LLCA, the number of shares of Class A Common Stock that are issuable in connection with the redemption or exchange of all outstanding Intermediate Common Units as a result of any Redemption or Direct Exchange (each as defined in the Second A&R LLCA) pursuant to the applicable provisions of Article IX of the Second A&R LLCA, as applicable. In the event that (a) a share of Class A Common Stock is issued as a result of any Redemption or Direct Exchange of an Intermediate Common Unit pursuant to the applicable provisions of Article IX of the Second A&R LLCA or (b) a Redemption by Cash Payment (as defined in the Second A&R LLCA) is effected with respect to any Intermediate Common Units pursuant to the applicable provisions of Article IX of the Second A&R LLCA, a share of Class B Common Stock held by such unitholder chosen by us in our sole discretion will automatically and without further action on our part of or the holder thereof be transferred to us for no consideration and thereupon shall automatically be retired and cease to exist, and such share thereafter may not be reissued by us.

Other Provisions
None of the Class A Common Stock and Class B Common Stock has
any pre-emptive or
other subscription rights.
Preferred Stock
We are authorized to issue up to 50,000,000 shares of preferred stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any other series at any time outstanding. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares of preferred stock then outstanding) by the approval of the Board of Directors and by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote generally in an election of directors, without the separate vote of the holders of the preferred stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.
Redeemable Warrants
Vivid Seats Public Warrants
In connection with the transactions contemplated by the Transaction Agreement, each Horizon IPO Public Warrant was converted into a corresponding warrant for our Class A Common Stock.
Each whole public warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, except as discussed in the immediately succeeding paragraph. Pursuant to the Amended and Restated Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The public warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a public warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Class A Common Stock underlying such warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No public warrant will be exercisable and we will not be obligated to issue a share of Class A Common Stock upon exercise of a public warrant unless the share of Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.
On December 23, 2021, we filed with the SEC an amended registration statement for the registration, under the Securities Act, of the Class A Common Stock issuable upon exercise of the public warrants. We will use commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the Amended and Restated Warrant Agreement.

Redemption of Our Public Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00
We may call the outstanding public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the shares of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a public warrant as described under the heading “—Vivid Seats Public Warrants—Anti-Dilution Adjustments”) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the public warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the public warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption
period. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each holder of such warrants will be entitled to exercise his, her or its public warrants prior to the scheduled redemption date. However, the price of the shares of Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a public warrant as described under the heading “—Vivid Seats Public Warrants—Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption Procedures
A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as specified by the holder) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
If the number of outstanding shares of Class A Common Stock is increased by a share capitalization or share dividend payable in shares of Class A Common Stock, or by a split-up of
shares of Class A Common Stock or other similar event, then, on the effective date of such share capitalization or share dividend, split-up or
similar event, the number of shares of Class A Common Stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of shares of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the “historical fair market value” (as defined herein) will be deemed a share capitalization of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering and divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for shares of Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of Class A Common Stock during the 10-trading day
period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to holders of shares of Class A Common Stock on account of such shares of Class A Common Stock (or other securities into which the public warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Class A Common Stock during the 365-day period
ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A Common Stock issuable on exercise of each warrant) does not exceed $0.50, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share sub-division or
reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification
or similar event, the number of shares of Class A Common Stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the public warrant holder would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each public warrants will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election. Additionally, if less than 70% of the consideration receivable by the holders of shares of Class A Common Stock in such a transaction is payable in the form of in the successor entity that is listed for trading on a national securities exchange or is quoted in an
established over-the-counter market,
or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the Amended and Restated Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Amended and Restated Warrant Agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the public warrant holders otherwise do not receive the full potential value of the public warrants.
The public warrants are governed by the Amended and Restated Warrant Agreement. The Amended and Restated Warrant Agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the Amended and Restated Warrant Agreement to the description of the terms of the public warrants and the Amended and Restated Warrant Agreement set forth in this Prospectus/Offer to Exchange related to Horizon’s initial public offering, or defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants and, solely with respect to any amendment to the terms of the Vivid Seats Private Placement Warrants or any provision of the Amended and Restated Warrant Agreement with respect to the Vivid Seats Private Placement Warrants, 65% of the then outstanding Vivid Seats Private Placement Warrants. You should review a copy of the Amended and Restated Warrant Agreement, which will be filed as an exhibit to the registration statement of which this Prospectus/Offer to Exchange forms a part, for a complete description of the terms and conditions applicable to the public warrants.
The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The holders of the public warrants do not have the rights or privileges of holders of common stock and any voting rights until they exercise their public warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Vivid Seats Private Placement Warrants
In connection with the Business Combination, each warrant sold by Horizon as part of the private placement in connection with Horizon’s initial public offering was converted into a corresponding warrant for our Class A Common Stock.
Except as described below, the Vivid Seats Private Placement Warrants have terms and provisions that are identical to those of our public warrants, described above. The Vivid Seats Private Placement Warrants (including the shares of Class A Common Stock issuable upon exercise of such Vivid Seats Private Placement Warrants) became transferable 30 days after the completion of the Business Combination and are not redeemable. Sponsor or its permitted transferees will have certain registration rights with respect to the Class A Common Stock underlying the Vivid Seats Private Placement Warrants.
Vivid Seats $10.00 Exercise Warrants and Vivid Seats $15.00 Exercise Warrants
In connection with the Business Combination, we issued the Vivid Seats $10.00 Exercise Warrants and the Vivid Seats $15.00 Exercise Warrants. The Vivid Seats $10.00 Exercise Warrants and the Vivid Seats $15.00 Exercise Warrants have identical terms (other than with respect to exercise price) and were each issued pursuant to a warrant agreement between Horizon and Continental Stock Transfer & Trust Company, filed as exhibits to the registration statement of which this Prospectus/Offer to Exchange forms a part, substantially in the form of the Form of New Warrant Agreement.

The Form of New Warrant Agreement is substantially consistent with the Amended and Restated Warrant Agreement other than with respect to the following key terms:

•	The Form of New Warrant Agreement excludes references to ownership through The Depository Trust Company;

•	The Form of New Warrant Agreement reflects the fact that the Vivid Seats $10.00 Exercise Warrants and Vivid Seats $15.00 Exercise Warrants were not issued as part of a unit;

•	The Form of New Warrant Agreement does not distinguish between “private” and “public” warrants;

•	The Vivid Seats $10.00 Exercise Warrants and the Vivid Seats $15.00 Exercise Warrants terminate on the date that is ten years after the date of completion of the Business Combination;

•	The Form of New Warrant Agreement does not provide for the redemption of the Vivid Seats $10.00 Exercise Warrants or the Vivid Seats $15.00 Exercise Warrants;

•	The underlying value for purposes of warrant exercise makes reference to the last reported sale price; and

•	The Form of New Warrant Agreement excludes provisions contingent upon the consummation of the Business Combination.
Vivid Seats Class B Warrants
In connection with the Business Combination, we issued the Vivid Seats Class B Warrants. Each Vivid Seats Class B Warrant will exercise automatically upon the exercise of a corresponding Hoya Intermediate Warrant. The terms of the Hoya Intermediate Warrants have terms substantially consistent with the Vivid Seats $10.00 Exercise Warrants and the Vivid Seats $15.00 Exercise Warrants.
Choice of Forum
Our charter provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our charter or our bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine. Our charter further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Anti-Takeover Effects of Provisions of Our Charter and Bylaws
The provisions of our charter, our bylaws and the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.
Our charter and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by the Board of Directors.

These provisions include:

•
Action by Written Consent; Special Meetings of Stockholders
. Our charter provides that, following the time Private Equity Owner and its affiliated companies cease to beneficially own in the aggregate fifty percent (50%) of the voting control of us, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by law, special meetings of our stockholders may be called only (i) by or at the direction of the Board of Directors or the chair of the Board of Directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that we would have if there were no vacancies or (ii) prior to the date on which Private Equity Owner and its affiliated companies cease to beneficially own at least thirty percent (30%) of the voting control of us, by the chair of the Board of Directors at the written request of the holders of a majority of the voting power of the then outstanding shares of voting stock in the manner provided for in the bylaws.

•
Advance Notice Procedures
. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to the Board of Directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

•
Authorized but Unissued Shares
. Our authorized but unissued shares of Class A Common Stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Class A Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Class A Common Stock by means of a proxy contest, tender offer, merger or otherwise.

•
Business Combinations with Interested Stockholders
. Our charter provides that we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. Nevertheless, our charter contains provisions that have a similar effect to Section 203, except that they provide that Sponsor, Hoya Topco and the Private Equity Owner, and their respective affiliates and successors and their direct and indirect transferees, will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

•
Director Designees; Classes of Directors
. Pursuant to our charter, the directors of the Board of Directors are divided into three classes, with each class serving staggered three year terms. The existence of a classified board of directors could discourage a third party from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•
No Cumulative Voting for Directors
. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our charter does not provide for cumulative voting. As a result, the holders of shares of common stock representing a majority of the voting power of all of the outstanding shares of our capital stock of will be able to elect all of the directors then standing for election.

•
Restriction on Issuance of Class
 B Common Stock
. No shares of Class B Common Stock may be issued by us except to a holder of Intermediate Common Units, such that after such issuance the holder of shares of Class B Common Stock holds an identical number of Intermediate Common Units and shares of Class B Common Stock. The Intermediate Common Units are held by us and Hoya Topco and such Intermediate Common Units are subject to transfer restrictions set forth in the Second A&R LLCA. The restriction on issuance of Class B Common Stock and the restriction on transfer of Intermediate Common Units could make it more difficult for a third party to obtain control of us from Hoya Topco, which controls our business policies and affairs and will control any action requiring the general approval of stockholders by virtue of its ownership of all outstanding Class B Common Stock.

Limitations on Liability and Indemnification of Officers and Directors
Our charter limits the liability of our directors to the fullest extent permitted by the DGCL and provides that we will provide them with customary indemnification and advancement of expenses. We entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.
Corporate Opportunity
Our charter provides that, to the fullest extent permitted by law, (a) we renounce any interest or expectancy in a transaction or matter that may be a corporate opportunity for us and (b) the Private Equity Owner and/or its affiliated companies or Sponsor and/or its affiliates companies and/or their respective directors, members, managers and/or employees have no duty to present such corporate opportunity to us.
Transfer Agent and Registrar
The transfer agent for our common stock is Continental Stock Transfer & Trust Company.
Listing of Class A Common Stock and Warrants
Our Class A Common Stock and public warrants are listed on Nasdaq under the symbols “SEAT” and “SEATW,” respectively.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Tender and Support Agreement
On May 26, 2022, we entered into the Tender and Support Agreement with Eldridge, one of our stockholders. Pursuant to the Tender and Support Agreement, Eldridge, which holds approximately 28.5% of our outstanding public warrants, agreed to tender all of its public warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation.
Software Agreement with Khoros
We signed a software agreement with Khoros, LLC (“Khoros”). Khoros is a social media engagement and management platform. Khoros’ workflow management will allow us to track a wide range of social conversations and route them directly to our team(s) as appropriate. The approximate dollar value of this transaction is $240,000.
A member of our Board of Directors, Martin Taylor, is a principal at Vista Equity Partners. Vista Equity Partners is one of our investors and a majority owner of Khoros.
The audit committee reviewed the facts and circumstances of this related person transaction pursuant to our formal policy for the review, approval or ratification of related party transactions.
Agreement with Viral Nation
We signed an agreement with Viral Nation. Viral Nation is a marketing agency that creates viral and social media influencer campaigns and provides advertising, marketing, and technology services. Viral Nation will produce B2C campaigns to enhance brand awareness. The approximate dollar value of this transaction is $240,000.
Eldridge owns in excess of 25% of Viral Nation. Todd Boehly is the co-founder,
Chairman and Chief Executive Officer of Eldridge and is a member of our Board of Directors.
The audit committee reviewed the facts and circumstances of this related person transaction pursuant to our formal policy for the review, approval or ratification of related party transactions.
Agreements with Rolling Stone
We signed two agreements with Rolling Stone to sponsor events and receive other marketing benefits. Rolling Stone is a high-profile magazine and media platform that focuses on music, film, TV and news coverages.
We sponsored a party after Lollapalooza in Chicago at TAO with Rolling Stone (the “TAO Event”). The approximate dollar value of this sponsorship was $145,000. We also sponsored a Rolling Stone party at Super Bowl LVI (the “Super Bowl Event”). These sponsored events provide exclusive access for our loyalty members. The approximate dollar value of this sponsorship was $140,000.
Eldridge owns in excess of 20% of Rolling Stone. Todd Boehly is the co-founder,
Chairman and Chief Executive Officer of Eldridge and is a member of our Board of Directors.
Prior to the Business Combination, we had not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the TAO Event was not reviewed, approved or ratified in accordance with any such policy.

The audit committee reviewed the facts and circumstances of the Super Bowl Event pursuant to our formal policy for the review, approval or ratification of related party transactions.
Stockholders’ Agreement
At the Closing, we entered into the Stockholders’ Agreement with Sponsor and Hoya Topco, pursuant to which, among other things, Private Equity Owner was granted certain rights to designate directors for election to the Board of Directors (and the voting parties will vote in favor of such designees). Such director nomination rights of Hoya Topco and Sponsor shall step down as their respective aggregate ownership interests in us decrease.
In addition to the aforementioned nomination rights, pursuant to the Stockholders’ Agreement, Sponsor and Hoya Topco agree, subject to limited exceptions, not to transfer shares of our common stock or warrants to purchase shares of our common stock held by Hoya Topco (and, in certain circumstances, certain of Hoya Topco’s members and their affiliates) or held by Sponsor or any of its affiliates for a lock-up period
(the ”Lock-up Period”)
after the Closing as follows: (i) 50% of such shares and warrants will be subject to lock-up restrictions
until the six month anniversary of the Closing and (ii) 50% of such shares and warrants will be subject to lock-up restrictions
until the 12 month anniversary of the Closing; provided that 50% of these shares and warrants shall be released from the lock-up early
upon the occurrence of both (a) the post-Closing share price exceeding $15.00 per share for 20 trading days within a consecutive
30-trading
day period commencing at least five months after the Closing and (b) the average daily trading volume exceeding 1,000,000 during such period.
The Stockholders’ Agreement also provides for, among other things, our obligation to maintain “controlled company” qualification (under applicable stock exchange rules) unless otherwise agreed by Hoya Topco and certain other voting agreements of Sponsor and Hoya Topco with respect to us.
Registration Rights Agreement
At the Closing, we, Sponsor and Hoya Topco amended and restated the Registration and Shareholder Rights Agreement, dated as of August 25, 2020, by and between Horizon and Sponsor. Pursuant to the Registration Rights Agreement, we filed a registration statement on
Form S-1
registering the issuance and resale of certain shares of our Class A Common Stock and the resale of certain warrants, Sponsor and Hoya Topco were granted certain customary registration rights with respect to our securities.
Tax Receivable Agreement
At the Closing, we entered into the Tax Receivable Agreement with Hoya Intermediate, the TRA Holder Representative, Hoya Topco and the other TRA Holders. Pursuant to the Tax Receivable Agreement, we will generally be required to pay Hoya Topco and the other TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that we (and applicable consolidated, unitary or combined subsidiaries thereof, if any) realize, or are deemed to realize, as a result of certain Tax Attributes, which include:

•
existing tax basis in certain assets of Hoya Intermediate and certain of its direct or indirect subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service;

•
tax basis adjustments resulting from taxable exchanges of Intermediate Common Units (including any such adjustments resulting from certain payments made by us under the Tax Receivable Agreement) acquired by us from a TRA Holder pursuant to the terms of the Second A&R LLCA;

•	certain tax attributes of Blocker Corporations holding Intermediate Common Units that are acquired directly or indirectly by us pursuant to a Reorganization Transaction;

•
certain tax benefits realized by us as a result of certain U.S. federal income tax allocations of taxable income or gain away from us and to other members of Hoya Intermediate and deductions or losses to us and away from other members of Hoya Intermediate, in each case, as a result of the Business Combination; and

•	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement.
Second A&R LLCA
We operate our business through Hoya Intermediate and its subsidiaries. At the Closing, we and Hoya Topco entered into the Second A&R LLCA of Hoya Intermediate, which sets forth, among other things, the rights and obligations of the board of managers and members of Hoya Intermediate. Pursuant to the Second A&R LLCA, for so long as any holder of Intermediate Common Units holds at least 5% or more of such outstanding Intermediate Common Units, Hoya Intermediate will use its reasonable best efforts to provide (or cause to be provided) at Hoya Intermediate’s expense, any accounting, tax, legal, insurance and administrative support to such holder and its affiliates as such holder may reasonably request.
PIPE Subscription Agreements
In connection with the execution of the Transaction Agreement, we and Horizon entered into the Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, an aggregate of 22,500,000 shares of our Class A Common Stock, in a private placement for a purchase price of $10.00 per share, for aggregate gross proceeds of $225.0 million. In the event that redemptions of Horizon Class A ordinary shares reduced the transaction proceeds to an amount below $769.0 million, Sponsor agreed to increase its commitment to the PIPE Subscription by a corresponding amount (the “Sponsor Backstop Commitment”). In consideration for the Sponsor Backstop Commitment, Hoya Intermediate paid Sponsor $11.7 million in cash at the Closing. As a result of the Sponsor Backstop Commitment, the PIPE Investors purchased an aggregate of 47,517,173 shares of our Class A Common Stock, for aggregate gross proceeds of $475.2 million. Pursuant to the Subscription Agreements, the PIPE Investors were granted certain customary registration rights.
Sponsor Agreement
On April 21, 2021, Horizon entered into the Sponsor Agreement with Sponsor, Horizon and Hoya Topco. Pursuant to the Sponsor Agreement, among other things, Sponsor agreed to vote in favor of the Transaction Agreement and the Business Combination, in each case, subject to the terms and conditions contemplated by the Sponsor Agreement. Sponsor also agreed to certain transfer restrictions on its lock-up shares
during
the Lock-up Period,
in each case, subject to limited exceptions as contemplated thereby.
Policies and Procedures for Related Person Transactions
Our Board of Directors adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our voting shares;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law,
son-in-law,
daughter-in-law,
brother-in-law
or
sister-in-law
of a director, executive officer or a beneficial owner of more than 5% of our voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting shares; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee has the responsibility to review related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our voting shares by:

•	each person who is known to be the beneficial owner of more than 5% of our voting shares;

•	each of our named executive officers and directors; and

•	all our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
Our authorized common stock consists of Class A Common Stock and Class B Common Stock. See “Description of Capital Stock.”
Beneficial ownership of shares of our common stock is based on 79,166,953 shares of Class A Common Stock and 118,200,000 shares of Class B Common Stock issued and outstanding as of April 12, 2022.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them. Unless otherwise noted, the business address of each of those listed in the table below is 111 N. Canal Street, Suite 800, Chicago, IL 60606.

	Class A Common Stock		Class B Common Stock		Combined Voting Power (%) (1)
Name and Address of Beneficial Owner	Number	%	Number	%
Five Percent Holders:	—	—
Hoya Topco, LLC (2)	—	—	124,200,000	100	61.07
Eldridge Industries, LLC (3)(5)	100,243,630	80.29	—	—	41.24
The Vanguard Group (4)	4,108,645	5.19	—	—	2.08
Delaware Life Holdings Parent II, LLC (6)	5,000,000	6.32	—	—	2.53
Named Executive Officers:
Stanley Chia (3)	183,061		—	—	*
Lawrence Fey (3)	146,449	*	—	—	*
Jon Wagner (3)	71,085	*	—	—	*
Non-Employee Directors:
Todd Boehly (3)(5)	100,243,630	80.29	—	—	41.24
Jane DeFlorio (3)	—	*	—	—	*
Craig Dixon (3)	—	*	—	—	*
Julie Masino (3)	—	*	—	—	*
Martin Taylor (3)	—	*	—	—	*
Mark Anderson (2)(3)	—	*	124,200,000	100	61.07
David Donnini (2)(3)	—	*	124,200,000	100	61.07
Tom Ehrhart (3)	—	*	—	—	*
All directors and executive officers, as a group (13 individuals)	100,705,080	80.38	124,200,000	100	90.15

(1)
Percentage of combined voting power represents voting power with respect to all shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Each holder of Class A Common Stock and Class B Common Stock is entitled to one vote per share.

(2)
GTCR Fund XI/B LP (“GTCR Fund XI/B”), GTCR Fund XI/C LP (“GTCR Fund XI/C”) and certain other entities affiliated with GTCR LLC (“GTCR”) have the right to appoint a majority of the members of the Board of Managers of Hoya Topco, LLC. GTCR Partners XI/B LP (“GTCR Partners XI/B”) is the general partner of GTCR Fund XI/B. GTCR Partners XI/A&C LP (“GTCR Partners XI/A&C”) is the general partner of GTCR Fund XI/C LP. GTCR Investment XI LLC (“GTCR Investment XI”) is the general partner of each of GTCR Partners XI/B and GTCR Partners XI/A&C. GTCR Investment XI is managed by a Board of Managers which includes Mark M. Anderson and David A. Donnini, and no single person has voting or dispositive authority over the securities reported herein. As such, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities reported herein. Each of them disclaims any such beneficial ownership. The address for each of the entities and individuals is 300 North LaSalle Street, Suite 5600, Chicago, Illinois, 60654. This amount includes shares of Class B common stock issuable in connection with 6,000,000 Vivid Seats Class B Warrants. The following table sets forth our directors’ and named executive officers’ direct and indirect beneficial ownership interests in Hoya Topco, LLC excluding, in the case of directors, any shares indirectly owned by such individuals as a result of his or her partnership interest in GTCR or its affiliates.

Name of Beneficial Owner	Class B Units	Class B-l Incentive Units	Class C Units (a)	Percentage of Class C Units Beneficially Owned	Class D Units	Class E Units
Stanley Chia (b)	—	450,000	—	—	—	500,765
Lawrence Fey (c)	—	110,000	—	—	440,000	—
Jon Wagner (d)	—	77,000	—	—	330,000	—

(a)	The Class C Units are the voting securities of Hoya Topco, LLC.
(b)	Includes vested and unvested interests. Excludes 450,000 phantom units of Hoya Topco. The Class E Units are profit interests of Hoya Topco.
(c)	Includes vested and unvested interests. Excludes 110,000 phantom units of Hoya Topco. The Class D Units are profit interests of Hoya Topco.
(d)	Includes vested and unvested interests. Excludes 77,000 phantom units of Hoya Topco. The Class D Units are profit interests of Hoya Topco.
(3)
The following table sets forth our named executive officers’, directors’, and executive officers and directors as a group’s shares of common stock subject to options that are exercisable within 60 days of April 12, 2022.

Name of Beneficial Owner	Number of Shares subject to Options
Executive Officers
Stanley Chia	151,811
Lawrence Fey	121,449
Jon Wagner	60,724
Non-Employee Directors
Mark Anderson	—
Todd Boehly	—
Jane DeFlorio	—
Craig Dixon	—
David Donnini	—
Tom Ehrhart	—
Julie Masino	—
Martin Taylor	—
All executive officers and directors as a group (13 individuals)	386,014

(4)
The number of shares of Class A common stock held by The Vanguard Group (“Vanguard”) is based on a Schedule 13G filed with the SEC on February 10, 2022 by Vanguard. Vanguard reported that it has sole voting power with respect to 0 shares, shared voting power with respect to 3,710 shares, sole dispositive power with respect to 4,097,467 shares and shared dispositive power with respect to 11,178 shares. The address of Vanguard is 100 Vanguard Blvd. Malvern, PA 19355.

(5)
Interests shown consist of shares of Class A common stock held by Eldridge Industries, LLC (“Eldridge”), Horizon Sponsor, LLC (“Horizon”) and Post Portfolio Trust, LLC (“PPT”). Interests shown include (i) 52,057,173 shares of Class A common stock and (ii) 45,686,457 shares of Class A common stock subject to warrants that are exercisable within 60 days of February 28, 2022. Eldridge is a private investment firm specializing in providing both equity and debt capital. Todd L. Boehly is the Chairman, Chief Executive Officer and indirect controlling member of Eldridge and in such capacity may be deemed to have voting and dispositive power with respect to the shares held by Horizon and PPT. DraftKings has appointed Mr. Boehly as its true and lawful proxy and attorney-in-fact,
with full power of substitution, for and in the name, place and stead of DraftKings, to represent it at all annual and special meetings of our stockholders and all written consents of our stockholders with respect to the shares of Class A common stock held by DraftKings and to vote such shares at any meeting of our stockholders, however called, and at any adjournment or adjournments thereof, or in connection with any written consent of our stockholders, and to otherwise do all things which DraftKings might do if present and acting itself with respect to such shares. As such, Mr. Boehly may be deemed to have voting power with respect to the shares held by DraftKings for so long as DraftKings still holds such shares until October 18, 2022. Eldridge and Mr. Boehly have shared voting and dispositive power with respect to 100,243,630 shares; Horizon has shared voting and dispositive power with respect to 61,236,457 shares; and PPT has shared voting and dispositive power with respect to 36,507,173 shares. The address of DraftKings is 222 Berkeley Street, Boston, MA 02116. The address for each of the other entities and individual listed in this footnote is 600 Steamboat Road, Suite 200, Greenwich, CT 06830.

(6)
Based on a Schedule 13G filed with the SEC on March 4, 2022 on behalf of Vivid Public Holdings, LLC (“VPH”), DLHPII Public Investments, LLC (“Public Investment”), DLHPII Investment Holdings, LLC (“Investment Holdings”), Delaware Life Holdings Parent II, LLC (“Parent”), Delaware Life Holdings Manager, LLC (“Manager”) and Mark R. Walter (“Mr. Walter”) (together, VPH, Public Investment, Investment Holdings, Parent, Manager, and Mr. Walter are the “Reporting Persons”). Consists of 5,000,000 shares of Class A Common Stock (the “Class A Shares”) held directly by VPH. VPH is a wholly-owned subsidiary of Public Investments. Public Investments is a wholly-owned subsidiary of Investment Holdings. Investment Holdings is a wholly-owned subsidiary of Parent. Each of VPH, Public Investments, Investment Holdings and Parent is managed by Manager and each of Parent and Manager is controlled by Mr. Walter. Each of the Reporting Persons have shared voting and dispositive power over the securities reported. Each of Public Investments, Investment Holdings, Parent, Manager and Mr. Walter disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The principal business address of each of VPH, Public Investments, Investment Holdings, Parent, Manager and Mr. Walter is 227 West Monroe, Suite 5000 Chicago, IL 60606.

LEGAL MATTERS
The validity of our Class A Common Stock covered by this Prospectus/Offer to Exchange has been passed upon for us by Latham & Watkins LLP, Chicago, Illinois. Certain legal matters relating to the securities offered hereby will be passed upon for the dealer manager by Kirkland & Ellis LLP. Kirkland & Ellis LLP represented Horizon Acquisition Corporation, an affiliate of Eldridge, in the Business Combination.
EXPERTS
The financial statements of Vivid Seats Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This Prospectus/Offer to Exchange is part of a registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at
www.sec.gov
.
You may request copies of these documents, at no cost to you, from our website (
www.vividseats.com
), or by writing or telephoning us at the following address:
Vivid Seats Inc.
111 N. Canal Street
Suite 800
Attn: General Counsel
Chicago, Illinois 60606
(312)
291-9966
Exhibits to these documents will not be sent, however, unless those exhibits have been specifically included into this Prospectus/Offer to Exchange.

INDEX TO FINANCIAL STATEMENTS
Consolidated Financial Statements
Years Ended December 31, 2021 and 2020

Condensed Consolidated Financial Statements (Unaudited)
Three Months Ended March 31, 2022 and 2021

Report of Independent Registered Public Accounting Firm
To the shareholders and the Board of Directors of Vivid Seats Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Vivid Seats Inc. and subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive loss, equity (deficit), and cash flows for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Emphasis of Matter
As discussed in Note 1 to the financial statements, the Company consummated a merger on October 18, 2021, which has been accounted for as a reverse recapitalization. The financial statements of the Company represent a continuation of the financial statements of Hoya Intermediate, LLC.
/s/ Deloitte & Touche LLP
Chicago, Illinois
March 15, 2022
We have served as the Company’s auditor since 2021.

V
IVID SEATS INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share/unit data)

	December 31, 2021	December 31, 2020
Assets
Current assets:

Cash and cash equivalents	$489,530	$285,337
Restricted cash	280	—
Accounts receivable – net	36,124	35,250
Inventory – net	11,773	7,462
Prepaid expenses and other current assets	72,504	80,066

Total current assets	610,211	408,115
Property and equipment – net	1,082	—
Intangible assets – net	78,511	67,024
Goodwill	718,204	683,327
Other non-current assets	787	664

Total assets	$1,408,795	$1,159,130

Liabilities and equity (deficit)
Current liabilities:
Accounts payable	$191,201	$62,769
Accrued expenses and other current liabilities	281,156	256,134
Deferred revenue	25,139	5,956
Current maturities of long-term debt	—	6,412

Total current liabilities	497,496	331,271
Long-term debt – net	460,132	870,903
Other liabilities	25,834	510

Total long-term liabilities	485,966	871,413
Commitments and contingencies (Note 15)
Redeemable Preferred Units and noncontrolling interests
Redeemable Senior Preferred Units —$ 0 par value; 0 and 100 units authorized, issued, and outstanding at December 31, 2021 and 2020, respectively (aggregate involuntary liquidation preference of $0 and $214,008 at December 31, 2021 and 2020, respectively)	—	218,288
Redeemable Preferred Units —$ 0 par value; 0 and 100 units authorized, issued, and outstanding at December 31, 2021 and 2020, respectively	—	9,939
Redeemable noncontrolling interests	1,286,016	—
Shareholders’ deficit
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 79,091,871 issued and outstanding at December 31, 2021; 0 shares authorized, issued, and outstanding at December 31, 2020	8	—
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 118,200,000 issued and outstanding at December 31, 2021; 0 shares authorized, issued, and outstanding at December 31, 2020	12	—
Additional paid-in capital	182,091	755,716
Accumulated deficit	(1,042,794)	(1,026,675)
Accumulated other comprehensive loss	—	(822)

Total Shareholders’ deficit	(860,683)	(271,781)

Total liabilities, Redeemable Preferred Units and noncontrolling interests, and Shareholders’ deficit	$1,408,795	$1,159,130

The accompanying notes are an integral part of these financial statements.

F-
3

VIVID SEATS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share/unit and per share/unit data)

	Years Ended December 31,
	2021	2020	2019
Revenues	$443,038	$35,077	$468,925
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	90,617	24,690	106,003
Marketing and selling	181,358	38,121	178,446
General and administrative	92,170	66,199	101,335
Depreciation and amortization	2,322	48,247	93,078
Impairment charges	—	573,838	—

Income (loss) from operations	76,571	(716,018)	(9,937)
Other expenses:
Interest expense – net	58,179	57,482	41,497
Loss on extinguishment of debt	35,828	685	2,414
Other expenses	1,389	—	—

Loss before income taxes	$(18,825)	$(774,185)	$(53,848)
Income tax expense	304	—	—
Net loss	(19,129)	(774,185)	(53,848)
Net loss attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization	(12,836)	(774,185)	(53,848)
Net loss attributable to redeemable noncontrolling interests	(3,010)	—	—

Net loss attributable to Class A Common Stockholders	$(3,283)	$—	$—

Loss per Class A Common Stock(1) :
Basic	$(0.04)
Diluted	$(0.04)
Weighted average Class A Common Stock outstanding(1) :
Basic	77,498,775
Diluted	77,498,775

(1)
Represents loss per common share and weighted-average common shares outstanding for the period following the Merger Transaction and PIPE Financing as defined in Note 1,
Background, Description of Business and Basis of Presentation
.

The accompanying notes are an integral part of these financial statements.

VIVID SEATS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)

	Years Ended December 31,
	2021	2020	2019
Net loss	$(19,129)	$(774,185)	$(53,848)
Other comprehensive income (loss):
Unrealized gain (loss) on derivative instruments	822	1,095	(7,225)

Comprehensive loss, net of taxes	$(18,307)	$(773,090)	$(61,073)
Comprehensive loss attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization	(12,836)	(773,090)	(61,073)
Comprehensive loss attributable to redeemable noncontrolling interests	(3,010)	—	—

Comprehensive loss attributable to Class A Common Stockholders	$(2,461)	$—	$—

The accompanying notes are an integral part of these financial statements.

VIVID SEATS INC.
CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)
(in thousands, except share/unit data)

	Redeemable senior preferred units		Redeemable preferred units		Redeemable noncontrolling interests	Common units		Class A Common Shares		Class B Common Shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (income) loss	Total shareholders’ deficit
	Units	Amount	Units	Amount		Units	Amount	Shares	Amount	Shares	Amount

Balances at January 1, 2019	100	$182,755	100	$9,939	$—	100	$—	—	$—	—	$—	$790,003	$(198,642)	$5,308	$596,669
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(53,848)	—	(53,848)
Unrealized loss on derivative instruments	—	—	—	—	—	—	—	—	—	—	—	—	—	(7,225)	(7,225)
Deemed contribution from former parent	—	—	—	—	—	—	—	—	—	—	—	5,174	—	—	5,174
Accretion of senior preferred units	—	14,399	—	—	—	—	—	—	—	—	—	(14,399)	—	—	(14,399)
Distributions to former parent	—	—	—	—	—	—	—	—	—	—	—	(8,095)	—	—	(8,095)

Balances at December 31, 2019	100	$197,154	100	$9,939	$—	100	$—	—	$—	—	$—	$772,683	$(252,490)	$(1,917)	$518,276
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(774,185)	—	(774,185)
Unrealized gain on derivative instruments	—	—	—	—	—	—	—	—	—	—	—	—	—	887	887
Loss reclassified from accumulated other comprehensive loss to earnings	—	—	—	—	—	—	—	—	—	—	—	—	—	208	208
Deemed contribution from former parent	—	—	—	—	—	—	—	—	—	—	—	4,287	—	—	4,287
Accretion of senior preferred units	—	21,134	—	—	—	—	—	—	—	—	—	(21,134)	—	—	(21,134)
Distributions to former parent	—	—	—	—	—	—	—	—	—	—	—	(120)	—	—	(120)

Balances at December 31, 2020	100	$218,288	100	$9,939	$—	100	$—	—	$—	—	$—	$755,716	$(1,026,675)	$(822)	$(271,781)
Net loss prior to reverse recapitalization	—	—	—	—	—	—	—	—	—	—	—	—	(12,836)	—	(12,836)
Loss reclassified from accumulated other comprehensive loss to earnings prior to reverse recapitalization	—	—	—	—	—	—	—	—	—	—	—	—	—	822	822
Deemed contribution from former parent prior to reverse recapitalization	—	—	—	—	—	—	—	—	—	—	—	3,692	—	—	3,692

VIVID SEATS INC.
CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)—(Continued)
(in thousands, except share/unit data)

	Redeemable senior preferred units		Redeemable preferred units		Redeemable noncontrolling interests	Common units		Class A Common Shares		Class B Common Shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (income) loss	Total shareholders’ deficit
	Units	Amount	Units	Amount		Units	Amount	Shares	Amount	Shares	Amount

Accretion of senior preferred units prior to reverse recapitalization	—	17,738	—	—	—	—	—	—	—	—	—	(17,738)	—	—	(17,738)
Reverse recapitalization, net	(100)	(236,026)	(100)	(9,939)	84,874	(100)	—	76,948,433	8	118,200,000	12	637,341	—	—	637,361
Net loss after reverse recapitalization	—	—	—	—	(3,010)	—	—	—	—	—	—	—	(3,283)	—	(3,283)
Deemed contribution from former parent after reverse recapitalization	—	—	—	—	438	—	—	—	—	—	—	293	—	—	293
Equity-based compensation after reverse recapitalization	—	—	—	—	—	—	—	—	—	—	—	1,624	—	—	1,624
Change in fair value of warrants	—	—	—	—	—	—	—	—	—	—	—	1,269	—	—	1,269
Issuance of shares related to Betcha acquisition	—	—	—	—	—	—	—	2,143,438	—	—	—	21,306	—	—	21,306
Dividends paid to Class A Common Shareholders	—	—	—	—	—	—	—	—	—	—	—	(17,698)	—	—	(17,698)
Subsequent remeasurement of Redeemable noncontrolling interests	—	—	—	—	1,203,714	—	—	—	—	—	—	(1,203,714)	—	—	(1,203,714)

Balances at December 31, 2021	—	$—	—	$—	$1,286,016	—	$—	79,091,871	$8	118,200,000	$12	$182,091	$(1,042,794)	$—	$(860,683)

The accompanying notes are an integral part of these financial statements.

VIVID SEATS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2021	2020	2019
Cash flows from operating activities

Net loss	$(19,129)	$(774,185)	$(53,848)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,322	48,247	93,078
Amortization of deferred financing costs and interest rate cap	4,472	3,863	2,860
Loss on disposal of long-lived assets	—	169	960
Equity-based compensation expense	6,047	4,287	5,174
Loss on extinguishment of debt	35,828	685	2,414
Interest expense paid-in-kind	25,214	15,678	—
Change in fair value of warrants	1,389	—	—
Impairment charges	—	573,838	—
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(874)	(10,250)	225
Inventory	(4,311)	4,094	(1,628)
Prepaid expenses and other current assets	7,623	(67,584)	642
Accounts payable	128,160	(28,674)	1,792
Accrued expenses and other current liabilities	14,196	195,404	23,272
Deferred revenue	19,183	24	2,005
Other assets and liabilities	(189)	512	(468)

Net cash provided by (used in) operating activities	219,931	(33,892)	76,478
Cash flows from investing activities
Cash acquired (paid) in acquisition	301	—	(31,118)
Purchases of property and equipment	(1,132)	(341)	(1,258)
Proceeds from the sale of personal seat licenses	—	—	170
Purchases of personal seat licenses	(76)	—	—
Investments in developed technology	(8,438)	(7,264)	(7,949)

Net cash used in investing activities	(9,345)	(7,605)	(40,155)
Cash flows from financing activities
Proceeds from PIPE Financing	475,172	—	—
Proceeds from the Merger Transaction	277,738	—	—
Redemption of Redeemable Senior Preferred Units	(236,026)	—	—
Payments of May 2020 First Lien Loan	(304,141)	—	—
Payments of June 2017 First Lien Loan	(153,009)	(5,856)	(6,967)
Payments of June 2017 Second Lien Loan	—	—	(40,000)
Prepayment penalty on extinguishment of debt	(27,974)	—	—
Proceeds from May 2020 First Lien Loan	—	260,000	—
Proceeds from Revolving Facility	—	50,000	—
Payments of Revolving Facility	—	(50,000)	—
Payments of deferred financing costs and other debt-related costs	—	(8,479)	(400)
Distributions	—	(120)	(8,095)
Payment of reverse recapitalization costs	(20,175)	—	—
Dividends paid to Class A Common Stock Shareholders	(17,698)	—	—

Net cash (used in) provided by financing activities	(6,113)	245,545	(55,462)

Net increase (decrease) in cash, cash equivalents, and restricted cash	204,473	204,048	(19,139)

Cash and cash equivalents – beginning of period	285,337	81,289	100,428

Cash, cash equivalents, and restricted cash – end of period	$489,810	$285,337	$81,289

Supplemental disclosure of cash flow information:
Paid-in-kind interest added to May 2020 First Lien Loan principal	$28,463	$15,678	$—
Cash paid for interest	$28,595	$34,592	$38,653
Betcha acquisition non-cash consideration	$21,306	$—	$—

The accompanying notes are an integral part of these financial statements.

1. B
ACKGROUND
, D
ESCRIPTION
OF
B
USINESS
AND
B
ASIS
OF
P
RESENTATION
Vivid Seats Inc. and its subsidiaries including Hoya Intermediate, LLC and Vivid Seats LLC (collectively the “Company,” “us,” “we,” and “our”), provide an online secondary ticket marketplace, that enables ticket buyers to discover and easily purchase tickets to sports, concerts, theater, and other live events in the United States and Canada. Through our Marketplace segment, we operate an online platform enabling ticket buyers to purchase tickets to live events, while enabling ticket sellers to seamlessly manage their operations. In our Resale segment, we acquire tickets to resell on secondary ticket marketplaces, including our own.
Our consolidated financial statements include all of our accounts, including those of our consolidated subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We have included all adjustments necessary for a fair presentation of the results for the full year. These adjustments consist of normal and recurring items.
Vivid Seats Inc. was incorporated in Delaware on March 29, 2021 as a wholly owned subsidiary of Hoya Intermediate, LLC (“Hoya Intermediate”). Vivid Seats Inc. was formed for the purpose of completing the transactions contemplated by the definitive transaction agreement, dated April 21, 2021 (the “Transaction Agreement”), by and among Horizon Acquisition Corporation (“Horizon”), a publicly traded special purpose acquisition company, Hoya Intermediate, Hoya Topco, LLC (“Hoya Topco”), a Delaware limited liability company, the Company and the other parties thereto.
As more fully described below, on October 18, 2021, the transactions contemplated by the Transaction Agreement were completed. As a result, Vivid Seats Inc. holds approximately 40.1% of the common units of Hoya Intermediate, which represents a controlling interest in Hoya Intermediate.
The Merger Transaction and PIPE Financing
—On October 18, 2021, we consummated a series of transactions (collectively, the “Merger Transaction”) between Horizon, Vivid Seats Inc., and Hoya Intermediate. The Merger Transaction was accounted for as a reverse recapitalization, with Hoya Intermediate treated as the accounting acquirer. Accordingly, our consolidated financial statements represent a continuation of the financial statements of Hoya Intermediate with net assets of Hoya Intermediate stated at historical cost.
In connection with the Merger Transaction, Vivid Seats Inc.:

•
Issued 29,431,260 shares of Class A common stock to former shareholders of Horizon, whereby $293.2 million in cash and cash equivalents (after the payment of $18.7 million in transaction costs incurred by Horizon) of Horizon became available to Vivid Seats Inc.

We su
bs
e
quently

paid an additional $15.5 million
 in transaction costs incurred by Horizon
 using the cash

and ca
sh
 eq
ui
valents tha
t became
 availab
le to
Vivid Seats Inc.;

•
Issued 118,200,000 shares of Class B common stock and 6,000,000 warrants at an exercise price of $0.001 per share to purchase Class B common stock (“Class B Warrants”), which are only exercisable upon the exercise of a corresponding Hoya Intermediate Warrant (defined below), to Hoya Topco in exchange for the outstanding shares of Hoya Intermediate, LLC;

•
Received $475.2 million in aggregate consideration from certain investors, including Horizon Sponsor, LLC, in exchange for 47,517,173 shares of Class A common stock, pursuant to a private investment in public equity (“PIPE Financing”).

•
Used proceeds from Horizon and the PIPE Financing to pay (i) $482.4 million towards our outstanding debt, (ii) $236.0 million to facilitate the redemption of preferred units held in Hoya Intermediate, and (iii) $54.3 million for transaction fees incurred in connection with the business combination;

•	Issued to Horizon Sponsor, LLC (i) warrants to purchase 17,000,000 shares of Class A common stock at an exercise price of $10.00 per share , (ii) warrants to purchase 17,000,000 shares of Class A common stock at an exercise of $15.00 per share (collectively, the “Exercise Warrants”), and (iii) 50,000 shares of Class A common stock; and

•
Issued private warrants to purchase 6,519,791 shares of Class A common stock of Vivid Seats Inc., at an exercise price of $11.50 per share (“Private Warrants”), and public warrants to purchase 18,132,776 shares of Class A common stock of Vivid Seats Inc., at an exercise price of $11.50 per share (“Public Warrants”), to former holders of Horizon warrants;

In connection with the Merger Transaction, Hoya Intermediate issued to Hoya Topco (i) warrants to purchase 3,000,000 shares of Hoya Intermediate common units at an exercise price of $10.00 per share, and (ii) warrants to purchase 3,000,000 shares of Hoya Intermediate common units at an exercise of $15.00 per share (collectively, the “Hoya Intermediate Warrants”). A portion of the Hoya Intermediate Warrants consists of warrants to purchase 1,000,000 Hoya Intermediate common units at exercise prices of $10.00 and $15.00 per unit, respectively, were issued in tandem with stock options issued by Vivid Seats, Inc. to members of our management team (“Option Contingent Warrants”). The Option Contingent Warrants only become available to exercise by Hoya Topco in the event that a corresponding management option is forfeited. For additional details regarding the issuance of warrants in connection with the Merger Transaction, refer to Note 18,
Warrants
.
Following the business combination, the legacy unit holders of Hoya Intermediate own a controlling interest in Vivid Seats Inc. through their ownership of Class B common stock in Vivid Seats Inc.
COVID-19
Update
—The
COVID-19
pandemic has materially impacted our business and results of operations in the years ended December 31, 2021 and 2020. During the year ended December 31, 2020, we recognized impairment charges resulting in a reduction in the carrying values of goodwill, indefinite-lived trademarks, definite-lived intangible assets, and other long-lived assets. Beginning in the second quarter of 2021, and continuing through the fourth quarter of 2021, we have seen a recovery in ticket orders as mitigation measures ease.
The
COVID-19
pandemic is evolving, and as new variants emerge the ultimate pace and timing of recovery continues to remain uncertain. We expect uncertainties around our key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the
COVID-19
pandemic. Our estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in our consolidated financial statements. If economic conditions caused by the pandemic do not continue to recover, our financial condition, cash flows, and results of operations may be further materially impacted.
2. S
UMMARY
OF
S
IGNIFICANT
A
CCOUNTING
P
OLICIES
Use of Estimates
—We use estimates and assumptions in the preparation of our consolidated financial statements in accordance with GAAP. Our estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Our actual financial results
could differ significantly from these estimates. The significant estimates underlying our consolidated financial statements include the accrual for future customer compensation and the related recovery of future customer compensation asset; inventory valuation; accounts receivable valuation; valuation of equity-based compensation; valuation of warrants; valuation of acquired intangible assets and goodwill and valuation of earnouts issued in connection with our acquisition of Betcha Sports, Inc.; breakage rates related to customer credits; useful life of definite-lived intangible assets and other long-lived assets; and impairments of goodwill, indefinite-lived intangible assets, definite-lived intangible assets, and long-lived assets.
Cash and Cash Equivalents
—Cash and cash equivalents include all cash balances and highly liquid investments purchased with original maturities of three months or less. Our cash and cash equivalents consist primarily of domestic bank accounts, interest-bearing deposit accounts, and money market accounts managed by third-party financial institutions.

Cash and cash equivalents held in interest-bearing accounts may exceed the Federal Deposit Insurance Corporation insurance limits. To reduce credit risk, we monitor the credit standing of the financial institutions that hold our cash and cash equivalents. However, balances could be impacted in the future if underlying financial institutions fail. As of December 31, 2021 and 2020, we have not experienced any loss or lack of access to its cash and cash equivalents.
Restricted Cash
—
Restricted cash consists of user funds which are separate from our operational funds and is reserved for users.
Accounts Receivable and Credit Policies
—Due to the significant number of
COVID-19
pandemic related event cancellations experienced during 2021 and 2020, $7.2 million and $23.4 million of the Accounts receivable balance at December 31, 2021 and 2020, respectively, consisted of amounts due from marketplace ticket sellers for cancelled event tickets. There is a concentration of risk associated with that cohort of creditors due to the unfavorable impact of the
COVID-19
pandemic on the live event industry. We recorded an allowance for doubtful accounts of $1.4 million and $5.7 million at December 31, 2021 and 2020, respectively to reflect potential challenges in collecting funds from marketplace ticket sellers. The allowance for doubtful accounts decreased during 2021 as ticket sellers on the marketplace platform repaid their outstanding balances. Accounts receivable balances are stated net of allowance for doubtful accounts. Bad debt expense is presented as a reduction of Revenues in the Consolidated Statements of Operations. Write-offs were $1.0 million for the year ended December 31, 2021 and immaterial for the years ended December 31, 2020, and 2019.
Inventory
—Inventory consists of tickets to live events purchased by our Resale segment. All inventory is valued at the lower of cost or net realizable value, determined by the specific identification method. A provision is recorded to adjust inventory to its estimated realizable value when inventory is determined to be in excess of anticipated demand. During the years ended December 31, 2021, 2020, and 2019, we incurred inventory write-downs of $2.1 million, $1.6 million, and $3.6 million, respectively, which are presented in Cost of revenues in the Consolidated Statements of Operations.
Property and Equipment—
Property and equipment are stated at cost, net of depreciation. Depreciation is computed using the straight-line method over the following estimated useful lives:

Asset Class	Useful Life

Computer Equipment	5 years
Purchased Software	3 years
Furniture and Fixtures	7 years
Leasehold improvements are amortized over the shorter of the term of the lease or the improvements’ estimated useful lives.
Long-Lived Assets Impairment Assessments
—We review our long-lived assets (property and equipment – net and personal seat licenses – net) for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable. The fair value of our long-lived assets is determined using both the market approach and income approach, utilizing Level 3 inputs. If circumstances require a long-lived asset or asset group to be held and used be tested for possible impairment, we first compare the undiscounted cash flows expected to be generated by that long-lived asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent the carrying amount exceeds its fair value.
During the second quarter of 2020, we determined a triggering event occurred that required us to evaluate our long-lived assets for impairment. We recorded an impairment charge as a result of those assessments. Refer to Note 5,
Impairments
, for additional information.

Goodwill and Intangible Assets
—Goodwill represents the excess purchase price over the fair value of the net assets acquired. Intangible assets other than goodwill primarily consists of customer and supplier relationships, developed technology, non-compete
agreements, and trademarks.
We evaluate goodwill and our indefinite-lived intangible asset for impairment annually on October 31 or more frequently when an event occurs or circumstances change that indicates the carrying value may not be recoverable. We have the option to assess goodwill and our indefinite-lived intangible asset for impairment by first performing a qualitative assessment to determine whether it is more-likely-than-not
that the fair value of a reporting unit or the indefinite-lived intangible asset is less than its carrying value. If it is determined that the reporting unit’s or the indefinite-lived intangible asset’s fair value is more-likely-than-not
less than its carrying value, or if we do not elect the option to perform an initial qualitative assessment, we perform a quantitative assessment of the reporting unit’s or the indefinite-lived intangible asset’s fair value. If the fair value of the reporting unit or the indefinite-lived intangible asset is in excess of its carrying value, the related goodwill or the indefinite-lived intangible asset is not impaired. If the fair value of the reporting unit is less than the carrying value, we recognize an impairment equal to the difference between the carrying value of the reporting unit and its fair value, not to exceed the carrying value of goodwill. If the fair value of the indefinite-lived intangible asset is less than the carrying value, we recognize an impairment equal to the difference.
The fair value of our definite-lived intangible assets is determined using both the market approach and income approach, utilizing Level 3 inputs. We review our definite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable. If circumstances require a definite-lived intangible asset or its asset group to be held and used be tested for possible impairment, we first compare the undiscounted cash flows expected to be generated by that definite-lived intangible asset or asset group to its carrying amount. If the carrying amount of the definite-lived intangible asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value.
Definite-lived intangible assets are amortized on a straight-line basis over their estimated period of benefit, over the following estimated useful lives:

Asset Class	Useful Life
Non-competition agreements	3 years
Supplier relationships	4 years
Developed technology	3-5 years
Customer relationships	2-5 years
During the second quarter of 2020, we determined a triggering event occurred that required us to evaluate our goodwill, indefinite-lived intangible asset, and definite-lived intangible assets for impairment, and we recorded an impairment charge as a result of those assessments. Refer to Note 5,
Impairments
, for additional information.
Capitalized Development Costs
—We incur costs related to
internal-use
software and website development. Costs incurred in both the preliminary project stage and post-implementation stage of development are expensed as incurred. Qualifying development costs, including those incurred for upgrades and enhancements that result in additional functionality to existing software, are capitalized. Capitalized development costs are classified as Intangible assets – net on the Consolidated Balance Sheets and amortized using the straight-line method over the estimated useful life of the applicable software. The amortization is presented in Depreciation and amortization expense in the Consolidated
Statements
of Operations.

Accrued Customer Credits
—We may issue credits to customers for cancelled events that can be applied to future purchases on our marketplace. The amount recognized in Accrued expenses and other current liabilities in the Consolidated Balance Sheets represents the balance owed to customers on credit. Breakage income from customer credits that are not expected to be used is
estimated and recognized
as
revenue in proportion to the

pattern of redemption for the customer credits that are used. When customer credits are used to make a purchase, revenue is recognized for the new transaction.
Accrued Future Customer Compensation
—Provisions for accrued future customer compensation are included in Accrued expenses and other current liabilities in the Consolidated Balance Sheets and represent compensation to be paid to customers for event cancellations or other service issues related to previously recorded sales transactions. The expected recoveries of these obligations are included in Prepaid expenses and other current assets. These provisions are based on historic experience, revenue volumes for future events, and management’s estimate of the likelihood of future event cancellations and are recognized as a component of Revenue. This estimated accrual could be impacted by future activity differing from our estimates, the effects of which could be material to the consolidated financial statements.
Income Taxes
—Prior to the Merger Transaction, Hoya Intermediate is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, Hoya Intermediate’s taxable income and losses were passed through to and included in the taxable income of its members, including Vivid Seats Inc. Accordingly, amounts related to income taxes were zero for us prior to the Merger Transaction, and therefore, are not representative of future amounts expected to be incurred by us.
Following the Merger Transaction, our parent legal entity is Vivid Seats Inc. We are subject to income taxes at the U.S. federal, state, and local levels for income tax purposes, including with respect to its allocable share of any taxable income of Hoya Intermediate. Income taxes are accounted for using the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences on differences between the carrying amounts of assets and liabilities and their respective tax basis, using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is “more-likely-than not” that some portion or all of the deferred tax assets will not be realized. The realization of the deferred tax assets is dependent on the amount of our future taxable income.
We recognize interest and penalties related to underpayment of income taxes in Income tax expense on the Consolidated Statements of Operations. To date, the interest or penalties incurred related to income taxes have not been material.
Tax Receivable Agreement
—In connection with the Merger Transaction, Vivid Seats Inc. entered into an agreement (the “Tax Receivable Agreement”) with Hoya Intermediate and Hoya Topco, among other parties (“other TRA Holders”). Pursuant to the Tax Receivable Agreement, Vivid Seats Inc. is generally required to pay Hoya Topco and the other TRA Holders 85% of the amount of certain tax benefits, if any, that Vivid Seats Inc. and certain of its subsidiaries actually realize, or in some circumstances is deemed to realize, as a result of the various transactions occurring in connection with the Merger Transaction or in the future, including benefits arising from tax basis adjustments and certain other tax benefits attributable to payments made under the Tax Receivable Agreement.
The amount and timing of future tax benefits Vivid Seats Inc. realizes as a result of future exchanges of Intermediate Common Units by Hoya Topco and other TRA Holders, and the resulting amounts Vivid Seats Inc. will be required to pay to Hoya Topco and other TRA Holders pursuant to the Tax Receivable Agreement, will vary based on, among other things, (i) the amount and timing of future exchanges of Intermediate Common Units by Hoya Topco and other TRA Holders, and the extent to which such exchanges are taxable, (ii) the price per share of the Vivid Seats Class A common stock at the time of the exchanges, (iii) the amount and timing of future income against which to offset the tax benefits, and (iv) the tax rates then in effect.
To date, no exchanges of Intermediate Common Units by Hoya Topco or other TRA Holders have occurred, and as a result, we have not recognized a liability under the Tax Receivable Agreement.

Debt
—Term debt is carried at the outstanding principal balance, less debt issuance costs and any unamortized discount or premium. Deferred borrowing costs and discounts are amortized to interest expense over the terms of the respective borrowings using the effective interest method. Upon the repayment of our term debt, we reflected prepayment penalties and the write-off
of any unamortized borrowing costs and discounts as loss on extinguishment of debt on the Consolidated Statements of Operations.
Derivatives
—We recognize derivatives on the Consolidated Balance Sheets at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting, and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting.
Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of the gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the earnings effect of the hedged forecasted transactions in a cash flow hedge. We formally evaluate, both at the inception of the hedge and quarterly, whether the derivative financial instrument is highly effective in offsetting changes in cash flows of the related underlying exposure.
For derivatives that are designated as, and meet all the required criteria for, a cash flow hedge, the net interest payments are recorded in Interest expense – net in the Consolidated Statements of Operations and the remaining changes in the fair value are recorded in Accumulated other comprehensive loss (“AOCL”) in the Consolidated Balance Sheets and reclassified into earnings as the underlying hedged item affects earnings.
Derivative instruments related to our hedging of interest rates are classified within Prepaid expenses and other current assets or Other liabilities in the Consolidated Balance Sheets depending on the nature of the balance at the end of the period.
We also entered into a series of warrant agreements in connection with the Merger Transaction. Certain of these warrants are classified as a liability within Other Liabilities in the Consolidated Balance Sheets.
Fair Value of Financial Instruments
—Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of our financial instruments is disclosed based on the fair value hierarchy using the following three categories:
Level 1
—Measurements that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2
—Measurements that include other inputs that are directly or indirectly observable in the marketplace.
Level 3
—Measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. These fair value measurements require significant judgment.
Warrant Accounting
—In connection with the Merger Transaction, we issued several types of warrants. We separately evaluate the terms for each of these outstanding warrants in accordance with ASC 480,
Distinguishing Liabilities from Equity,
and ASC
815-40,
Derivatives and Hedging: Contracts in an Entity’s Own Equity
to determine the appropriate classification and accounting treatment. Our Public Warrants, Private Warrants, and Exercise Warrants meet the criteria to be classified as equity instruments. Hoya Intermediate Warrants are exercisable for Hoya Intermediate common units, which allow for a potential cash redemption at the discretion of the unit holder, and hence, these warrants are classified as a liability in Other liabilities on our Consolidated Balance Sheets. The warrant liability is subject to a fair value remeasurement each period with an offsetting adjustment reflected in Other expenses on our Consolidated Statements of Operations.
Redeemable Noncontrolling Interests
—Vivid Seats Inc. holds a 40.1
% interest in Hoya Interme
d
iate, with the remainder held by
Hoya
Topco. Hoya Topco’s interest in Hoya Intermediate represents a redeemable noncontrolling interest. At its discretion, Hoya Topco has the right to exchange its common units in Hoya Intermediate for either shares of Class A common stock of Vivid Seats Inc. on
a
one-to-one
basis or cash proceeds of equal value at the time of redemption. Any redemption of Hoya Intermediate common units in cash must be funded through a private or public offering of Class A Common Stock and is subject to Board of Director’s (“Board”) approval by Vivid Seats Inc. As of December 31, 2021, equity holders of Hoya Topco hold the majority of the voting rights on the Vivid Seats Inc. Board.
As the

redeemable noncontrolling interests are redeemable upon the occurrence of an event that is not solely within our control, we classify our redeemable noncontrolling interests as temporary equity. The redeemable noncontrolling interests were initially measured at Hoya Topco’s share in the net assets of Hoya Intermediate upon consummation of the Merger Transaction. Subsequent remeasurements of our redeemable noncontrolling interests are recorded as a deemed dividend each reporting period, which reduces retained earnings, if any, or additional paid-in
capital of Vivid Seats Inc. Remeasurements of our redeemable noncontrolling interests are based on the fair value of our Class A common stock.
Offering costs
—We incurred
incremental costs associated with the
Merger
Transaction and PIPE Financing related legal, accounting, and other third-party fees. In accordance with Staff Accounting Bulletin (“SAB”) Topic 5.A,
Expenses of Offering
, we deferred certain incremental costs directly associated with the Merger Transaction and PIPE Financing. These deferred costs were capitalized by us and subsequently charged against the gross proceeds of the Merger Transaction and PIPE Financing as a reduction to additional paid-in
capital on the Consolidated Balance Sheets. Our total transaction costs were $32.7 million, of which $20.2 million was charged against the gross proceeds of the Merger Transaction and PIPE Financing.
Equity-Based Compensation
—We have granted restricted stock units (RSUs), stock options, profits interest, and phantom units. We started issuing RSUs and stock options following the Merger Transaction. The restricted stock units vest on a quarterly basis over a four-year period for non-directors
and on an annual basis over a five-year period for directors. The stock options vest on a quarterly basis over a four-year period and expire ten years from the date of the grant. Both are subject to the employee’s continued employment through the applicable vesting date. The fair value of stock options granted to certain employees is estimated on the grant date using the Hull-White model, a lattice model which assumes holders will exercise when they achieve certain return thresholds. We account for forfeitures in the period they occur. The RSU and stock options grants are
accounted for as equity-based compensation.
Prior to the Merger Transaction, certain members of management received profit interests in Hoya Topco, LLC and Phantom units in a cash bonus pool funded by Hoya Topco. Under Accounting Standards Codification (“ASC”) 718,
Compensation–Stock Compensation
, and ASC 480,
Distinguishing Liabilities from Equity
, the grants of profits interest meet the criteria to be recognized as equity-classified awards, whereas the grants of Phantom units meet the criteria to be recognized as liability-classified awards.
A market-based approach was used to determine the total equity value of Hoya Topco and allocate the resulting value between share classes using the Black-Scholes option pricing model to determine the grant date fair value of employee grants. The exercise prices used are based on various scenarios considering the waterfall payout structure of the units that exists at the Hoya Topco, LLC level.
For liability-based compensation with service and performance conditions, we recognize a liability for the fair value of the outstanding units only when we conclude it is probable that the performance condition will be achieved. As of December 31, 2021 and 2020, it is not probable the performance condition will be achieved.
Segment Reporting—
Operating segments are defined as components of an entity for which discrete financial information is available and is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in making decisions regarding resource allocation and performance assessment. Our CODM is our Chief Executive Officer. We have determined that we have two operating and reportable segments:
Marketplace and Resale.

Revenue Recognition
—We recognize revenue in accordance with ASC Topic 606,
Revenue from Contracts with Customers
(“ASC 606”). We adopted ASC 606 effective January 1, 2019, using the full retrospective transition method.
We report revenue on a gross or net basis based on management’s assessment of whether we are acting as a principal or agent in the transaction. Revenue is reported net of sales taxes. The determination of whether we are acting as a principal or an agent in a transaction is based on the evaluation of control over the ticket, including the right to sell the ticket, before it is transferred to the ticket buyer.
Marketplace
We act as an intermediary between ticket buyers and ticket sellers in our online secondary ticketing marketplace. Revenue primarily consists of service fees from ticketing operations and is reduced by incentives provided to ticket buyers.
We have one primary performance obligation, facilitating the Marketplace transaction between the ticket seller and ticket buyer and seller, which is satisfied at the time the order is confirmed. In this transaction, we act as an agent as it does not control the ticket prior to it transferring to the ticket buyer.
Revenue is recognized net of the amount due to the seller when the ticket seller confirms an order with the ticket buyer, at which point the seller is obligated to deliver the tickets to the buyer in accordance with the original marketplace listing. Payment from the buyer is due at the time of sale.
Our sales terms provide that we will compensate the ticket buyer for the total amount of the purchase if an event is cancelled, the ticket is invalid, or if the ticket is delivered after the promised time. We have determined this is considered a stand-ready obligation to provide a return that is not a separate performance obligation, but is an element of variable consideration, which results in a reduction to revenue. The revenue reversal is reflected within Accrued expenses and other current liabilities in the Consolidated Balance Sheets when the buyer has yet to be compensated. We estimate the customer compensation liability, and corresponding charge against revenue, using the expected value method, which best predicts customer compensation for future cancellations. To the extent we estimate that a portion of the refund is recoverable from the ticket seller, we record the recovery as revenue to align with the net presentation of the original transaction. The timing of event cancellations and rescheduling of postponed events versus new sales transactions can result in customer compensation costs exceeding current period sales resulting in negative marketplace revenue for that period.
In certain instances, ticket buyers are compensated with credit to be used on future purchases. When a credit is redeemed, revenue is recognized for the newly placed order. Breakage income from customer credits that are not expected to be used is estimated and recognized as revenue in proportion to the pattern of redemption for the customer credits that are used.
We also earn referral commissions on purchases of third-party insurance services by ticket buyers at the time of sale of the associated ticket on the Marketplace platform. Referral commissions are recognized as revenue when the ticket buyer makes a purchase from the third-party insurance provider during customer checkout. Payment from the third-party provider is due to us net 30 from when invoiced. This revenue is included within all categories of Marketplace disaggregated revenue described in Note 4,
Revenue Recognition.
Resale
We sell tickets we own on secondary ticket marketplaces. The Resale business has one performance obligation, which is to transfer control of a live event ticket to a ticket buyer once an order has been confirmed.
We act as a principal in these transactions as we own the ticket and therefore controls the ticket prior to transferring the ticket to
the customer. Revenue is recorded on a gross basis based on the value of the ticket and is recognized when an order is confirmed in the secondary ticket marketplace. Payment from the
marketplace is typically due upon delivery of the ticket or after the event has passed.
Secondary ticket marketplace terms and conditions require sellers to repay amounts received for events that are cancelled or tickets that are invalid or delivered after the promised time. We have determined that this obligation is a stand-ready obligation to provide a return that is not a separate performance obligation, but is an element of variable consideration, which results in a reduction to revenue. We recognize a liability for known and estimated cancellation charges within Accrued expenses and other current liabilities in the Consolidated Balance Sheets. We estimate the future customer compensation liability, and corresponding charge against revenue, using the expected value method. To the extent we estimate that a portion of the charge is recoverable from the event host, we record the estimated recovery asset to Prepaid expenses and other current assets.
When our Resale business sells a ticket in our own marketplace, the service fee is recorded in Marketplace revenues and the sales price of the ticket is recorded in Resale revenues.
Deferred Revenue
Deferred revenue consists of fees received related to unsatisfied performance obligations at the end of the period. The majority of the unsatisfied performance obligations are related to our loyalty program, Vivid Seats Rewards. Vivid Seats Rewards allows customers to earn credits on certain purchases and then redeem those credits on future transactions. The credits earned in the program represent a material right to the customer and constitute an additional performance obligation for us. As such, we defer revenue based on expected future usage and recognizes the deferred revenue as credits are redeemed.
Revenues of sales of contingent events, such as postseason sporting events, is initially recorded as Deferred revenue in the Consolidated Balance Sheets and is recognized when the contingency is resolved.
Sales Tax
—Sales taxes are imposed by state, county, and city governmental authorities. We collect sales tax from the customer where required and remit to the appropriate governmental agency. Collected sales taxes are recorded as a liability until remitted. There is no impact on the Consolidated Statements of Operations as revenue is recorded net of sales tax.
Advertising Costs
—We utilize various forms of advertising, including paid search, sponsorship agreements,
e-mail
marketing, and other forms of media. Advertising costs are expensed as incurred and were $180.7 million, $37.5 million, and $175.9 million for the years ended December 31, 2021, 2020, and 2019 respectively. Advertising costs are presented as part of Marketing and selling expense in the Consolidated Statements of Operations.
Shipping and Handling
—Shipping and handling charges to customers are included in Revenues in the Consolidated Statements of Operations. Shipping and handling costs incurred by us are treated as fulfillment activities, and as such are included in Cost of revenues in the Consolidated Statements of Operations. These costs are accrued upon recognition of revenue.
Recent Accounting Pronouncements
As an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we are provided the option to adopt new or revised accounting guidance either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as non-public
business entities, including early adoption when permissible. The following provides a brief description of recent accounting pronouncements that could have a material effect on our financial statements:

Issued accounting standards adopted
Income taxes
—In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
No. 2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
. The guidance was issued as part of FASB’s overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Amendments include removal of certain exceptions to the general principles of Topic 740, “Income Taxes,” and simplification in several other areas. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. We adopted this guidance on January 1, 2021, and it did not have a material impact on our consolidated financial statements.
Issued accounting standards not yet adopted
Leases
—In February 2016, the FASB issued ASU
2016-02,
Leases (Topic 842)
, which requires lessees to recognize a
right-of-use
asset and a
lease
liability for virtually all of their leases (other than leases that meet the definition of a short-term lease) in the balance sheet. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. ASU
2020-05,
Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities,
deferred the effective date for
non-public
companies. ASU
2016-02
is now effective for fiscal periods beginning after December 15, 2021. We elected the extended transition period available to emerging growth companies and expects to adopt this guidance using a modified retrospective transition approach by applying the new standard to all leases existing at the date of initial application, January 1, 2022. We expect that this standard will have a material effect on its consolidated financial statements. While we continue to assess all of the effects of the adoption, it currently estimates that the most significant impact upon adoption will be to record operating lease liabilities and right-of-use
assets for its real estate leases in the range of approximately $6.5 million to $9.0 million. There is no material impact to our Consolidated Statements of Operations or its Consolidated Statements of Cash Flows. The adoption of ASU
2016-02
will also require significant new disclosures about our leases.
Financial Instruments-Credit Losses
—In June
2016, the FASB
issued
ASU
2016-13,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
, which changes how entities will measure credit losses for financial assets and certain other instruments that are not measured at fair value through net income. The new expected credit loss impairment model requires immediate recognition of estimated credit losses expected to occur. Additional disclosures are required regarding assumptions, models, and methods for estimating the credit losses. ASU
2019-10,
Financial Instruments-Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates
, deferred the effective date for
non-public
companies. The standard is effective for
non-public
companies for fiscal years beginning after December 15, 2022. We elected the extended transition period available to emerging growth companies and is currently evaluating the effect of adoption of the standard on our consolidated financial statements and related disclosures.
Reference Rate Reform
—In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting
, as modified in January 2021. The ASU is intended to help stakeholders during the global market-wide reference rate transition period. The new guidance provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued. The guidance also establishes (1) a general contract modification principle that entities can apply in other areas that may be affected by reference rate reform and (2) certain elective hedge accounting expedients. The amendment is effective for all entities starting March 12, 2020 and can be adopted through December 31, 2022. We have not yet decided the date of adoption of this standard. LIBOR is used to calculate the interest on borrowings under our June 2017 First Lien Loan. We are currently evaluating whether this guidance will have a significant impact on its consolidated financial statements and related disclosures.

3. B
USINESS
A
CQUISITION
O
n December 13, 2021, we acquired 100% of the equity interests of Betcha Sports, Inc. (“Betcha”). Betcha is a real money daily fantasy sports app with social and gamification features. The acquisition was accounted for as an acquisition of a business in accordance with the acquisition method of accounting. Acquisition costs directly related to the transaction were immaterial and are included in General and administrative expenses in the Consolidated Statements of Operations for the year ended December 31, 2021.
The purchase consideration transferred consisted of $0.8 million in cash and 2,143,438 shares of Class A common stock. The purchase consideration also includes cash earnouts of $7.5 million as of the acquisition date representing the estimated fair value that we may be obligated to pay if Betcha meets certain earnings objectives following the acquisition. The earnouts are measured at fair value using a Monte Carlo simulation model. In addition, the purchase consideration includes future milestone payments of $9.7 million as of the acquisition date representing the estimated fair value that we may be obligated to pay upon the achievement of certain integration objectives. The milestone payments are measured at fair value using a discounted cash flow valuation approach. As of December 31, 2021, we made no payments related to cash earnouts and milestone payments.
As part of the acquisition, we agreed to pay cash bonuses to certain Betcha employees (the “Retention Bonus”) over three years on the payroll date following the anniversary of the acquisition date. The Retention Bonus payouts are subject to the condition of continued employment, and therefore treated as compensation and expensed.
Pro forma financial information has not been presented as the Betcha acquisition was not considered material to our Consolidated Financial Statements.

The purchase consideration was allocated to the assets acquired and liabilities assumed based on their fair value as of the acquisition date. The excess of the purchase price over the net assets acquired was recorded as goodwill. The goodwill recorded is not deductible for tax purposes as the Betcha acquisition was primarily a stock acquisition and is attributable to the assembled workforce as well as the anticipated synergies from the integration of Betcha’s technology with our technology.
The purchase consideration allocation for Betcha is preliminary because the evaluations necessary to assess the fair values of the net assets acquired are still in process. The primary areas that are not yet finalized relate to the valuations of certain intangible assets, cash earnouts, milestone payments, and acquired income tax assets and liabilities. As a result, these allocations are subject to change during the purchase price allocation period as the valuations are finalized.
The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the acquisition date (in thousands):

Cash	$21
Restricted cash	280
Prepaid expenses and other current assets	61
Intangible assets	5,320
Goodwill	34,877
Accounts payable	(288)
Accrued expenses and other current liabilities	(986)

Net assets acquired	$39,285

The following table summarizes the purchase consideration (in thousands):

Fair value of common stock	$21,306
Cash consideration	759
Fair value of milestone payments	9,720
Fair value of earnouts	7,500

Total purchase consideration	$39,285

The following table sets forth the components of identifiable intangible assets acquired (in thousands) and their estimated useful lives (in years) as of the date of acquisition (in thousands):

	Cost	Estimated Useful Life
Customer relationships	520	2 years
Developed technology	4,800	5 years

Total acquired intangible assets	$5,320

4. R
EVENUE
R
ECOGNITION
We recognize revenue in accordance with ASC 606. We have two reportable segments: Marketplace and Resale.
Through the Marketplace segment, we act as an intermediary between ticket buyers and sellers. We earn revenue processing ticket sales from our Owned Properties, consisting of the Vivid Seats website and mobile applications, and from our Private Label offering, which is comprised of numerous distribution partners.
During the years ended December 31, 2021, 2020, and 2019 Marketplace revenues consisted of the following (in thousands):

	2021	2020	2019

Marketplace revenues:
Owned Properties	$308,226	$24,188	$329,262
Private Label	81,442	(907)	74,383

Total Marketplace revenues	$389,668	$23,281	$403,645

During the years ended December 31, 2021, 2020, and 2019 Marketplace revenues consisted of the following event categories (in thousands):

	2021	2020	2019
Marketplace revenues:
Concerts	$171,149	$15,775	$187,753
Sports	175,471	3,484	169,577
Theater	41,745	3,759	44,754
Other	1,303	263	1,561

Total Marketplace revenues	$389,668	$23,281	$403,645

Within the Resale segment, we sell tickets we hold in inventory on resale ticket marketplaces. Resale revenues were $53.4 million, $11.8 million, and $65.3 million during the years ended December 31, 2021, 2020, and 2019
, respectively.

At December 31
, 2021, Deferred revenue in the Consolidated Balance Sheets was $25.1 million, which primarily relates to Vivid Seats Rewards, our loyalty program. At December 31, 2020, $6.0 million was recorded as deferred revenue, of which $3.3 million was recognized as revenue during the year ended December 31, 2021.
Deferred revenue for contingent events at December 31, 2021 and 2020 was immaterial.
5. I
MPAIRMENTS
As disclosed in Note 2,
Summary of Significant Accounting Policies
, we assess goodwill and other indefinite-lived intangible assets for impairment annually, or more frequently if events or changes in circumstances indicate that an asset may be impaired. Definite-lived intangible assets and other long-lived assets are assessed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable.
During the second quarter of 2020, we identified the
COVID-19
pandemic as a triggering event for its long-lived assets, goodwill, indefinite-lived trademark, and definite-lived intangible assets. Due to global social distancing efforts put in place to mitigate the spread of the virus, and compliance with restrictions enacted by various governmental entities, most live events during 2020 were either postponed or cancelled
. Consequently, we experienced a significant reduction of revenue during the nine months ended September 30, 2020.
The following summarizes the impairment charges recorded by us during the year ended December 31, 2020 (in thousands):

Goodwill	$377,101
Indefinite-lived trademark	78,734
Definite-lived intangible assets	107,365
Property and equipment	3,670
Personal seat licenses	6,968

Total impairment charges	$573,838

Long-lived asset impairments
We assessed its long-lived assets for potential impairment during the second quarter of 2020. ASC 360,
Property, Plant, and Equipment
, requires an impairment loss to be recognized for a long-lived asset if the carrying amount of the asset is not recoverable and exceeds its fair value. In accordance with ASC 360, we classify our long-lived assets as a single asset group, which consists primarily of property and equipment, personal seat licenses, and definite-lived intangible assets.
For the fair value of the
asset group, we compared the expected future undiscounted cash flows associated with the asset group to the long-lived asset group’s carrying value and concluded that the carrying value was not recoverable. We then measured the fair value of the asset group using a discounted cash flow model. The significant estimates used in the undiscounted and discounted cash flow models include projected operating cash flows; forecasted capital expenditures and working capital needs; rates of long-term growth; and the discount rate (in the discounted cash flow model). The significant unobservable inputs included forecasted revenues which reflected significant declines in earlier years as a result of the
COVID-19
pandemic and included estimates regarding when revenue would return to pre-pandemic
levels. The significant unobservable inputs also included forecasted costs, capital expenditures, and working capital needs which were informed by actual historical experience and estimates of the timing of when live events would return to pre-pandemic
levels. Refer to Note 14,
Fair Value,
for quantitative disclosure of significant unobservable inputs. As a result, we recorded an impairment of $118.0 million, of which $107.4 million was related to definite-lived intangible assets. The impairment is presented in Impairment charges in the Consolidated Statements of
Operations.

No impairment triggering events to our long-lived assets were identified during 2021.
Indefinite-lived trademark and goodwill impairments
During the second quarter of 2020, we determined that the estimated carrying value of its indefinite-lived trademark was in excess of its fair value. The fair value of the indefinite-lived trademark asset, classified as a Level 3 measurement, was measured using the relief-from-royalty method. This methodology involves estimating reasonable royalty rates for the trademarks, applying the royalty rate to a net sales stream, and utilizing the discounted cash flow method. We utilized a 2.0% royalty rate, consistent with the rate used in the initial valuation of the trademark. We recorded an impairment charge of $78.7 million related to the indefinite-lived trademark. The impairment charge is presented in Impairment charges in the Consolidated Statements of Operations.
As part of the goodwill impairment assessment performed during the second quarter of 2020, we determined that the carrying value of its Marketplace reporting unit exceeded its estimated fair value, resulting in a goodwill impairment charge of $377.1 million, which is presented in Impairment charges in the Consolidated Statements of Operations. The fair value estimate of our reporting units was based on a blended analysis of the present value of future discounted cash flows and market value approach, using Level 3 inputs. The significant estimates used in the discounted cash flow models are projected operating cash flows; forecasted capital expenditures and working capital needs; weighted average cost of capital; and rates of long-term growth. These estimates considered the recent deterioration in financial performance of the reporting units, as well as the anticipated rate of recovery, and implied risk premiums based on the market prices of our equity and debt as of the assessment date. The significant estimates used in the market multiple valuation approach include identifying business factors; such as size, growth, profitability, risk and return on investment; and assessing comparable revenue and earnings multiples. Following the impairment charge, the carrying value of the Marketplace reporting unit’s goodwill was $683.3 million. In accordance with its annual re-assessment,
we assessed its goodwill and indefinite-lived trademark for impairment as of October 31, 2020, determining no further impairment had occurred. No triggering events were identified during the year ended December 31, 2021.
Our goodwill and indefinite-lived trademark constitute nonfinancial assets measured at fair value on a nonrecurring basis. These nonfinancial assets are classified as Level 3 assets in the fair value hierarchy established under ASC Topic 820,
Fair Value Measurement
(“ASC 820”).
6. P
ROPERTY
AND
E
QUIPMENT
Long-lived asset impairment charges related to property and equipment of $3.7 million were recognized for the year ended December 31, 2020, resulting in a full impairment of all property and equipment. The impairment charges are presented in Impairment charges in the Consolidated Statements of
Operations.

The following table summarizes our major classes of property and equipment, net of accumulated depreciation at December 31, 2021 (in thousands):

2021
Computer equipment	$568
Construction in progress	564

Total property and equipment	1,132
Less: accumulated depreciation	50

Total property and equipment – net	$1,082

Depreciation expense related to property and equipment was $0.1 million, $0.6 million, and $1.1 million for the years ended December 31, 2021, 2020, and 2019 respectively, and is presented in Depreciation and amortization expense in the Consolidated Statements of Operations. There were no impairment charges for the years ended December 31, 2021 and 2019.

7. G
OODWILL
AND
I
NTANGIBLE
A
SSETS
Definite-lived
intangible assets includes developed technology and customer relationships, which had a net carrying amount of $13.8 million and $2.4 million at December 31, 2021 and 2020, respectively. At December 31, 2021 and 2020, accumulated amortization related to our developed technology was $2.5 million and $0.3 million, respectively. Prior to its impairment, recorded during the second quarter of 2020, our definite-lived intangible assets included supplier relationships, customer relationships, and non-compete
agreements, in addition to developed technology.
Our goodwill is included in our Marketplace segment.
The net changes in the carrying amounts of our intangible assets and goodwill were as follows (in thousands):

	Definite-lived Intangible Assets	Trademark	Goodwill
Balance at January 1, 2020	$149,948	$143,400	$1,060,428
Capitalized development costs	7,264	—	—
Impairment	(107,365)	(78,734)	(377,101)
Disposals	(124)	—	—
Amortization	(47,365)	—	—

Balance at December 31, 2020	2,358	64,666	683,327
Acquisition of Betcha	5,320	—	34,877
Capitalized development costs	8,438	—	—
Amortization	(2,271)	—	—

Balance at December 31, 2021	$13,845	$64,666	$718,204

We had recorded $563.2 million of cumulative impairment charges related to our intangible assets and goodwill as of December 31, 2021 and 2020.
Amortization expense on our definite-lived intangible assets was $2.3 million, $47.4 million, and $91.5 million for the years ended December 31, 2021, 2020, and 2019, respectively, and is presented in Depreciation and amortization in the Consolidated Statements of Operations.

The estimated future amortization expense related to the definite-lived intangible assets as of December 31, 2021 is a follows (in thousands):

2022	$4,905
2023	$4,641
2024	$2,381
2025	$960
2026	$958
Total	$13,845

8. P
REPAID
EXPENSES
AND
OTHER
CURRENT
ASSETS
Prepaid expenses and other current assets at December 31, 2021 and 2020 consist of the following (in thousands):

	2021	2020
Recovery of future customer compensation	$58,319	$75,257
Insurance recovery asset	480	2,500
Prepaid expenses	9,573	2,309
Other current assets	4,132	—

Total prepaid expenses and other current assets	$72,504	$80,066

Recovery of future customer compensation represents expected recoveries of compensation to be paid to customers for event cancellations or other service issues related to previously recorded sales transactions. Recovery of future customer compensation costs decreased by $16.9 million during the year ended December 31, 2021, due to a reduction in the estimated rate of future cancellations in 2021 compared to 2020, partially offset by an increase in order volume. The provision related to these expected recoveries are included in Accrued expenses and other current liabilities in the Consolidated Balance Sheets.
Prepaid expenses increased by $7.3 million primarily related to a $4.5 million prepayment in a legal settlement pool. Other current assets was $4.1 million at December 31, 2021 due to a deposit associated with a corporate credit card.
9. A
CCRUED
E
XPENSES
AND
O
THER
C
URRENT
L
IABILITIES
Accrued expenses and other current liabilities at December 31, 2021 and 2020 consist of the following (in thousands):

	2021	2020
Accrued marketing expense	$27,304	$1,086
Accrued taxes	9,332	16,913
Accrued customer credits	119,355	125,481
Accrued future customer compensation	73,959	94,061
Accrued contingencies	12,686	—
Other current liabilities	38,520	18,593

Total accrued expenses and other current liabilities	$281,156	$256,134

Accrued customer credits represent credits issued and outstanding for event cancellations or other service issues related to recorded sales transactions. The accrued amount is reduced by the amount of credits estimated to go unused, which is recognized in proportion to the pattern of redemption for the customer credits. During the year ended December 31, 2021, $55.9 million of accrued customer credits were redeemed and we recognized $3.3 million

of revenue from breakage. During the year ended December 31, 2020, $7.4 million of accrued customer credits were redeemed and we recognized $0.8 million of revenue from breakage.
Accrued future customer compensation represents an estimate of the amount of customer compensation due from cancellation charges in the future. These provisions are based on historic experience, revenue volumes for future events, and management’s estimate of the likelihood of future event cancellations and are recognized as a component of Revenues. The expected recoveries of these obligations are included in Prepaid expenses and other current assets in the Consolidated Balance Sheets. This estimated accrual could be impacted by future activity differing from our estimates, the effects of which could be material. During the years ended December 31, 2021,

2020, and 2019, we recognized an increase in revenue of
$5.1 million, a decrease in revenue of $15.3 million, and an increase in revenue of $0.4 million, respectively, from the reversals of previously recorded revenue and changes to accrued future customer compensation related to event cancellations where the performance obligations were satisfied in prior periods.
Accrued contingencies includes the current portion of cash earnouts of $3.9 million that we may be obligated to pay if Betcha meets certain earnings objectives following the acquisition. In addition, it includes the current portion of future milestone payments of $8.8 million upon the achievement of certain integration objectives.
Accrued marketing expense and other current liabilities increased during the year ended December 31, 2021 due primarily to the increased volume of sales transactions occurring on our platform. Accrued taxes decreased as we have h istorically accrued sales tax expense in jurisdictions where we expected to remit sales tax payments but were not yet collecting from ticket buyers. During the second half of 2
021, we began collecting sales tax from customers. The majority of the tax accrual represents the exposure for sales tax prior to the date we began collecting sales tax from customers reduced by abatements received. Refer to Note 15, Commitments and Contingencies, for further discussion of the accrued tax expense.
10. D
EBT
Our outstanding debt at December 31, 2021 and 2020 is comprised of the following (in thousands):

	2021	2020
June 2017 First Lien Loan	$465,712	$618,721
May 2020 First Lien Loan	—	275,678

Total long-term debt, gross	465,712	894,399
Less: unamortized debt issuance costs	(5,580)	(17,084)

Total long-term debt, net of issuance costs	460,132	877,315
Less: current portion	—	(6,412)

Total long-term debt, net	$460,132	$870,903

First Lien Loans
—On June 30, 2017, we entered into a $575.0 million first lien debt facility, comprised of a $50.0 million revolving facility (the “Revolving Facility”) and a $525.0 million term loan (the “June 2017 First Lien Loan”), and a second lien credit facility, comprised of a $185.0 million second lien term loan (the “June 2017 Second Lien Loan”). The First Lien Loan was amended to upsize the committed amount by $115.0 million on July 2, 2018. On October 28, 2019, we paid off its June 2017 Second Lien Loan balance. The underlying credit facility was subsequently retired on May 22, 2020. On October 18, 2021, in connection with and using the proceeds from the Merger Transaction, we made an early payment of a portion of its May 2020 First Lien Loan balance.
On May 22, 2020, we entered into a new $260.0 million first lien term loan (the “May 2020 First Lien Loan”) that is pari passu with the June 2017 First Lien Loan. The proceeds from the May 2020 First Lien Loan were used for general corporate purposes and to extinguish and retire the Revolving Facility in full. On October 18, 2021, in connection with and using the proceeds from the Merger
Transaction
, we paid off in full its May 2020 First Lien Loan

balance.

All obligations under the June 2017 First Lien Loan and May 2020 First Lien Loan are unconditionally guaranteed by Hoya Intermediate and substantially all Hoya Intermediate’s existing and future direct and indirect wholly owned domestic subsidiaries.
The amortization of
original issue discount and debt issuance costs on the June 2017 First Lien Loan and May 2020 First Lien Loan was $3.6 million, $3.7 million, and $2.9 million for the years ended December 31, 2021,

2020, and 2019, respectively, and is presented in Interest expense – net in the Consolidated Statements of Operations.
The key terms of our debt agreements are as follows:
June 2017 First Lien Loan
—The June 2017 First Lien Loan matures on June 30, 2024 and requires quarterly amortization payments equal to approximately 1.0% of the original principal per annum. The Revolving Facility did not require periodic payments. All obligations under the June 2017 First Lien Loan are secured, subject to permitted liens and other exceptions, by first-priority perfected security interests in substantially all of our assets.
The June 2017 First Lien Loan is required to be prepaid, subject to certain exceptions, upon the following conditions: (i) up to 50.0% of excess cash flow subject to certain leverage ratios; (ii) all of the net cash proceeds of certain asset sales or insurance/condemnation events subject to certain leverage ratios; and (iii) all of the net cash proceeds of any issuance or incurrence of debt other than permitted debt.
At our option, the June 2017 First Lien Loan bears periodic interest of either (A) the LIBOR rate plus an applicable margin, ranging from 3.00% to 3.50% per annum based on the our first lien net leverage ratio, or (B) the base rate plus an applicable margin, ranging from 2.00% to 2.50% per annum based on our first lien net leverage ratio. The LIBOR rate for the June 2017 First Lien Loan is subject to a 1.00% floor.
The effective interest rate on the June 2017 First Lien Loan was 4.5% per annum at December 31, 2021 and 2020.
May 2020 First Lien Loan
—The May 2020 First Lien Loan, which we repaid in full on October 18, 2021, had a maturity date of May 22, 2026, with springing maturity to June 30, 2024 if the June 2017 First Lien Loan, or a refinancing thereof with scheduled payments of principal prior to June 30, 2024, remained outstanding as of that date. The May 2020 First Lien Loan had no required amortization payments. All obligations under the May 2020 First Lien Loan were secured, subject to permitted liens and other exceptions, by first-priority perfected security interests in substantially all of our assets.
The interest rate for the May 2020 First Lien Loan was determined using a LIBOR rate plus an applicable margin of 9.50% per annum, or a base rate plus an applicable margin of 8.50% per annum. The LIBOR rate was subject to a 1.00% floor and the base rate was subject to a 2.00% floor. For any period ending prior to May 22, 2022, we had the option of submitting paid-in-kind
elections, whereby the entire outstanding balance would be charged interest at 11.50% per annum and interest amounts will be added to the outstanding principal. On and after May 22, 2022 but prior to May 22, 2023, we had the option of submitting paid-in-kind
elections with respect to all or some of the outstanding balance, whereby the portion for which such paid-in-kind
election was made will be charged interest at a rate equal to the sum of i) 5.0% per annum and ii) at the Borrower’s election, a LIBOR rate plus an applicable margin of 5.00% per annum, or a base rate plus an applicable margin of 4.00% per annum. The effective interest rate on the May 2020 First Lien Loan was 11.50% per annum at December 31, 2020.
Under the terms of the May 2020 First Lien Loan, for certain prepayments and repricing transactions that occurred prior to May 22, 2023, we would owe a prepayment penalty of 3.0% on the first $91.0 million of prepayments. For prepayments greater than $91.0 million prior to May 22, 2022, the amount exceeding $91.0 million would be subject to a prepayment penalty equal to the greater of i) 6.0% and ii) the excess of the discounted measure of principal and interest due upon the second anniversary of the effective date and the outstanding principal at the time of the prepayment. For prepayments greater than $91.0 million on or after May 22, 2022 and prior to May 22, 2023, the amount exceeding $91.0 million would be subject to a prepayment penalty equal to 6.0%
.

The following is a summary of activity related to debt instruments during the years ended December 31, 2021 and 2020:
June 2017
First Lien Loan principal payments
—We made quarterly principal payments of $4.8 million and $5.9 million during the years ended December 31, 2021 and 2020, respectively. On October 18, 2021, we made a principal payment of $148.2 million in connection with, and using the proceeds from, the Merger Transaction. We incurred a loss of $1.7 million for a portion of the remaining original issuance discount and issuance costs, which is presented as Loss on extinguishment of debt in the Consolidated Statements of Operations.
May 2020 First Lien Loan borrowing and payoff
—On May 22, 2020, we entered into the May 2020 First Lien Loan and used the $260.0 million in proceeds to, among other things, repay and extinguish the Revolving Facility. The total original debt discount costs and original debt issuance costs related to the May 2020 First Lien Loan borrowing were $6.5 million and $2.0 million, respectively, and are presented in Long-term debt – net in the Consolidated Balance Sheets.
On October 18, 2021, in connection with, and using the proceeds from, the Merger Transaction, we paid off in full the remaining principal on the May 2020 First Lien Loan of $304.1 million. The debt extinguishment resulted in a loss of $34.1 million, which is presented in Loss on extinguishment of debt in the Consolidated Statements of Operations. The loss consists of a $28.0 million prepayment penalty and the remaining balance of the original issuance discount and issuance costs of $6.1 million.
Revolving Facility drawdown and repayment
—On March 17, 2020, we borrowed $50.0 million using its Revolving Facility. This amount was repaid (and the Revolving Facility terminated in full) on May 22, 2020. The debt extinguishment resulted in a loss of $0.7 million and is presented in Loss on extinguishment of debt in the Consolidated Statements of Operations.
Future maturities of our outstanding debt, excluding interest, as of December 31, 2021 were as follows (in thousands):

2022	$—
2023	—
2024	465,712
2025	—
2026	—

Total	$465,712

We are subject to certain reporting and compliance-related covenants to remain in good standing under the June 2017 First Lien Loan. These covenants, among other things, limit our ability to incur additional indebtedness, and in certain circumstances, create restrictions on the ability to enter into transactions with affiliates; create liens; merge or consolidate; and make certain payments.
Non-compliance
with these covenants and failure to remedy could result in the acceleration of the loans or foreclosure on the collateral. As of December 31, 2021, we were in compliance with all of its debt covenants related to the June 2017 First Lien Loan.
11. F
INANCIAL
I
NSTRUMENTS
Derivatives
The financial instruments entered into by us are typically executed over-the-counter.
All financial instruments were measured at fair value on a recurring basis. The fair value is derived from discounted cash flows adjusted for nonperformance risk. The fair value models primarily use market observable inputs and, therefore, are classified as Level 2 assets. These models incorporate a variety of factors, including, where applicable, maturity, interest rate yield curves, and counterparty credit risks. The credit valuation adjustment associated with the derivatives, related to the likelihood of default by us and the counterparty, was not significant to the overall valuation. Refer to Note 14,
Fair Value
, for additional disclosure regarding fair value measurements.
Interest Rate Swaps
On November 10, 2017, we purchased
pay-fixed,
receive-float interest rate swaps
with
a combined notional value of $520.7 million on September 30, 2020. The interest rate swaps matured on September 30, 2020. The interest rate swaps had a fixed rate of 1.9%. The interest rate swaps were purchased to reduce a portion of the exposure to fluctuations in LIBOR interest rates associated with our variable-rate term loan.

The objective in using the swaps was to add stability to interest expense and to manage the exposure to interest rate movements. The interest rate swaps are designated as effective cash flow hedges involving the receipt of variable amounts from a counterparty in exchange for us making fixed-rate payments over the life of the agreement without exchange of the underlying notional amount.
We performed a regression analysis at inception of the hedging relationship to assess the effectiveness. The design of the regression analysis addresses the effectiveness of the hedging relationship by considering how the hedge instrument performs against the forecasted transaction or hypothetical interest rate swaps over historical months. The changes in the fair value of the hedge instrument and the hedged item over the historical months demonstrated the effectiveness of the hedge relationship as the prospective and retrospective test. On an ongoing basis, we assessed hedge effectiveness prospectively and retrospectively. The hedge continued to be highly effective through its maturity date.
The amount recognized in Interest expense — net in the Consolidated Statements of Operations was $4.3 million and $2.1 million for the year ended December 31, 2020 and 2019.
Interest Rate Cap
On November 26, 2018, we entered into an interest rate cap with an effective date of September 30, 2020. We paid $1.0 million to enter into the cap. The notional value was $516.8 million on September 30, 2021. The interest rate cap matured on September 30, 2021. The interest rate cap had a strike rate of 3.5%. The interest rate cap was purchased to reduce a portion of the exposure to fluctuations in LIBOR interest rates associated with our variable-rate term loan.
The objective in using the cap is to add stability to interest expense and to manage the exposure to interest rate movements. Interest rate caps involve the borrower paying the hedge provider an initial one-time
fee in exchange for the hedge provider paying the borrower the excess of the floating interest rate payment above a strike rate, in the event that the floating interest rate is greater than the strike rate during the period between the effective date and maturity date.
We performed a regression analysis at inception of the hedging relationship to assess the effectiveness. The design of the regression analysis addressed the effectiveness of the hedging relationship by considering how the hedge instrument performs against the forecasted transaction or hypothetical interest rate cap over historical months. Historical changes in the fair value of the hedge instrument and the underlying item demonstrated the effectiveness of the hedging relationship. On an ongoing basis, we assess hedge effectiveness prospectively and retrospectively. The hedge continued to be highly effective through its maturity.
The interest rate cap is measured at fair value, which was zero at December 31, 2020.
Effect of Derivative Contracts on Accumulated Other Comprehensive Loss (“AOCL”) and Earnings
Since we designated the financial instruments as effective cash flow hedges that qualify for hedge accounting, net interest payments are recorded in Interest expense – net in the Consolidated Statements of Comprehensive

Income (Loss), and unrealized gains or losses resulting from adjusting the financial instruments to fair value are recorded as a component of Other comprehensive loss and subsequently reclassified into earnings in the same period during which the hedged transaction affects earnings. During the years ended December 31, 2021 and 2020, we reclassified losses of $0.8 million and $0.2 million, respectively, into Interest expense – net from AOCL related to the interest rate cap. Cash flows resulting from settlements are presented as a component of cash flows from operating activities within the Consolidated Statements of Cash
Flows.
The following table presents the effects of hedge accounting on AOCL for the year ended December 31, 2021 for interest rate contracts designated as cash flow hedges (in thousands):

Interest rate cap
Beginning accumulated derivative loss in AOCL	$(822)
Amount of gain (loss) recognized in AOCL	—
Less: Amount of loss reclassified from AOCL to income	(822)

Ending accumulated derivative loss in AOCL	$—

The following table presents the effects of hedge accounting on AOCL for the year ended December 31, 2020 for interest rate contracts designated as cash flow hedges (in thousands):

	Interest rate swaps	Interest rate cap	Total
Beginning accumulated derivative loss in AOCL	$(887)	$(1,030)	$(1,917)
Amount of gain recognized in AOCL	887	—	887
Less: Amount of loss reclassified from AOCL to income	—	(208)	(208)

Ending accumulated derivative loss in AOCL	$—	$(822)	$(822)

We also entered into certain warrant agreements in connection with the Merger Transaction. Refer to Note 18,
Warrants
, for additional details on our warrants.
12. E
MPLOYEE
B
ENEFIT
P
LAN
We have a defined contribution and profit-sharing 401(k) plan that covers substantially all employees who meet eligibility requirements. Participants may contribute to the plan, through regular payroll deductions, an amount subject to limitations imposed by the Internal Revenue Code. The plan also provides for discretionary profit-sharing contributions and matching contributions. We contributed approximately $0.8 million, $0.9 million, and $1.1 million in matching contributions for the years ended December 31, 2021, 2020, and 2019, respectively, and is included in General and administrative expense in the Consolidated Statements of Operations. For the years ended December 31, 2021, and 2020, there were no discretionary profit-sharing contributions.
13. I
NCOME
T
AXES
We are subject to U.S. federal and state income taxes with respect to our allocable share of any taxable income or loss of Hoya Intermediate generated after the Merger Transaction, as well as any stand-alone income or loss we generate. Hoya Intermediate is organized as a limited liability company and treated as a partnership for federal tax purposes, with the exception to the Canadian operations of Vivid Seats Canada Ltd. (formerly Fanxchange Ltd.), which we acquired in 2019. Instead, Hoya Intermediate’s taxable income or loss is passed through to its members, including Vivid Seats Inc. Vivid Seats Inc. files and pays corporate income taxes for U.S. federal and state income tax purposes. We anticipate this structure to remain in existence for the foreseeable future.

Components of loss from continuing operations before income taxes for the years ended December 31 were as follows (in thousands):

	2021	2020	2019
United States	$(17,859)	$(763,664)	$(51,520)
Foreign	(966)	(10,521)	(2,328)

Total loss before income taxes	$(18,825)	$(774,185)	$(53,848)

Prior to 2021, we did not incur material amounts of income tax expense
or have material income tax liability or deferred tax
balances.

During 2021, significant components of income tax expense were as follows (in thousands):

2021
Current
U.S. Federal	$—
State & Local	304
Foreign	—

Total current income tax expense (benefit)	304

Deferred
U.S. Federal	—
State & Local	—
Foreign	—

Total deferred income tax expense (benefit)	—

Total income tax expense (benefit)	$304

A reconciliation of income taxes computed at the U.S. federal statutory income tax rate of 21
% to our income tax expense was as follows:

2021
At U.S. statutory tax rate	21.0%
State income taxes	(1.1)%
Foreign rate differential	0.3%
Pass-through loss / (income)	(14.3)%
Noncontrolling interest	(2.7)%
Change in valuation allowance	(3.5)%
Warrants remeasurement	(1.4)%
Other	0.1%

Total income tax expense (benefit)	(1.6)%

As of December 31, 2021, our deferred tax balances consisted of the following (in thousands):

2021
Deferred Tax Assets
Net operating loss	$9,670
Interest carryforward	15,206
Investment in partnerships	120,706
Other	132

Total deferred tax assets	145,714

Valuation allowance	(145,668)

Total deferred tax assets net of valuation allowance	46

Deferred Tax Liabilities
Other	46

Total Deferred Tax Liabilities	46

Net Deferred Tax Asset / Liabilities	$—

We recognize deferred tax assets to the extent we believe these assets are more likely than not to be realized. Valuation allowances have been established primarily with regard to the tax benefits of certain net operating losses, tax credits, as well as its investment in partnerships. In making such a determination, we considered all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent results of operations. After considering all those factors, we recorded $145.7 million of a valuation allowance against our deferred tax assets, as these assets are not more likely than not to be realized.

The deferred tax asset valuation allowance and changes were as follows (in thousands):

2021

Balance of beginning of period	$1,828
Charged to costs and expenses	646
(Credited) charged to other accounts	143,194
Deductions	—

Ending balance	$145,668

At December 31, 2021, we had U.S. state operating loss carryforwards totaling $16.1 million, U.S. federal operating loss carryforwards
totaling $32.0 million. The U.S. federal and state operating loss carryforwards begin to expire in 2029 with $33.7 million of the operating loss carryforwards having no expiration date.
At December 31, 2021, with respect to our operations outside the U.S., we had foreign operating loss carryforwards totaling $6.1 million. The foreign operating loss carryforwards begin to expire in 2022.
At December 31, 2021, we
were
not indefinitely reinvested on undistributed earnings from its foreign operations and the deferred tax liability associated with the future repatriation of these earnings is expected to be immaterial.
ASC 740, Income Taxes, prescribes a recognition threshold of more-likely-than not to be sustained upon examination as it relates to the accounting for uncertainty in income tax benefits recognized in an enterprise’s financial statements. We note that as of December 31, 2021, we had
no uncertain tax positions recorded in any jurisdiction.
We are subject to routine audits by taxing jurisdictions. The periods subject to tax audits are 2017 through 2021
. There are currently no audits for any tax periods in progress.

14. F
AIR
V
ALUE
Recurring
Our financial assets and liabilities are valued using market prices on both active markets (Level 1), less active markets (Level 2) and little or no market activity (Level 3). Level 1 instrument valuations are obtained from unadjusted quoted prices for identical assets or liabilities in active markets. Level 2 instrument valuations are obtained from readily available pricing sources for comparable instruments, identical instruments in less active markets, or models using other inputs that are directly or indirectly observable in the marketplace. Level 3 instrument valuations typically reflect management’s estimate of assumptions and are derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. We did not have any transfers of financial instruments between valuation levels during the years ended December 31, 2021 and 2020.
Cash and cash equivalents include all cash balances and highly liquid investments purchased with maturities of three months or less. Our cash and cash equivalents consist primarily of domestic bank accounts, interest-bearing deposit accounts, and money market accounts managed by third-party financial institutions. Cash and cash equivalents are valued by us based on quoted prices in an active market, which represent a Level 1 measurement within the fair value hierarchy.
The fair value for our derivative instruments is based upon inputs corroborated by observable market data with similar tenors, which are considered Level 2 inputs. Refer to Note 11,
Financial Instruments,
for further details on our derivative instruments.
Our June 2017 First Lien Loan is held by third-party financial institutions and is carried
at the outstanding principal balance, less debt issuance costs and any unamortized discount or premium. The fair value was estimated using quoted prices that are directly observable in the marketplace, therefore, the fair value is estimated on a Level 2 basis. At December 31, 2021, the June 2017 First Lien Loan had a fair value of $465.1 million as compared to the carrying amount of $460.1 million. At December 31, 2020, the June 2017 First Lien Loan had a fair value of $583.1 million as compared to the carrying amount of $609.1 million. We made a partial principal payment of $148.2 million on this loan in connection with, and using the proceeds from, the business combination. Refer to Note 10,
Debt
, for further
information.

Our May 2020 First Lien
Loan is not traded and is carried at the outstanding principal balance, less debt issuance costs and any unamortized discount or premium. The fair value was estimated by discounting the future cash flows using current interest rates at which similar borrowings with similar maturities would be made to borrowers with similar credit ratings. The fair value was estimated assuming prepayment of the loan upon the loan’s third anniversary and is estimated on a Level 3 basis, as provided by ASC Topic 820,
Fair Value Measurement
. During the year ended December 31, 2021, we repaid this loan in full in connection with, and using the proceeds from, the business combination. Refer to Note 10,
Debt
, for further information. At December 31, 2020, the May 2020 First Lien Loan had a fair value of $319.9 million as compared to the carrying amount of $268.2 million.
Refer to Note 10,
Debt
, for key terms of the June 2017 First Lien Loan and the May 2020 First Lien Loan.
In Connection with the Merger Transaction, we issued Hoya Intermediate Warrants to Hoya Topco, which are classified as Other Liabilities on the Consolidated Balance Sheets. The Hoya Intermediate Warrants are remeasured to fair value each reporting period using the Black-Scholes valuation model. Significant inputs used in the valuation of the Hoya Intermediate Warrants include the volatility, risk-free interest rate, and dividend yield.
Other financial instruments, including accounts receivable and accounts payable, are carried at cost, which approximates their fair value because of the short-term nature of these instruments.

Nonrecurring
Our
non-financial
assets, such as goodwill, intangible assets, and long-lived assets are measured at fair value on a nonrecurring basis, utilizing Level 3 inputs. The following table presents quantitative information about the significant unobservable inputs applied to these Level 3 fair value measurements during our assessment for impairment in the second quarter of 2020:

Significant Unobservable Inputs	Range (Weighted Average)

Discount rate	12.5% - 13.5% (13.0%)
Long-term growth rate	2.5% - 3.5% (3.0%)
The following table presents the sensitivities to changes in the significant unobservable inputs above (in thousands):

	Goodwill	Trademark
50 basis point increase in discount rate	$(37,680)	$(3,935)
50 basis point decrease in long-term growth rate	(21,344)	(2,298)
Refer to Note 5,
Impairments
, for disclosure of our fair value methodologies applied to goodwill, intangible assets, and long-lived assets.
15. C
OMMITMENTS
AND
C
ONTINGENCIES
Our future minimum cash obligations as of December 31, 2021, were as follows (in thousands):

	2022	2023	2024	2025	2026	Thereafter	Total
Operating leases	$3,437	$905	$2,038	$2,458	$2,477	$14,736	$26,051
Purchase obligations	2,195	1,391	—	—	—	—	3,586

Total	$5,632	$2,296	$2,038	$2,458	$2,477	$14,736	$29,637

Operating Leases
—We lease office space under several
non-cancelable
operating leases expiring at various dates through November 2025. The leases require monthly rental payments, which escalate over the term of the leases. We are also responsible for our proportionate share of real estate taxes, insurance, and common area maintenance. Rent expense was $3.7 million, $2.8 million, and $2.7 million for the years ended December 31, 2021, 2020, and 2019, respectively, and is included in General and administrative expense in the Consolidated Statements of Operations. During 2021, we early terminated our headquarters lease and recorded a $1.3 million lease termination expense in General and administrative expense in the Consolidated Statements of Operations. We entered into a new
11-year
lease expiring on December 31, 2034 with an annual payment ranging from $1.5 million to $1.8 million.

Lease expense is recognized on a straight-line basis over the term of the lease. The excess of straight-line expense over cash paid is shown as a deferred rent liability and is recorded in Other liabilities in the Consolidated Balance Sheets.
The leases also require security deposits which are recorded as a component of Other non-current
assets in the Consolidated Balance Sheets.
Purchase Obligations
—We enter into
non-cancelable
arrangements, primarily related to the purchase of marketing services and tickets at an agreed upon price.
Litigation
—We, from time to time, are involved in various claims and legal actions arising in the ordinary course of business, none of which, in the opinion of management, could have a material effect on our business, financial position or results of operations other than those matters discussed herein.

We are a
co-defendant
in a
class action lawsuit in Canada alleging a failure to disclose service fees prior to checkout. On January 5, 2022, we issued coupons to certain members of the class. Other members will be notified in 2022 that they are eligible to submit a claim for a coupon. As of December 31, 2021 and 2020, a liability of $0.9 million and $1.1 million, respectively, was recorded in Accrued expenses and other current liabilities in the Consolidated Balance Sheets related to expected credit redemptions as of the measurement date.
We received multiple class action lawsuits related to customer compensation for cancellations, primarily as a result of
COVID-19
restrictions. A final order approving settlement of one of the lawsuits was entered by the court on November 1, 2021.
As such, after insurance,

$
4.5
 million was funded to a claims settlement pool and is included in Prepaid expenses and other current assets in the Consolidated Balance Sheets. As of December
31
,
2021
and
2020
, we had accrued a liability of $
1.7
 million and $
2.6
 million, respectively, in Accrued expenses and other current liabilities in the Consolidated Balance Sheets related to these matters. We expect to recover some of these costs under our insurance policies and have separately recognized an insurance recovery asset of $
0.5
 million and $
2.5
 million, respectively, within Prepaid expenses and other current assets in the Consolidated Balance Sheets at December
31
,
2021
and
2020
.
Other
—In 2018, the U.S. Supreme Court issued its decision in South Dakota v.
Wayfair
Inc., which
overturned
previous case law that had precluded states from imposing sales tax collection requirements on retailers without a physical presence in the state. In response, most states have adopted laws that attempt to impose tax collection obligations on out-of-state
companies. We have registered, or are in the process of registering, where required by statute. There remains a degree of uncertainty as to our obligations in jurisdictions where our registration is still in progress due to the complex laws that govern secondary ticket sales. Pending discussions, it is more likely than not some jurisdictions could assess taxes and assessed amounts may differ materially from amounts currently accrued. It is also possible that some jurisdictions may provide for a later start date for sales tax collection, which could provide a material reduction in amounts currently accrued. In either case, we will adjust the recorded liability to reflect the new information, with a portion of the adjustment impacting orders placed in prior periods.
We have recognized a liability for this potential tax of $8.8 million and $16.8 million at December 31, 2021 and 2020, respectively. This liability is recorded in Accrued expenses and other current liabilities in the Condensed Consolidated Balance Sheets. The related sales tax expense was $9.0 million, $6.8 million, and $10.0 million for the years ended December 31, 2021, 2020, and 2019, respectively, which reflects uncollected amounts owed to jurisdictions reduced by abatements received.

16. S
EGMENT
R
EPORTING
Our reportable segments are Marketplace and Resale. Through the Marketplace segment, we act as an intermediary between ticket buyers and sellers within our online secondary ticket marketplace. Through the Resale segment, we acquire tickets from primary sellers, which it then sells through secondary ticket marketplaces. Revenues and contribution margin are used by our Chief Operating Decision Maker (“CODM”) to assess performance of the business. We define contribution margin as revenues less cost of revenues and marketing and selling expenses.
We do not report our assets, capital expenditures, or related depreciation and amortization expenses by segment, because our CODM does not use this information to evaluate the performance of our operating segments.

The following table represents our segment information for the year ended December 31, 2021 (in thousands):

	Marketplace	Resale	Consolidated
Revenues	$389,668	$53,370	$443,038
Cost of revenues (exclusive of depreciation and amortization shown separately below)	51,702	38,915	90,617
Marketing and selling	181,358	—	181,358

Contribution margin	$156,608	$14,455	171,063
General and administrative			92,170
Depreciation and amortization			2,322

Income from operations			76,571
Interest expense – net			58,179
Loss on extinguishment of debt			35,828
Other expenses			1,389

Loss before income taxes			$(18,825)

The following table represents our segment information for the year ended December 31, 2020 (in thousands):

	Marketplace	Resale	Consolidated
Revenues	$23,281	$11,796	$35,077
Cost of revenues (exclusive of depreciation and amortization shown separately below)	13,741	10,949	24,690
Marketing and selling	38,121	—	38,121

Contribution margin	$(28,581)	$847	(27,734)
General and administrative			66,199
Depreciation and amortization			48,247
Impairment charges			573,838

Loss from operations			(716,018)
Interest expense – net			57,482
Loss on extinguishment of debt			685

Net loss			$(774,185)

The following table represents our segment information for the year ended December 31, 2019 (in thousands):

	Marketplace	Resale	Consolidated
Revenues	$403,645	$65,280	$468,925
Cost of revenues (exclusive of depreciation and amortization shown separately below)	52,857	53,146	106,003
Marketing and selling	178,446	—	178,446

Contribution margin	$172,342	$12,134	184,476
General and administrative			101,335
Depreciation and amortization			93,078

Loss from operations			(9,937)
Interest expense—net			41,497
Loss on extinguishment of debt			2,414

Net loss			$(53,848)

Substantially all of our sales occur and assets reside in the United
States.

17. E
QUITY
For periods prior to the Merger Transaction, Hoya Intermediate had Senior Preferred Units, Preferred Units, and Common Units, described below, authorized, issued and outstanding. As described in Note 1,
Background, Description of Business and Basis of Presentation
, on October 18, 2021, we consummated a series of merger transactions between Horizon, Vivid Seats Inc., and Hoya Intermediate. Subsequent to the Merger Transaction, we have two classes of common stock authorized and issued by Vivid Seats Inc.: Class A common stock and Class B common stock.
Hoya Intermediate Senior Preferred Units, Preferred Units, and Common Units
Prior to the Merger Transaction, Hoya Intermediate had authorized and issued 100 units of Redeemable Senior Preferred Units, 100 units of Redeemable Preferred Units and 100 common units.
The Senior Preferred Units held first and second priority liquidation preference: first for an amount equal to the sum of the amount of the aggregate unpaid yield and aggregate unreturned capital, and second for payment of any reasonable out-of-pocket
expenses associated with certain agreements. The Preferred Units had a liquidation preference subsequent to the Senior Preferred Units, but before the Common Units, for an amount equal to the aggregate unreturned capital.
Senior Preferred Units compounded semi-annually at a per annum yield rate of 12.5%.
Unit holders were entitled to distributions when declared by our former parent, Hoya Topco, LLC. As of December 31, 2020, no distributions toward unpaid yield or unreturned capital were made.
As of December 31, 2020 and up to the Merger Transaction, the Senior Preferred Units and Preferred Units were deemed to be currently redeemable and were measured at the maximum redemption amount, with the offset recorded to Additional paid-in
capital on the Consolidated Balance Sheets. Therefore, the Senior Preferred Units were accreted to an amount equal to their liquidation preference plus the applicable premium, and the Preferred Units were carried at an amount equal to their unreturned capital. In connection with the Merger Transaction, the Senior Preferred Units and the Preferred Units were redeemed and no longer remain outstanding.
As of December 31, 2021, 197,291,871 Common Units of Hoya Intermediate are outstanding. Vivid Seats Inc. holds 40.1% of the outstanding Common Units in Hoya intermediate as of December 31, 2021, with the remainder held by Hoya Topco.
Vivid Seats Inc. Class A Common Stock
In connection with the Merger Transaction, Vivid Seats Inc. issued 29,431,260 shares of Class A common stock. We issued an additional 2,143,438 shares of Class A common stock as part of the acquisition of Betcha. Holders of Class A common stock are entitled to full economic rights, including the right to receive dividends when and if declared by our Board, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held.
Vivid Seats Inc. Class B Common Stock
In connection with the Merger Transaction, Vivid Seats Inc. issued 118,200,000 shares of Class B common stock. Holders of Class B common stock do not have economic rights but are entitled to one vote for each share of Class B common stock held.

Holders of Class A common stock and Class B common stock vote as a single class on all matters requiring a shareholder vote. Following the Merger Transaction, the quantity of Vivid Seats Inc. Class A common stock and Class B common stock is equal to the quantity of Hoya Intermediate common units outstanding.
Warrants
In connection with the Merger Transaction, we issued Public Warrants, Private Warrants, and Exercise Warrants (collectively, the “Class A Warrants”), which are recorded as a component of equity.
18. W
ARRANTS
Class
 A Warrants
—We issued the following Class A Warrants in connection with the Merger Transaction:
Public Warrants
—We
issued Public Warrants to purchase 18,132,776 shares of Class A common stock at an exercise price of $11.50 per share to former warrant holders of Horizon, of which 5,166,666 shares were issued to Horizon Sponsor, LLC. We may, in our sole discretion, reduce the exercise price of the Public Warrants to induce early exercise, provided that we provide at least five days advance notice. The exercise price and number of Class A common stock shares issuable upon exercise of the warrants may also be adjusted in certain circumstances including in the event of a share dividend, recapitalization, reorganization, merger or consolidation. In no event are we required to net cash settle the Public Warrants.
The Public Warrants became exercisable 30 days following the Merger transaction and expire at the earliest of five years following the Merger Transaction, liquidation of the Company, or the date of redemption elected at our option provided that the value of common stock exceeds $18.00 per share. There is an effective registration statement and prospectus relating to the shares issuable upon exercise of the warrants.
Under certain circumstances, we may elect to redeem the Public Warrants at a redemption price of $0.01 per Public Warrant at any time during the term of the warrant in which our Class A common stock share trading price has been at least $18.00 per share for 20 trading days within the 30 trading-day
period. If we elect to redeem the warrants, it must notify the Public Warrant holders in advance, who would then have at least 30 days from the date of notification to exercise their respective warrants. If the warrant is not exercised within that
30-day
period, it will be redeemed pursuant to this provision.
As of December 31, 2021, we had 18,132,776 outstanding public warrants to purchase 18,132,776 shares of our Class A common stock.
As part of the Merger Transaction, we modified the terms of the Public Warrants. The modification resulted in a transfer of incremental value of $1.3 million to the holders of the Public Warrants, which we recorded as Other expenses in the Consolidated Statements of Operations.
Private Warrants
—We issued Private Warrants to purchase 6,519,791 shares of our Class A common stock at an exercise price of $11.50 per share to former warrant holders of Horizon. The Private Warrants have similar terms to the Public Warrants, except that the Private Warrants are not redeemable by us.
As of December 31, 2021, we had 6,519,791 outstanding private warrants to purchase 6,519,791 shares of our Class A common stock.
As part of the Merger Transaction, we modified the terms of the Private Warrants. The modification did not result in a transfer of incremental value to the warrant holders.
Exercise Warrants
—We issued warrants to purchase 17,000,000 shares of Class A common stock at an exercise price of $10.00 per share and warrants to purchase 17,000,000 of Class A common stock at an exercise of $15.00 per share. The Exercise Warrants have similar terms to the Public Warrants, except that the Exercise Warrants have different exercise prices, an initial term of 10 years, are not redeemable by us, and are fully transferable.

As of December 31, 2021,
we had 34,000,000 outstanding Exercise Warrants to purchase 34,000,000 shares of our Class A common stock.
As the Class A Warrants are indexed to our equity and meet the equity classification guidance of ASC
815-40,
we reflect these warrants as a component of equity within additional paid-in
capital. Upon the valid exercise of a Class A Warrant for Class A common shares of Vivid Seats Inc., Hoya Intermediate will issue to Vivid Seats Inc. an equivalent number of Intermediate Common
Units.

Hoya Intermediate Warrants
—Hoya
Intermediate issued Hoya Intermediate Warrants to Hoya Topco, which consist of warrants to purchase 3,000,000 Hoya Intermediate common units at an exercise price of $10.00 per unit and warrants to purchase 3,000,000 Hoya Intermediate common units at an exercise price of $15.00 per unit. A portion of the Hoya Intermediate Warrants, which consists of warrants to purchase 1,000,000 Hoya Intermediate common units at exercise prices of $10.00 and $15.00 per unit, respectively, were issued in tandem with stock options issued by Vivid Seats, Inc. to members of our management team. The Option Contingent Warrants only become available to exercise by Hoya Topco in the event that a corresponding management option is forfeited. As of December 31, 2021, none of the Option Contingent Warrants are available to exercise by Hoya Topco.
Our Hoya Intermediate Warrants are exercisable for Hoya Intermediate common units, which allow for a potential cash redemption at the discretion of the unit holder. Hence, the Hoya Intermediate Warrants are classified as a liability in Other liabilities on our Consolidated Balance Sheets. Upon consummation of the Merger Transaction, we recorded a warrant liability of $20.4 million, reflecting the fair value of the Hoya Intermediate Warrants determined using the Black Scholes model. The fair value of the Hoya Intermediate Warrants includes Option Contingent Warrants of $1.6 million. The estimated fair value of the Option Contingent Warrants is adjusted to reflects the probability of forfeiture of the corresponding stock options based on historical forfeiture rates for Hoya Topco profits interests.
The following assumptions were used to calculate the fair value of the Hoya Intermediate and Option Contingent Warrants at December 31, 2021 and upon consummation of the Merger Transaction:

	12/31/2021	10/18/2021
Estimated volatility	36.0%	28.0%
Expected term (years)	9.8	10.0
Risk-free rate	1.5%	1.6%
Expected dividend yield	0.0%	0.0%
For
the period from October 18, 2021 until December 31, 2021, we recognized a charge to Other expenses on the Consolidated Statements of Operations resulting from an increase in the fair value of the warrants of $0.1 million.
Upon the valid exercise of a Hoya Intermediate Warrant for Common Units in Hoya Intermediate, Vivid Seats Inc. will issue an equivalent amount of Vivid Seats Inc. Class B common shares to Hoya Topco.
19. R
EDEEMABLE
NONCONTROLLING
I
NTERESTS
As of December 31, 2021, Hoya Topco owns 59.9% of the Common Units of Hoya Intermediate and 40.1% of the voting power. Hoya Topco has the right to exchange its common units in Hoya Intermediate for shares of Vivid Seats Class A common stock on a one-to-one
basis or cash proceeds for an equivalent amount. The option to redeem Hoya Intermediate common units for cash proceeds must be approved by the Board of Vivid Seats Inc., which as of December 31, 2021, is controlled by investors in Hoya Topco. The ability to put common units is solely within the control of the holder of the redeemable noncontrolling interests. If Hoya Topco elects the redemption to be settled in cash, the cash used to settle the redemption must be funded through a private or public offering of Class A Common Stock and subject to our Board’s approval.

The financial results of Hoya Intermediate and its subsidiaries are consolidated with Vivid Seats Inc., with the redeemable noncontrolling interests’
share
of our net loss separately allocated.
20. E
QUITY
-B
ASED
C
OMPENSATION
The 2021 Incentive Award Plan (“2021 Plan”) was approved and adopted in order to facilitate the grant of equity incentive awards to our employees and directors. The 2021 Plan became effective on October 18, 2021 upon closing of the Merger Transaction.
RSUs
On October 19, 2021, we granted 1,408,773 RSUs to directors and certain employees.
RSUs
granted to directors vest on an annual basis over a five-year period, subject to the directors’ continued service on the Board. RSUs granted to employees vest on a quarterly basis over a four-year period, subject to the employee’s continued employment through the applicable vesting date. We account for forfeitures of outstanding, but unvested grants, in the period they occur.
A summary of activity for RSUs for the year ended December 31, 2021 is as follows (in thousands):

	Shares	Weighted-Average Grant Date Fair Value Per Share
Unvested at December 31, 2020	—	$—
Granted	1,408,773	12.86
Forfeited	(30,662)	12.86
Vested	—	—

Unvested at December 31, 2021	1,378,111	$12.86

Unrecognized compensation expense relating to unvested RSUs as of December 31, 2021, was $16.9 million, which is expected to be recognized over a weighted average period of approximately four years.
Stock options
On October 19, 2021, we granted 3,061,486 stock options at an exercise price of $13.09 and 1,000,000 stock options at an exercise price of $15.00 to certain employees. Stock options provide for the purchase of shares of Vivid Seats Class A common stock in the future at an exercise price set on the grant date. These stock options vest on a quarterly basis over a four-year period and expire ten years from the date of the grant, subject to the employee’s continued employment through the applicable vesting date.
Unrecognized compensation expense relating to unvested stock options as of December 31, 2021, was $14.5 million, which is expected to be recognized over a weighted average period of approximately four years. No stock options were exercised or forfeited during the year ended December 31, 2021.
The fair value of stock options granted is estimated on the grant date using the Hull-White model. This valuation model requires us to make assumptions and judgments about the variables used in the calculation, including the sub-optimal
exercise factor (“SOEF”), the volatility of our common stock, risk-free interest rate, and expected dividends. We use the Hull-White model under the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment, as the options were effectively out of the money on the date of grant as we had announced, but not issued, a one-time
dividend. Changes in assumptions made on the risk-free rate of interest, and expected volatility can materially impact the estimate of fair value and ultimately how much share-based compensation expense is recognized. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant and corresponds to the full term of the options. The expected volatility is estimated on the date of grant based on the statistics of historical stock return volatility of comparable publicly-traded companies as well as the implied volatility of our publicly traded warrants.

The following assumptions were used to calculate the fair value of our stock awards on the date of grant for the year ended December 31, 2021:

2021
Estimated volatility	28.0%
Expected term (years)	10.0
Risk-free rate	1.7%
Expected dividend yield	0.0%
Profits interest and Phantom Units
Prior to the Merger Transaction, certain members of management received equity-based compensation awards for profits interest in Hoya Topco, LLC in the form of Incentive Units, Phantom Units, Class D Units, and Class E Units. Each incentive unit vests ratably over five years and accelerates upon a change in control of Hoya Topco, LLC. We do not expect any future profits interest to be granted after the Merger Transaction. The fair value of the incentive units granted is estimated using the Black-Scholes option-pricing model.

The Black-Scholes option-pricing model requires certain subjective inputs and assumptions, including the fair value Hoya Topco’s equity, the expected term, risk-free interest rates, and expected equity volatility. The fair value of incentive units is recognized as equity-based compensation expense on a straight-line basis over the requisite service period. We account for forfeitures as they occur. Changes in assumptions made on expected term, the risk-free rate of interest, and expected volatility can materially impact the estimate of fair value and ultimately how much share-based compensation expense is recognized. The expected term is estimated based on the timing and probabilities until a major liquidity event. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant and corresponds to the expected term. The expected volatility is estimated on the date of grant based on the average historical stock price volatility of comparable publicly-traded companies.
The following table summarizes the Hoya Topco, LLC Incentive Units, Class D Units, and Class E Units for the years ended December 31, 2021, 2020, and 2019:

	Class B-1 Units		Class D Units		Class E Units
	Number of Incentive Units	Weighted Average Grant Date Fair Value	Number of Incentive Units	Weighted Average Grant Date Fair Value	Number of Incentive Units	Weighted Average Grant Date Fair Value
Balances at January 1, 2019	—	$—	666,150	$15.65	500,765	$25.46
Units Granted	—	—	218,000	15.50	—	—
Units Repurchased	—	—	(6,000)	15.28	—	—
Units Forfeited	—	—	(45,640)	15.42	—	—

Balances at December 31, 2019	—	—	832,510	$15.63	500,765	$25.46

Units granted	905,000	2.32	1,755,000	0.89	—	—
Units repurchased	—	—	(97,604)	15.95	—	—
Units forfeited	(50,000)	2.32	(441,666)	7.81	—	—

Balances at December 31, 2020	855,000	$2.32	2,048,240	$4.67	500,765	$25.46

Units granted	—	—	—	—	—	—
Units repurchased	—	—	—	—	—	—
Units forfeited	(10,000)	2.32	(60,400)	7.01	—	—

Balances at December 31, 2021	845,000	$2.32	1,987,840	$4.60	500,765	$25.46

Unrecognized
compensation expense as of December 31, 2021 related to these incentive units was $9.1 million, which is expected to be recognized over a weighted average period of approximately three years.
The following assumptions were used to calculate the fair value of our unit awards on the date of grant for the years ended December 31, 2020 and 2019:

	2020	2019
Estimated volatility	47.0% - 102.0%	44.0% - 47.0%
Expected term (years)	1.8 - 2.8	2.8 - 3.3
Risk-free rate	0.1% - 1.6%	1.6% - 2.2%
Expected dividend yield	0.0%	0.0%
Compensation expense
For the years ended December 31, 2021, 2020 and 2019, equity-based compensation expense related to RSUs, stock options and profits interest was $6.0 million, $4.3 million and $5.2 million, respectively. Our Board declared a special dividend of $0.23 per share to holders of Class A Common Stock on October 18, 2021, which we paid on November 2, 2021. On November 2, 2021, the exercise price was modified and reduced by the same $0.23 per share. The amount recognized in the compensation expense relating to stock option modifications for the year ended December 31, 2021 is immaterial.

21. L
OSS
P
ER
S
HARE
We calculate basic and diluted net loss per share of Class A common stock in accordance with ASC 260,
Earnings per Share.
Class B common stock does not have economic rights in the Company and as a result, is not considered a participating security for basic and diluted loss per share. As such, basic and diluted loss per share of Class B common stock has not been presented. Net loss per Class A common stock–basic is calculated by dividing net income attributable to Class A Common Stockholders by the weighted-average shares of Class A common stock outstanding.
Net loss per Class A common stock–diluted is based on the average number of shares of Class A common stock used for the basic earnings per share calculation, adjusted for the weighted-average number of common share equivalents outstanding for the period determined using the treasury stock method and if-converted
method, as applicable. Net loss attributable to Class A Common Stockholders–diluted is adjusted for our share of Hoya Intermediate’s consolidated net loss after giving effect to Common Units of Hoya Intermediate that convert into potential shares of Class A common stock, to the extent it is dilutive. In addition, Net loss attributable to Class A Common Stockholders–diluted is adjusted for the impact of changes in the fair value of Hoya Intermediate Warrants, to the extent they are dilutive.
We analyzed the calculation of loss per share for periods prior to the Merger Transaction and determined that it resulted in values that would not be meaningful to the users of the consolidated financial statements. Therefore, loss per share information has not been presented for periods prior to the Merger Transaction.

The following table sets forth the computation of basic and diluted net loss per share of Class A common stock and represents the period from October 18, 2021 to December 31, 2021, the period where the Company had Class A and Class B common stock outstanding (in thousands, except share and per share data):

October 18, 2021 through December 31, 2021
Numerator—basic:
Net loss	$(6,293)
Less: Loss attributable to redeemable noncontrolling interests	3,010

Net loss attributable to Class A Common Stockholders—basic	(3,283)

Denominator—basic:
Weighted average Class A common stock outstanding—basic	77,498,775

Net loss per Class A common stock—basic	$(0.04)

Numerator—diluted:
Net loss attributable to Class A Common Stockholders—basic	$(3,283)
Net loss effect of dilutive securities:
Effect of dilutive Hoya Intermediate Warrants	(123)

Net loss attributable to Class A Common Stockholders—diluted	(3,406)

Denominator—diluted:
Weighted average Class A common stock outstanding—basic	77,498,775
Weighted average effect of dilutive securities:
Effect of dilutive Hoya Intermediate Warrants	—

Weighted average Class A common stock outstanding—diluted	77,498,775

Net loss per Class A common stock—diluted	$(0.04)

Potential shares of common stock are excluded from the computation of diluted net loss per share if their effect would have been anti-dilutive for the period presented or if the issuance of shares is contingent upon events that did not occur by the end of the period.

The following table presents potentially dilutive securities excluded from the computation of diluted net loss per share for the period presented:

For the Year Ended December 31,
2021
RSUs	1,378,111
Stock options	4,061,486
Class A Warrants	24,652,569
Exercise Warrants	34,000,000
Hoya Intermediate Warrants	4,000,000
Shares of Class B common stock	118,200,000

22. R
ELATED
-P
ARTY
T
RANSACTIONS
In December
2020, Vivid Cheers Inc. (“Vivid Cheers”) was incorporated as a non-profit
organization
within
the meaning of Section 501(c)(3) of the Internal Revenue Code. Vivid Cheers’ mission is to support causes and organizations dedicated to healthcare, education, and support of workers in the live events industry during times of need. We have the right to elect the Board of Directors of Vivid Cheers, which currently comprises our executives. We do not have a controlling financial interest in Vivid Cheers, and accordingly, do not consolidate Vivid Cheers’ statement of activities with its financial results. We made charitable contributions of $2.4 million and $0.5 million for the years ended December 31, 2021 and 2020, respectively to Vivid Cheers. We had accrued charitable contributions payable of $1.3 million and $0.5 million as of December 31, 2021 and 2020, respectively, and is included in Accrued expenses and other current liabilities in the Consolidated Balance Sheet.
23. S
UBSEQUENT
EVENTS
On February 3, 2022, we repaid $190.7 million of outstanding June 2017 First Lien Loan. We entered into an amendment which refinances the remaining existing term loan with a new $275.0 million term loan with a maturity date of February 3, 2029, adds a new revolving credit facility in an aggregate principal amount of $100.0 million with a maturity date of February 3, 2027, replaces the LIBOR based floating interest rate with a term SOFR based floating interest rate and revises the springing financial covenant to require compliance with a first lien net leverage ratio.

VIVID SEATS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data) (Unaudited)

	March 31, 2022	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$314,055	$489,530
Restricted cash	280	280
Accounts receivable – net	53,978	36,124
Inventory – net	17,899	11,773
Prepaid expenses and other current assets	75,687	72,504

Total current assets	461,899	610,211
Property and equipment – net	1,705	1,082
Right-of-use assets – net	9,517	—
Intangible assets – net	79,944	78,511
Goodwill	718,204	718,204
Other non-current assets	2,949	787

Total assets	$1,274,218	$1,408,795

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$236,295	$191,201
Accrued expenses and other current liabilities	272,705	281,156
Deferred revenue	28,233	25,139
Current maturities of long-term debt – net	2,750	—

Total current liabilities	539,983	497,496
Long-term debt – net	266,396	460,132
Long-term lease liabilities	8,387	—
Other liabilities	27,384	25,834

Total long-term liabilities	302,167	485,966
Commitments and contingencies (Note 11)
Redeemable noncontrolling interests	1,307,292	1,286,016
Shareholders’ deficit
Class A common stock, $0.0001 par value; 500,000,000 shares authorized at March 31, 2022 and December 31, 2021; 79,166,943 and 79,091,871 issued and outstanding at March 31, 2022 and December 31, 2021, respectively	8	8
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 118,200,000 issued and outstanding at March 31, 2022 and December 31, 2021	12	12
Additional paid-in capital	166,291	182,091
Accumulated deficit	(1,041,535)	(1,042,794)

Total Shareholders’ deficit	(875,224)	(860,683)

Total liabilities, Redeemable noncontrolling interests, and Shareholders’ deficit	$1,274,218	$1,408,795

The accompanying notes are an integral part of these financial statements.

VIVID SEATS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues	$130,772	$24,114
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	32,164	3,925
Marketing and selling	54,228	7,955
General and administrative	29,275	15,871
Depreciation and amortization	1,385	295

Income (loss) from operations	13,720	(3,932)
Other expenses:
Interest expense – net	3,942	16,319
Loss on extinguishment of debt	4,285	—
Other expenses	2,279	—

Income (loss) before income taxes	3,214	(20,251)
Income tax expense	76	—
Net income (loss)	3,138	(20,251)
Net loss attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization	—	(20,251)

Net income (loss) attributable to redeemable noncontrolling interests	1,879	—

Net income (loss) attributable to Class A Common Stockholders	$1,259	$—

Income per Class A Common Stock (1) :
Basic	$0.02
Diluted	$0.02
Weighted average Class A Common Stock outstanding (1) :
Basic	79,151,929
Diluted	198,414,147

(1)	There were no shares of Class A Common Stock outstanding prior to October 18, 2021. Therefore, no income (loss) per share information has been presented for any period prior to that date.
The accompanying notes are an integral part of these financial statements.

VIVID SEATS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$3,138	$(20,251)
Other comprehensive income (loss):
Unrealized gain on derivative instruments	—	243

Comprehensive income (loss), net of taxes	$3,138	$(20,008)
Comprehensive loss attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization	—	(20,008)
Comprehensive income (loss) attributable to redeemable noncontrolling interests	1,879	—

Comprehensive income (loss) attributable to Class A Common Stockholders	$1,259	$—

The accompanying notes are an integral part of these financial statements.

VIVID SEATS INC.
CONDENSED CONSOLIDATED STATEMENTS OF DEFICIT
(in thousands, except share/unit data) (Unaudited)

	Redeemable Senior preferred units		Redeemable Preferred units		Common units
	Units	Amount	Units	Amount	Units	Amount	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Total members’ deficit
Balances at January 1, 2021	100	$218,288	100	$9,939	100	$—	$755,716	$(1,026,675)	$(822)	$(271,781)
Net loss	—	—	—	—	—	—	—	(20,251)	—	(20,251)
Unrealized gain on derivative instruments	—	—	—	—	—	—	—	—	243	243
Deemed contribution from former parent	—	—	—	—	—	—	1,091	—	—	1,091
Accretion of senior preferred units	—	6,822	—	—	—	—	(6,822)	—	—	(6,822)

Balances at March 31, 2021	100	$225,110	100	$9,939	100	$—	$749,985	$(1,046,926)	$(579)	$(297,520)

		Class A Common Shares		Class B Common Shares
	Redeemable noncontrolling interests	Shares	Amount	Shares	Amount	Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
Balances at January 1, 2022	$1,286,016	79,091,871	$8	118,200,000	$12	$182,091	$(1,042,794)	$(860,683)
Net income	1,879	—	—	—	—	—	1,259	1,259
Issuance of shares	—	75,072	—	—	—	—	—	—
Deemed contribution from former parent	691	—	—	—	—	463	—	463
Equity-based compensation	—	—	—	—	—	2,443	—	2,443
Subsequent remeasurement of Redeemable noncontrolling interests	18,706	—	—	—	—	(18,706)	—	(18,706)

Balances at March 31, 2022	$1,307,292	79,166,943	$8	118,200,000	$12	$166,291	$(1,041,535)	$(875,224)

The accompanying notes are an integral part of these financial statements.

VIVID SEATS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income (loss)	$3,138	$(20,251)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,385	295
Amortization of deferred financing costs and interest rate cap	329	1,311
Equity-based compensation expense	3,597	1,091
Loss on extinguishment of debt	4,285	—
Change in fair value of warrants	2,279	—
Interest expense paid-in-kind	—	10,640
Amortization of leases	490	—
Change in assets and liabilities:
Accounts receivable	(17,854)	(1,843)
Inventory	(6,126)	(1,420)
Prepaid expenses and other current assets	(3,252)	(1,398)
Accounts payable	45,094	37,857
Accrued expenses and other current liabilities	(10,599)	1,164
Deferred revenue	3,094	3,006
Other assets and liabilities	(2,326)	309

Net cash provided by operating activities	23,534	30,761
Cash flows from investing activities
Purchases of property and equipment	(693)	—
Investments in developed technology	(2,748)	(1,726)

Net cash used in investing activities	(3,441)	(1,726)
Cash flows from financing activities
Payments of June 2017 First Lien Loan	(465,712)	(1,603)
Proceeds from February 2022 First Lien Loan	275,000	—
Payments of deferred financing costs and other debt-related costs	(4,856)	—
Net cash used in financing activities	(195,568)	(1,603)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(175,475)	27,432

Cash, cash equivalents, and restricted cash – beginning of period	489,810	285,337

Cash, cash equivalents, and restricted cash – end of period	$314,335	$312,769
Supplemental disclosure of cash flow information:
Paid-in-kind interest added to May 2020 First Lien Loan principal	$—	$10,640
Cash paid for interest	$3,612	$6,985
Right-of-use assets obtained in exchange for lease obligations	$3,406	$—

The accompanying notes are an integral part of these financial statements.

1. B
ACKGROUND
AND
B
ASIS
OF
P
RESENTATION
Vivid Seats Inc. and its subsidiaries including Hoya Intermediate, LLC and Vivid Seats LLC (collectively the “Company,” “us,” “we,” and “our”), provide an online secondary ticket marketplace, that enables ticket buyers to discover and easily purchase tickets to sports, concerts, theater, and other live events in the United States and Canada. Through our Marketplace segment, we operate an online platform enabling ticket buyers to purchase tickets to live events, while enabling ticket sellers to seamlessly manage their operations. In our Resale segment, we acquire tickets to resell on secondary ticket marketplaces, including our own.
We have prepared the accompanying unaudited condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the instructions to the Quarterly Report on Form
10-Q
and Article 10 of Regulation
S-X
issued by the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and notes required by GAAP for comprehensive annual financial statements. Our condensed consolidated financial statements are not necessarily indicative of results that may be expected for any other interim period or for the full year. These condensed consolidated financial statements should be read in conjunction with the audited annual consolidated financial statements and related notes included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2021 which was filed on March 15, 2022. Our condensed consolidated financial statements include all of our accounts, including those of our consolidated subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.
Immaterial Correction of an Error in Prior Periods
During the second quarter of 2021, we identified immaterial errors related to the classification of information technology expenses that impacted our previously issued financial statements for the three months ended March 31, 2021. Previously, we classified information technology expenses entirely within General and administrative expenses in the Condensed Consolidated Statements of Operations. We subsequently determined that a portion of our information technology expenses are directly attributable to our revenue-generating activities and should be classified within Cost of revenues. We have adjusted for these errors by revising our financial statements presented herein. The correction resulted in an increase to Cost of revenues of $0.4 million for the three months ended March 31, 2021, with a corresponding reduction to General and administrative expenses. The increase to Cost of revenues resulted in a decrease to Marketplace and Resale contribution margin of $0.3 million and $0.1 million, respectively, for the three months ended March 31, 2021. The effect of the error did not impact the Net loss, the Condensed Consolidated Balance Sheets, and Condensed Consolidated Statements of Cash Flows.
COVID-19
Update
The
COVID-19
pandemic continues to have a material impact on our business and results of operations. Beginning in the second quarter of 2021, and continuing through the first quarter of 2022, we have seen a recovery in ticket orders as mitigation measures ease.
The
COVID-19
pandemic is evolving, and as new variants emerge the ultimate pace and timing of recovery continues to remain uncertain. We expect uncertainties around our key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the
COVID-19
pandemic. Our estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in our condensed consolidated financial statements. If economic conditions caused by the pandemic do not continue to recover, our financial condition, cash flows, and results of operations may be further materially impacted.
Betcha Acquisition
On December 13, 2021, we acquired 100% of the equity interests of Betcha, Sports Inc. (“Betcha”). Betcha is a real money daily fantasy sports app with social and gamification features that enhance fans’ connection with their favorite live sports. The acquisition date fair value of the consideration transferred consisted of approximately $0.8 million in cash and 2.1 million shares of Class A common stock. The total consideration includes cash earnouts of $7.5 million as of the acquisition date representing the estimated fair value that we may be obligated to pay if Betcha meets certain earnings objectives following the acquisition. In addition, the purchase consideration includes future milestone payments of $9.7 million as of the acquisition date representing the estimated fair value that we may be obligated to pay upon the achievement of certain integration objectives. The purchase consideration allocation for Betcha is preliminary because the evaluations necessary to assess the fair values of the net assets acquired are still in process. The primary areas that are not yet finalized relate to the valuations of certain intangible assets, cash earnouts, milestone payments, and acquired income tax
assets and liabilities. As a result, these allocations are subject to change during the purchase price allocation period as the valuations are finalized.
2. N
EW
A
CCOUNTING
S
TANDARDS
Recently adopted accounting standards
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2016-02,
Leases (Topic 842)
, which requires lessees to recognize a
right-of-use
asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease) in the balance sheet. Lease liabilities are equal to the present value of lease payments, while right-of-use
assets are based on the associated lease liabilities, subject to certain adjustments, such as for initial direct costs. We elected the extended transition period available to emerging growth companies and adopted Accounting Standards Codification (“ASC”) 842 effective January 1, 2022 on a modified retrospective basis by applying the new standard to all leases existing at the date of initial application. We elected to present the financial statements for all periods prior to January 1, 2022 under the previous lease standard (“ASC 840”), as well as elected other options, which allow us to use our previous evaluations regarding if an arrangement contains a lease, if a lease is an operating or financing lease, and what costs are capitalized as initial direct costs prior to adoption. We also elected to combine lease and non-lease
components.
Upon the adoption of the new lease standard, on January 1, 2022, we recognized right-of-use
assets of $6.6 million and lease liabilities of $8.1 million (including a current liability of $3.0 million) in the Condensed Consolidated Balance Sheets and reclassified certain balances related to existing leases. The right-of-use
assets balance as of January 1, 2022 is adjusted for $1.5 million of lease termination liabilities and deferred rent liabilities recognized under the previous lease standard. There was no impact to Accumulated deficit on the Condensed Consolidated Balance Sheets at adoption. Refer to Note 5, Leases, for more information on leases.
Accounting standards issued but not yet adopted
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
, which changes how entities will measure credit losses for financial assets and certain other instruments that are not measured at fair value through net income. The new expected credit loss impairment model requires immediate recognition of estimated credit losses expected to occur. Additional disclosures are required regarding assumptions, models, and methods for estimating the credit losses. ASU
2019-10,
Financial Instruments-Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates
, deferred the effective date for
non-public
companies. The standard is effective for
non-public
companies for fiscal years beginning after December 15, 2022. We elected the extended transition period available to emerging growth companies and are currently evaluating the effect of adoption of the standard on our condensed consolidated financial statements and related disclosures.
In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting
, as modified in January 2021. The ASU is intended to help stakeholders during the global market-wide reference rate transition period. The new guidance provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued. The guidance also establishes (1) a general contract modification principle that entities can apply in other areas that may be affected by reference rate reform and (2) certain elective hedge accounting expedients. The amendment is effective for all entities starting March 12, 2020 and can be adopted through December 31, 2022. We have not yet decided the date of adoption of this standard. The adoption of this standard will not have a material impact on our condensed consolidated financial statements.
3. R
EVENUE
R
ECOGNITION
We recognize revenue in accordance with ASC 606. We have two reportable segments: Marketplace and Resale.
Through the Marketplace segment, we act as an intermediary between ticket buyers and sellers. We earn revenue processing ticket sales from our Owned Properties, consisting of the Vivid Seats website and mobile applications, and from our Private Label offering, which is comprised of numerous distribution partners.
Marketplace revenues consisted of the following (in thousands):

	Three Months Ended March 31,
	2022	2021
Marketplace revenues:
Owned Properties	$83,666	$18,196
Private Label	26,850	3,797

Total Marketplace revenues	$110,516	$21,993

Marketplace revenues consisted of the following event categories (in thousands):

	Three Months Ended March 31,
	2022	2021
Marketplace revenues:
Concerts	$58,673	$7,014
Sports	38,915	14,138
Theater	12,615	783
Other	313	58

Total Marketplace revenues	$110,516	$21,993

Within the Resale segment, we sell tickets we hold in inventory on resale ticket marketplaces. Resale revenues were $20.3 million during the three months ended March 31, 2022, and $2.1 million during the three months ended March 31, 2021, respectively.
At March 31, 2022, Deferred revenue in the Condensed Consolidated Balance Sheets was $28.2 million, which primarily relates to Vivid Seats Rewards, our loyalty program.
At December 31, 2021, $25.1 million was recorded as deferred revenue, of which $4.0 million was recognized as revenue during the quarter ended March 31, 2022. At December 31, 2020, $6.0 million was recorded as deferred revenue, of which $0.6 million was recognized as revenue during the quarter ended March 31, 2021.

4. S
EGMENT
R
EPORTING
Our reportable segments are Marketplace and Resale. Through the Marketplace segment, we act as an intermediary between ticket buyers and sellers within our online secondary ticket marketplace. Through the Resale segment, we acquire tickets from primary sellers, which are then sold through secondary ticket marketplaces. Revenues and contribution margin are used by our Chief Operating Decision Maker (“CODM”) to assess performance of the business. We define contribution margin as revenues less cost of revenues and marketing and selling expenses.
We do not report our assets, capital expenditures, or related depreciation and amortization expenses by segment, because our CODM does not use this information to evaluate the performance of our operating segments.
The following tables represent our segment information (in thousands):

	Three Months Ended March 31, 2022
	Marketplace	Resale	Consolidated
Revenues	$110,516	$20,256	$130,772
Cost of revenues (exclusive of depreciation and amortization shown separately below)	16,409	15,755	32,164
Marketing and selling	54,228	—	54,228

Contribution margin	$39,879	$4,501	$44,380

General and administrative			29,275
Depreciation and amortization			1,385
Income from operations			13,720

Interest expense – net			3,942
Loss on extinguishment of debt			4,285
Other expenses			2,279

Income before income taxes			$3,214

	Three Months Ended March 31, 2021
	Marketplace	Resale	Consolidated
Revenues	$21,993	$2,121	$24,114
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,700	1,225	3,925
Marketing and selling	7,955	—	7,955

Contribution margin	$11,338	$896	$12,234

General and administrative			15,871
Depreciation and amortization			295

Loss from operations			(3,932)
Interest expense – net			16,319

Loss before income taxes			$(20,251)

Substantially all of our sales occur, and assets reside, in the United States.
5. L
EASES
On January 1, 2022, we adopted ASC 842 using a modified retrospective transition approach that allows for a cumulative-effect adjustment in the period of adoption without revising prior period presentation. Therefore, for reporting periods beginning after December 31, 2021, the financial statements are prepared in accordance with the current lease standard (ASC 842) and we elected to present the financial statements for all periods prior to January 1, 2022 under the previous lease standard (ASC 840). We elected the practical expedient package, which permits us to not reassess whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases, and any initial direct costs for any existing leases as of the effective date.
We determine if an arrangement is a lease at inception of a contract.
Right-of-use
(“ROU”) assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit interest rate, we use the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. As of March 31, 2022, the weighted average discount rate applied to the lease liabilities is approximately 7%. Leases with an initial term of 12 months or less are not recorded on the Condensed Consolidated Balance Sheets and rent expense for these short-term leases is recognized in General and administrative expenses in the Condensed Consolidated Statements of Operations on a straight-line basis over the lease term. Short-term lease costs are not material to our Condensed Consolidated Statements of Operations for the three months ended March 31, 2022.
We entered into all of our lease contracts as a lessee. We are not acting as a lessor under any of our leasing arrangements. The vast majority of our lease contracts are real estate leases for office space. All our leases are classified as operating. At March 31, 2022, we had $9.5 million of ROU assets in
Right-of-use
assets — net, and the corresponding operating lease liabilities of $2.6 million recorded in Accrued expenses and other current liabilities and $8.4 million recorded in Long-term lease liabilities in the Condensed Consolidated Balance Sheets.
Most leases have one or more options to renew, with renewal terms that can initially extend the lease term for various periods up to five years. The exercise of renewal options is at our discretion and are included if they are reasonably certain to be exercised. As of March 31, 2022, the weighted average remaining minimum lease term is approximately eight years. Lease expense for operating leases is recognized on a straight-line basis over the lease term and is recorded under General and administrative expenses in the Condensed Consolidated Statements of Operations. We elected not to separate lease and non-lease
components. Our leases do not contain any material residual value guarantees or restrictive covenants.
In December 2021, we entered into a lease agreement for our new corporate headquarters in Chicago, Illinois. The lease commenced in the first quarter of 2022, when we obtained control of the premises, and runs through December 31, 2033 with a
5-year
renewal option. The aggregate lease payments for the initial term are approximately $16.2 million with no rent due until March 2024.
The lease agreement provides for a tenant improvement allowance from the landlord in an amount equal to $6.5 million towards the design and construction of certain tenant improvements on the leased premises. As of March 31, 2022, the Company has not incurred any leasehold improvement costs but expects to incur and receive the full tenant improvement allowance in 2022. On the commencement date, we recognized the ROU asset and corresponding lease liability of $3.4 million in
Right-of-use
assets — net and Long-term lease liabilities, respectively, in the Condensed Consolidated Balance Sheets.
Operating and variable lease expenses for the three months ended March 31, 2022 were not material.
Cash payments for operating lease liabilities during the three months ended March 31, 2022, which are included within the operating activities section in the Condensed Consolidated Statements of Cash Flows, were not material.

Future lease payments at March 31, 2022 are as follows (in thousands):

Operating Leases
Remainder of 2022	$2,772
2023	905
2024	2,038
2025	$2,458
2026	2,477
2027	2,436
Thereafter	12,300

Total remaining lease payments	25,386
Less: Imputed interest	7,925
Less: expected tenant improvement allowance	6,472

Present value of lease liabilities	$10,989

Future lease payments at December 31, 2021 under ASC 840 were as follows (in thousands):

Operating Leases
2022	$3,437
2023	905
2024	2,038
2025	$2,458
2026	2,477
Thereafter	14,736

Total remaining lease payments	26,051

6. G
OODWILL
AND
I
NTANGIBLE
A
SSETS
Definite-lived intangible assets includes developed technology and customer relationships, which had a net carrying amount of $15.3 million and $13.8 million at March 31, 2022 and December 31, 2021, respectively. At March 31, 2022 and December 31, 2021, accumulated amortization related to our developed technology was $3.8 million and $2.5 million, respectively.
Our goodwill is included in our Marketplace segment.
The net changes in the carrying amounts of our intangible assets and goodwill were as follows (in thousands):

	Definite-lived Intangible Assets	Trademark	Goodwill
Balance at January 1, 2022	$13,845	$64,666	$718,204
Capitalized development costs	2,748	—	—
Amortization	(1,315)	—	—

Balance at March 31, 2022	$15,278	$64,666	$718,204

	Definite-lived Intangible Assets	Trademark	Goodwill
Balance at January 1, 2021	$2,358	$64,666	$683,327
Capitalized development costs	1,726	—	—
Amortization	(295)	—	—

Balance at March 31, 2021	$3,789	$64,666	$683,327

We had recorded $563.2 million of cumulative impairment charges related to our intangible assets and goodwill as of March 31, 2022 and December 31, 2021.
Amortization expense on our definite-lived intangible assets was $1.3 million and $0.3 million for the three months ended March 31, 2022 and 2021, respectively, and is presented in Depreciation and amortization in the Condensed Consolidated Statements of Operations.
7. P
REPAID
E
XPENSES
AND
O
THER
C
URRENT
A
SSETS
Prepaid expenses and other current assets consist of the following (in thousands):

	March 31, 2022	December 31, 2021
Recovery of future customer compensation	$61,306	$58,319
Insurance recovery asset	480	480
Prepaid expenses	8,391	9,573
Other current assets	5,510	4,132

Total prepaid expenses and other current assets	$75,687	$72,504

Recovery of future customer compensation represents expected recoveries of compensation to be paid to customers for event cancellations or other service issues related to previously recorded sales transactions. The increase in the recovery of future customer compensation costs increased by $3.0 million due to an increase in order volume, which was partially offset by a reduction in the estimated rate of future cancellations as of March 31, 2022. The provision related to these expected recoveries is included in Accrued expenses and other current liabilities in the Condensed Consolidated Balance Sheets.
8. A
CCRUED
E
XPENSES
AND
O
THER
C
URRENT
L
IABILITIES
Accrued expenses and other current liabilities consist of the following (in thousands):

	March 31, 2022	December 31, 2021
Accrued marketing expense	$28,213	$27,304
Accrued taxes	5,588	9,332
Accrued customer credits	119,070	119,355
Accrued future customer compensation	78,306	73,959
Accrued contingencies	12,686	12,686
Other current liabilities	28,842	38,520

Total accrued expenses and other current liabilities	$272,705	$281,156

Accrued taxes decreased due to a change in our process for collecting and remitting sales tax. Historically, we did not collect sales tax from ticket buyers, and instead accrued the expense in jurisdictions where we expected to remit sales tax payments. Starting in the second half of 2021, we began collecting sales tax directly from ticket buyers for remittance to the relevant jurisdictions. The majority of accrued taxes as of March 31, 2022, represents our exposure to sales taxes for transactions preceding the new tax remittance process, reduced by abatements received. Refer to Note 11, Commitments and Contingencies, for further discussion of the accrued tax expense.
Accrued customer credits represent credits issued and outstanding for event cancellations or other service issues related to recorded sales transactions. The accrued amount is reduced by the amount of credits estimated to go unused, which is recognized in proportion to the pattern of redemption for the customer credits. During the three months ended March 31, 2022, $9.8 million of accrued customer credits were redeemed and we recognized $0.6 million of revenue from breakage. During the three months ended March 31, 2021, $5.2 million of accrued customer credits were redeemed and we recognized $0.7 million of revenue from breakage.
Accrued future customer compensation represents an estimate of the amount of customer compensation due from cancellation charges in the future. These provisions are based on historic experience, revenue volumes for future events, and management’s estimate of the likelihood of future event cancellations and are recognized as a component of Revenues in the Condensed Consolidated Statements of Operations. The expected recoveries of these obligations are included in Prepaid expenses and other current assets in the Condensed Consolidated Balance Sheets. This estimated accrual could be impacted by future activity differing from our estimates, the effects of which could be material. During the three months ended March 31, 2022 and 2021, we recognized a net increase in revenue of $1.1 million and $1.2 million, respectively, from the reversals of previously recorded revenue and changes to accrued future customer compensation related to event cancellations where the performance obligations were satisfied in prior periods.
Other current liabilities decreased $9.7 million primarily due to a $5.9 million decrease in accrued personnel expenses.
9. D
EBT
Our outstanding debt is comprised of the following (in thousands):

	March 31, 2022	December 31, 2021
June 2017 First Lien Loan	$—	$465,712
February 2022 First Lien Loan	275,000	—
Total long-term debt, gross	275,000	465,712

	March 31, 2022	December 31, 2021
Less: unamortized debt issuance costs	(5,854)	(5,580)
Total long-term debt, net of issuance costs	269,146	460,132
Less: current portion	(2,750)	—

Total long-term debt, net	$266,396	$460,132

June 2017 Term Loans
On June 30, 2017, we entered into a $575.0 million first lien debt facility, comprised of a $50.0 million revolving facility and a $525.0 million term loan (the “June 2017 First Lien Loan”), and a second lien credit facility, comprised of a $185.0 million second lien term loan (the “June 2017 Second Lien Loan”). The First Lien

Loan was amended to upsize the committed amount by $115.0 million on July 2, 2018. On October 28, 2019, we paid off the June 2017 Second Lien Loan balance. The underlying credit facility was subsequently retired on May 22, 2020. On October 18, 2021, we made an early principal payment of $148.2 million in connection with, and using the proceeds from, the merger transaction with Horizon Acquisition Corporation (“the Merger Transaction”) and private investment in public equity financing (“PIPE Subscription”). On February 3, 2022, we repaid $190.7 million of the outstanding balance of the June 2017 First Lien Loan and refinanced the remaining balance with a new $275.0 million term loan.
The June 2017 First Lien Loan was held by third-party financial institutions and was carried at the outstanding principal balance, less debt issuance costs and any unamortized discount or premium. The fair value was estimated using quoted prices that are directly observable in the marketplace, therefore, the fair value is estimated on a Level 2 basis. At December 31, 2021, the June 2017 First Lien Loan had a fair value of $465.1 million as compared to the carrying amount of $460.1 million.
February 2022 First Lien Loan
On February 3, 2022, we entered into an amendment which refinanced the remaining June 2017 First Lien Loan with a new $275.0 million term loan (the “February 2022 First Lien Loan”) with a maturity date of February 3, 2029. In connection with the February 2022 First Lien Loan, we also entered into a new revolving credit facility (the “Revolving Facility”), which allows for an aggregate principal amount of $100.0 million and has a maturity date of February 3, 2027. At March 31, 2022, we had no outstanding borrowings under our Revolving Facility.
The terms of the February 2022 First Lien Loan specified a secured overnight financing rate (“SOFR”) based floating interest rate and revised the springing financial covenant under the June 2017 Term Loans to require compliance with a first lien net leverage ratio when revolver borrowings exceed certain levels. All obligations under the February 2022 First Lien Loan are unconditionally guaranteed by Hoya Intermediate and substantially all of Hoya Intermediate’s existing and future direct and indirect wholly owned domestic subsidiaries. It requires quarterly amortization payments of $0.7 million. The Revolving Facility does not require periodic payments. All obligations under the February 2022 First Lien Loan are secured, subject to permitted liens and other exceptions, by first-priority perfected security interests in substantially all of our assets. The February 2022 First Lien Loan carries an interest rate of SOFR plus 3.25%. The SOFR rate for the February 2022 First Lien Loan is subject to a 0.5% floor. The effective interest rate on the February 2022 First Lien Loan was 3.75% per annum at March 31, 2022.
Our February 2022 First Lien Loan is held by third-party financial institutions and is carried at the outstanding principal balance, less debt issuance costs and any unamortized discount or premium. The fair value was estimated using quoted prices that are directly observable in the marketplace, therefore, the fair value is estimated on a Level 2 basis. At March 31, 2022, the February 2022 First Lien Loan had a fair value of $270.2 million as compared to the carrying amount of $269.1 million.
We are subject to certain reporting and compliance-related covenants to remain in good standing under the February 2022 First Lien Loan. These covenants, among other things, limit our ability to incur additional indebtedness, and in certain circumstances, create restrictions on the ability to enter into transactions with affiliates; create liens; merge or consolidate; and make certain payments.
Non-compliance
with these covenants and failure to remedy could result in the acceleration of the loans or foreclosure on the collateral. As of March 31, 2022, we were in compliance with all of our debt covenants related to the February 2022 First Lien Loan.
Due to the refinancing of the June 2017 First Lien Loan with the February 2022 First Lien Loan, we incurred a loss of $4.3 million, which is presented in Loss on extinguishment of debt in the Condensed Consolidated Statements of Operations.

May 2020 First Lien Loan
On May 22, 2020, we entered into a $260.0 million first lien term loan (the “May 2020 First Lien Loan”) that is pari passu with the June 2017 First Lien Loan. The proceeds from the May 2020 First Lien Loan were used for general corporate purposes and to extinguish and retire the revolving facility related to the June 2017 First Lien Loan in full. On October 18, 2021, in connection with and using the proceeds from the Merger Transaction, we paid off in full the May 2020 First Lien Loan balance.
10. F
INANCIAL
I
NSTRUMENTS
In Connection with the Merger Transaction, we issued warrants to purchase 3,000,000 Hoya Intermediate common units at an exercise price of $10.00 per unit and warrants to purchase 3,000,000 Hoya Intermediate common units at an exercise price of $15.00 per unit (collectively, “Hoya Intermediate Warrants”) to Hoya Topco, LLC (“Hoya Topco”). The Hoya Intermediate Warrants are classified as Other Liabilities in the Condensed Consolidated Balance Sheets. A portion of the Hoya Intermediate Warrants consists of warrants to purchase 1,000,000 Hoya Intermediate common units at exercise prices of $10.00 and $15.00 per unit, respectively, were issued in tandem with stock options issued by Vivid Seats Inc. to members of our management team (“Option Contingent Warrants”). The Option Contingent Warrants only become available to exercise by Hoya Topco in the event that a corresponding management option is forfeited. As of March 31, 2022, none of the Option Contingent Warrants are available to exercise by Hoya Topco.
Our Hoya Intermediate Warrants are exercisable for Hoya Intermediate common units, which allow for a potential cash redemption at the discretion of the unit holder. Hence, the Hoya Intermediate Warrants are classified as a liability in Other liabilities on our Consolidated Balance Sheets. Upon consummation of the Merger Transaction, we recorded a warrant liability of $20.4 million, reflecting the fair value of the Hoya Intermediate Warrants determined using the Black Scholes model. The fair value of the Hoya Intermediate Warrants included Option Contingent Warrants of $1.6 million. The estimated fair value of the Option Contingent Warrants is adjusted to reflect the probability of forfeiture of the corresponding stock options based on historical forfeiture rates for Hoya Topco profits interests.
The following assumptions were used to calculate the fair value of the Hoya Intermediate Warrants and Option Contingent Warrants:

	March 31, 2022	December 31, 2021
Estimated volatility	38.0%	36.0%
Expected term (years)	9.6	9.8
Risk-free rate	2.3%	1.5%
Expected dividend yield	0.0%	0.0%
For the three months ended March 31, 2022, we recognized a $2.3 million charge to Other expenses on the Consolidated Statements of Operations resulting from an increase in the fair value of the warrants.
Other financial instruments, including accounts receivable and accounts payable, are carried at cost, which approximates their fair value because of the short-term nature of these instruments.
11. C
OMMITMENTS
AND
C
ONTINGENCIES
Litigation
From time to time, we are involved in various claims and legal actions arising in the ordinary course of business, none of which, in the opinion of management, could have a material effect on our business, financial position or results of operations other than those matters discussed herein.

We are a
co-defendant
in a class action lawsuit in Canada alleging a failure to disclose service fees prior to checkout, which we have settled. On January 5, 2022, we issued coupons to certain members of the class. Other members will be notified in 2022 that they are eligible to submit a claim for a coupon. As of March 31, 2022 and December 31, 2021, a liability of $0.9 million was recorded in Accrued expenses and other current liabilities in the Condensed Consolidated Balance Sheets related to expected claim submissions and credit redemptions as of the measurement date.
We received multiple class action lawsuits related to customer compensation for cancellations, primarily as a result of
COVID-19
restrictions. A final order approving settlement of one of the lawsuits was entered by the court on November 1, 2021. As such, after insurance, $4.5 million was funded to a claims settlement pool and is included in Prepaid expenses and other current assets in the Condensed Consolidated Balance Sheets. As of March 31, 2022 and December 31, 2021, we had accrued a liability of $1.7 million within Accrued expenses and other current liabilities in the Condensed Consolidated Balance Sheets related to these matters. We expect to recover some of these costs under our insurance policies and have separately recognized an insurance recovery asset of $0.5 million within Prepaid expenses and other current assets in the Condensed Consolidated Balance Sheets at March 31, 2022 and December 31, 2021.
Other
In 2018, the U.S. Supreme Court issued its decision in South Dakota v. Wayfair Inc., which overturned previous case law that had precluded states from imposing sales tax collection requirements on retailers without a physical presence in the state. In response, most states have adopted laws that attempt to impose tax collection obligations on out-of-state
companies. We have registered, or are in the process of registering, where required by statute. There remains a degree of uncertainty as to our obligations in jurisdictions where our registration is still in progress due to the complex laws that govern secondary ticket sales. Pending discussions, it is more likely than not that some jurisdictions could assess taxes and that assessed amounts may differ materially from amounts currently accrued. It is also possible that some jurisdictions may provide for a later start date for sales tax collection, which could provide a material reduction in amounts currently accrued. In either case, we will adjust the recorded liability to reflect the new information, with a portion of the adjustment impacting orders placed in prior periods.
We have recognized a liability for this potential tax of $5.0 million and $8.8 million at March 31, 2022 and December 31, 2021, respectively. This liability is recorded in Accrued expenses and other current liabilities in the Condensed Consolidated Balance Sheets. The related sales tax expense was $0.9 million and $2.3 million for the three months ended March 31, 2022 and 2021, respectively, which reflects the change in uncollected amounts owed to jurisdictions during the period, reduced by any abatements received.
12. R
ELATED
-P
ARTY
T
RANSACTIONS
Vivid Cheers Inc. (“Vivid Cheers”) was incorporated as a
non-profit
organization within the meaning of Section 501(c)(3) of the Internal Revenue Code. Vivid Cheers’ mission is to support causes and organizations dedicated to healthcare, education, and support of workers in the live events industry during times of need. We have the right to elect the board of directors of Vivid Cheers, which is currently formed by the Company’s executives. We do not have a controlling financial interest in Vivid Cheers, and accordingly, do not consolidate Vivid Cheers’ statement of activities with our financial results. We made charitable contributions of $0.6 million and $0.5 million for the three months ended March 31, 2022 and 2021, respectively, to Vivid Cheers. We had accrued charitable contributions payable of $0.3 million and $1.3 million as of March 31, 2022 and December 31, 2021, respectively.
13. I
NCOME
T
AXES
We evaluate the need for deferred tax asset valuation allowances based on a more-likely-than-not
standard. The ability to realize deferred tax assets depends on the ability to generate sufficient taxable income within the carryforward periods provided for in the tax law for each applicable tax jurisdiction. We have evaluated all evidence, both positive and negative, and determined that our deferred tax assets are not more-likely-than-not
to be realized. In making this determination, numerous factors were considered including our cumulative losses in recent years.
For the three months ended March 31, 2022, we recorded a $0.1 million income tax expense in continuing operations. The March 31, 2022 income tax provision was primarily a result of state taxes and the federal 80% net operating loss limitation available to offset current year income.
Prior to the Merger Transaction in the fourth quarter of 2021, we were structured as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, the taxable income and losses were passed through to and included in the taxable income of its members. Accordingly, amounts related to income taxes were zero prior to the Merger Transaction, and we did not incur material amounts of income tax expense or have material income tax liability or deferred tax balances in 2021.
14. E
QUITY
B
ASED
C
OMPENSATION
The 2021 Incentive Award Plan (“2021 Plan”) was approved and adopted in order to facilitate the grant of equity incentive awards to our employees and directors. The 2021 Plan became effective on October 18, 2021 upon closing of the Merger Transaction.
Restricted Stock Units (“RSUs”)
On March 11, 2022, we granted 1.4 million RSUs to certain employees at a weighted average grant date fair value of $10.26 per share. RSUs granted to employees vest over three years, with one-third
vesting upon the
one-year
anniversary of the grant date and the remaining portion vesting on a quarterly basis thereafter, subject to the employee’s continued employment through the applicable vesting date.
We account for forfeitures of outstanding, but unvested grants, in the period they occur. At March 31, 2022, there were approximately 2.7 million total RSUs outstanding, of which 1.4 million RSUs were outstanding at December 31, 2021. Our forfeitures during the three months ended March 31, 2022 and December 31, 2021 were not material. Our vested RSUs at March 31, 2022 were not material and no RSUs were vested at December 31, 2021.
For the three months ended March 31, 2022 and 2021, equity-based compensation expense related to RSUs was $1.3 million and zero, respectively. Unrecognized compensation expense relating to unvested RSUs as of March 31, 2022, was approximately $31 million.
Stock options
On March 11, 2022, we granted 2.6 million stock options at an exercise price of $10.26 to certain employees. The grant date fair value is $3.99 per option. Stock options provide for the purchase of shares of Vivid Seats Class A common stock in the future at an exercise price set on the grant date. These stock options vest over three years, with one-third
vesting upon the
one-year
anniversary of the grant date and the remaining portion vesting on a quarterly basis thereafter. The stock options have a contractual term of ten years from the date of the grant, subject to the employee’s continued employment through the applicable vesting date. The fair value of stock options granted is estimated on the grant date using the Black-Scholes model. The following assumptions were used to calculate the fair value of our stock awards on March 11, 2022:

Volatility	37.5%
Expected term (years)	5.9
Interest rate	2.0%
Dividend yield	0.0%

At March 31, 2022, there were approximately 6.7 million total stock options outstanding, of which 4.1 million stock options were granted as of December 31, 2021. No stock options were exercised or forfeited during the three months ended March 31, 2022 and at December 31, 2021.
For the three months ended March 31, 2022 and 2021, equity-based compensation expense related to stock options was $1.1 million and zero, respectively. Unrecognized compensation expense relating to unvested stock options as of March 31, 2022, was approximately $24 million.
15. E
ARNINGS
P
ER
S
HARE
Class B common stock does not have economic rights in the Company and as a result, is not considered a participating security for basic and diluted income (loss) per share. As such, basic and diluted income (loss) per share of Class B common stock has not been presented. The following table sets forth the computation of basic and diluted net income per share of Class A common stock for the three months ended March 31, 2022, the period where the Company had Class A and Class B common stock outstanding (in thousands, except share and per share data):

Numerator—basic:
Net income	$3,138
Less: Income attributable to redeemable noncontrolling interests	1,879

Net income attributable to Class A Common Stockholders—basic	1,259

Denominator—basic:
Weighted average Class A common stock outstanding—basic	79,151,929

Net income per Class A common stock—basic	$0.02

Numerator—diluted:
Net income attributable to Class A Common Stockholders—basic	$1,259
Net income effect of dilutive securities:
Noncontrolling interests	1,720
Effect of Exercise Warrants	9
Effect of RSUs	—

Net income attributable to Class A Common Stockholders—diluted	2,988

Denominator—diluted:
Weighted average Class A common stock outstanding—basic	79,151,929
Weighted average effect of dilutive securities:
Noncontrolling interests	118,200,000
Effect of Exercise Warrants	1,035,625
Effect of RSUs	26,593

Weighted average Class A common stock outstanding—diluted	198,414,147

Net income per Class A common stock—diluted	$0.02

Potential shares of common stock are excluded from the computation of diluted net income per share if their effect would have been anti-dilutive for the period presented or if the issuance of shares is contingent upon events that did not occur by the end of the period.
The following table presents potentially dilutive securities excluded from the computation of diluted net income per share for the three months ended March 31, 2022:

RSUs	1,292,011
Stock options	6,660,995
Class A Warrants	24,652,569
Exercise Warrants	17,000,000
Hoya Intermediate Warrants	6,000,000
We analyzed the calculation of income (loss) per share for periods prior to the Merger Transaction and determined that it resulted in values that would not be meaningful to the users of the condensed consolidated financial statements. Therefore, income (loss) per share information has not been presented for periods prior to the Merger Transaction.
16. S
UBSEQUENT
EVENTS
We evaluated subsequent events and transactions that occurred after the balance sheet date through May 10, 2022, the date that the financial statements were issued. We did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Annex A

FORM OF WARRANT AMENDMENT
AMENDMENT TO AMENDED AND RESTATED WARRANT AGREEMENT
This Amendment (this “
Amendment
”) is made as of [                ], 2022 by and between Vivid Seats Inc., a Delaware corporation (the “
Company
”), and Continental Stock Transfer & Trust Company, a New York Corporation, as warrant agent (the “
Warrant Agent
”), and constitutes an amendment to that certain Amended and Restated Warrant Agreement, dated as of October 14, 2021 (the “
Existing Warrant Agreement
”), between Horizon Acquisition Corporation (“
Horizon
”) and the Warrant Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.
WHEREAS, on October 18, 2021, the Company completed its business combination with Horizon (the “
Business Combination
”), upon which the separate corporate existence of Horizon ended and the Company remained as the surviving entity;
WHEREAS, in accordance with Section 4.5 of the Existing Warrant Agreement, upon effectiveness of the Business Combination, the holders of the Warrants thereafter had the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of Ordinary Shares of Horizon immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, an Alternative Issuance in shares of Class A common stock, par value $0.0001, per share, of the Company (the “
Class
 A Common Stock
”);
WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Existing Warrant Agreement with the vote or written consent of the Registered Holders of 65% of the number of the then outstanding Public Warrants;
WHEREAS, the Company desires to amend the Existing Warrant Agreement to provide the Company with the right to require the holders of the Public Warrants to exchange all of the outstanding Public Warrants for shares of Class A Common Stock, on the terms and subject to the conditions set forth herein; and
WHEREAS, in the exchange offer and consent solicitation undertaken by the Company pursuant to the Registration Statement on Form
S-4
filed with the U.S. Securities and Exchange Commission, the Registered Holders of more than 65% of the then outstanding Public Warrants consented to and approved this Amendment.
NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.
1.
Amendment of Existing Warrant Agreement
. The Existing Warrant Agreement is hereby amended by adding:

(a)	the new Section 6A thereto:
“6A Mandatory Exchange.
6A.1
The Business Combination.
On October 18, 2021, Vivid Seats Inc. (“
Vivid Seats
”) completed its business combination with the Company, upon which the separate corporate existence of the Company ended and Vivid Seats remained as the surviving entity (the “
Business Combination
”). In accordance with Section 4.5 of this Agreement, upon effectiveness of the Business Combination, the holders of the Warrants thereafter had the

Annex A

right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of Ordinary Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, an Alternative Issuance in shares of Class A common stock, par value $0.0001, per share, of Vivid Seats (the “
Class
 A Common Stock
”).
6A.2
Company Election to Exchange
. Notwithstanding any other provision in this Agreement to the contrary, all (and not less than all) of the outstanding Public Warrants may be exchanged, at the option of Vivid Seats, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the then outstanding Public Warrants, as described in Section 6A.3 below, for shares of Class A Common Stock (or any Alternative Issuance pursuant to Section 4.4), at the exchange rate of 0.213 shares of Class A Common Stock (or any Alternative Issuance pursuant to Section 4.4) for each Public Warrant held by the holder thereof (the “
Consideration
”) (subject to equitable adjustment by Vivid Seats in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the shares of Class A Common Stock). In lieu of issuing fractional shares, any holder of Public Warrants who would otherwise have been entitled to receive fractional shares as Consideration will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by [                ].
1

1
This will be the last sale price of the Class A Common Stock on The Nasdaq Global Select Market on the last trading day of the Offer Period (as defined in the Registration Statement on Form
S-4
filed with the SEC on May 26, 2022).

6A.3
Date Fixed for, and Notice of, Exchange
. In the event that Vivid Seats elects to exchange all of the Public Warrants, Vivid Seats shall fix a date for the exchange (the “
Exchange Date
”). Notice of exchange shall be mailed by first class mail, postage prepaid, by Vivid Seats not less than fifteen (15) days prior to the Exchange Date to the Registered Holders at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. Vivid Seats will make a public announcement of its election following the mailing of such notice.
6A.4
Exercise After Notice of Exchange
. The Public Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsection 3.3.1
of this Agreement) at any time after notice of exchange shall have been given by Vivid Seats pursuant to
Section
 6A.3
hereof and prior to the Exchange Date. On and after the Exchange Date, the Registered Holder of the Public Warrants shall have no further rights except to receive, upon surrender of the Public Warrants, the Consideration.
6A.5
Tax Treatment
. Each Registered Holder agrees to treat each exchange of Public Warrants for shares of Class A Common Stock pursuant to this Section 6A as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes (and applicable state and local income tax purposes), and shall report the transactions consistent therewith on its tax returns and any other filings with the Internal Revenue Service (and applicable state and local income tax authorities).”

2.	Miscellaneous Provisions .
2.1
Severability
. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Annex A

2.2
Applicable Law
. The validity, interpretation, and performance of this Amendment and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
2.3
Counterparts
. This Amendment may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
2.4
Effect of Headings
. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.
2.5
Entire Agreement
. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.
[
Signature Pages Follow
]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

VIVID SEATS INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY , as Warrant Agent

By:
Name:
Title:

VIVID SEATS INC.
Offer to Exchange Warrants to Acquire Shares of Class A Common Stock
of
Vivid Seats Inc.
for
Shares of Class A Common Stock
of
Vivid Seats Inc.
and
Consent Solicitation

PRELIMINARY PROSPECTUS

The Exchange Agent for the Offer and the Consent Solicitation is:
Continental Stock Transfer & Trust Company
By Mail
Continental Stock Transfer & Trust Company
Attn: Voluntary Corporate Actions
1 State Street, 30
th
Floor
New York, NY 10004
Any questions or requests for assistance may be directed to the dealer manager at the address and telephone number set forth below. Requests for additional copies of this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the Offer and Consent Solicitation.
The Information Agent for the Offer and Consent Solicitation is:
D.F. King & Co., Inc.
48 Wall Street, 22
nd
Floor
New York, New York 10005
Banks and Brokers call: (212)
269-5550
Call Toll Free: (800) 549-6864
Email: vivid@dfking.com
The Dealer Manager for the Offer and the Consent Solicitation is:
Evercore Group L.L.C.
55 East 52
nd
Street, 35
th
Floor
New York, New York 10055
Toll-Free: (888)
474-0200

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.    Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws and provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of our Company or was serving at our request in an official capacity for another entity. We must indemnify its officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Item 21.    Exhibits and Financial Statement Schedules.
(a) Exhibits
The following exhibits are included in this registration statement on Form
S-4:

Exhibit No.	Description
2.1†	Transaction Agreement, dated April 21, 2021, by and among Horizon Acquisition Corporation, Horizon Sponsor, LLC, Hoya Topco, LLC, Hoya Intermediate, LLC and Vivid Seats Inc. (incorporated by reference to Exhibit 2.1 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

2.2†	Purchase, Sale and Redemption Agreement, dated April 21, 2021, by and among Hoya Topco, LLC, Hoya Intermediate, LLC, Vivid Seats Inc., Crescent Mezzanine Partners VIB, L.P., Crescent Mezzanine Partners VIC, L.P., NPS/Crescent Strategic Partnership II, LP, CM7C VS Equity Holdings, LP, Crescent Mezzanine Partners VIIB, L.P., CM6B Vivid Equity, Inc., CM6C Vivid Equity, Inc., CM7C VS Equity, LLC, CM7B VS Equity, LLC, Crescent Mezzanine Partners VI, L.P., Crescent Mezzanine Partners VII, L.P., Crescent Mezzanine Partners VII (LTL), L.P., CBDC Universal Equity, Inc., Crescent Capital Group, LP and Horizon Acquisition Corporation (incorporated by reference to Exhibit 2.2 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

2.3	Plan of Merger, dated October 18, 2021, by and among Horizon Acquisition Corporation, Horizon Sponsor, LLC, Hoya Topco, LLC, Hoya Intermediate, LLC and Vivid Seats. Inc. (incorporated by reference to Exhibit 2.3 to Vivid Seats Inc.’s Form 10-Q filed with the SEC on November 11, 2021).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

4.1	Amended and Restated Warrant Agreement, dated October 14, 2021, by and between Horizon Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.7 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

Exhibit No.	Description

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Vivid Seats Inc.’s Form 10-K filed with the SEC on March 15, 2022).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Vivid Seats Inc.’s Form 10-K filed with the SEC on March 15, 2022).

5.1**	Opinion of Latham & Watkins LLP.

8.1**	Tax Opinion of Latham & Watkins LLP.

10.1†	Stockholders’ Agreement, dated October 18, 2021, by and among Vivid Seats Inc., Hoya Topco, LLC and Horizon Sponsor, LLC (incorporated by reference to Exhibit 10.1 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.2	Amended and Restated Registration Rights Agreement, dated October 18, 2021, by and among Vivid Seats Inc., Hoya Topco, LLC and Horizon Sponsor, LLC (incorporated by reference to Exhibit 10.2 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.3†	Tax Receivable Agreement, dated October 18, 2021, by and among Vivid Seats Inc., Hoya Intermediate, LLC, GTCR Management XI, LLC, as TRA Holder Representative, Hoya Topco, LLC, the several Blocker TRA Holders (as defined therein) (incorporated by reference to Exhibit 10.3 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.4	Private Warrant Agreement, dated October 18, 2021, by and between Vivid Seats Inc. and Hoya Topco, LLC (incorporated by reference to Exhibit 10.6 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.5	Amended and Restated Warrant Agreement, dated October 14, 2021, by and between Horizon Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.7 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.6	Private Warrant Agreement ($10.00 exercise price), dated October 18, 2021, by and Horizon Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.8 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.7	Private Warrant Agreement ($15.00 exercise price), dated October 18, 2021, by and Horizon Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.9 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.8	Private Warrant Agreement ($10.00 exercise price), dated October 18, 2021, by and between Hoya Intermediate, LLC and Hoya Topco, LLC (incorporated by reference to Exhibit 10.10 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.9	Private Warrant Agreement ($15.00 exercise price), dated October 18, 2021, by and between Hoya Intermediate, LLC and Hoya Topco, LLC (incorporated by reference to Exhibit 10.11 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.10	Form of Subscription Agreement (incorporated by reference to Exhibit 10.4 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.11	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.12	2021 Incentive Award Plan (incorporated by reference to Exhibit 99.1 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

Exhibit No.	Description

10.13	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

10.14	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 99.3 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

10.15	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 99.4 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

10.16	Form of Stock Option Grant Notice and Stock Option Agreement (incorporated by reference to Exhibit 99.5 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

10.17	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.36 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.18	Employment Agreement, dated August 9, 2021, by and among Stanley Chia, Vivid Seats Inc. and Vivid Seats, LLC (incorporated by reference to Exhibit 10.14 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.19	Employment and Restrictive Covenants Agreement, dated April 1, 2020, by and between Lawrence Fey and Vivid Seats LLC (incorporated by reference to Exhibit 10.19 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.20	Employment Agreement, dated August 9, 2021, by and among Lawrence Fey, Vivid Seats Inc. and Vivid Seats, LLC (incorporated by reference to Exhibit 10.18 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.21	Employment and Restrictive Covenants Agreement, dated December 12, 2018, by and between Jon Wagner and Vivid Seats LLC (incorporated by reference to Exhibit 10.24 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.22	Employment Agreement, dated August 9, 2021, by and among Jon Wagner, Vivid Seats Inc. and Vivid Seats, LLC (incorporated by reference to Exhibit 10.23 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.23	Class E Securities Agreement, dated November 5, 2018, by and between Stanley Chia and Hoya Topco, LLC (incorporated by reference to Exhibit 10.15 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.24	Class B Securities Agreement, dated September 1, 2020, by and between Stanley Chia and Hoya Topco, LLC (incorporated by reference to Exhibit 10.16 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.25	First Amendment to Class E Securities Agreement, dated November 5, 2018, by and between Stanley Chia and Hoya Topco, LLC, and Class B Securities Agreement, dated September 1, 2020, by and between Stanley Chia and Hoya Topco, LLC (incorporated by reference to Exhibit 10.17 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.26	Class D Securities Agreement, dated September 1, 2020, by and between Lawrence Fey and Hoya Topco, LLC (incorporated by reference to Exhibit 10.20 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.27	Class B Securities Agreement, dated September 1, 2020, by and between Lawrence Fey and Hoya Topco, LLC (incorporated by reference to Exhibit 10.21 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

Exhibit No.	Description

10.28	First Amendment to Class D Securities Agreement, dated September 1, 2020, by and between Lawrence Fey and Hoya Topco, LLC, and Class B Securities Agreement, dated September 1, 2020, by and between Lawrence Fey and Hoya Topco, LLC (incorporated by reference to Exhibit 10.22 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.29	Class D Securities Agreement, dated December 17, 2018, by and between Jon Wagner and Hoya Topco, LLC (incorporated by reference to Exhibit 10.25 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.30	Class B Securities Agreement, dated September 1, 2020, by and between Jon Wagner and Hoya Topco, LLC (incorporated by reference to Exhibit 10.26 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.31	Class D Securities Agreement, dated September 1, 2020, by and between Jon Wagner and Hoya Topco, LLC (incorporated by reference to Exhibit 10.27 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.32†	Lease, dated December 21, 2021, by and between Vivid Seats, LLC and BSREP II SS Chicago LLC (incorporated by reference to Exhibit 10.1 to Vivid Seats Inc.’s Form 8-K filed with the SEC on December 22, 2021).

10.33†	First Lien Credit Agreement, dated June 30, 2017, among Hoya Midco, LLC, as borrower, Hoya Intermediate, LLC, Barclays Bank PLC, RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC (incorporated by reference to Exhibit 10.7 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.34†	Amendment No. 1, dated March 28, 2018, to the First Lien Credit Agreement, dated June 30, 2017, among Hoya Midco, LLC, Hoya Intermediate, LLC, Barclays Bank PLC, RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC (incorporated by reference to Exhibit 10.8 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.35†	Amendment No. 2, dated July 2, 2018, to the First Lien Credit Agreement, dated June 30, 2017, among Hoya Midco, LLC, Hoya Intermediate, LLC, Barclays Bank PLC, RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC (incorporated by reference to Exhibit 10.9 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.36†	Amendment No. 3, dated May 22, 2020, to the First Lien Credit Agreement, dated June 30, 2017, among Hoya Midco, LLC, Hoya Intermediate, LLC, Barclays Bank PLC, RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC (incorporated by reference to Exhibit 10.10 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.37†	Amendment No. 4, dated as of February 3, 2022, to the First Lien Credit Agreement, dated June 30, 2017, among Hoya Midco, LLC, Hoya Intermediate, LLC, Barclays Bank PLC, RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC (incorporated by reference to Exhibit 10.10 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.38**	Form of Dealer Manager Agreement.

10.39**	Tender and Support Agreement, dated May 26, 2022, by and between Vivid Seats Inc. and Eldridge Industries, LLC.

21.1	List of subsidiaries of Vivid Seats Inc. (incorporated by reference to Exhibit 21.1 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

Exhibit No.	Description

23.3**	Consent of Latham & Watkins LLP (included as part of Exhibit 8.1).

24.1**	Power of Attorney (included on the signature page of this registration statement).

99.1**	Form of Letter of Transmittal and Consent.

99.2**	Form of Notice of Guaranteed Delivery.

99.3**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4**	Form of Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

107**	Filing Fee Table.

**	Filed herewith.
†
Certain of the exhibits and schedules to this exhibit have been omitted in accordance with
Regulation S-K
Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 22.    Undertakings.
(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness;
provided, however
, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)
That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 26, 2022.

VIVID SEATS INC.

By:	/s/ Stanley Chia
Name:	Stanley Chia
Title:	Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stanley Chia and Lawrence Fey, and each or any one of them, his true and lawful attorney-in-fact
and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form
S-4,
and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact
and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact
and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date
/s/ Stanley Chia	Chief Executive Officer and Director	May 26, 2022
Stanley Chia	(principal executive officer)

/s/ Lawrence Fey	Chief Financial Officer	May 26, 2022
Lawrence Fey	(principal financial officer)

/s/ Edward Pickus	Chief Accounting Officer	May 26, 2022
Edward Pickus	(principal accounting officer)

/s/ Mark Anderson	Director	May 26, 2022
Mark Anderson

/s/ Todd Boehly	Director	May 26, 2022
Todd Boehly

/s/ Jane DeFlorio	Director	May 26, 2022
Jane DeFlorio

/s/ Craig Dixon	Director	May 26, 2022
Craig Dixon

Signature	Title	Date

/s/ David Donnini	Director	May 26, 2022
David Donnini

/s/ Tom Ehrhart	Director	May 26, 2022
Tom Ehrhart

/s/ Julie Masino	Director	May 26, 2022
Julie Masino

/s/ Martin Taylor	Director	May 26, 2022
Martin Taylor